As filed with the Securities and Exchange Commission on September 22, 2009

Registration No. 333-160199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

TWO HARBORS INVESTMENT CORP.

(Exact Name of Each Registrant as Specified in Its Charter)

Maryland	6798	27-0312904
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 (612) 238-3300	Brian C. Taylor, Chairman Two Harbors Investment Corp. 601 Carlson Parkway, Suite 330 Minnetonka, MN 55305 (612) 238-3300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800 Fax: (212) 818-8881	Brian Hoffmann, Esq. Jay Bernstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Telephone: (212) 878-8000 Fax: (212) 878-8375

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the merger agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Amount Being Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of common stock(4)	26,249,000	$9.69	$254,352,810	$14,192.89
Warrants to purchase shares of common stock(4)	33,249,000	$0.47	$15,627,030	$871.99
Shares of common stock underlying the Warrants(4)(5)	33,249,000	$9.69	$322,182,810	$17,977.80
Total Fee Due			$592,162,650	$33,042.68	(6)

(1)	All securities being registered are to be issued by Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”). In connection with the merger of Capitol Acquisition Corp. (“Capitol”), a publicly-traded Delaware corporation, and Two Harbors Merger Corp., as described in the proxy statement/prospectus forming a part of this registration statement, all of the outstanding common stock of Capitol held by public stockholders and all of the outstanding warrants of Capitol held by public and private warrantholders will be converted on a one-for-one basis into securities of Two Harbors. As a result of the merger and related transactions, Capitol will become a subsidiary of Two Harbors.
(2)	Based on the prices on June 18, 2009 of the common stock and warrants of Capitol pursuant to Rule 457(f)(1).
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.
(4)	Shares of common stock and warrants that will be issued to holders of securities of Capitol upon consummation of the transactions described in footnote 1 above.
(5)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions or as a result of the anti-dilution provisions contained in the warrants.
(6)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

CAPITOL ACQUISITION CORP.

509 7TH STREET, N.W.

WASHINGTON, D.C. 20004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF CAPITOL ACQUISITION CORP.

TO BE HELD ON OCTOBER     , 2009

To the Stockholders of Capitol Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Capitol Acquisition Corp., a Delaware corporation (“Capitol”), will be held at 10:00 a.m. eastern time, on October     , 2009, at the offices of Graubard Miller, Capitol’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon separate proposals to amend Capitol’s amended and restated certificate of incorporation to allow Capitol to complete the merger with Two Harbors Merger Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), even though (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub Corp. is an operating business, (iii) the fair market value of Two Harbors and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of Capitol’s trust account, (iv) the transaction will not be approved by disinterested independent directors and (v) Capitol will not be receiving a fairness opinion from an independent investment banking firm that the transaction is fair to public stockholders from a financial point of view — we refer to these proposals collectively as the “initial charter proposals”;

(2) to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of June 11, 2009, as amended as of August 17, 2009 and September 20, 2009 (“Merger Agreement”), among Capitol, Merger Sub Corp., Two Harbors and Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”) and the sole stockholder of Two Harbors, which, among other things, provides for the merger of Merger Sub Corp. with and into Capitol, with Capitol being the surviving entity and becoming a wholly owned subsidiary of Two Harbors, and (ii) approve the business combination contemplated by the Merger Agreement — this proposal is referred to as the “merger proposal”;

(3) to consider and vote upon separate proposals to approve the following differences between the charter of Two Harbors to be in effect following the merger and Capitol’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “Two Harbors Investment Corp.” as opposed to “Capitol Acquisition Corp.”; (ii) Two Harbors will have 450,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock and may increase or decrease such amounts without stockholder approval, as opposed to Capitol having 75,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock and not being able to increase or decrease such amounts without stockholder approval; (iii) Two Harbors’ corporate existence will be perpetual as opposed to Capitol’s corporate existence terminating on November 8, 2009; (iv) Two Harbors’ board of directors will not be classified as opposed to Capitol’s which is classified; (v) Two Harbors’ charter will not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains; (vi) Two Harbors’ charter will include a provision that will assist Two Harbors in qualifying to be treated as a real estate investment trust (“REIT”) commencing with Two Harbors’ taxable year ending December 31, 2009, which provision is not included in Capitol’s amended and restated certificate of incorporation; this provision will prevent stockholders or other persons from transferring, acquiring or holding Two Harbors stock if, as a result, (a) Two Harbors’ stock will not be beneficially owned by 100 or more persons, (b) more than 50% of the value of the outstanding shares of stock will be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), (c) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors common stock, after applying certain attribution rules and subject to certain exceptions, or (d) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors stock, after applying certain attribution rules and subject to certain exceptions; and (vii) Two Harbors’ charter will include a provision that provides that Two Harbors’ board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT, which provision is not included in Capitol’s amended and restated certificate of incorporation — we refer to these proposals collectively as the “secondary charter proposals”; and

(4) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Capitol is not authorized to consummate the merger — this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Capitol common stock at the close of business on September 24, 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering have agreed to vote any shares of Capitol common stock they purchase after the initial public offering in favor of the proposals being presented at the special meeting.

After careful consideration, Capitol’s board of directors has determined that the proposals are fair to and in the best interests of Capitol and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

The approval of the initial charter proposals and the merger proposal is a condition to the consummation of the merger discussed above. Under the Merger Agreement, the approval of the secondary charter proposals is not a condition to the consummation of the merger and the vote on such proposal will not impact whether the merger is consummated.

All Capitol stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record of Capitol common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank.

A complete list of Capitol stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Capitol for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

Mark D. Ein
Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND YOU WILL NOT BE ELIGIBLE TO HAVE YOUR SHARES CONVERTED INTO A PRO RATA PORTION OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE NET PROCEEDS OF CAPITOL’S INITIAL PUBLIC OFFERING (“IPO”) ARE HELD. YOU MUST AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL AND DEMAND THAT CAPITOL CONVERT YOUR SHARES INTO CASH NO LATER THAN THE CLOSE OF THE VOTE ON THE MERGER PROPOSAL TO EXERCISE YOUR CONVERSION RIGHTS. IN ORDER TO CONVERT YOUR SHARES, YOU MUST TENDER YOUR STOCK TO CAPITOL’S STOCK TRANSFER AGENT PRIOR TO THE SPECIAL MEETING OF CAPITOL STOCKHOLDERS. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE CONVERTED INTO CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR CONVERSION RIGHTS. SEE “THE MERGER PROPOSAL — CONVERSION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

CAPITOL ACQUISITION CORP.

509 7TH STREET, N.W.

WASHINGTON, D.C. 20004

NOTICE OF SPECIAL MEETING OF WARRANTHOLDERS

OF CAPITOL ACQUISITION CORP.

TO BE HELD ON OCTOBER     , 2009

To the Warrantholders of Capitol Acquisition Corp.:

NOTICE IS HEREBY GIVEN that the special meeting of warrantholders of Capitol Acquisition Corp., a Delaware corporation (“Capitol”), will be held at 10:00 a.m. eastern time, on October     , 2009, at the offices of Graubard Miller, Capitol’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. You are cordially invited to attend the meeting, which will be held for the following purposes:

(1) to consider and vote upon separate proposals to amend certain terms of the Warrant Agreement, dated as of November 8, 2007, between Capitol and Continental Stock Transfer & Trust Company which governs the terms of Capitol’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 11, 2009, as amended as of August 17, 2009 and September 20, 2009 (“Merger Agreement”), among Capitol, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), Two Harbors Merger Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of Two Harbors, and Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”) and the sole stockholder of Two Harbors, which, among other things, provides for the merger of Merger Sub Corp. with and into Capitol with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors. The amendments to the Warrant Agreement will provide that (i) the exercise price of Capitol’s warrants will be increased to $11.00 per share, (ii) the expiration date of the warrants will be extended from November 7, 2012 to November 7, 2013 and (iii) a holder’s ability to exercise warrants will be limited to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock — we refer to these proposals collectively as the “warrant amendment proposals”;

(2) to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Capitol is not authorized to consummate any of the warrant amendment proposals —this proposal is referred to as the “adjournment proposal.”

These items of business are described in the attached proxy statement/prospectus, which you are encouraged to read in its entirety before voting. Only holders of record of Capitol warrants at the close of business on September 24, 2009 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.

The approval of each of the warrant amendment proposals is a condition to the consummation of the merger discussed above. Capitol’s officers, directors and stockholders prior to Capitol’s initial public offering, as well as Pine River, have executed lockup agreements whereby such parties have agreed to vote in favor of the warrant amendment proposals at the special meeting.

After careful consideration, Capitol’s board of directors has determined that the proposals are fair to and in the best interests of Capitol and its warrantholders and unanimously recommends that you vote or give instruction to vote “FOR” the approval of all of the proposals.

All Capitol warrantholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a warrantholder of record of Capitol, you may also cast your vote in person at the special meeting. If your warrants are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your warrants or, if you wish to attend the meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the warrant amendment proposals.

A complete list of Capitol warrantholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of Capitol for inspection by warrantholders during ordinary business hours for any purpose germane to the special meeting.

Your vote is important regardless of the number of warrants you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the warrants you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

, 2009	By Order of the Board of Directors

Mark D. Ein
Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR WARRANTS WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. IF THE MERGER IS NOT COMPLETED AND CAPITOL DOES NOT COMPLETE AN INITIAL BUSINESS COMBINATION PRIOR TO NOVEMBER 8, 2009, THEN THE WARRANTS WILL EXPIRE WORTHLESS.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO AMENDMENT AND COMPLETION, DATED SEPTEMBER 22, 2009

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS AND WARRANTHOLDERS OF

CAPITOL ACQUISITION CORP.

PROSPECTUS FOR UP TO

26,249,000 SHARES OF COMMON STOCK

AND

33,249,000 WARRANTS

AND

33,249,000 SHARES OF COMMON STOCK UNDERLYING SUCH WARRANTS

OF

TWO HARBORS INVESTMENT CORP.

Capitol Acquisition Corp., a Delaware corporation (“Capitol”), is pleased to report that its board of directors has approved an Agreement and Plan of Merger, dated as of June 11, 2009, as amended as of August 17, 2009 and September 20, 2009 (“Merger Agreement”), among Capitol, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), Two Harbors Merger Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of Two Harbors, and Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”) and the sole stockholder of Two Harbors, pursuant to which (i) Merger Sub Corp. will merge with and into Capitol with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors and (ii) holders of Capitol securities (not exercising conversion rights as described below) at the time of merger will be security holders of Two Harbors.

Two Harbors is a newly-formed Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940 (“1940 Act”).

Proposals to approve the Merger Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meetings of stockholders and warrantholders of Capitol scheduled to be held on October     , 2009.

Capitol’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols CLA, CLA.U and CLA.WS, respectively. Capitol’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties have applied to have the common stock and warrants of Two Harbors listed on the New York Stock Exchange (“NYSE”) following consummation of the merger under the symbol TWO and TWO.WS, respectively. However, there is no assurance that the common stock and warrants will be listed on the NYSE or any other exchange following consummation of the merger.

This proxy statement/prospectus provides you with detailed information about the merger and other matters to be considered by the Capitol stockholders and warrantholders. You are encouraged to carefully read the entire document and the documents incorporated by reference. IN PARTICULAR, BEFORE YOU DECIDE WHETHER TO VOTE OR INSTRUCT YOUR VOTE TO BE CAST TO APPROVE THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS, YOU SHOULD CAREFULLY READ “RISK FACTORS” BEGINNING ON PAGE 18 FOR A DISCUSSION OF THE FOLLOWING AND OTHER RISKS:

•	Two Harbors has no operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

•

Pine River has limited experience with investing in RMBS, which may hinder Two Harbors’ ability to achieve its investment objectives. In addition, the RMBS investment strategy currently employed by Pine River is different from the investment strategy that Two Harbors intends to employ and, accordingly, Two Harbors is not expected to experience returns, if any, comparable to those experienced by Pine River.

•	Two Harbors is dependent on its external manager and Pine River and may not find a suitable replacement if Two Harbors or Two Harbors’ manager terminates the management agreement.

•

There are conflicts of interest in Two Harbors’ relationship with Pine River and its affiliates, including Two Harbors’ manager, which could result in decisions that are not in the best interests of Two Harbors’ stockholders or warrantholders.

•

Two Harbors’ failure to qualify as a REIT would subject it to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to its stockholders.

•	Maintenance of Two Harbors’ exemption from registration under the Investment Company Act of 1940 imposes limits on Two Harbors’ operations, which may adversely affect its business.

•	Two Harbors has not yet identified any specific assets.

•

The transaction with Two Harbors was not approved by a majority of Capitol’s disinterested independent directors and Capitol’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the transaction with Two Harbors and, as a result, no independent party has passed upon the fairness of the transaction from a financial point of view to Capitol’s public stockholders.

Your vote is very important. Whether or not you expect to attend the special meetings, the details of which are described on the following pages, please complete, date, sign and promptly return the accompanying proxy in the enclosed envelope.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus statement is dated September     , 2009, and is first being mailed on or about September     , 2009.

Capitol consummated its initial public offering (“IPO”) on November 14, 2007. Citigroup Global Markets Inc. (“Citigroup”) acted as sole book-running manager and representative of the underwriters in the IPO. Upon consummation of the merger, the underwriters in Capitol’s IPO will be entitled to receive an aggregate of approximately $4.5 million to $5.9 million of deferred underwriting commissions, which represents a reduction of their deferred underwriting commissions, in exchange for certain rights to participate in future securities offerings by Two Harbors following consummation of the merger. If the merger is not consummated and Capitol is required to be liquidated, the underwriters will not receive any of such funds and such funds will be returned to Capitol’s public stockholders upon its liquidation. Capitol is having ongoing discussions with Citigroup regarding obtaining Citigroup’s consent to any necessary amendments to the agreements entered into in connection with the IPO in order to consummate the transactions described herein.

i

SUMMARY OF THE MATERIAL TERMS OF THE MERGER

The following summary highlights some of the information in this proxy statement/prospectus. It does not contain all of the information that you should consider before deciding how to vote on any of the proposals described herein. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this proxy statement/prospectus.

•

In the prospectus included in the registration statement for Capitol’s IPO, Capitol undertook to consummate an initial business combination in which it acquired an operating business with a fair market value equal to at least 80% of the balance in Capitol’s trust account (excluding deferred underwriting discounts and commissions). If the operating business was affiliated with any of Capitol’s officers, directors and stockholders prior to the IPO (“Capitol Founders”), Capitol was required to have such transaction approved by its disinterested independent directors and obtain a fairness opinion from an independent investment banking firm that the transaction was fair to public stockholders from a financial point of view. These requirements were set forth in Capitol’s amended and restated certificate of incorporation. In the proposed merger, (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub Corp. is an operating business, (iii) the fair market value of Two Harbors and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, (iv) the transaction will not be approved by disinterested independent directors (because there are no disinterested independent directors) and (v) Capitol will not be receiving a fairness opinion from an independent investment banking firm that the transaction is fair to public stockholders from a financial point of view. Accordingly, the proposed merger does not satisfy the requirements set forth in Capitol’s amended and restated certificate of incorporation. However, Capitol considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to public stockholders as the proposed merger. Accordingly, Capitol is proposing to amend the terms of its amended and restated certificate of incorporation to allow for the consummation of the proposed transaction. See the section entitled “The Initial Charter Proposals.”

•

If the initial charter proposals are approved, stockholders will be asked to adopt the Merger Agreement and approve the business combination contemplated by the Merger Agreement. The parties to the Merger Agreement are Capitol, Two Harbors, Merger Sub Corp. and Pine River. Pursuant to the Merger Agreement, (i) Merger Sub Corp. will merge with and into Capitol with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors and (ii) holders of Capitol securities at the time of the merger (other than holders of Public Shares exercising conversion rights) will become security holders of Two Harbors as described below.

•

Two Harbors is a newly-formed Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act. Upon consummation of the merger, Two Harbors will initially seek to invest in residential mortgage-backed securities (“RMBS”) for which a U.S. Government agency or a federally chartered corporation guarantees payments of principal and interest on the securities (“Agency RMBS”), RMBS that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation (“non-Agency RMBS”) and assets other than RMBS. Two Harbors was formed solely to complete the business combination with Capitol and has no material assets or liabilities. Its only assets following the business combination will be the funds released to it from Capitol’s trust account upon consummation of the business combination and its stock of Capitol. Two Harbors will be externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River. Founded in 2002, Pine River is a global multi-strategy asset management firm, with approximately $1.1 billion in assets under management as of September 1, 2009, including $328 million in a private fund, Nisswa Fixed Income Master Fund Ltd. (“Nisswa Fixed Income Fund”), dedicated to investments in RMBS and related strategies. The term “assets under management” refers to the assets of the Pine River managed funds less the liabilities of these funds but excluding from liabilities any performance fees that have been accrued but not yet paid to Pine River. Pine River began managing RMBS investments on February 1, 2008. See the section entitled “Business of Two Harbors.”

•

As a result of the merger, the holders of common stock and warrants of Capitol will receive like securities of Two Harbors, on a one-to-one basis, in exchange for their existing Capitol securities. Pine River will not be receiving any consideration, including any shares in Two Harbors, as a result of the transaction other than a percentage of the management fees PRCM Advisers LLC will be paid pursuant to the management agreement. The holders of Capitol’s common stock and warrants will be holders of the securities of Two Harbors after the merger in the same proportion as their current holdings in Capitol, except as (i) increased by (A) the cancellation of shares of common stock of Capitol by its founders immediately prior to the consummation of the merger, (B) conversion of shares of Capitol common stock sold in Capitol’s initial public offering (“Public Shares”) by any holder thereof exercising its conversion rights and (C) the purchase of Public Shares pursuant to arrangements that provide for Capitol to purchase such shares after the closing of the merger (as described under “The Merger Proposal — Actions That May Be Taken to Secure Approval of Capitol’s Stockholders”) and (ii) decreased by the issuance of shares of restricted stock to Two Harbors’ independent directors upon consummation of the transaction.

•

The merger and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), except for filings with the State of Delaware necessary to effectuate the merger.

•

Capitol has received an opinion from its counsel, Graubard Miller, and Two Harbors has received an opinion from its counsel, Clifford Chance US LLP, relating to the tax treatment of the proposed transaction to Capitol’s stockholders. Graubard Miller and Clifford Chance US LLP have consented to the use of their opinions in this proxy statement/prospectus. For a detailed description of the material U.S. federal income tax consequences of the merger and warrant amendment, see the section entitled “U.S. Federal Income Tax Considerations.”

•	In connection with the merger, the Capitol Founders have agreed to have cancelled the 6,562,257 shares (“Founders’ Shares”) acquired by them prior to the IPO.

•

Concurrent with the consummation of the merger, Two Harbors will enter into a management agreement with PRCM Advisers LLC pursuant to which PRCM Advisers LLC will provide the day-to-day management of Two Harbors’ operations. The management agreement requires PRCM Advisers LLC to manage Two Harbors’ business affairs in conformity with the policies and the investment guidelines that are approved and monitored by Two Harbors’ board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either Two Harbors or PRCM Advisers LLC. PRCM Advisers LLC is entitled to receive from Two Harbors a management fee, payable quarterly in arrears equal to 1.5% of Two Harbors’ stockholder equity (as defined in the management agreement). Two Harbors is also obligated to reimburse certain expenses incurred by PRCM Advisers LLC and its affiliates. PRCM Advisers LLC is further entitled to receive a termination fee from Two Harbors under certain circumstances. For a more detailed description of the management agreement, see the section entitled “Management of Two Harbors Following the Merger.”

•

CLA Founders LLC, an entity affiliated with the Capitol Founders (“Sub-Manager”), has agreed to provide certain services to PRCM Advisers LLC upon consummation of the merger pursuant to a sub-management agreement. In exchange for such services, Sub-Manager will receive a sub-management fee of 20% of the management fee earned by PRCM Advisers LLC under its management agreement with Two Harbors with respect to the first $1 billion of Two Harbors’ stockholders’ equity and 10% of the management fee earned by PRCM Advisers LLC under the management agreement with respect to Two Harbors’ stockholders’ equity in excess of $1 billion. Unless terminated earlier, the sub-management agreement will terminate on the fifth anniversary of the merger, at which time PRCM Advisers LLC will pay the Sub-Manager a final payment equal to 7.7 times the annualized rate of the last quarterly payment to Sub-Manager, subject to certain adjustments. The sub-management agreement provides that, during its five year term, if PRCM Advisers LLC or certain Pine River affiliates manage certain other public investment vehicles, including other REITs, PRCM Advisers LLC will negotiate in good faith to provide Sub-Manager the right to enter into a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to PRCM Advisers LLC and Sub-Manager. For a more detailed description of the interests of the Capitol Founders and other persons having an interest in the transaction, see the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.”

•

It is possible that the present holders of 30.0% or more of the Public Shares will vote against the merger and seek conversion of their Public Shares into cash in accordance with Capitol’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility Capitol, the Capitol Founders, Two Harbors and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Merger Proposal — Actions That May Be Taken to Secure Approval of Capitol’s Stockholders.”

•

At the closing of the merger, the funds in Capitol’s trust account will be released to pay up to approximately $6.3 million in transaction fees and expenses and up to approximately $5.9 million in deferred underwriting discounts and commissions, as well as to pay any tax liabilities and reimbursement of expenses of the Capitol Founders if either are incurred prior to the closing of the merger (although it is not currently anticipated that either will be incurred in any material amount) and to make purchases of Public Shares, if any. The balance of the funds will be released to Two Harbors to pay Capitol stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of Two Harbors and Capitol. The merger is conditioned on Capitol’s trust account containing no less than $100 million after the closing after taking into account all of the payments described above.

•

After the merger, the directors of Two Harbors will be Brian C. Taylor, Thomas Siering, Stephen G. Kasnet, William W. Johnson and W. Reid Sanders, who are designees of Pine River, and Mark D. Ein and                     , who are designees of Capitol. Messrs. Kasnet, Johnson, Sanders and                  will be considered independent directors under applicable regulatory rules. The officers of Two Harbors will be Thomas Siering, Steven Kuhn, William Roth, Jeffrey Stolt, Andrew Garcia and Timothy O’Brien.

•	In addition to voting on the initial charter proposals and the merger proposal, the stockholders of Capitol will vote on proposals to:

•	approve the following differences between the charter of Two Harbors to be in effect following the merger and Capitol’s amended and restated certificate of incorporation: (i) the name of the new public entity will be “Two Harbors Investment Corp.” as opposed to “Capitol Acquisition Corp.”; (ii) Two Harbors will have 450,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock and may increase or decrease such amounts without stockholder approval, as opposed to Capitol having 75,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock and not being able to increase or decrease such amounts without stockholder approval; (iii) Two Harbors’ corporate existence will be perpetual as opposed to Capitol’s corporate existence terminating on November 8, 2009; (iv) Two Harbors’ board of directors will not be classified as opposed to Capitol’s which is classified; (v) Two Harbors’ charter will not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains; (vi) Two Harbors’ charter will include a provision that will assist Two Harbors in qualifying to be treated as a REIT commencing with Two Harbors’ taxable year ending December 31, 2009, which provision is not included in Capitol’s amended and restated certificate of incorporation; this provision will prevent stockholders or other persons from transferring, acquiring or holding Two Harbors stock if, as a result, (a) Two Harbors’ stock will not be beneficially owned by 100 or more persons, (b) more than 50% of the value of the outstanding shares of stock will be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), (c) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors common stock, after applying certain attribution rules and subject to certain exceptions, or (d) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors stock, after applying certain attribution rules and subject to certain exceptions; and (vii) Two Harbors’ charter will include a provision that provides that Two Harbors’ board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT, which provision is not included in Capitol’s amended and restated certificate of incorporation. Under the Merger Agreement, the approval of the secondary charter proposals are not a condition to the consummation of the merger and the vote on such proposals will not impact whether the merger is consummated. See the section entitled “The Secondary Charter Proposals.”

•

adjourn the meeting, if necessary. It is possible for Capitol to obtain sufficient votes to approve the adjournment proposal but not receive sufficient votes to approve the initial charter proposals and merger proposal. In such a situation, Capitol could adjourn the meeting and attempt to solicit additional votes in favor of such proposals. See the section entitled “The Adjournment Proposal.”

•

Capitol is also seeking the approval from the holders of its warrants to (i) increase the exercise price of Capitol’s warrants from $7.50 per share to $11.00 per share, (ii) extend the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. The approval of each of the warrant amendment proposals is a condition to the merger being consummated. The amendments will be effective immediately upon consummation of the merger. The Capitol Founders, as well as Pine River, have executed lockup agreements whereby such parties have agreed to vote in favor of the warrant amendment proposals at the special meeting. See the section entitled “The Warrant Amendment Proposals.”

•	In evaluating the proposals described above, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS

FOR CAPITOL STOCKHOLDERS AND WARRANTHOLDERS ABOUT THE PROPOSALS

Q.	Why am I receiving this proxy statement/prospectus?

A.     Capitol has agreed to a business combination under the terms of the Agreement and Plan of Merger, as amended, that is described in this proxy statement/prospectus. This agreement is referred to as the “Merger Agreement”. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annexes A-1, A-2 and A-3, which you are encouraged to read.

Stockholders are being asked to consider and vote upon proposals entitled “Initial Charter Proposals,” “The Merger Proposal,” “The Secondary Charter Proposals” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus. Warrantholders are being asked to consider and vote upon proposals entitled “The Warrant Amendment Proposals” and “The Adjournment Proposal,” all as described in more detail in this proxy statement/prospectus.

The approval of the initial charter proposals, the merger proposal and the warrant amendment proposals is a condition to the consummation of the merger. If any of the initial charter proposals, the merger proposal or the warrant amendment proposals is not approved, the other proposals will not be presented to stockholders and warrantholders for a vote and the merger will not be consummated. The approval of the secondary charter proposals are not a condition to the consummation of the merger and the vote on such proposals will not impact whether the merger is consummated.

This proxy statement/prospectus contains important information about the proposed merger and the other matters to be acted upon at the special meetings. You should read it carefully.

Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

Q.	Do I have conversion rights?

A.     If you are a holder of Public Shares, you have the right to vote against the merger proposal and demand that Capitol convert such shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Capitol’s IPO are held. These rights to vote against the merger and demand conversion of the Public Shares into a pro rata portion of the trust account are sometimes referred to herein as conversion rights.

Q.	How do I exercise my conversion rights?

A.     If you are a holder of Public Shares and wish to exercise your conversion rights, you must (i) vote against the merger proposal, (ii) demand that Capitol convert your shares into cash, and (iii) deliver your stock to Capitol’s transfer agent physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System prior to the vote at the meeting.

Any action that does not include an affirmative vote against the merger will prevent you from exercising your conversion rights. Your vote on any proposal other than the merger proposal will have no impact on your right to convert.

You may exercise your conversion rights either by checking the box on the proxy card or by submitting your request in writing to Mark Zimkind of Continental Stock Transfer & Trust Company, Capitol’s transfer agent, at the address listed at the end of this section. If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Continental Stock Transfer & Trust Company to exercise your conversion rights, or (iii) initially vote against the merger but later wish to vote for it, you may request Capitol to send you another proxy card on which you may indicate your intended vote. You may make such request by contacting Capitol at the phone number or address listed at the end of this section.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the merger proposal. If you delivered your shares for conversion to Capitol’s transfer agent and decide prior to the special meeting not to elect conversion, you may request that Capitol’s transfer agent return the shares (physically or electronically). You may make such request by contacting Capitol’s transfer agent at the phone number or address listed at the end of this section.

Any corrected or changed proxy card must be received by Capitol’s secretary prior to the special meeting. No demand for conversion will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the meeting.

A holder voting through his broker would be able to correct or change his vote immediately by having such broker submit a corrected or changed vote electronically. A holder voting by submitting a proxy card would need to send in a corrected or changed proxy card and it would then take several days thereafter for Capitol or Capitol’s transfer agent to receive the revised proxy card once it is mailed by the holder. A holder may obtain a new proxy card by requesting Capitol or its transfer agent to provide a new one (which will be done by Capitol or the transfer agent promptly after such request) or print a copy of such proxy card which is an exhibit to the registration statement of which this proxy statement/prospectus forms a part from the SEC’s website at www.sec.gov.

If the merger is completed, then, if you have also properly exercised your conversion rights, you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon, calculated as of two business days prior to the date of the consummation of the merger. As of June 30, 2009, there was $259,064,422 in the trust account, restricted, which would amount to approximately $9.87 per Public Share upon conversion. If you exercise your conversion rights, then you will be exchanging your shares of Capitol common stock for cash and will no longer own these shares.

Exercise of your conversion rights does not result in either the exercise or loss of any Capitol warrants that you may hold. Your warrants will continue to be outstanding following a conversion of your common stock, will be automatically converted into warrants to purchase shares of Two Harbors’ common stock that will have terms that are substantially similar in all material respects to those of the Capitol warrants (subject to the amendments to the warrants contemplated by the warrant amendment proposals) and will become exercisable upon consummation of the merger. A registration statement must be in effect to allow you to exercise any warrants you may hold or to allow Two Harbors to call the warrants for redemption if the redemption conditions are satisfied. If the merger is not consummated and Capitol does not complete a different business combination prior to November 8, 2009, the warrants will not become exercisable and will be worthless upon dissolution of Capitol in accordance with its charter.

Q.	Do I have appraisal rights if I object to the proposed merger?	A No. Neither Capitol stockholders nor warrantholders have appraisal rights in connection with the merger.

Q.	What happens to the funds deposited in the trust account after consummation of the merger?

A.     At the closing of the merger, the funds in the trust account will be released to pay up to approximately $6.3 million in transaction fees and expenses and up to approximately $5.9 million in deferred underwriting discounts and commissions, as well as to pay any tax liabilities and reimbursement of expenses of the Capitol Founders if either are incurred prior to the closing of the merger (although it is not currently anticipated that either will be incurred in any material amount) and to make purchases of Public Shares, if any. We will also use the funds in the trust account to consummate any stock purchase contracts we enter into with stockholders who have indicated to us that they intend to vote against the merger. The balance of the funds will be released to Two Harbors to pay Capitol stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of Two Harbors and Capitol. The merger is conditioned on Capitol’s trust account containing no less than $100 million after the closing after taking into account all of the payments described above.

Q.	What did Capitol estimate its business combination and working capital expenses would be in its IPO prospectus?

A.     Following consummation of Capitol’s IPO, it had access to an aggregate of approximately $3,800,000 for its working capital requirements. Capitol had estimated that it would incur approximately $800,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $800,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; and approximately $2,070,000 for general working capital that would be used for miscellaneous expenses and reserves.

Q.	Since Capitol’s IPO prospectus contained certain differences in what is being proposed at the meeting, what are my legal rights?

A.     You should be aware that Capitol’s amended and restated certificate of incorporation and IPO prospectus require Capitol to complete a business combination in which it acquires a target business having a fair market value equal to at least 80% of Capitol’s trust account balance (excluding deferred underwriting discounts and commissions) and, if the transaction is a related party transaction, to obtain the approval from disinterested independent directors and an opinion from an independent investment banking firm indicating that the transaction is fair to public stockholders from a financial point of view. Furthermore, Capitol’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Capitol may contemplate doing). Also, Capitol’s IPO prospectus stated that specific provisions in Capitol’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Capitol had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, each person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may have securities law claims against Capitol for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants, plus interest from the date of Capitol’s IPO (which, in the case of holders of Public

Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation). See “The Merger Proposal — Rescission Rights.”

Q.	What happens if the merger is not consummated?

A.     If the merger is not consummated by November 8, 2009, either party may terminate the Merger Agreement. If Capitol is unable to complete the merger or another business combination by November 8, 2009, its amended and restated certificate of incorporation provides that it must liquidate. In any liquidation of Capitol, the funds deposited in the trust account, plus any interest earned thereon and remaining in trust, less claims requiring payment from the trust account by creditors who have not waived their rights against the trust account, if any, will be distributed pro rata to the holders of Capitol’s Public Shares. Holders of the Founders’ Shares, including all of Capitol’s officers and directors, have waived any right to any liquidation distribution with respect to those shares. Mark D. Ein, Capitol’s Chief Executive Officer, has agreed to be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Capitol for services rendered or products sold to it. Capitol cannot assure you that Mr. Ein will be able to satisfy those obligations. See the section entitled “Other Information Related to Capitol —Liquidation If No Business Combination” for additional information.

Q.	When do you expect the merger to be completed?

A.     It is currently anticipated that the merger will be consummated promptly following the Capitol special meetings on October     , 2009.

For a description of the conditions for the completion of the merger, see the section entitled “The Merger Agreement — Conditions to Closing of the Merger.”

Q.	What do I need to do now?

A.     Capitol urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the merger, warrant amendment and other proposals will affect you as a stockholder or warrantholder of Capitol. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q.	How do I vote?

A.     If you are a holder of record of Capitol common stock or warrants, you may vote in person at the special meetings or by submitting a proxy for the special meetings. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares or warrants in “street name,” which means your shares or warrants are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted. In this regard, you must provide the record holder of your shares or warrants with instructions on how to vote your shares or warrants or, if you wish to attend the meetings and vote in person, obtain a proxy from your broker, bank or nominee. Votes submitted at any time prior to the meeting will be accepted. However, to ensure that your vote is properly counted and to avoid any problems or unforeseen delays, you should submit your vote as early as possible and prior to 11:59 p.m. on the day before the meeting. After such time, a holder would need to contact his bank, broker or nominee directly to vote or change his vote.

Q.	If my shares or warrants are held in “street name,” will my broker, bank or nominee automatically vote my shares or warrants for me?

A.     No. Your broker, bank or nominee cannot vote your shares or warrants unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	May I change my vote after I have mailed my signed proxy card?

A.     Yes. Send a later-dated, signed proxy card to Capitol’s secretary at the address set forth below so that it is received by Capitol’s secretary prior to the special meetings or attend the special meetings in person and vote. You also may revoke your proxy by either sending a notice of revocation to Capitol’s secretary, which must be received by Capitol’s secretary prior to the special meetings, or attending the special meetings and revoking your proxy and voting in person. To ensure that your revised vote is properly counted and to avoid any problems or unforeseen delays, you should submit the notice of revocation and new proxy as early as possible and prior to 11:59 p.m. on the day before the meeting. After such time, a holder would need to contact his bank, broker or nominee directly to vote or change his vote.

Q.	What should I do with my stock, warrant and unit certificates?

A.     Upon consummation of the merger, Capitol’s units will automatically separate and no longer be traded as a separate security.

If you are not electing conversion in connection with your vote on the merger proposal, the merger is approved and consummated, and you hold your securities in Capitol in certificate form, as opposed to holding your securities through your broker, you do not need to exchange your existing certificates for certificates issued by Two Harbors. Your current Capitol certificates will automatically represent your rights in Two Harbors’ securities. You may, however, exchange your certificates if you choose, by contacting Two Harbors’ transfer agent, Continental Stock Transfer & Trust Company (Reorganization Department), after the consummation of the merger and following their requirements for reissuance. Capitol stockholders who affirmatively vote against the merger and exercise their conversion rights must deliver their shares to Capitol’s transfer agent (either physically or electronically) as instructed by Capitol or Capitol’s transfer agent prior to the vote at the meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares or warrants in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares or warrants. If you are a holder of record and your shares or warrants are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Capitol shares or warrants.

Q.	Who can help answer my questions?

A.     If you have questions about the merger or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Mr. Mark D. Ein

Capitol Acquisition Corp.

509 7th Street, N.W.

Washington, D.C. 20004

Tel: (202) 654-7060

Fax: (202) 654-7063

or

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut

Tel: (800) 662-5200

To obtain timely delivery, Capitol stockholders and warrantholders must request the materials no later than                     , 2009.

You may also obtain additional information about Capitol from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to affirmatively vote against the merger and seek conversion of your shares, you will need to deliver your stock (either physically or electronically) to Capitol’s transfer agent prior to the vote at the meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Tel: (212) 845-3287

Fax: (212) 616-7616

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Capitol and Two Harbors are providing the following summary historical financial information to assist you in your analysis of the financial aspects of the merger.

Two Harbors’ balance sheet data as of June 11, 2009 are derived from Two Harbors’ audited balance sheet, which is included elsewhere in this proxy statement/prospectus.

Capitol’s balance sheet data as of December 31, 2008 and December 31, 2007 and statements of income data and cash flow data for the year ended December 31, 2008, and for the period from June 26, 2007 (inception) through December 31, 2007 and 2008 are derived from Capitol’s audited financial statements, which are included elsewhere in this proxy statement/prospectus. Capitol’s balance sheet data as of June 30, 2009 and statements of income data and cash flow data for the six months ended June 30, 2009 and 2008 are derived from Capitol’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus.

The information is only a summary and should be read in conjunction with each of Capitol’s and Two Harbors’ historical financial statements and related notes and “Other Information Related to Capitol — Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Two Harbors.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION — TWO HARBORS

June 11, 2009
Balance Sheet Data:
Total Assets	$1,001
Total Liabilities	$1
Total Stockholders’ Equity	$1,000
Net Asset Value Per Share	$1.00

SUMMARY HISTORICAL FINANCIAL INFORMATION — CAPITOL

	For the Six Months Ended June 30,		For the Year Ended December 31, 2008	For the Period From June 26, 2007 (inception) through December 31, 2007
Income Statement Data:	2009	2008
	(Unaudited)
Revenue	$—	$—	$—	$—
Loss from operations	(1,706,109)	(550,769)	(1,059,606)	(140,999)
Interest and dividend income	55,432	3,103,862	4,442,222	1,474,220
Net (loss) income attributable to common stockholders	$(1,472,041)	$1,682,795	$2,058,827	$714,573
Basic and diluted net (loss) income per share	$(0.06)	$0.07	$0.08	$0.06
Weighted average shares outstanding excluding shares subject to possible conversion — basic and diluted	24,936,558	24,936,558	24,936,558	11,602,789

Balance Sheet Data:	June 30, 2009	December 31, 2008	December 31, 2007
Working capital	$1,138,207	$2,769,263	$1,260,417
Cash held in Trust Account, restricted	$259,064,422	$259,084,043	$258,346,625
Total assets	$261,368,034	$262,095,130	$260,303,897
Total liabilities	$870,351	$193,555	$696,855
Value of common stock which may be redeemed for cash ($9.87, $9.87, and $9.84 per share, respectively)	$77,807,833	$77,739,684	$77,503,978
Stockholders’ equity	$182,689,850	$184,161,891	$182,103,064

	For the Six Months Ended June 30,		For the Year Ended December 31, 2008	For the Period From June 26, 2007 (inception) through December 31, 2007
Cash Flow Data:	2009	2008
	(Unaudited)
Net cash (used in) provided by operating activities	$(759,967)	$995,881	$1,763,031	$1,389,340
Net cash (used in) provided by investing activities	$(107,002)	$196,584	$554,148	$(259,820,845)
Net cash (used in) provided by financing activities	$—	$—	$(511)	$258,892,980
Net (decrease) increase in cash	$(866,969)	$1,192,465	$2,316,668	$461,475

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The summary unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 give pro forma effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet as of June 30, 2009 gives pro forma effect to the merger as if it had occurred on such date. The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Capitol’s unaudited condensed financial statements for the six months ended June 30, 2009, and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Capitol’s audited financial statements for the year ended December 31, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Capitol’s unaudited condensed financial statements and Two Harbors’ audited financial statements as of June 30, 2009 and June 11, 2009, respectively.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

This information should be read together with the consolidated financials statements of Capitol and the notes thereto, the financial statements of Two Harbors and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to cash and stockholders’ equity:

•

Assuming Maximum Transaction Size: This presentation assumes that no Capitol stockholders exercise conversion rights with respect to their shares of Capitol common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Minimum Transaction Size of $100 Million: This presentation assumes that pursuant to the merger proposal, Capitol stockholders holding 30.0% of the Public Shares exercise their conversion rights, such shares were converted into their pro rata share of the funds in the trust account, and/or Capitol takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Capitol’s Stockholders,” and Capitol’s trust account contains $100 million at the closing.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period.

Two Harbors Investment Corp and Subsidiaries

Summary Unaudited Condensed Combined Pro Forma Statement of Operations

For the Six Months Ended June 30, 2009

	Combined Pro Forma (assuming maximum transaction size)	Combined Pro Forma (assuming minimum transaction size of $100 million)
Revenue	$—	$—
General and administrative expenses	4,973,427	3,864,925

Loss from operations	(4,973,427)	(3,864,925)
Interest and dividend Income	55,432	55,432

Loss before benefit from (provision for) income taxes	(4,917,995)	(3,809,493)
Benefit from (provision for) income taxes	—	—

Net loss	$(4,917,995)	$(3,809,493)

Weighted average shares outstanding—basic and diluted	26,249,000	10,943,835
Earnings per share—basic and diluted	$(0.19)	$(0.35)

Two Harbors Investment Corp and Subsidiaries

Summary Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2008

	Combined Pro Forma (assuming maximum transaction size)	Combined Pro Forma (assuming minimum transaction size of $100 million)
Revenue	$—	$—
General and administrative expenses	7,594,242	5,377,239

Loss from operations	(7,594,242)	(5,377,239)
Interest and dividend Income	4,442,222	4,442,222

Loss before benefit from (provision for) income taxes	(3,152,020)	(935,017)
Benefit from (provision for) income taxes	—	—

Net loss	$(3,152,020)	$(935,017)

Weighted average shares outstanding—basic and diluted	26,249,000	10,943,835
Earnings per share—basic and diluted	$(0.12)	$(0.09)

Two Harbors Investment Corp. and Subsidiaries Summary Unaudited Pro Forma

Balance Sheet Data at June 30, 2009

	Combined Pro Forma (assuming maximum transaction size)	Combined Pro Forma (assuming minimum transaction size of $100 million)
Cash	$247,801,213	$100,001,000
Total Current Assets	$247,884,374	$100,084,161
Total Assets	$248,179,429	$100,379,216
Total Current Liabilities	$870,352	$870,352
Total Stockholders’ Equity	$247,309,077	$99,508,864

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Capitol and Two Harbors and unaudited pro forma combined per share ownership information after giving effect to the merger, and presented to reflect the following:

•

Assuming Maximum Transaction Size: This presentation assumes that no Capitol stockholders exercise conversion rights with respect to their shares of Capitol common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Minimum Transaction Size of $100 Million: This presentation assumes that, pursuant to the merger proposal, Capitol stockholders holding 30.0% of the Public Shares exercise their conversion rights, such shares were converted into their pro rata share of the funds in the trust account, and/or Capitol takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Capitol’s Stockholders,” and Capitol’s trust account contains no less than $100 million at the closing.

This information is being provided to aid you in your analysis of the financial aspects of the merger. This information should be read together with the consolidated financials statements of Capitol and the notes thereto, the financial statements of Two Harbors and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma consolidated per share information reflects that the merger will be accounted for as an acquisition by Capitol under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Capitol having all of the ownership of the newly merged entity. The acquisition has not changed the control of Capitol, therefore Capitol’s balance sheet accounts will be reflected at their historical carryover basis. Two Harbors’ balance sheet accounts will be recorded at estimated fair value which is expected to approximate their carrying value.

The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Capitol and Two Harbors would have been had the merger been completed or to project Capitol’s or Two Harbors’ results of operations that may be achieved after the merger. The unaudited pro forma book value per share information below does not purport to represent what the value of Capitol and Two Harbors would have been had the merger been completed nor the book value per share for any future date or period.

Unaudited Pro Forma Consolidated Per Share Information(1)

	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Assuming Maximum Transaction Size	Pro Forma Assuming Minimum Transaction Size
Six Months ended June 30, 2009
Basic earnings per share	$(0.06)	$0.00	$(0.19)	$(0.35)
Diluted earnings per share	$(0.06)	$0.00	$(0.19)	$(0.35)
Cash dividends declared per share(1)	$—	$—	$—	$—
Book value per share at June 30, 2009(2)(3)	$7.33	$1.00	$9.42	$9.09

Year Ended December 31, 2008
Basic earnings (loss) per share(3)	$0.08	$0.00	$(0.12)	$(0.09)
Diluted earnings (loss) per share(3)	$0.08	$0.00	$(0.12)	$(0.09)
Cash dividends declared per share(1)	$—	$—	$—	$—

(1)	Since inception, neither Capitol nor Two Harbors has declared any dividends on its shares of common stock. Upon completion of the merger described in this proxy statement/prospectus, Two Harbors intends to make regular quarterly distributions to holders of its common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Subject to the requirements of the Maryland General Corporation Law, Two Harbors intends to pay regular quarterly dividends to its stockholders in an amount equal to Two Harbors’ net taxable income, if and to the extent authorized by Two Harbors’ board of directors. Future Dividends payable are indeterminable at this time.
(2)	Book value per share of Capitol is computed by dividing the sum of total stockholders’ equity by the 32,811,257 shares outstanding at the balance sheet date less shares subject to possible conversion of 7,874,699. Book value per share for the pro forma columns is computed by dividing the sum of total stockholders’ equity by the 26,249,000 shares outstanding assuming the maximum transaction size and 10,943,835 shares outstanding assuming the minimum transaction size
(3)	Book value per share of Two Harbors Investment Corp. is computed by dividing stockholders’ equity at the balance sheet date by the 1,000 shares outstanding at the balance sheet date

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Related to Two Harbors’ Business and Operations Following the Merger

The value of your investment in Two Harbors following consummation of the merger will be subject to the significant risks affecting REITs, and mortgage REITs in particular, described below. If any of the events described below occur, Two Harbors’ post-acquisition business, financial condition, liquidity and/or results of operations could be adversely affected in a material way. This could cause the price of its common stock or warrants to decline, perhaps significantly, and you therefore may lose all or part of your investment.

Risks Related To Two Harbors’ Business

Two Harbors operates in a highly competitive market and competition may limit its ability to acquire desirable assets.

Two Harbors operates in a highly competitive market. Two Harbors’ profitability depends, in large part, on its ability to acquire its target assets at favorable prices. In acquiring its target assets, Two Harbors will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of Two Harbors’ competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than Two Harbors does. Furthermore, competition for assets of the types and classes which Two Harbors will seek to acquire may lead to the price of such assets increasing, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable assets may be limited in the future and Two Harbors may not be able to take advantage of attractive opportunities from time to time, as Two Harbors can provide no assurance that Two Harbors will be able to identify and make acquisitions that are consistent with its objectives.

Two Harbors has no operating history and may not be able to successfully operate its business or generate sufficient revenue to make or sustain distributions to its stockholders.

Two Harbors was incorporated in May 2009 and has no operating history. Two Harbors has no assets and will commence operations only upon consummation of the merger. Two Harbors cannot assure you that it will be able to operate its business successfully or implement its policies and strategies as described in this proxy statement/prospectus. Additionally, the past performance of PRCM Advisers LLC’s affiliates, including the Nisswa Fixed Income Fund, should not be viewed as an indication of the future performance of Two Harbors. There can be no guarantee that Two Harbors will have similar opportunities to invest in assets that generate similar returns.

Pine River has limited experience with investing in RMBS, which may hinder Two Harbors’ ability to achieve its investment objectives. In addition, the RMBS investment strategy currently employed by Pine River is different from the investment strategy that Two Harbors intends to employ and, accordingly, Two Harbors is not expected to experience returns, if any, comparable to those experienced by Pine River.

PRCM Advisers LLC intends to draw upon the experience of Pine River’s Fixed Income investment team in implementing Two Harbors’ investment and financing strategies. However, Pine River has limited experience with investing in RMBS. Pine River’s Fixed Income investment team first began managing RMBS investments in February 1, 2008 in connection with Pine River’s RMBS strategy. This limited experience may hinder Two Harbors’ ability to achieve its investment objectives. In addition, the investment strategy of Pine River’s RMBS strategy is different from the investment strategy that Two Harbors intends to employ in several important respects. In particular, Pine River traded actively in fixed-rate, adjustable and interest-only RMBS, including collateralized mortgage obligations (“CMOs”) and “to-be-announced” forward contracts (“TBAs”), and equity investments in REIT, and actively hedged its trading positions. By contrast, Two Harbors will initially seek to invest primarily in Agency and non-Agency RMBS with a buy-and-hold emphasis, and does not currently anticipate actively trading its assets. For more information regarding these differences, see “Business of Two Harbors — Historical Performance of Pine River’s RMBS Strategy.” Accordingly, Two Harbors is not expected to experience returns, if any, comparable to those experienced by Pine River’s RMBS strategy. Indeed, Pine River’s RMBS strategy has achieved financial returns since its inception in February 2008 that are not likely to be sustained going forward by either Pine River or Two Harbors.

Two Harbors may change any of its strategies, policies or procedures without stockholder consent.

Two Harbors may change any of its strategies, policies or procedures with respect to acquisitions, asset allocation, growth, operations, indebtedness, financing strategy and distributions at any time without the consent of its stockholders, which could result in its making acquisitions that are different from, and possibly riskier than, the types of acquisitions described in this proxy statement/prospectus. A change in its strategy may increase its exposure to credit risk, interest rate risk, financing risk, default risk and real estate market fluctuations. Furthermore, a change in its asset allocation could result in its making acquisitions in asset categories different from those described in this proxy statement/prospectus. These changes could adversely affect its financial condition, results of operations, the market price of its common stock or warrants and its ability to make distributions to its stockholders.

Difficult conditions in the mortgage and residential real estate markets may cause Two Harbors to experience market losses related to its holdings, and Two Harbors does not expect these conditions to improve in the near future.

Two Harbors’ results of operations are materially affected by conditions in the mortgage market, the residential real estate market, the financial markets and the economy generally. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. The further deterioration of the market for RMBS may cause Two Harbors to experience losses related to its assets and to sell assets at a loss. Declines in the market values of its investments may adversely affect its results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to its stockholders.

The lack of liquidity of Two Harbors’ assets may adversely affect Two Harbors’ business, including its ability to value and sell its assets.

Two Harbors may acquire assets or other instruments that are not liquid, including securities and other instruments that are not publicly traded. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of Two Harbors’ assets. It may be difficult or impossible to obtain third-party pricing on the assets Two Harbors purchases. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third-party pricing for illiquid assets may be more subjective than more liquid assets. The illiquidity of Two Harbors’ assets may make it difficult for Two Harbors to sell such assets if the need or desire arises. In addition, if Two Harbors is required to liquidate all or a portion of its portfolio quickly, Two Harbors may realize significantly less than the value at which Two Harbors has previously recorded its assets. To the extent that Two Harbors utilizes leverage to finance its purchase of assets that are or become liquid, the negative impact on Two Harbors related to trying to sell assets in a short period of time for cash could be greatly exacerbated. As a result, Two Harbors’ ability to vary its portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect Two Harbors’ results of operations and financial condition.

Maintenance of Two Harbors’ 1940 Act exemption imposes limits on Two Harbors’ operations, which may adversely affect its business.

Two Harbors intends to conduct its operations so as not to become required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Two Harbors is organized as a holding company that conducts its businesses primarily through the Two Harbors Operating Company LLC (or “Subsidiary LLC”). Both Two Harbors and the Subsidiary LLC intend to conduct their operations so that they do not come within the definition of an investment company because less than 40% of the value of their total assets on an unconsolidated basis will consist of “investment securities.” Certain of Subsidiary LLC’s subsidiaries intend to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally means that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. Two Harbors expects each of its subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in whole pool Agency RMBS and other interests in real estate that constitute qualifying assets in accordance with SEC staff guidance and approximately an additional 25% of its assets in non-Agency RMBS and other types of mortgages, and other real estate-related assets. As a result of the foregoing restrictions, Two Harbors will be limited in its ability to make certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, Two Harbors may be required to adjust its strategy accordingly. In addition, Two Harbors will be limited in its ability to make certain investments and these limitations could result in the subsidiary holding assets Two Harbors might wish to sell or selling assets Two Harbors might wish to hold. Although Two Harbors intends to monitor the portfolios of its subsidiaries relying on the Section 3(c)(5)(C) exemption periodically and prior to each acquisition, there can be no assurance that such subsidiaries will be able to maintain this exemption.

Two Harbors may in the future organize special purpose subsidiaries that will borrow under the Federal Reserve System’s Term Asset-Backed Securities Loan Facility (“TALF”). Two Harbors expects that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, its interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether Two Harbors passes the 40% test. Two Harbors may in the future organize one or more TALF subsidiaries, as well as other subsidiaries, that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that Two Harbors organizes subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will also need to comply with the provisions of this Rule which in certain circumstances may require, among other things, that the indenture governing the notes issued by the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In addition, any subsidiaries organized to rely on Rule 3a-7 will also need to comply with guidance that may be issued by the Division of Investment Management of the SEC on how such subsidiaries must be organized to comply with the restrictions contained in Rule 3a-7. In light of the requirements of Rule 3a-7, Two Harbors’ ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and Two Harbors may not be able to purchase or sell assets owned by that subsidiary when Two Harbors would otherwise desire to do so, which could lead to losses. Two Harbors expects that the aggregate value of its interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that it may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of Two Harbors’ total assets on an unconsolidated basis. For additional details, see “Business of Two Harbors — Operating and Regulatory Structure — 1940 Act Exemption.”

The determination of whether an entity is a majority-owned subsidiary of Two Harbors is made by Two Harbors. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Two Harbors treats companies in which it owns at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. Two Harbors has not requested the SEC to approve its treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with Two Harbors’ treatment of one or more companies as majority-owned subsidiaries, Two Harbors would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in its strategy could have a material adverse effect on Two Harbors.

Qualification for exemption from registration under the 1940 Act will limit Two Harbors’ ability to make certain investments. For example, these restrictions will limit the ability of Two Harbors’ subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

Loss of Two Harbors’ 1940 Act exemption would adversely affect Two Harbors, the market price of shares of its common stock or warrants and its ability to distribute dividends, and could result in the termination of the management agreement with PRCM Advisers LLC.

As described above, Two Harbors intends to conduct its operations so as not to become required to register as an investment company under the 1940 Act based on current laws, regulations and guidance. There can be no assurance that the laws and regulations governing REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects Two Harbors’ operations. Further, although Two Harbors intends to monitor its portfolio, there can be no assurance that Two Harbors will be able to maintain its exclusion as an investment company under the 1940 Act. If Two Harbors were to fail to qualify for this exclusion in the future, Two Harbors could be required to restructure its activities or the activities of its subsidiaries, including effecting sales of assets in a manner that, or at a time when, Two Harbors would not otherwise choose, which could negatively affect the value of its common stock or warrants, the sustainability of its business model, and its ability to make distributions. The sale could occur during adverse market conditions, and Two Harbors could be forced to accept a price below that which it believes is appropriate. The loss of Two Harbors’ 1940 Act exemption would also permit PRCM Advisers LLC to terminate the management agreement, which could result in a material adverse effect on Two Harbors’ business and results of operations.

Rapid changes in the values of Two Harbors’ target assets may make it more difficult for Two Harbors to maintain its qualification as a REIT or its exemption from the 1940 Act.

If the market value or income potential of Two Harbors’ target assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, Two Harbors may need to increase its real estate assets and income or liquidate its non-qualifying assets to maintain its REIT qualification or its exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets Two Harbors may own. Two Harbors may have to make decisions that it otherwise would not make absent the REIT and 1940 Act considerations.

Two Harbors expects to use leverage in executing its business strategy, which may adversely affect the return on its assets and may reduce cash available for distribution to its stockholders, as well as increase losses when economic conditions are unfavorable.

Two Harbors expects to use leverage to finance its investment operations and to enhance its financial returns. Initially, Two Harbors expects its primary source of leverage to be repurchase agreement financing for its Agency RMBS assets. Other sources of leverage may include credit facilities (including term loans and revolving facilities), and potentially funding under programs established by the U.S. government, including TALF financing if TALF is extended to cover RMBS assets.

Through the use of leverage, Two Harbors may acquire positions with market exposure significantly greater than the amount of capital committed to the transaction. For example, by entering into repurchase agreements with advance rates, or haircut levels, of 5% (which is not an atypical haircut for Agency RMBS), Two Harbors could leverage its capital allocated to Agency RMBS by a ratio of as much as 20 to one. It is not uncommon for investors in Agency RMBS to obtain leverage equal to 10 or more times equity through the use of repurchase agreement financing. Initially, Two Harbors expects that it may deploy, on a debt-to-equity basis, up to 7 to 10 times leverage on Two Harbors’ Agency RMBS assets. However, there is no specific limit on the amount of leverage Two Harbors may use.

Leverage will magnify both the gains and the losses of Two Harbors’ trading positions. Leverage will increase Two Harbors’ returns as long as Two Harbors earns a greater return on investments purchased with borrowed funds than Two Harbors’ cost of borrowing such funds. However, if Two Harbors uses leverage to acquire an asset and the value of the asset decreases, the leverage will increase Two Harbors’ losses. Even if the asset increases in value, if the asset fails to earn a return that equals or exceeds Two Harbors’ cost of borrowing, the leverage will decrease Two Harbors’ returns.

Two Harbors may be required to post large amounts of cash as collateral or margin to secure its leveraged positions. In the event of a sudden, precipitous drop in value of Two Harbors’ assets, Two Harbors might not be able to liquidate assets quickly enough to repay its borrowings, further magnifying its losses. Even a small decrease in the value of a leveraged asset may require Two Harbors to post additional margin or cash collateral. This may decrease the cash available to Two Harbors for distributions to stockholders.

Two Harbors may depend on repurchase agreements and bank credit facilities to execute its business plan and Two Harbors’ inability to access funding through these sources could have a material adverse effect on its results of operations, financial condition and business.

Two Harbors’ ability to fund its acquisitions may be impacted by its ability to secure repurchase agreements and bank credit facilities (including term loans and revolving facilities) on acceptable terms. Two Harbors currently has one master repurchase agreement in place with one counterparty and expects additional master repurchase agreements will be executed prior to the mailing of the proxy statement/prospectus, but can provide no assurance that lenders will be willing or able to provide Two Harbors with sufficient financing. In addition, because repurchase agreements are short-term commitments of capital, lenders may respond to market conditions making it more difficult for Two Harbors to secure continued financing. During certain periods of the credit cycle, lenders may lose their ability or curtail their willingness to provide financing. If Two Harbors is not able to renew its then existing facilities or arrange for new financing on terms acceptable to it, or if Two Harbors defaults on its covenants or are otherwise unable to access funds under any of these facilities, Two Harbors may have to curtail its asset acquisition activities and/or dispose of assets.

It is possible that the lenders that will provide Two Harbors with financing could experience changes in their ability to advance funds to Two Harbors, independent of Two Harbors’ performance or the performance of its portfolio of assets. If major market participants continue to exit the business, it could further adversely affect the marketability of all fixed income securities, and this could negatively impact the value of Two Harbors’ assets, thus reducing Two Harbors’ net book value. Furthermore, if many of Two Harbors’ potential lenders are unwilling or unable to provide Two Harbors with financing, Two Harbors could be forced to sell its assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on Two Harbors’ lenders change, they may be required to significantly increase the cost of the financing that they provide to Two Harbors. Two Harbors’ lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing Two Harbors will receive under its repurchase agreements will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Typically repurchase agreements grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require Two Harbors to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on Two Harbors’ results of operations, financial condition, business, liquidity and ability to make distributions to its stockholders, and could cause the value of Two Harbors’ common stock to decline. Two Harbors may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause Two Harbors to incur losses. Moreover, to the extent Two Harbors is forced to sell assets at such time, given market conditions, Two Harbors may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in Two Harbors’ incurring significantly greater losses on its sale of such assets. In an extreme case of market duress, a market may not even be present for certain of Two Harbors’ assets at any price.

The current dislocations in the residential mortgage sector have caused many lenders to tighten their lending standards, reduce their lending capacity or exit the market altogether. For example, in the repurchase agreement market, non-Agency RMBS have been significantly more difficult to finance than Agency RMBS. In connection with repurchase agreements, financing rates and haircut levels have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of Two Harbors’ potential lenders and could cause one or more of its potential lenders to be unwilling or unable to provide Two Harbors with financing on attractive terms or at all.

If a counterparty to Two Harbors’ repurchase transactions defaults on its obligation to resell the underlying security back to Two Harbors at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if Two Harbors defaults on its obligations under the repurchase agreement, Two Harbors will lose money on its repurchase transactions.

When Two Harbors engages in repurchase transactions, it will generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same securities back to Two Harbors at the end of the term of the transaction. Because the cash Two Harbors will receive from the lender when Two Harbors initially sells the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to Two Harbors, Two Harbors would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). Two Harbors would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as Two Harbors would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if Two Harbors defaults on one of its obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with Two Harbors. Two Harbors expects that Two Harbors’ repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under its other agreements could also declare a default. If a default occurs under any of its repurchase agreements and the lenders terminate one or more of its repurchase agreements, Two Harbors may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that Two Harbors will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses Two Harbors incurs on its repurchase transactions could adversely affect its earnings and thus its cash available for distribution to its stockholders.

An increase in Two Harbors’ borrowing costs relative to the interest Two Harbors receives on its leveraged assets may adversely affect its profitability and its cash available for distribution to its stockholders.

As Two Harbors’ repurchase agreements and other short-term borrowings mature, Two Harbors will be required either to enter into new borrowings or to sell certain of its assets. An increase in short-term interest rates at the time that Two Harbors seeks to enter into new borrowings would reduce the spread between the returns on its assets and the cost of its borrowings. This would adversely affect the returns on Two Harbors’ assets, which might reduce earnings and, in turn, cash available for distribution to its stockholders.

There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and Two Harbors’ business may not benefit from these actions and further government or market developments could adversely impact Two Harbors.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. government, Federal Reserve and U.S. Treasury and other governmental and regulatory bodies have taken action to stabilize the financial markets. Significant measures include: the enactment of the Emergency Economic Stabilization Act of 2008 (“EESA”) to, among other things, establish the Troubled Asset Relief Program (the “TARP”) to purchase certain assets from financial institutions; the enactment of the Housing and Economic Recovery Act of 2008 (“HERA”), which established a new regulator for the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”); and the establishment of the TALF, which provides non-recourse loans to borrowers to fund their purchase of eligible assets, which currently include certain asset-backed securities (“ABS”) and commercial mortgage-backed securities (“CMBS”), and the Public-Private Investment Program (the “PPIP”), which is designed to encourage the transfer of certain legacy assets, including real estate-related assets, off of the balance sheets of financial institutions.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations. If these entities fail to honor their guarantees, the value of any Agency RMBS assets Two Harbors holds would decline which would materially adversely affect our business, operations and financial condition.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, Two Harbors’ business may not receive the anticipated positive impact from the legislation or other U.S. government actions. There can also be no assurance that Two Harbors will be eligible to participate in programs established by the U.S. government or, if Two Harbors is eligible, that Two Harbors will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of Two Harbors’ target assets, the establishment of these programs may result in increased competition for attractive opportunities in Two Harbors’ target assets. In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. Two Harbors cannot predict whether or when such actions may occur, and such actions could have an adverse impact on Two Harbors’ business, results of operations and financial condition.

Two Harbors is highly dependent on information systems and systems failures could significantly disrupt its business, which may, in turn, negatively affect the market price of its common stock or warrants and its ability to pay dividends.

Two Harbors’ business is highly dependent on communications and information systems of PRCM Advisers LLC and, through the shared facilities and services agreement, Pine River. Any failure or interruption of the systems of PRCM Advisers LLC or Pine River could cause delays or other problems in Two Harbors’ securities trading activities, which could have a material adverse effect on Two Harbors’ operating results and negatively affect the market price of its common stock or warrants and its ability to pay dividends to its stockholders.

Two Harbors may enter into hedging transactions that could expose it to contingent liabilities in the future.

Subject to maintaining its qualification as a REIT, part of Two Harbors’ strategy may involve entering into hedging transactions that could require it to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in Two Harbors’ results of operations, and Two Harbors’ ability to fund these obligations will depend on the liquidity of its assets and access to capital at the time, and the need to fund these obligations could adversely impact Two Harbors’ financial condition.

Hedging against interest rate exposure may adversely affect Two Harbors’ earnings, which could reduce its cash available for distribution to its stockholders.

Subject to maintaining its qualification as a REIT, Two Harbors may pursue various hedging strategies to seek to reduce its exposure to adverse changes in interest rates. Two Harbors’ hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect Two Harbors because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•

the amount of income that a REIT may earn from certain hedging transactions (other than through taxable REIT subsidiaries (“TRSs”), to offset interest rate losses is limited by U.S. federal income tax provisions governing REITs;

•

the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs Two Harbors’ ability to sell or assign its side of the hedging transaction; and

•	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Two Harbors’ hedging transactions, which are intended to limit losses, may actually adversely affect Two Harbors’ earnings, which could reduce its cash available for distribution to its stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom Two Harbors enters into a hedging transaction will most likely result in its default. Default by a party with whom Two Harbors enters into a hedging transaction may result in the loss of unrealized profits and force Two Harbors to cover its commitments, if any, at the then current market price. Although generally Two Harbors will seek to reserve the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and Two Harbors may not be able to enter into an offsetting contract in order to cover its risk. Two Harbors cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and Two Harbors may be required to maintain a position until exercise or expiration, which could result in losses.

Two Harbors may fail to qualify for hedge accounting treatment and therefore may suffer losses on the derivatives that it enters into.

Two Harbors intends to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). Under these standards, Two Harbors may fail to qualify for hedge accounting treatment for a number of reasons, including if Two Harbors uses instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), Two Harbors fails to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or its instruments are not highly effective. If Two Harbors fails to qualify for hedge accounting treatment, its operating results may suffer because losses on the derivatives that Two Harbors enters into may not be offset by a change in the fair value of the related hedged transaction.

Declines in the market values of Two Harbors’ assets may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to Two Harbors’ stockholders.

A substantial portion of Two Harbors’ assets will be classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of Two Harbors. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of its assets may adversely affect Two Harbors, particularly in instances where Two Harbors has borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require Two Harbors to post additional collateral to support the loan. If Two Harbors is unable to post the additional collateral, Two Harbors would have to sell the assets at a time when Two Harbors might not otherwise choose to do so. A reduction in credit available may reduce Two Harbors’ earnings and, in turn, cash available for distribution to stockholders.

Changes in accounting treatment may adversely affect Two Harbors’ reported profitability.

In February 2008, the Financial Accounting Standards Board (“FASB”) issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of RMBS, residential mortgage loans and other financial assets from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. If Two Harbors does not meet the criteria under the final guidance to account for the transactions on a gross basis, its accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on Two Harbors’ financial statements. If Two Harbors is not able to comply with the criteria under this final guidance for same party transactions, Two Harbors would be precluded from presenting RMBS, residential mortgage loans and other financial assets and the related financings, as well as the related interest income and interest expense, on a gross basis on its financial statements. Instead, Two Harbors would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase RMBS, residential mortgage loans and other financial assets as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, Two Harbors would record the cash portion of its interest in RMBS, residential mortgage loans and other financial assets as a mortgage-related receivable from the counterparty on its balance sheet. Although Two

Harbors would not expect this change in presentation to have a material impact on its net income, it could have an adverse impact on Two Harbors’ operations. It could have an impact on Two Harbors’ ability to include certain RMBS, residential mortgage loans and other financial assets purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit Two Harbors’ opportunities as Two Harbors may need to limit its purchases of RMBS, residential mortgage loans and other financial assets that are simultaneously financed with the same counterparty.

The increasing number of proposed U.S. federal, state and local laws may increase Two Harbors’ risk of liability with respect to certain mortgage loans and could increase its cost of doing business.

The U.S. Congress and various state and local legislatures are considering, and in the future may consider, legislation which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. Two Harbors cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting its business. Two Harbors will evaluate the potential impact of any initiatives which, if enacted, could affect Two Harbors’ practices and results of operations. Two Harbors is unable to predict whether federal, state or local authorities will require changes in its practices in the future. These changes, if required, could adversely affect Two Harbors’ profitability, particularly if Two Harbors makes such changes in response to new or amended laws, rules, regulations or ordinances in any state where Two Harbors acquires a significant portion of its mortgage loans, or if such changes result in Two Harbors being held responsible for any violations in the mortgage loan origination process.

Risks Related to Two Harbors’ Management and Two Harbors’ Relationship with PRCM Advisers LLC and Pine River

Two Harbors is dependent on PRCM Advisers LLC and Pine River and may not find a suitable replacement if Two Harbors or PRCM Advisers LLC terminates the management agreement.

Two Harbors has executive officers provided by PRCM Advisers LLC but no other employees. Two Harbors has no separate facilities and is completely reliant on PRCM Advisers LLC, which has significant discretion as to the implementation and execution of Two Harbors’ business strategies and risk management practices. Investors who are not willing to rely on PRCM Advisers LLC should not invest in Two Harbors’ common stock or warrants. The employees, systems and facilities of PRCM Advisers LLC and Pine River may be utilized by other funds and companies advised by PRCM Advisers LLC and by its affiliates, and PRCM Advisers LLC may not have sufficient access to such employees, systems and facilities in order to comply with its obligations under the management agreement. Two Harbors is subject to the risk that PRCM Advisers LLC will terminate the management agreement and that no suitable replacement will be found. Two Harbors believes that its success depends to a significant extent upon the experience of the employees of PRCM Advisers LLC and Pine River, whose continued service is not guaranteed.

There are conflicts of interest in Two Harbors’ relationship with Pine River and its affiliates, including PRCM Advisers LLC, which could result in decisions that are not in the best interests of Two Harbors’ stockholders or warrantholders.

Two Harbors is subject to conflicts of interest arising out of its relationship with Pine River and its affiliates, including PRCM Advisers LLC. Each of Two Harbors’ executive officers and certain of its non-independent directors is also an employee or partner of Pine River; they will not be exclusively dedicated to Two Harbors’ business. Furthermore, PRCM Advisers LLC is wholly-owned by Pine River. Each of Brian Taylor (the Chairman of Two Harbors’ Board of Directors), Thomas Siering (a Director, and the President of Two Harbors), Steven Kuhn (the Co-Chief Investment Officer of Two Harbors) and Jeff Stolt (the Chief Financial Officer of Two Harbors) is a partner and owner of equity interests in Pine River. In addition, Mark Ein (the non-executive Vice Chairman) owns an interest in Sub-Manager, which, in consideration for services to be provided to PRCM Advisers LLC under a sub-management agreement, is entitled to receive a percentage of the management fee earned by PRCM Advisers LLC, and an affiliate of his is an investor in the Nisswa Fixed Income Fund, a private fund for which Pine River serves as investment manager. As a result, the management agreement with PRCM Advisers LLC was negotiated between related parties, and its terms, including fees payable to PRCM Advisers LLC, may not be as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party. In addition, Two Harbors may choose not to enforce, or to enforce less vigorously, its rights under the management agreement because of its desire to maintain its ongoing relationship with PRCM Advisers LLC.

The management agreement with PRCM Advisers LLC does not prevent PRCM Advisers LLC and its affiliates from engaging in additional management or investment opportunities some of which will compete with Two Harbors. Pine River and its affiliates, including PRCM Advisers LLC, may engage in additional management or investment opportunities that have overlapping objectives with Two Harbors, and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of PRCM Advisers LLC and Pine River and there is no guarantee that this allocation would be made in the best interest of Two Harbors’ stockholders or warrantholders. Additionally, the ability of PRCM Advisers LLC and Pine River and their respective officers and employees to engage in other business activities may reduce the time PRCM Advisers LLC spends managing Two Harbors.

In the future, Two Harbors may enter into additional transactions with Pine River or its affiliates. In particular, Two Harbors may purchase assets from Pine River or its affiliates or make co-purchases alongside Pine River or its affiliates. These transactions may not be the result of arm’s length negotiations and may involve conflicts between Two Harbors’ interests and the interests of Pine River and/or its affiliates in obtaining favorable terms and conditions. The management agreement provides that at least one of Two Harbors’ independent directors must approve in advance any investment in any security structured or issued by an entity managed by PRCM Advisers LLC or any of its affiliates. There can be no assurance that any procedural protections will be sufficient to assure that these transactions will be made on terms that will be at least as favorable to Two Harbors as those that would have been obtained in an arm’s length transaction.

Two Harbors will compete with current and future investment entities affiliated with PRCM Advisers LLC and Pine River for access to the benefits that Two Harbors’ relationship with Pine River provides to Two Harbors, including access to investment opportunities.

There will be conflicts of interest in allocating investment opportunities to Two Harbors and other funds, investment vehicles and ventures managed by Pine River. For example, Pine River currently serves as the investment manager for the Nisswa Fixed Income Fund, a private fund formed to invest and trade in Agency, non-Agency and other fixed-rate, adjustable and interest only RMBS, including CMO and TBAs, equity investments in REITs and related strategies. There will be a significant overlap in the assets and investment strategies of Two Harbors and the Nisswa Fixed Income Fund, and many of the same trading and investment personnel will provide services to both entities. Further, Pine River and its affiliates may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with Two Harbors and therefore may compete with Two Harbors for investment opportunities.

Two Harbors’ cannot assure you that Pine River affiliates will not establish or manage other investment entities in the future that compete with Two Harbors for investments. Moreover, Pine River cannot assure you that PRCM Advisers LLC will allocate the most attractive investment opportunities to Two Harbors. Two Harbors will be competing with Pine River, its investment funds and vehicles and any other investment entities that Pine River may form or manage in the future for access to the benefits that Two Harbors’ relationship with Pine River provides to Two Harbors, including access to investment opportunities.

PRCM Advisers LLC and Pine River will be subject to certain allocation policies, subject to change in their discretion, in allocating investments among Two Harbors and other investment funds and vehicles, as well as other ventures managed by them. See “Management of Two Harbors Following the Merger — Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities.”

Members of Two Harbors’ management team have competing duties to other entities, which could result in decisions that are not in the best interests of Two Harbors’ stockholders or warrantholders.

Two Harbors’ executive officers and the employees of PRCM Advisers LLC and Pine River will not spend all of their time managing Two Harbors’ activities and Two Harbors’ investment portfolio. Two Harbors’ executive officers and the employees of PRCM Advisers LLC and Pine River will allocate some, or a material portion, of their time to other businesses and activities. For example, each of Two Harbors’ executive officers is also an employee or partner of Pine River. None of these individuals is required to devote a specific amount of time to Two Harbors’ affairs. Accordingly, Two Harbors will compete with Pine River, its existing funds, investment vehicles, other ventures and possibly other entities in the future for the time and attention of these officers.

The loss of Two Harbors’ access to Pine River’s investment professionals and principals may adversely affect Two Harbors’ ability to achieve its investment objectives.

Two Harbors depends on PRCM Advisers LLC’s access, through the shared facilities and services agreement, to the investment professionals and principals of Pine River and the information and origination opportunities generated by Pine River’s investment professionals and principals during the normal course of their investment and portfolio management activities. These investment professionals and principals evaluate, negotiate, structures, close and monitor Two Harbors’ investments and its financing activities and Two Harbors’ future success will depend on their continued service. The departure of a significant number of the investment professionals or principals of Pine River, could have a material adverse effect on Two Harbors’ ability to achieve its investment objectives. In addition, Two Harbors cannot assure you that PRCM Advisers LLC will remain PRCM Advisers LLC or that Two Harbors will continue to have access to Pine River’s investment professionals or principals or its information and asset origination opportunities.

If PRCM Advisers LLC ceases to be the investment manager of Two Harbors, financial institutions providing any financing arrangements to Two Harbors may not provide future financing to Two Harbors.

Financial institutions that Two Harbors seeks to finance its investments may require that PRCM Advisers LLC continue to act in such capacity. If PRCM Advisers LLC ceases to be Two Harbors’ manager, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to Two Harbors’ ability to finance its future investments with that institution. If Two Harbors is unable to obtain financing for its accelerated borrowings and for its future investments under such circumstances, it is likely that Two Harbors would be materially and adversely affected.

PRCM Advisers LLC is newly formed and has no experience in managing a REIT, which may hinder its ability to achieve Two Harbors’ investment objectives or result in loss of Two Harbors’ qualification as a REIT.

The REIT rules and regulations are highly technical and complex, and the failure to comply with these rules and regulations could prevent Two Harbors from qualifying as a REIT or could force Two Harbors to pay unexpected taxes and penalties. PRCM Advisers LLC is newly formed with no experience in managing a portfolio of assets under these complex rules and regulations. Although PRCM Advisers LLC’s and Pine River’s officers and employees have been active in real estate operations and lending for many years, they have no experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code of 1986, as amended (the “Code”) or the 1940 Act applicable to REITs. The inexperience of PRCM Advisers LLC described above may hinder Two Harbors’ ability to achieve its investment objectives or result in loss of Two Harbors’ qualification as a REIT.

Two Harbors’ board of directors will approve very broad investment guidelines for Two Harbors and will not review or approve each investment decision made by PRCM Advisers LLC. As a result, PRCM Advisers LLC may make investment and other decisions for Two Harbors that result in lower than expected returns or losses, or that otherwise may not fully reflect the best interests of its stockholders or warrantholders.

PRCM Advisers LLC will be authorized to follow very broad investment guidelines. Two Harbors’ board of directors will periodically review its investment guidelines and its investment portfolio but will not, and will not be required to, review or approve all of its proposed investments or any type or category of investment, except that the management agreement requires that investments in securities structured or issued by an entity managed by PRCM Advisers LLC must be approved by at least one of Two Harbors’ independent directors. In addition, in conducting periodic reviews, Two Harbors’ board of directors may rely primarily on information provided to it by PRCM Advisers LLC. Furthermore, PRCM Advisers LLC may use complex strategies, and transactions entered into by PRCM Advisers LLC may be costly, difficult or impossible to unwind by the time they are reviewed by Two Harbors’ board of directors. PRCM Advisers LLC has great latitude within the broad parameters of its investment guidelines in determining the types of assets it may decide are proper investments for Two Harbors, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect Two Harbors’ business operations and results. Further, decisions made and investments entered into by PRCM Advisers LLC may not fully reflect the best interests of Two Harbors’ stockholders or warrantholders.

The manner of determining the management fee may not provide sufficient incentive to PRCM Advisers LLC to maximize risk-adjusted returns on Two Harbors’ investment portfolio since it is based on Two Harbors’ stockholders’ equity and not on Two Harbors’ performance.

PRCM Advisers LLC is entitled to receive a management fee that is based on the amount of Two Harbors’ stockholders’ equity (as defined in the management agreement) at the end of each quarter, regardless of Two Harbors’ performance. Accordingly, the possibility exists that significant management fees could be payable to PRCM Advisers LLC for a given quarter despite the fact that Two Harbors could experience a net loss during that quarter. PRCM Advisers LLC’s entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to PRCM Advisers LLC to devote its time and effort to source and maximize risk-adjusted returns on Two Harbors’ investment portfolio, which could, in turn, adversely affect Two Harbors’ ability to pay dividends to its stockholders and the market price of its common stock or warrants. Further, the management fee structure gives PRCM Advisers LLC the incentive to maximize stockholders’ equity by the issuance of new Two Harbors shares of common stock or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure will reward PRCM Advisers LLC primarily based on the size of Two Harbors, and not on its financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect Two Harbors’ inclination to end its relationship with PRCM Advisers LLC.

Termination of the management agreement with PRCM Advisers LLC without cause is difficult and costly. The term “cause” is limited to those circumstances described under “Management of Two Harbors Following the Merger — Management Agreement with PRCM Advisers LLC.” The management agreement provides that, in the absence of cause, it may only be terminated by Two Harbors after the third anniversary of the consummation of the merger, upon the vote of the vote of at least two-thirds of all of Two Harbors’ independent directors or by a vote of the holders of a majority of the outstanding shares of Two Harbors’ common stock, based upon: (i) PRCM Advisers LLC’s unsatisfactory performance that is materially detrimental to Two Harbors, or (ii) a determination that the management fees payable to PRCM Advisers LLC are not fair, subject to PRCM Advisers LLC’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of all of Two Harbors’ independent directors. PRCM Advisers LLC will be provided 180 days prior notice of any such termination. Additionally, upon a termination by Two Harbors’ without cause (or upon a termination by PRCM Advisers LLC due to Two Harbors’ material breach), the management agreement provides that Two Harbors will pay PRCM Advisers LLC a termination payment equal to three times the sum of the annual management fee received by PRCM Advisers LLC during the 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. This provision increases the effective cost to Two Harbors of electing not to renew, or defaulting in Two Harbors’ obligations under, the management agreement, thereby adversely affecting Two Harbors’ inclination to end Two Harbors’ relationship with PRCM Advisers LLC, even if Two Harbors believes PRCM Advisers LLC’s performance is not satisfactory.

PRCM Advisers LLC is only contractually committed to serve Two Harbors until the third anniversary of the consummation of the merger. Thereafter, the management agreement is renewable on an annual basis; provided, however, that PRCM Advisers LLC may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage Two Harbors, Two Harbors may not be able to execute its business plan.

PRCM Advisers LLC’s, Pine River’s and Sub-Manager’s liability is limited under the management agreement, and Two Harbors has agreed to indemnify PRCM Advisers LLC, Sub-Manager and their respective affiliates, including Pine River, against certain liabilities. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC would not be liable.

Pursuant to the management agreement, PRCM Advisers LLC will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Two Harbors’ board of directors in following or declining to follow its advice or recommendations. PRCM Advisers LLC, Sub-Manager, their respective officers, stockholders, members, managers, personnel and directors, any person controlling or controlled by PRCM Advisers LLC or Sub-Manager and any person providing sub-advisory services to PRCM Advisers LLC will not be liable to Two Harbors, any subsidiary of Two Harbors, Two Harbors’ directors, stockholders or partners or any subsidiary’s stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except by reason of acts constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. Two Harbors has agreed to indemnify PRCM Advisers LLC, Sub-Manager and their respective affiliates, including Pine River, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC would not be liable.

Risks Related To Two Harbors’ Assets

Two Harbors may not realize gains or income from its assets.

Two Harbors seeks to generate both current income and capital appreciation for its stockholders. However, the assets Two Harbors acquires may not appreciate in value and, in fact, may decline in value, and the debt securities Two Harbors acquires may default on interest and/or principal payments. Accordingly, Two Harbors may not be able to realize gains or income from its assets. Any gains that Two Harbors does realize may not be sufficient to offset any other losses Two Harbors experiences. Any income that Two Harbors realizes may not be sufficient to offset its expenses.

Two Harbors has not yet identified any specific assets.

Two Harbors has not yet identified any specific assets for its portfolio and, thus, you will not be able to evaluate any proposed asset acquisitions before purchasing shares of Two Harbors’ common stock or warrants. Additionally, Two Harbors’ assets will be selected by PRCM Advisers LLC and Two Harbors’ stockholders and warrant holders will not have input into such decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of Two Harbors’ common stock or warrants.

Until appropriate assets can be identified, PRCM Advisers LLC may invest the funds to be released from the trust account upon consummation of the merger in interest-bearing short-term investments, including money market accounts, that are consistent with Two Harbors’ intention to qualify as a REIT. These investments are expected to provide a lower net return than Two Harbors will seek to achieve from its target assets. Two Harbors expects to reallocate a portion of the funds to be released from the trust account upon consummation of the merger into a more diversified portfolio of assets within three to six months, subject to the availability of appropriate opportunities. Suitable opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that PRCM Advisers LLC’s due diligence processes will uncover all relevant facts, including liabilities associated with potential assets or other weaknesses in such assets, or that any investment will be successful.

Two Harbors will have significant flexibility in using the funds to be released from the trust account upon consummation of the merger. You will be unable to evaluate the manner in which the funds to be released from the trust account upon consummation of the merger will be used or the economic merit of Two Harbors’ expected acquisitions and, as a result, Two Harbors may use the funds to acquire assets with which you may not agree. The failure of Two Harbors’ management to apply these proceeds effectively or find assets that meet its investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on Two Harbors’ business, financial condition, liquidity, results of operations and ability to make distributions to its stockholders, and could cause the value of its common stock or warrants to decline.

Prepayment rates may adversely affect the value of Two Harbors’ portfolio of assets.

The value of Two Harbors’ assets may be affected by prepayment rates on mortgage loans. Typically, the value of a mortgage-backed security includes market assumptions regarding, among other things, the speed at which the underlying mortgages will be prepaid. Generally, if the underlying mortgages are prepaid at a faster rate than anticipated, the value of the RMBS will decline because the total payment stream from the RMBS will be less. Further, if Two Harbors purchases assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because Two Harbors will have to amortize the related premium on an accelerated basis. Conversely, if Two Harbors purchases assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because Two Harbors will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the average remaining life of the loans, the average size of the remaining loans, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate Two Harbors from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by Two Harbors in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for Two Harbors to analyze its portfolio of assets.

Two Harbors’ success depends on its ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie its assets. Changes in interest rates and prepayments affect the market price of the assets that Two Harbors intends to purchase and any asset that Two Harbors holds at a given time. As part of Two Harbors’ overall portfolio risk management, Two Harbors will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on Two Harbors’ portfolio of assets. In conducting its analysis, Two Harbors will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, Two Harbors’ ability to (1) assess the market value of its portfolio of assets, (2) implement its hedging strategies and (3) implement techniques to reduce its prepayment rate volatility would be significantly affected, which could materially adversely affect Two Harbors’ financial position and results of operations.

Two Harbors may acquire RMBS collateralized by Subprime Mortgage Loans, which are subject to increased risks.

Two Harbors may acquire RMBS backed by collateral pools of Subprime Mortgage Loans, which are mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting Prime Mortgage Loans (mortgage loans that generally conform to Agency underwriting guidelines) and Alt-A Mortgage Loans (mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines and generally allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation). These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Subprime Mortgage Loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with Subprime Mortgage Loans, the performance of RMBS backed by Subprime Mortgage Loans that Two Harbors may acquire could be correspondingly adversely affected, which could adversely impact Two Harbors’ results of operations, financial condition and business.

Two Harbors’ portfolio of assets may be concentrated, and non-Agency assets will be subject to risk of default.

While Two Harbors intends to diversify its portfolio of assets in the manner described in this proxy statement/prospectus, Two Harbors is not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by its board of directors. Therefore, Two Harbors’ portfolio of assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that Two Harbors’ portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of Two Harbors’ assets within a short time period, which may reduce Two Harbors’ net income and the value of its shares or warrants and accordingly reduce its ability to pay dividends to its stockholders.

Two Harbors’ subordinated RMBS assets may be in the “first loss” position, subjecting it to greater risk of losses.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the issuing trust, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. In the event of default and the exhaustion of any classes of securities junior to those which Two Harbors may acquire and there is any further loss, Two Harbors will not be able to recover all of its investment in the securities it purchases. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related RMBS, the securities which Two Harbors may acquire may effectively become the

“first loss” position behind the more senior securities, which may result in significant losses to Two Harbors. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying RMBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect Two Harbors against loss of its principal on these securities.

Increases in interest rates could adversely affect the value of Two Harbors’ assets and cause its interest expense to increase, which could result in reduced earnings or losses and negatively affect Two Harbors’ profitability as well as the cash available for distribution to its stockholders.

Two Harbors expects to focus primarily on acquiring mortgage-related assets by purchasing non-Agency RMBS, Agency RMBS, residential mortgage loans, RMBS derivatives and other financial assets. In a normal yield curve environment, some of these types of assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to Two Harbors, which may negatively affect cash available for distribution to its stockholders.

A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted-average life of the assets could increase. Two Harbors could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements Two Harbors may enter into to finance the purchase of these securities.

Market values of Two Harbors’ assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, Two Harbors’ operating results will depend in large part on the difference between the income from its assets, net of credit losses, and financing costs. Two Harbors anticipates that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of its borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence Two Harbors’ net income. Increases in these rates will tend to decrease Two Harbors’ net income and market value of its assets.

Interest rate fluctuations may adversely affect the value of Two Harbors’ assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond Two Harbors’ control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect Two Harbors’ income and the value of its common stock or warrants. Furthermore, the stock market has recently experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to Two Harbors’ and that have been unrelated to these companies’ operating performances. Additionally, Two Harbors’ operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of Two Harbors’ common stock or warrants.

Some of the assets in Two Harbors’ portfolio will be recorded at fair value (as determined in accordance with Two Harbors’ pricing policy as approved by its board of directors) and, as a result, there will be uncertainty as to the value of these assets.

Some of the assets in Two Harbors’ portfolio will be in the form of securities that are not publicly traded. The fair value of securities and other assets that are not publicly traded may not be readily determinable. Two Harbors will value these assets quarterly at fair value, as determined in accordance with SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of Two Harbors’ assets may fluctuate over short periods of time and its determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of Two Harbors’ common stock or warrants could be adversely affected if Two Harbors’ determinations regarding the fair value of these assets were materially higher than the values that Two Harbors ultimately realizes upon their disposal.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair Two Harbors’ assets and harm its operations.

Because it is a newly-formed entity, Two Harbors is not burdened by the losses experienced by certain of its competitors as a result of the current recession and declines in real estate values. However, the risks associated with its business will be more severe during periods of future economic slowdown or recession, especially if these periods are accomplished by declining real estate values. Further, if the current economic slowdown persists or worsens after Two Harbors begins its investment program, Two Harbors will be subject to the same risks. Two Harbors’ non-Agency RMBS investments will be particularly sensitive to these risks.

Declining real estate values will likely reduce the level of new mortgage loan originations because borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers may also be less able to pay principal and interest on Two Harbors’ loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that Two Harbors will incur losses on its loans in the event of default because the value of Two Harbors’ collateral may be insufficient to cover its cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both Two Harbors’ net interest income from loans in its portfolio as well as Two Harbors’ ability to acquire and sell loans, which would significantly harm Two Harbors’ revenues, results of operations, financial condition, business prospects and Two Harbors’ ability to make distributions to its stockholders.

The non-Agency assets that Two Harbors will acquire are subject to delinquency, foreclosure and loss, which could result in losses to Two Harbors.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Owners of Agency RMBS are protected from the risk of default on the underlying mortgages by guarantees from federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. However, Two Harbors also intends to acquire non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities or the U.S. government.

In the event of any default under a non-Agency mortgage loan held directly by Two Harbors, Two Harbors will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on Two Harbors’ cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on Two Harbors’ anticipated return on the foreclosed mortgage loan.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the assets that Two Harbors acquires.

The U.S. Government, through the Federal Reserve, the FHA and the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the mortgage securities and such modifications are done in accordance with the terms of the relevant agreements. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, the assets that Two Harbors intends to acquire.

Two Harbors’ non-real estate investments may subject it to various risks, including credit risk, market risk, interest rate risk and liquidity risk.

Two Harbors intends to invest approximately 5% to 10% of its assets in certain non-real estate investments, subject to compliance with applicable REIT and 1940 Act requirements. These non-real estate investments may include asset-backed securities (“ABS”) collateralized by consumer or commercial receivables in sectors such as auto, credit card and student loans. Investors in ABS bear various risks, including credit risk, market risk, interest rate risk, liquidity risk, operations risk, structural risk and legal risk.

Credit risk arises from losses due to defaults by the borrowers in the underlying collateral and the ABS issuer’s or servicer’s failure to perform. These two elements may be related, as, for example, in the case of a servicer which does not provide adequate credit-review scrutiny to the serviced portfolio, leading to higher incidence of defaults. Market risk arises from the cash flow characteristics of the security, which for most ABS tend to be predictable. The greatest variability in cash flows comes from credit performance, including the presence of wind-down or acceleration features designed to protect the ABS purchaser in the event that credit losses in the portfolio rise well above expected levels. Interest rate risk arises for the ABS issuer from the relationship between the pricing terms on the underlying collateral and the terms of the rate paid to holders of the ABS and from the need to mark to market the excess servicing or spread account proceeds carried on the balance sheet. For the holder of the ABS, interest rate risk depends on the expected life of the ABS which may depend on prepayments on the underlying assets or the occurrence of wind-down or termination events. Liquidity risk may arise from an increase in perceived credit risk. Other risks arise through the potential for misrepresentation of loan quality or terms by the originating institution, misrepresentation of the nature and current value of the assets by the servicer and inadequate controls over disbursements and receipts by the servicer.

Risks Related to Two Harbors’ Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

Certain provisions of the Maryland General Corporation Law (“MGCL”) may have the effect of deterring a third party from making a proposal to acquire Two Harbors or of impeding a change in control under circumstances that otherwise could provide the holders of shares of Two Harbors’ common stock with the opportunity to realize a premium over the then-prevailing market price of such shares.

Two Harbors is subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between Two Harbors and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of Two Harbors’ then outstanding voting stock or an affiliate or associate of Two Harbors who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of Two Harbors’ then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between Two Harbors and an interested stockholder generally must be recommended by Two Harbors’ board of directors and approved by the affirmative vote of at least (1) eighty percent of the votes entitled to be cast by holders of outstanding shares of Two Harbors’ voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Two Harbors’ common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, Two Harbors’ board of directors has by resolution exempted business combinations (1) between Two Harbors and Pine River or its affiliates and (2) between Two Harbors and any person, provided that such business combination is first approved by Two Harbors’ board of directors (including a majority of Two Harbors’ directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Two Harbors and any of them. As a result, Pine River may be able to enter into business combinations with Two Harbors that may not be in the best interests of Two Harbors’ stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation (defined as voting shares of stock which, when aggregated with all other shares of stock controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by Two Harbors’ stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, Two Harbors’ officers and Two Harbors’ employees who are also Two Harbors’ directors. Two Harbors’ bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Two Harbors’ stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL (Title 3, Subtitle 8 of the MGCL) permit Two Harbors’ board of directors, without stockholder approval and regardless of what is currently provided in Two Harbors’ charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) Two Harbors does not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for Two Harbors or of delaying, deferring or preventing a change in control of Two Harbors under circumstances that otherwise could provide the holders of shares of Two Harbors’ common stock with the opportunity to realize a premium over the then current market price. Two Harbors’ charter contains a provision whereby Two Harbors has elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on its board of directors. See “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws.”

Two Harbors’ authorized but unissued shares of common and preferred stock and the ownership limitations contained in Two Harbors’ charter, may prevent a change in Two Harbors’ control.

Two Harbors’ charter authorizes Two Harbors to issue additional authorized but unissued shares of common or preferred stock. In addition, Two Harbors’ board of directors may, with the approval of a majority of the entire board and without stockholder approval, amend its charter to increase or decrease the aggregate number of shares of its stock or the number of shares of stock of any class or series that Two Harbors has the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, Two Harbors’ board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interests of its stockholders.

In addition, Two Harbors’ charter contains restrictions limiting the ownership and transfer of shares of Two Harbors’ common stock and other outstanding shares of capital stock. The relevant sections of Two Harbors’ charter provide that, subject to certain exceptions described below, ownership of shares of Two Harbors’ common stock by any person is limited to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock (the common share ownership limit), and no more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” These charter provisions will restrict the ability of persons to purchase shares in excess of the relevant ownership limits.

Two Harbors’ charter contains provisions that make removal of its directors difficult, which could make it difficult for Two Harbors’ stockholders to effect changes in Two Harbors’ management.

Two Harbors’ charter provides that, subject to the rights of any series of preferred stock, a director may be removed only by the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors. Its bylaws provide that vacancies generally may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change Two Harbors’ management by removing and replacing directors and may prevent a change in Two Harbors’ control that is in the best interests of its stockholders.

Two Harbors’ rights and your rights to take action against its directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

As permitted by Maryland law, Two Harbors’ charter eliminate the liability of its directors and officers to Two Harbors and you for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, Two Harbors’ charter authorizes Two Harbors to obligate itself to indemnify its present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Two Harbors’ bylaws require Two Harbors to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, who is made, or threatened to be made, a party to any proceeding because of his or her service to Two Harbors. In addition, Two Harbors may be obligated to fund the defense costs incurred by its directors and officers. See “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Tax Risks

Two Harbors’ failure to qualify as a REIT would subject it to U.S. federal income tax and potentially increased state and local taxes, which would reduce the amount of cash available for distribution to its stockholders.

Two Harbors has been organized and intends to operate in a manner that will enable it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. Two Harbors has not requested and does not intend to request a ruling from the Internal Revenue Service (the “IRS”) that it qualifies as a REIT. The U.S. federal income tax laws governing REITs are complex, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, Two Harbors must meet, on an ongoing basis, various tests regarding the nature of its assets and its income, the ownership of its outstanding shares, and the amount of its distributions. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for Two Harbors to qualify as a REIT. Thus, while Two Harbors intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in its circumstances, no assurance can be given that it will so qualify for any particular year. These considerations also might restrict the types of assets that Two Harbors can acquire in the future.

If Two Harbors fails to qualify as a REIT in any taxable year, and does not qualify for certain statutory relief provisions, it would be required to pay U.S. federal income tax on its taxable income, and distributions to its stockholders would not be deductible by Two Harbors in determining its taxable income. In such a case, Two Harbors might need to borrow money or sell assets in order to pay its taxes. Two Harbors’ payment of income tax would decrease the amount of its income available for distribution to its stockholders. Furthermore, if Two Harbors fails to maintain its qualification as a REIT, it no longer would be required to distribute substantially all of its net taxable income to its stockholders. In addition, unless Two Harbors were eligible for certain statutory relief provisions, it could not re-elect to qualify as a REIT until the fifth calendar year following the year in which it failed to qualify.

Complying with REIT requirements may cause Two Harbors to forego otherwise attractive investment opportunities or financing or hedging strategies.

To qualify as a REIT for U.S. federal income tax purposes, Two Harbors must continually satisfy various tests regarding the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of its stock. To meet these tests, Two Harbors may be required to forego investments it might otherwise make. Two Harbors may be required to make distributions to stockholders at disadvantageous times or when it does not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to it in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder Two Harbors’ investment performance.

Complying with REIT requirements may force Two Harbors to liquidate otherwise profitable assets.

To qualify as a REIT, Two Harbors must ensure that at the end of each calendar quarter, at least 75% of the value of its assets consists of cash, cash items, government securities and designated real estate assets, including certain mortgage loans and shares in other REITs. Subject to certain exceptions, its ownership of securities, other than government securities and securities that constitute real estate assets, generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of Two Harbors’ assets, other than government securities and securities that constitute real estate assets, can consist of the securities of any one issuer, and no more than 25% of the value of Two Harbors’ total securities can be represented by securities of one or more TRSs. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of

Two Harbors as a REIT — Asset Tests.” If Two Harbors fails to comply with these requirements at the end of any calendar quarter after the first calendar quarter for which it qualifies as a REIT, it must generally correct such failure within 30 days after the end of the calendar quarter to avoid losing its REIT qualification. As a result, Two Harbors may be required to liquidate otherwise profitable assets prematurely, which could reduce its return on assets, which could adversely affect returns to its stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax exempt investors.

If (1) all or a portion of Two Harbors’ assets are subject to the rules relating to taxable mortgage pools, (2) Two Harbors is a “pension held REIT,” (3) a tax exempt stockholder has incurred debt to purchase or hold Two Harbors’ common stock, or (4) Two Harbors purchases residual REMIC interests that generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Complying with REIT requirements may limit Two Harbors’ ability to hedge effectively.

The REIT provisions of the Code may limit Two Harbors’ ability to hedge its assets and operations. Under these provisions, any income that Two Harbors generates from transactions intended to hedge its interest rate and currency risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if the instrument hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate or income or gain that would be qualifying income under the 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury regulations. In addition, any income from other hedges would generally constitute nonqualifying income for purposes of both the 75% and 95% gross income tests. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT— Gross Income Tests — Hedging Transactions.” As a result of these rules, Two Harbors may have to limit its use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than Two Harbors would otherwise incur.

The failure of a loan subject to a repurchase agreement to qualify as a real estate asset would adversely affect Two Harbors’ ability to qualify as a REIT.

Two Harbors may enter into repurchase agreements under which it will nominally sell certain of its loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Two Harbors believes that it will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that Two Harbors did not own the loan assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

REIT distribution requirements could adversely affect Two Harbors’ ability to execute its business plan and may require it to incur debt, sell assets or take other actions to make such distributions.

In order to qualify as a REIT, Two Harbors must distribute to its stockholders, each calendar year, at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that Two Harbors satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it is subject to U.S. federal corporate income tax on Two Harbors’ undistributed income. In addition, Two Harbors will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax law.

Two Harbors intends to distribute its net income to its stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement that Two Harbors’ TRSs distribute their after-tax net income to it and such TRSs that Two Harbors forms may, to the extent consistent with maintaining Two Harbors’ qualification as a REIT, determine not to make any current distributions to it.

Two Harbors’ taxable income may substantially exceed its net income as determined by generally accepted accounting principles (“GAAP”) or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, capital losses will be deducted in determining Two Harbors’ GAAP net income, but may not be deductible in computing its taxable income. In addition, Two Harbors will likely invest in assets, including debt instruments requiring it to recognize market discount income or accrue original issue discount (“OID”), that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as “phantom income.” Although some types of phantom income are excluded to the extent they exceed 5% of Two Harbors’ net income in determining the 90% distribution requirement, Two Harbors may incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if it does not distribute those items on an annual basis. Finally, Two Harbors may be required under the terms of the indebtedness that it incurs, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that Two Harbors will recognize income but will not have a corresponding amount of cash available for distribution to its stockholders.

As a result of the foregoing, Two Harbors may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year, it may be required to: (i) sell assets in adverse market conditions (ii) borrow on unfavorable terms (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt or (iv) make a taxable distribution of its shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder Two Harbors’ ability to grow, which could adversely affect the value of its common stock or warrants.

Even if Two Harbors qualifies as a REIT, it may be required to pay certain taxes.

Even if Two Harbors qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. In addition, Two Harbors will hold some of its assets through taxable subsidiary corporations, including Capitol and any other TRSs. Capitol and any other TRSs or other taxable corporations in which Two Harbors owns an interest will be subject to U.S. federal, state and local corporate taxes. Payment of these taxes generally would reduce Two Harbors’ cash flow and the amount available to distribute to its stockholders. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of REITs in General.”

Two Harbors may choose to pay dividends in its own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

Two Harbors may distribute taxable dividends that are payable in cash and shares of its common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in Two Harbors’ stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of Two Harbors’ current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of Two Harbors’ stock at the time of the sale. For more information on the tax consequences of distributions with respect to Two Harbors common stock, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT — Taxation of Taxable U.S Stockholders,” “— Annual Distribution Requirements.” Furthermore, with respect to non-U.S. stockholders, Two Harbors may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of Two Harbors’ stockholders determine to sell shares of Two Harbors’ common stock in order to pay taxes owed on dividends, such sales may put downward pressure on the trading price of its common stock.

Further, while Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent Two Harbors will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

Two Harbors’ ability to invest in and dispose of “to be announced” securities could be limited by Two Harbors’ REIT qualification, and Two Harbors could fail to qualify as a REIT as a result of these investments.

Two Harbors may purchase Agency RMBS through TBAs, or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, Two Harbors may dispose of the TBA through a dollar roll transaction in which it agrees to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. Two Harbors will account for dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless Two Harbors is advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, it will limit its investment in TBAs and any other non-qualifying assets to no more than 25% of its total assets at the end of any calendar quarter. Furthermore, until Two Harbors is advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, it will limit its gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of its total gross income for each calendar year. Accordingly, Two Harbors’ ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if Two Harbors is advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, Two Harbors could be subject to a penalty tax or could fail to qualify as a REIT if (i) the value of Two Harbors’ TBAs, together with its non-qualifying assets for the 75% asset test, exceeded 25% of its gross assets at the end of any calendar quarter, or (ii) Two Harbors’ income and gains from the disposition of TBAs, together with its non-qualifying income for the 75% gross income test, exceeded 25% of its gross income for any taxable year.

Although Two Harbors’ use of TRSs may be able to partially mitigate the impact of meeting the requirements for qualification as a REIT, its ownership of and relationship with its TRSs is limited and a failure to comply with the limits would jeopardize its REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. Other than certain activities relating to lodging and healthcare facilities, a TRS generally may engage in any business and may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Capitol and other TRSs that Two Harbors may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to Two Harbors but are not required to be distributed to Two Harbors. Two Harbors anticipates that the aggregate value of the securities of its TRSs will be less than 25% of the value of its total assets (including Two Harbors’ TRS securities). Furthermore, Two Harbors intends to monitor the value of its respective investments in its TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, it will review all of its transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that Two Harbors will be able to comply with the 25% limitation or to avoid application of the 100% excise tax discussed above.

Two Harbors may be required to report taxable income with respect to certain of its investments in excess of the economic income it ultimately realizes from them.

Two Harbors may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. In the case of residential mortgage loans, principal payments are ordinarily made monthly, and consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If Two Harbors collects less on a debt instrument than its purchase price plus the market discount it had previously reported as income, it may not be able to benefit from any offsetting loss deduction in a subsequent taxable year.

Similarly, some of the mortgage-backed securities that Two Harbors purchases will likely have been issued with OID. Two Harbors will be required to report such OID based on a constant yield method and income will accrue based on the assumption that all future projected payments due on such mortgage-backed securities will be made. If such mortgage-backed securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year in which uncollectibility is provable.

Finally, in the event that any debt instruments or mortgage-backed securities acquired by Two Harbors are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by Two Harbors encounters financial difficulty rendering it unable to pay stated interest as due, Two Harbors may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, Two Harbors may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while Two Harbors would in general ultimately have an offsetting loss deduction available to it when such interest was determined to be uncollectible, the utility of that deduction would depend on Two Harbors having taxable income in that later year or thereafter.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of Two Harbors’ shares or warrants.

The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including Two Harbors’ shares.

Two Harbors may be subject to adverse legislative or regulatory tax changes that could reduce the market price of its shares of common stock or warrants.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. Two Harbors cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. Two Harbors and its stockholders or warrantholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in Two Harbors’ shares of common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in Two Harbors’ shares of common stock.

Risks Related to Capitol and the Merger and the Securities of Two Harbors Following the Merger

If Capitol is unable to effect a business combination and is forced to liquidate, its warrants will expire worthless.

If Capitol does not complete the merger or another business combination by November 8, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will distribute to all holders of Public Shares, in proportion to the number of Public Shares held by them, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. In such event, there will be no distribution with respect to Capitol’s outstanding warrants. Accordingly, the warrants will expire worthless.

Capitol’s stockholders may be held liable for claims by third parties against Capitol to the extent of distributions received by them.

Capitol’s amended and restated certificate of incorporation provides that Capitol will continue in existence only until November 8, 2009. If Capitol has not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law (“DGCL”), its corporate existence will cease except for the purposes of winding up its affairs and liquidating. Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Capitol’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after November 8, 2009 and, therefore, it does not intend to comply with those procedures.

Because Capitol will not be complying with those procedures, it is required, pursuant to Section 281 of the DGCL, to adopt a plan that will provide for its payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Capitol would be required to provide for any creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. Capitol cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take 60 days or more to be completed. Furthermore, Capitol cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Capitol’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Capitol’s stockholders may extend well beyond the third anniversary of such date. Accordingly, there can be no assurance that third parties will not seek to recover from Capitol’s stockholders amounts owed to them by Capitol.

If Capitol is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Capitol’s stockholders. Furthermore, because Capitol intends to distribute the proceeds held in the trust fund to its public stockholders promptly after November 8, 2009 if it has not completed a business combination by such date, this may be viewed or interpreted as giving preference to Capitol’s public stockholders over any potential creditors with respect to access to or distributions from Capitol’s assets. Furthermore, Capitol’s board may be viewed as having breached their fiduciary duties to Capitol’s creditors and/or may have acted in bad faith; thereby exposing itself and Capitol to claims of punitive damages, by paying public stockholders from the trust fund prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against Capitol for these reasons.

The management of Capitol does not have substantial experience in making investments in real estate programs that invest in mortgage backed securities.

The management of Capitol, including members of its board of directors, has long and diverse experience in operational management, investments and financial management and analysis. However, they do not have substantial experience in making investments in real estate programs that invest in mortgage backed securities. Accordingly, they may not have properly analyzed the transaction with Two Harbors.

Future issuances and sales of shares of Two Harbors’ common stock may depress the market price of Two Harbors’ common stock or warrants or have adverse consequences for Two Harbors’ stockholders or warrantholders.

Two Harbors will issue up to 26,249,000 shares of common stock and warrants to purchase 33,249,000 shares of common stock in connection with the consummation of the merger. Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. Each independent director will receive shares of Two

Harbors’ restricted common stock upon consummation of the merger with a market value of $50,000. The shares of restricted common stock to be granted to Two Harbors’ independent directors shall vest as follows: one-third on each of the date of the first anniversary of the consummation of the merger, the second anniversary of the consummation of the merger and the third anniversary of the consummation of the merger, provided in each case such director is serving as a board member on the vesting date.

Two Harbors cannot predict the effect, if any, of future sales of its common stock, or the availability of shares for future sales, on the market price of its common stock or warrants. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for Two Harbors’ common stock or warrants.

Also, Two Harbors may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. Two Harbors is not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in Two Harbors.

Two Harbors has not established a minimum distribution payment level and Two Harbors cannot assure you of its ability to pay distributions in the future.

Two Harbors intends to pay quarterly distributions and to make distributions to its stockholders in an amount such that Two Harbors distributes all or substantially all of its REIT taxable income in each year, subject to certain adjustments. Two Harbors has not established a minimum distribution payment level and its ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this proxy statement/prospectus. All distributions will be made, subject to Maryland law, at the discretion of Two Harbors’ board of directors and will depend on Two Harbors’ earnings, its financial condition, any debt covenants, maintenance of its REIT qualification and other factors as its board of directors may deem relevant from time to time. Two Harbors believes that a change in any one of the following factors could adversely affect its results of operations and impair its ability to pay distributions to its stockholders:

•	the profitability of the assets acquired with of the funds to be released from the trust account upon consummation of the merger;

•	Two Harbors’ ability to make profitable acquisitions;

•	margin calls or other expenses that reduce Two Harbors’ cash flow;

•	defaults in Two Harbors’ asset portfolio or decreases in the value of its portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

Two Harbors cannot assure you that Two Harbors will achieve results that will allow Two Harbors to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of Two Harbors’ distributions may include a return in capital.

Your ability to exercise your warrants may be limited by the ownership limits contained in Two Harbors’ charter.

Your ability to exercise your warrants may be limited by the ownership limits contained in Two Harbors’ charter. In particular, to assist Two Harbors in qualifying as a REIT, ownership of shares of Two Harbors’ common stock by any person is limited under the charter, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock. Moreover, assuming the warrant amendment proposals are approved, the terms of the warrants will limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive

Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. In addition, Two Harbors’ charter contains various other restrictions limiting the ownership and transfer of Two Harbors’ common stock. As a result, you may not be able to exercise your warrants if such exercise would cause you to own shares of Two Harbors common stock in excess of these ownership limits.

You will not be able to exercise your warrants if an effective registration statement is not in place when you desire to do so.

No public warrant will be exercisable and Two Harbors will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, Two Harbors will be required to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, there can be no assurance that Two Harbors will be able to do so, and if it does not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. Additionally, Two Harbors will have no obligation to settle the warrants for cash or “net cash settle” any warrant exercise. Accordingly, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. If the warrants expire worthless, this would mean that a person who paid $10.00 for a unit in Capitol’s IPO and who did not sell the warrant included in the unit would have effectively paid $10.00 for one share of Two Harbors common stock.

An investor will only be able to exercise a warrant if the issuance of Two Harbors shares of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable by a warrant holder and Two Harbors will not be obligated to issue shares of common stock unless the shares of common stock issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following completion of the merger), Two Harbors expects to become listed on the NYSE, which would provide an exemption from registration in every state. Accordingly, Two Harbors believes holders in every state will be able to exercise their warrants as long as its prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, there can be no assurance of this fact. If a warrant holder is unable to exercise his warrants in a particular state, he may be forced to sell his warrant and therefore lose the benefit of purchasing Two Harbors stock. Furthermore, the price he receives for his warrant may not equal the difference between the exercise price and the stock price.

Two Harbors’ warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market.

Outstanding redeemable warrants to purchase an aggregate of 26,249,000 shares of Two Harbors common stock (issued in connection with the conversion, pursuant to the merger, of the Capitol warrants issued in the IPO) and warrants to purchase an aggregate of 7,000,000 shares of common stock (issued in connection with the conversion, pursuant to the merger, of the warrants sold to the Capitol Founders simultaneously with the consummation of the IPO (“Sponsors’ Warrants”)) will become exercisable after the consummation of the merger. These warrants likely will be exercised if the market price of the shares of Two Harbors common stock equals or exceeds $11.00 per share (assuming the warrant amendment proposals are approved). Therefore, as long as warrants remain outstanding, there will be a drag on any increase in the price of Two Harbors’ common stock in excess of $11.00 per share. To the extent such warrants are exercised, additional shares of Two Harbors common stock will be issued, which would dilute the ownership of existing stockholders.

If Capitol stockholders fail to vote against the merger proposal and fail to deliver their shares in accordance with the conversion requirements specified in this proxy statement/prospectus, they will not be entitled to convert their shares of common stock of Capitol into a pro rata portion of the trust account.

Capitol stockholders holding Public Shares who affirmatively vote against the merger proposal may demand that Capitol convert their shares into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger. Capitol stockholders who seek to exercise this conversion right must affirmatively vote against the merger and deliver their stock (either physically or electronically) to Capitol’s transfer agent prior to the vote at the meeting. Any Capitol stockholder who fails to vote against the merger proposal and who fails to deliver his or her stock will not be entitled to convert his or her shares into a pro rata portion of the trust account for conversion of his or her shares. See the section entitled “The Merger Proposal — Conversion Rights” for the procedures to be followed if you wish to convert your shares to cash.

The NYSE may not list Two Harbors’ securities on its exchange, which could limit investors’ ability to make transactions in Two Harbors’ securities and subject Two Harbors to additional trading restrictions.

Two Harbors has applied to have its common stock and warrants listed on the NYSE as soon as practicable in connection with the merger. Two Harbors will be required to meet the initial listing requirements to be listed. Two Harbors may not be able to meet those initial listing requirements. Even if Two Harbors’ securities are so listed, Two Harbors may be unable to maintain the listing of its securities in the future.

If the NYSE does not list Two Harbors’ securities for trading on its exchange, Two Harbors could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity with respect to its securities;

•

a determination that its shares of common stock are “penny stock,” which will require brokers trading in its shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the shares of common stock;

•	a limited amount of news and analyst coverage for Two Harbors; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Two Harbors’ stock or warrant price could fluctuate and could cause you to lose a significant part of your investment.

Following consummation of the merger, the market price of Two Harbors’ securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:

•	changes in financial estimates by analysts;

•	fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	general economic conditions;

•	changes in market valuations of similar companies;

•	terrorist acts;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	future sales of its common stock;

•	regulatory developments in the United States, foreign countries or both;

•	litigation involving Two Harbors, its subsidiaries or its general industry; and

•	additions or departures of key personnel at PRCM Advisers LLC or Pine River.

Capitol’s current directors and executive officers own shares of Capitol common stock and warrants that will be worthless if the merger is not approved. In addition, they will receive consideration under the sub-management agreement that is different than, and potentially more valuable than, the consideration that holders of Public Shares will receive for their shares if the merger is approved. Such interests may have influenced their decision to approve the business combination with Two Harbors.

Capitol’s Founders beneficially own Founders’ Shares that they purchased prior to its IPO and 7,000,000 Sponsors’ Warrants they purchased in a private placement that occurred simultaneously with Capitol’s IPO. Such persons are not entitled to receive any of the cash proceeds that may be distributed upon Capitol’s liquidation with respect to shares they acquired prior to its IPO. Therefore, if the merger is not approved and Capitol does not consummate another business combination by November 8, 2009 and is forced to liquidate, such Founders’ Shares and Sponsors’ Warrants held by such persons will be worthless. As of September 24, 2009, the record date for the special meeting, Capitol’s Founders held $            in common stock (based on a market price of $            ) and $            in warrants (based on a market price of $            ). The Capitol Founders have agreed to have their Founders’ Shares cancelled. Furthermore, Sub-Manager, an affiliate of the Capitol Founders, will be providing services to PRCM Advisers LLC upon consummation of the merger pursuant to which it will earn certain fees. See the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.”

These financial interests of Capitol’s Founders may have influenced their decision to approve Capitol’s merger with Two Harbors and to continue to pursue the merger. In considering the recommendations of Capitol’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

Capitol’s chief executive officer is liable to ensure that proceeds of the trust are not reduced by vendor claims in the event the merger is not consummated. Such liability may have influenced his decision to approve the merger with Two Harbors.

If Capitol liquidates prior to the consummation of a business combination, Mark D. Ein, Capitol’s chief executive officer, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Capitol for services rendered or contracted for or products sold to Capitol. However, this agreement entered into by Mr. Ein specifically provides for two exceptions to the personal indemnity he has given: Mr. Ein will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with Capitol waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under Capitol’s indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Neither Capitol nor Mr. Ein has any reason to believe that Mr. Ein will not be able to fulfill his indemnity obligations to Capitol if required to do so.

Additionally, if Capitol is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Ein has agreed to advance Capitol the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses. If Capitol consummates the merger, Mr. Ein will no longer be responsible for such expenses. See the section entitled “Other Information Related to Capitol — Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further information.

These personal obligations may have influenced Mr. Ein’s decision to approve Capitol’s merger with Two Harbors and to continue to pursue the merger. In considering the recommendations of Capitol’s board of directors to vote for the merger proposal and other proposals, you should consider these interests.

The exercise of Capitol’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the merger may result in a conflict of interest when determining whether such changes to the terms of the merger or waivers of conditions are appropriate and in Capitol’s stockholders’ best interest.

In the period leading up to the closing of the merger, events may occur that, pursuant to the Merger Agreement, would cause Capitol to agree to amend the Merger Agreement, to consent to certain actions taken by Two Harbors or to waive rights that Capitol is entitled to under the Merger Agreement. Such events could arise because of a request by Two Harbors to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Two Harbors’ business and would entitle Capitol to terminate the Merger Agreement. In any of such circumstances, it would be discretionary on Capitol, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Capitol and what he may believe is best for himself in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Capitol does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the merger proposal has been obtained. Although certain changes could be made without further stockholder approval, Capitol will circulate a new or amended proxy statement/prospectus and resolicit its stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the stockholder vote on the merger proposal.

If the merger is completed, a large portion of the funds in the trust account established by Capitol in connection with its IPO for the benefit of the holders of the Public Shares may be used to pay converting stockholders or for the purchase, directly or indirectly, of Public Shares. As a consequence, if the merger is completed, such funds will not be available to Two Harbors for working capital and general corporate purposes and the number of beneficial holders of Capitol’s and Two Harbors’ securities may be reduced to a number that may preclude the quotation, trading or listing of Two Harbors’ securities other than on the Over-the-Counter Bulletin Board.

Pursuant to Capitol’s amended and restated certificate of incorporation, holders of Public Shares may vote against the merger proposal and demand that Capitol convert their shares, calculated as of two business days prior to the anticipated consummation of the merger, into a pro rata share of the trust account where a substantial portion of the net proceeds of the IPO are held. Capitol will not consummate the merger if holders of 7,874,699 or more Public Shares exercise these conversion rights. Furthermore, a large portion of the funds in the trust account may be used by Two Harbors, Capitol or their affiliates to acquire Public Shares from holders thereof who have indicated their intention to vote against the merger proposal and elect to convert their shares into cash so that such shares will be voted in favor of the merger proposal. As a consequence of such purchases,

•

the funds in Capitol’s trust account that are so used will not be available to Two Harbors after the merger and the actual amount of such funds that Two Harbors may retain for its own use will be diminished; and

•

the public “float” of Two Harbors’ common stock may be reduced and the number of beneficial holders of Capitol’s and Two Harbors’ securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of Two Harbors’ securities on the NYSE or any other national securities exchange.

Persons who purchased Public Shares in the IPO may have rights to rescind their purchases or assert a claim for damages therefor against Capitol and the former directors and officers of Capitol.

Capitol’s amended and restated certificate of incorporation and IPO prospectus require Capitol to complete a business combination in which it acquires a target business having a fair market value equal to at least 80% of Capitol’s trust account balance (excluding deferred underwriting discounts and commissions) and, if the transaction is a related party transaction, to obtain the approval from disinterested independent directors and an opinion from an independent investment banking firm indicating that the transaction is fair to public stockholders from a financial point of view. Furthermore, Capitol’s IPO prospectus did not disclose that funds in its trust account might be used, directly or indirectly, to purchase Public Shares from holders who have indicated their intention to vote against the merger and seek conversion of their shares to cash (as Capitol may contemplate doing). Also, Capitol’s IPO prospectus stated that specific provisions in Capitol’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Capitol had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Consequently, each person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may seek rescission of the purchase of the units he acquired in the IPO (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

If Capitol is unable to complete the merger with Two Harbors or another business combination by November 8, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and will liquidate. In such event, third parties may bring claims against Capitol and, as a result, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders could be less than $9.87 per share.

Capitol must complete a business combination with Two Harbors or another target business by November 8, 2009, when, pursuant to its amended and restated certificate of incorporation, its corporate existence will terminate and it will be required to liquidate. In such event, third parties may bring claims against Capitol. Although Capitol has obtained waiver agreements from certain vendors and service providers it has engaged and owe money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers (representing approximately $         in liabilities owed by Capitol) will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Capitol’s public stockholders. Additionally, if Capitol is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Capitol’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Capitol’s stockholders. To the extent any bankruptcy or other claims deplete the trust account, there can be no assurance that Capitol will be able to return to its public stockholders at least $9.87 per share.

The transaction with Two Harbors was not approved by a majority of Capitol’s disinterested independent directors as required by Capitol’s amended and restated certificate of incorporation and IPO prospectus and

Capitol’s board of directors did not obtain a fairness opinion in determining whether or not to proceed with the transaction with Two Harbors and, as a result, no independent party has passed upon the fairness of the transaction from a financial point of view to Capitol’s public stockholders.

Because Capitol’s Founders, through Sub-Manager, will be entitled, pursuant to a sub-management agreement with PRCM Advisers LLC, to a portion of the management fee earned by PRCM Advisers LLC pursuant to the management agreement between Two Harbors and PRCM Advisers LLC, the Capitol Founders may be deemed to be affiliated with Two Harbors. Accordingly, the transaction might require approval by a majority of Capitol’s disinterested independent directors. However, because of the relationship described above, there are no disinterested independent directors on Capitol’s board. Accordingly, the transaction has not been approved by such a group of individuals. Furthermore, because of the relationship described above, a fairness opinion might be required to be obtained from an independent investment banking firm indicating the transaction is fair to the holders of Public Shares from a financial point of view. However, the absence of an existing business by Two Harbors precluded the use of customary analyses on which fairness opinions are based. Therefore, it was determined by Capitol’s board of directors that a fairness opinion was not necessary. Accordingly, an investor would be relying solely on the judgment of Capitol’s board of directors in determining whether or not the transaction is fair to the holders of Public Shares from a financial point of view. Capitol’s board of directors may be incorrect in its assessment of the transaction. See the section entitled “The Merger Proposal —Interests of Capitol’s Directors and Officers and Others in the Merger.”

FORWARD-LOOKING STATEMENTS

Capitol and Two Harbors believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

Capitol and Two Harbors believe it is important to communicate their expectations to their respective securityholders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Capitol or Two Harbors in such forward-looking statements, including among other things:

•	Capitol’s ability to complete its initial business combination within the specified time limits;

•	the number and percentage of Capitol’s stockholders voting against the merger proposal and seeking conversion;

•	delisting of Capitol’s securities from the NYSE Amex or the ability to have Two Harbors’ securities listed on the NYSE following the merger;

•	the potential liquidity and trading of Capitol’s and Two Harbors’ public securities;

•	Two Harbors’ projected operating results;

•	Two Harbors’ ability to obtain financing arrangements, including under temporary programs established or proposed to be established by the U.S. government;

•	general volatility of the securities markets in which Two Harbors invests;

•	availability of investment opportunities in mortgage-related, real estate related and other securities;

•	Two Harbors’ expected investments and the expected composition of its investment portfolio;

•	interest rate mismatches between Two Harbors’ target assets and any borrowings used to fund such investments;

•	changes in interest rates and the market value of Two Harbors’ target assets;

•	changes in prepayment rates on Two Harbors’ target assets;

•	effects of hedging instruments on Two Harbors’ target assets;

•	rates of default or decreased recovery rates on Two Harbors’ target assets;

•	the degree to which Two Harbors’ hedging strategies may or may not protect it from interest rate volatility;

•	the impact of changes in governmental regulations, tax law and rates, bankruptcy law, accounting rules and guidance and similar matters;

•	Two Harbors’ ability to maintain its qualification as a REIT for U.S. federal income tax purposes;

•	Two Harbors’ ability to maintain its exemption from registration under the 1940 Act;

•	availability of qualified personnel, including the continuing availability of Pine River’s Fixed Income investment team to provide services to Two Harbors;

•	estimates relating to Two Harbors’ ability to make distributions to its stockholders in the future;

•	Two Harbors’ understanding of its competition; and

•	market trends in Two Harbors’ industry, interest rates, real estate values, the debt securities markets or the general economy.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements included herein attributable to any of Capitol, Two Harbors or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Capitol and Two Harbors undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the merger proposal or any of the other proposals, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Capitol and/or Two Harbors.

SPECIAL MEETINGS OF CAPITOL STOCKHOLDERS AND WARRANTHOLDERS

General

Capitol is furnishing this proxy statement/prospectus to its stockholders and warrantholders as part of the solicitation of proxies by its board of directors for use at the special meetings of Capitol stockholders and warrantholders to be held on October     , 2009, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Capitol stockholders and warrantholders on or about September     , 2009 in connection with the vote on the proposals described herein. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meetings.

Date, Time and Place

The special meetings of stockholders and warrantholders will be held on October     , 2009, at 10:00 a.m., eastern time, at the offices of Graubard Miller, Capitol’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

Purpose of the Capitol Special Meetings

At the special meeting of stockholders, Capitol will ask holders of its common stock to:

•

consider and vote upon separate proposals to amend Capitol’s amended and restated certificate of incorporation to allow Capitol to complete the merger with Merger Sub Corp. even though (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub Corp. is an operating business, (iii) the fair market value of Two Harbors and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, (iv) the transaction will not be approved by disinterested independent directors and (v) Capitol will not be receiving a fairness opinion from an independent investment banking firm that the transaction is fair to public stockholders from a financial point of view (the initial charter proposals);

•

consider and vote upon a proposal to (i) adopt the Merger Agreement among Capitol, Merger Sub Corp., Two Harbors and Pine River which, among other things, provides for the merger of Merger Sub Corp. with and into Capitol, with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors, and (ii) approve the business combination contemplated by the Merger Agreement (the merger proposal);

•

consider and vote upon separate proposals to approve the following differences between the charter of Two Harbors to be in effect following the merger and Capitol’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “Two Harbors Investment Corp.” as opposed to “Capitol Acquisition Corp.”; (ii) Two Harbors will have 450,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock and may increase or decrease such amounts without stockholder approval, as opposed to Capitol having 75,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock and not being able to increase or decrease such amounts without stockholder approval; (iii) Two Harbors’ corporate existence will be perpetual as opposed to Capitol’s corporate existence terminating on November 8, 2009; (iv) Two Harbors’ board of directors will not be classified as opposed to Capitol’s which is classified; (v) Two Harbors’ charter will not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains; (vi) Two Harbors’ charter will include a provision that will assist Two Harbors in qualifying to be treated as a REIT commencing with Two Harbors’ taxable year ending December 31, 2009, which provision is not included in Capitol’s amended and restated certificate of incorporation; this provision will prevent stockholders or other persons from transferring, acquiring or holding Two Harbors stock if, as a result, (a) Two Harbors’ stock will not be beneficially owned by 100 or more persons, (b) more than 50% of the value of the outstanding shares of stock will be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), (c) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors common stock, after applying certain attribution rules and subject to certain exceptions, or (d) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors stock, after applying certain attribution rules and subject to certain exceptions; and (vii) Two Harbors’ charter will include a provision that provides that Two Harbors’ board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT, which provision is not included in Capitol’s amended and restated certificate of incorporation (the secondary charter proposals); and

•

consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Capitol is not authorized to consummate the merger (the adjournment proposal).

The approval of the initial charter proposals and the merger proposal is a condition to the consummation of the merger discussed above. Under the Merger Agreement, the approval of the secondary charter proposals is not a condition to the consummation of the merger and the vote on such proposal will not impact whether the merger is consummated.

At the special meeting of warrantholders, Capitol will ask holders of its warrants to:

•

in connection with the transactions contemplated by the Merger Agreement, consider and vote upon separate proposals to amend the Warrant Agreement, dated as of November 8, 2007, between Capitol and Continental Stock Transfer & Trust Company which governs the terms of Capitol’s outstanding warrants to (i) increase the exercise price of Capitol’s warrants from $7.50 per share to $11.00 per share, (ii) extend the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock (the warrant amendment proposals); and

•

consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Capitol is not authorized to consummate the warrant amendment proposals (the adjournment proposal).

Recommendation of Capitol Board of Directors

Capitol’s board of directors:

•	has unanimously determined that each of the proposals is fair to and in the best interests of Capitol and its stockholders and warrantholders;

•	has unanimously approved each of the proposals;

•	unanimously recommends that Capitol’s common stockholders vote “FOR” the initial charter proposals;

•	unanimously recommends that Capitol’s common stockholders vote “FOR” the merger proposal;

•	unanimously recommends that Capitol’s common stockholders vote “FOR” the secondary charter proposals;

•	unanimously recommends that Capitol’s common stockholders vote “FOR” the adjournment proposal;

•	unanimously recommends that Capitol’s warrantholders vote “FOR” the warrant amendment proposals; and

•	unanimously recommends that Capitol’s warrantholders vote “FOR” the adjournment proposal.

Record Date; Who is Entitled to Vote

Capitol has fixed the close of business on September 24, 2009, as the “record date” for determining Capitol stockholders and warrantholders entitled to notice of and to attend and vote at its special meetings. As of the close of business on September 24, 2009, there were 32,811,257 shares of Capitol’s common stock outstanding and entitled to vote and 33,249,000 warrants outstanding and entitled to vote. Each share of Capitol’s common stock is entitled to one vote per share at the special meeting of stockholders and each warrant is entitled to one vote per warrant at the special meeting of warrantholders.

Pursuant to agreements with Capitol, the 6,562,257 Founders’ Shares held by the Capitol Founders will be voted on the merger proposal in accordance with the majority of the votes cast at the special meeting of stockholders on such proposal by the holders of the Public Shares. Accordingly, the vote of such shares will not affect the outcome of the vote on the merger proposal. The Capitol Founders have agreed to vote any shares they purchase after the IPO in favor of the merger proposal.

The Capitol Founders, as well as Pine River, have executed lockup agreements whereby such parties have agreed to vote the 9,906,918 warrants held by such parties in favor of the warrant amendment proposals.

The Capitol Founders have indicated that they intend to vote their Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meeting.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting of stockholders. The presence, in person or by proxy, of a majority of all the outstanding warrants entitled to vote constitutes a quorum at the special meeting of warrantholders.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares or warrants that are returned to Capitol but marked by brokers as “not voted” will be treated as shares or warrants present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares or warrants entitled to vote on the matter as to which authority to vote is withheld from the broker. If you do not give the broker voting instructions, under applicable self-regulatory organization rules, your broker may not vote your shares or warrants on “non-routine” proposals, such as the merger proposal and the warrant amendment proposals. Since a stockholder must affirmatively vote against the merger proposal to have conversion rights, individuals who fail to vote or who abstain from voting may not exercise their conversion rights. See the information set forth in “The Merger Proposal — Conversion Rights.”

Vote of Capitol’s Stockholders Required

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Capitol common stock outstanding on the record date and (ii) the affirmative vote for the proposal by the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote on the proposal at the meeting. For purposes of the vote of the holders of a majority of Capitol stock outstanding, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. For purposes of the vote of the holders of a majority of the Public Shares present and entitled to vote on the proposal, abstentions and broker non-votes will have no effect on the vote on the merger proposal. You cannot seek conversion unless you affirmatively vote against the merger proposal.

Each of the initial charter proposals and secondary charter proposals will require the affirmative vote of the holders of a majority of Capitol common stock outstanding on the record date. Because these proposals require the affirmative vote of a majority of the shares of common stock outstanding for approval, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Capitol’s common stock represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against the proposal. Broker non-votes are not deemed entitled to vote on such proposals and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposals, the merger proposal and the warrant amendment proposals is a condition to the consummation of the merger. If any of the initial charter proposals, the merger proposal or warrant amendment proposals is not approved, the other proposals will not be presented to stockholders and/or warrantholders for a vote and the merger will not be consummated. Under the Merger Agreement, the approval of the secondary charter proposals is not a condition to the consummation of the merger and the vote on such proposal will not impact whether the merger is consummated.

Vote of Capitol’s Warrantholders Required

The approval of the warrant amendment proposals will require the affirmative vote of the holders of a majority of Capitol warrants outstanding on the record date. Because these proposals require the affirmative vote of a majority of the warrants outstanding for approval, abstentions and warrants not entitled to vote because of a broker non-vote will have the same effect as a vote against these proposals.

The approval of the adjournment proposal will require the affirmative vote of the holders of a majority of Capitol’s warrants represented and entitled to vote thereon at the meeting. Abstentions are deemed entitled to vote on such proposal. Therefore, they have the same effect as a vote against this proposal. Broker non-votes are not deemed entitled to vote on such proposal and, therefore, they will have no effect on the vote on such proposal.

The approval of the initial charter proposals, the merger proposal and the warrant amendment proposals are conditions to the consummation of the merger. If any of the initial charter proposals or the merger proposal is not approved, none of the proposals will be presented to warrantholders for a vote and the merger will not be consummated.

Voting Your Shares or Warrants

Each share of Capitol common stock or warrant of Capitol that you own in your name entitles you to one vote at the special meetings of stockholders and warrantholders, respectively. Your proxy card shows the number of shares of Capitol’s common stock or warrants that you own. If your shares or warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares or warrants you beneficially own are properly counted.

There are two ways to vote your shares of Capitol common stock or warrants at the special meetings:

•

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares or warrants as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares or warrants, your shares or warrants will be voted as recommended by Capitol’s board “FOR” all of the proposals. Votes received after a matter has been voted upon at the special meetings will not be counted.

•

You Can Attend the Special Meetings and Vote in Person. Capitol will give you a ballot when you arrive. However, if your shares or warrants are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Capitol can be sure that the broker, bank or nominee has not already voted your shares or warrants.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Mark D. Ein, Capitol’s chief executive officer and secretary, in writing before the special meetings that you have revoked your proxy; or

•	you may attend the special meetings, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Capitol’s common stock or warrants, you may call Morrow & Co., LLC, Capitol’s proxy solicitor, at (800) 662-5200, or Mark D. Ein, Capitol’s chief executive officer, at (202) 654-7060.

Proxy Solicitation Costs

Capitol is soliciting proxies on behalf of its board of directors. All solicitation costs will be paid by Capitol. This solicitation is being made by mail but also may be made by telephone or in person. Capitol and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, including email and facsimile.

Capitol has hired Morrow & Co., LLC to assist in the proxy solicitation process. It will pay that firm a fee of $28,500 plus disbursements. Such payments will be made from non-trust account funds.

Capitol will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Capitol will reimburse them for their reasonable expenses.

Capitol Founders

As of September 24, 2009, the record date for the Capitol special meetings, the Capitol Founders beneficially owned and were entitled to vote 6,562,257 Founders’ Shares. The Founders’ Shares constituted approximately 20% of the outstanding shares of Capitol’s common stock immediately after the IPO. In connection with Capitol’s IPO, Capitol and Citigroup entered into agreements with each of the Capitol Founders pursuant to which each Capitol Founder agreed to vote Founders’ Shares on the merger proposal in accordance with the majority of the votes cast by the holders of Public Shares. The Capitol Founders have agreed to vote any shares of Capitol common stock they purchase after the IPO in favor of the proposals being presented at the special meeting. The Capitol Founders have executed lockup agreements whereby such parties have agreed to vote the 7,000,000 Sponsors’ Warrants in favor of the warrant amendment proposals. The Capitol Founders have also indicated that they intend to vote their Founders’ Shares and Sponsors’ Warrants in favor of all other proposals being presented at the meetings. The Founders’ Shares have no liquidation rights and will be worthless if no business combination is effected by Capitol. In connection with the IPO, the Capitol Founders placed their Founders’ Shares in escrow with Continental Stock Transfer & Trust Company and agreed that they would not sell the Founders’ Shares until the earlier of twelve months after a business combination or Capitol’s liquidation, subject to earlier release within such twelve month period if (i) Capitol’s common stock has a last sales price equal to or exceeding $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after the successful consummation of a business combination or (ii) Capitol consummates a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of Capitol’s stockholders having the right to exchange their shares for cash, securities or other property. If the merger is consummated, the Capitol Founders have agreed to cancel all of the Founders’ Shares. Sub-Manager, an entity affiliated with the Capitol Founders, has agreed to provide certain services to PRCM Advisers LLC upon consummation of the transaction pursuant to a sub-management agreement. In exchange for such services, Sub-Manager will receive certain fees to be paid by Two Harbors to PRCM Advisers LLC. For a more detailed description of the interests of the Capitol Founders, see the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.”

From the consummation of the IPO to                     , 2009, no Capitol Founder has purchased any shares of Capitol common stock or warrants in the open market. If the Capitol Founders believe it would be desirable for them or their affiliates to purchase shares or warrants in advance of the special meetings, such determination would be based on factors such as the likelihood of approval or disapproval of the proposals, the number of shares for which conversion may be requested and the financial resources available to such prospective purchasers. Any additional shares or warrants purchased by the Capitol Founders will be voted by them in favor of the merger and the other proposals.

PROPOSALS TO BE CONSIDERED BY THE CAPITOL STOCKHOLDERS

THE INITIAL CHARTER PROPOSALS

Capitol is proposing the following three initial charter proposals:

•	To amend the second paragraph of Article Seventh to revise the definition of a “business combination” to allow Capitol to complete the merger with Merger Sub Corp.;

•	To delete all references to “fair market value;” and

•	To delete the second sentence of Section F of Article Seventh relating to Capitol obtaining approval of its disinterested independent directors and obtaining a fairness opinion.

A “business combination” is defined in Capitol’s amended and restated certificate of incorporation as follows:

“A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more operating businesses or assets (“Target Business” or “Target Businesses”) having, individually or collectively, a fair market value equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) at the time of such acquisition and resulting in ownership by the Corporation of more than 50% of the voting securities of the Target Business or Businesses and control by the Corporation of the majority of any governing body of the Target Business or Businesses. If the Corporation acquires less than 100% of a Target Business or Businesses in a Business Combination, the aggregate fair market value of the portion of the Target Business or Businesses acquired by the Corporation shall be equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.

“Fair market value” for purposes of this Article Seventh shall be determined by the Board of Directors of the Corporation based upon one or more financial standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value. If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses has a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. The Corporation is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if its Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.”

Because (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub Corp. is an operating business and (iii) the fair market value of Two Harbors and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, the proposed transaction does not meet the requirements as set forth above. Furthermore, because Capitol’s Founders, through Sub-Manager, will be entitled, pursuant to a sub-management agreement with PRCM Advisers LLC, to a portion of the management fee earned by PRCM Advisers LLC pursuant to the management agreement between Two Harbors and PRCM Advisers LLC, the Capitol Founders may be deemed to be affiliated with Two Harbors. Such an affiliation would require approval by Capitol’s disinterested independent directors, of which there are none, and a fairness opinion to be obtained from an independent investment banking firm indicating the transaction is fair to the holders of Public Shares from a financial point of view. See the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.” However, the stockholders of Two Harbors after the business combination will be those of Capitol and the ownership percentage of Capitol’s stockholders who do not exercise their conversion rights will increase as a result of the cancellation of the Founders’ Shares. Additionally, the absence of an existing business by Two Harbors precluded the use of customary analyses on which fairness opinions are based. Therefore, it was determined that a fairness opinion was not necessary and Capitol did not seek to obtain such an opinion. Accordingly, Capitol must amend its amended and restated certificate of incorporation immediately prior to consummation of the merger in order to allow for Capitol to complete the proposed merger.

Capitol’s amended and restated certificate of incorporation purports to prohibit amendment to certain of its provisions, including the definition of a business combination and the requirement to obtain approval of disinterested independent directors and a fairness opinion, prior to consummation of an initial business combination. The prospectus issued by Capitol in its IPO stated that Capitol had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Capitol believes that the proposed merger is an extremely attractive opportunity in the current market environment and therefore, public stockholders should be given the opportunity to consider the business combination. In considering the initial charter proposals, Capitol’s board of directors came to the conclusion that the potential benefits of the proposed merger with Two Harbors to Capitol and its stockholders outweighed the possibility of any liability described below as a result of the initial charter proposals being approved. Moreover, Capitol is still offering holders of Public Shares the right to affirmatively vote their Public Shares against the merger proposal and demand that such shares be converted into a pro rata portion of the trust account.

Capitol has also received an opinion from special Delaware counsel, Richards, Layton & Finger, P.A., concerning the validity of the initial charter proposals. Capitol did not request Richards, Layton & Finger to opine on whether the clause currently contained in Article Seventh of its amended and restated certificate of incorporation prohibiting amendment of Article Seventh prior to consummation of a business combination was valid when adopted and does not intend on seeking advice of counsel on that question from any other source. Richards, Layton & Finger concluded in its opinion, based upon the analysis set forth therein and its examination of Delaware law, and subject to the assumptions, qualifications, limitations and exceptions set forth in its opinion, that “the initial charter amendment, if duly adopted by the board of directors of Capitol (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the DGCL, would be valid and effective when filed with the Secretary of State in accordance with Sections 103 and 242 of the DGCL.” A copy of Richards, Layton & Finger’s opinion is included as Annex H to this proxy statement/prospectus, and stockholders are urged to review it in its entirety.

Because Capitol’s amended and restated certificate of incorporation in its current form does not allow for Capitol to complete the proposed merger, each person who purchased his or her Public Shares in the IPO and still held such shares upon learning of the facts set forth above may have securities law claims against Capitol for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Capitol’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger with Two Harbors may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Capitol nor Two Harbors can predict whether stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

The approval of each of the initial charter proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Capitol common stock on the record date.

If the initial charter proposals are approved, Capitol will present the other proposals to stockholders and warrantholders for their approval. If all of such proposals are approved, the following will occur:

•

Capitol will file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to amend the second paragraph of Article Seventh to revise the definition of a “business combination” as set forth below, to delete all references to “fair market value” and to delete the second sentence of Section F of Article Seventh relating to Capitol obtaining approval of its disinterested independent directors and obtaining a fairness opinion:

“A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses.”

•

Immediately after the filing of such amended and restated certificate of incorporation, Capitol will be authorized to complete the proposed transaction. Thereafter, Capitol will look to satisfy all necessary conditions to closing the merger.

•	Once all conditions to closing the transaction are satisfied, Capitol will file all necessary documents with the Secretary of State of the State of Delaware to effectuate such transaction.

If any of initial charter proposals is not approved, the remaining proposals will not be submitted to stockholders and warrantholders for their approval.

CAPITOL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAPITOL’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE INITIAL CHARTER PROPOSALS.

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the merger and the principal terms of the Merger Agreement by and among Capitol, Two Harbors, Merger Sub Corp. and Pine River is subject to, and is qualified in its entirety by reference to, the Merger Agreement. A copy of the Merger Agreement is attached as Annexes A-1, A-2 and A-3 to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference.

The Parties

Capitol

Capitol Acquisition Corp. is a specified purpose acquisition company (“SPAC”), formed on June 26, 2007 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

On November 14, 2007, Capitol consummated its IPO of 25,000,000 units with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $7.50 per share. Simultaneously with the consummation of the IPO, Capitol consummated the private sale of 7,000,000 Sponsors’ Warrants at a price of $1.00 per Sponsors’ Warrant, generating total proceeds of $7,000,000. The underwriters in the IPO exercised a portion of their over-allotment option (1,249,000 units) on December 7, 2007 generating net proceeds of $12,021,625 after deducting $468,375 for underwriters’ discounts and commissions. The units from the IPO (including the 1,249,000 units pursuant to the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $262,490,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to Capitol from the offering (including the 1,249,000 units pursuant to the over-allotment option and the private sale) were $258,867,469, of which $258,346,625 was deposited into the trust account and the remaining proceeds of $520,844 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Capitol also had an aggregate of up to $3,250,000 of interest earned on the proceeds in the trust account that was available to it to fund its working capital requirements. As of June 30, 2009, Capitol had drawn all of the $3,250,000 for working capital requirements and had $14,223 available to pay its current tax obligations. As of June 30, 2009, there was $259,064,422 of restricted capital in the trust account.

If the merger is consummated, Capitol intends to use the funds held in the trust account to pay up to approximately $6.3 million in transaction fees and expenses and up to approximately $5.9 million in deferred underwriting discounts and commissions, as well as to pay any tax liabilities and reimbursement of expenses of the Capitol Founders if either are incurred prior to the closing of the merger (although it is not currently anticipated that either will be incurred in any material amount) and to make purchases of Public Shares, if any. The balance will be delivered to Two Harbors to pay stockholders who properly exercise their conversion rights and for working capital and general corporate purposes of Two Harbors and Capitol. The merger is conditioned on Capitol’s trust account containing no less than $100 million after the closing after taking into account all of the payments described above. It is possible that the present holders of 30.0% or more of the Public Shares will affirmatively vote against the merger and seek conversion of their Public Shares into cash in accordance with Capitol’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, Capitol, the Capitol Founders, Two Harbors and their respective affiliates may enter into arrangements to provide for the purchase of the Public Shares from holders thereof who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares or other arrangements that would induce holders of Public Shares not to vote against the merger proposal. It is likely that such arrangements would involve the purchase by Capitol, after the merger, of the Public Shares that are held by the persons or entities who enter into such arrangements using funds transferred to Capitol from Capitol’s trust account. As a consequence, it is likely that the amount of funds available to Two Harbors for working capital and general corporate purposes from the trust account would be diminished. Definitive arrangements have not yet been determined but some possible methods are described in the section titled “The Merger Proposal — Actions That May Be Taken to Secure Approval of Capitol’s Stockholders.” Regardless of the specific arrangements that are made to purchase Public Shares, there will be sufficient funds from the trust account funds transferred to Capitol to pay the holders of all Public Shares that are properly converted and Capitol will use such funds for such purpose.

If the merger is not consummated by November 8, 2009, either party may terminate the Merger Agreement. If Capitol is unable to complete the merger or another business combination by November 8, 2009, its amended and restated certificate of incorporation provides that its corporate existence will automatically terminate and it will liquidate and promptly distribute to its public stockholders the amount in its trust account plus any remaining non-trust account funds after payment of its liabilities.

Capitol’s common stock, units and warrants are currently listed on the NYSE Amex under the symbols CLA, CLA.U and CLA.WS, respectively. Capitol’s common stock, units and warrants will cease trading upon consummation of the merger.

The mailing address of Capitol’s principal executive office is 509 7th Street, N.W., Washington, D.C. 20004. Its telephone number is (202) 654-7060.

Two Harbors Investment Corp.

Two Harbors is a newly-formed Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income tax on its net taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, Two Harbors will initially seek to invest in Agency RMBS, non-Agency RMBS and assets other than RMBS. Two Harbors was formed solely to complete the business combination with Capitol and has no material assets or liabilities. As of the date of this proxy statement/prospectus, Two Harbors owns no material assets other than the issued shares of Merger Sub Corp. and does not operate any business other than as the holding company of Merger Sub Corp. Its only assets following the business combination will be the funds released to it from Capitol’s trust account upon consummation of the business combination and its stock of Capitol. Immediately upon the completion of the merger, except for shares of restricted stock that will be issued to Two Harbors’ independent directors upon consummation of the merger, the former stockholders of Capitol will own all of the outstanding shares of Two Harbors common stock.

Two Harbors will be externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River. Founded in 2002, Pine River is a global multi-strategy asset management firm, with approximately $1.1 billion million in assets under management as of September 1, 2009, including $328 million in a private fund, the Nisswa Fixed Income Fund, dedicated to investments in RMBS and related strategies. Pine River began managing RMBS investments on February 1, 2008.

See the section entitled “Business of Two Harbors” for a more complete description of the business that Two Harbors will engage in upon completion of the merger.

Two Harbors’ principal executive office is currently located at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305 and its telephone number is (612) 238-3300.

Merger Sub Corp.

Two Harbors Merger Corp. is a Delaware corporation that was organized in May 2009 for the sole purpose of merging with Capitol. All of Merger Sub Corp.’s capital stock is owned by Two Harbors. Merger Sub Corp. has no material assets and does not operate any business.

The mailing address of Merger Sub Corp.’s principal executive office is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. Its telephone number is (612) 238-3300.

Name; Headquarters; Stock Symbols

After completion of the merger:

•	the name of the publicly-traded holding company will be Two Harbors Investment Corp.;

•	the corporate headquarters and principal executive offices of Two Harbors will be located at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305; and

•	Two Harbors’ common stock and warrants will be listed for trading on the NYSE under the symbol TWO and TWO.WS, respectively, assuming approval of its listing application by the NYSE.

Background of the Merger

The terms of the Merger Agreement are the result of arms’-length negotiations between representatives of Two Harbors and Capitol. The following is a brief discussion of the background of these negotiations, the Merger Agreement and related transactions.

Capitol was formed on June 26, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Capitol’s amended and restated certificate of incorporation provides that Capitol must liquidate unless it has consummated a business combination by November 8, 2009. As of June 30, 2009, $259,078,645 was held in deposit in the trust account.

Promptly following the IPO of Capitol, Capitol contacted several private equity firms, venture capital firms, numerous other business relationships, investment bankers and consulting firms, as well as, legal and accounting firms. Through these and further efforts, Capitol identified and reviewed information with respect to approximately 200 potential target companies. On several occasions described below, Capitol engaged in multiple meetings with potential targets and engaged in serious discussions with a select few profitable, rapidly expanding, domestic and global businesses.

In December 2007, Mr. Ein was informed by an investment banker about a high growth, privately held communications infrastructure provider that was seeking liquidity for its institutional investors. Soon after, Mr. Ein had a telephone conversation with the Chief Executive Officer of the target. On January 9, 2008, Capitol and the target executed a confidentiality and non-disclosure agreement. On January 11, 2008, Capitol received due diligence materials from the target. Capitol then held multiple discussions and meetings with the target and their advisors during January 2008 and conducted extensive due diligence. Capitol also utilized an investment bank to provide assistance with valuation and industry due diligence. Thereafter, Capitol submitted a non-binding letter of intent for a cash and stock transaction to the target’s advisors. However, the target’s advisors informed Mr. Ein that the target would not pursue Capitol’s proposal and discussions with the target ended. The target was ultimately acquired by a publicly held company.

Also in December 2007, Mr. Ein had a dinner meeting with the majority investor of a global supplier of industrial equipment. The investor informed Mr. Ein that the target had engaged an investment banker and was pursuing a dual path (initial public offering or acquisition) process for the target. Capitol thereafter reviewed the registration statement that the target had filed with the SEC and executed a confidentiality and non disclosure agreement with the target. Mr. Ein and Ms. Eilian, along with Capitol’s financial advisors, attended a meeting with the target’s management team on February 5, 2008. On February 12, 2008, Capitol received a letter from the target’s investment bankers detailing procedures and requirements for submitting a non-binding letter of intent. From February 5, 2008 to February 21, 2008, Capitol and its financial advisors performed due diligence and financial analyses to develop a range of values and transaction structure for the target. During this time period, Capitol engaged outside legal counsel to provide advice regarding certain contingent liability issues with the target. On February 21, 2008, Capitol submitted a non-binding letter of intent for a cash and stock transaction to the target’s investment bankers. The parties then continued discussions regarding a proposed transaction. During the first week of March, Capitol researched, interviewed and retained an industry consultant to assist with due diligence on the target. The target provided Capitol and its financial and legal advisors access to an electronic data room on March 9, 2008. Capitol scheduled an on site due diligence visit at one of the target’s manufacturing facilities for March 20, 2008. However, the target’s investment bankers informed Mr. Ein that the target was going to exclusively pursue an initial public offering and transaction discussions with the target ended.

In May 2008, Mr. Ein was introduced by an advisor to the chief executive officer and majority shareholder of a privately held software company. Mr. Ein met with the target’s chief executive officer and held several subsequent phone conversations, meetings and email exchanges regarding the business, potential transaction structures, and ways to utilize Capitol to achieve his liquidity and growth objectives. On June 23, 2008, Capitol and the target executed a confidentiality and non disclosure agreement and Capitol was provided access to an electronic data room of the target to conduct due diligence. In late August 2008, the target’s chief executive officer informed Mr. Ein that a certain acquisition target was beginning to look promising and he wanted to discuss utilizing Capitol as a vehicle to finance the acquisition. In mid September 2008, Mr. Ein met with the target’s chief executive officer to discuss progress on the acquisition. In late September 2008, the target provided Capitol with revised financial information taking into account the proposed acquisition and Capitol and its financial advisors conducted more due diligence and financial analyses to develop a transaction structure. Mr. Ein continued to communicate with the target’s chief executive officer by phone and email through October providing different transaction scenarios. In late October 2008, the target’s chief executive officer called Mr. Ein and informed him that the target was in discussions with another potential financial partner. During late October and early November 2008, Capitol and its financial advisors developed several potential transaction structures designed to meet the target’s growth and liquidity objectives. In late November 2008, Mr. Ein held a phone call with the target’s chief executive officer proposing a transaction structure and valuation for a business combination between Capitol and the target. On December 8, 2008, Mr. Ein and Capitol’s financial advisor met with the target’s chief executive officer and provided discussion materials detailing the proposed business combination. On December 24, 2008, the target’s chief executive officer proposed a cash and stock transaction structure that reflected a valuation that equaled or exceeded the valuation multiples for comparable public companies that were of greater scale and had significantly less financial leverage than the target and therefore was not within a range that Capitol felt would be in the best interest of Capitol’s stockholders. Mr. Ein communicated this to the target’s chief executive officer and both agreed to not proceed with the proposed business combination. During January, February and April 2009, Mr. Ein and the target’s chief executive officer had several telephone conversations and email exchanges regarding potential transaction structures. However, the target’s valuations expectations continued to exceed the range of valuations that Capitol felt would be in the best interest of Capitol’s stockholders and further discussions with the target ended in April 2009.

In August 2008, Joseph Statter, a full time consultant to Capitol, received a call from an investment banker inquiring about Capitol’s interest in a potential business combination with a global company in the interactive entertainment software industry. On September 18, 2008, Capitol and the target executed a confidentiality and non disclosure agreement. On September 25, 2008, the target provided preliminary diligence information and historical and projected summary financial information to Capitol. On October 2, 2008, Mr. Ein, Ms. Eilian, Mr. Statter, and Jonathan Stolz, a full time consultant to Capitol, held a video conference with the target’s chief executive officer, the target’s majority shareholder and the target’s investment banker. During the remainder of October, Capitol received revised financial models from the target taking into account the use of the growth capital that would be provided by Capitol. Capitol worked with its financial advisors on various transaction structures while conducting preliminary due diligence on the target. On October 24, 2008, the target’s chief executive officer, the target’s investment banker, Capitol and Capitol’s financial advisors held a conference call discussing the target’s use of proceeds and growth prospects. Capitol and its financial advisors developed transaction structures and valuation analyses and subsequently agreed to meet at the target’s headquarters to conduct extensive business due diligence on November 10 and 11, 2008. During November and early December 2008, Capitol and it’s financial advisors continued conducting financial and business due diligence on the target. On December 3, 2008, Mr. Ein discussed a stock based transaction structure and valuation for a business combination with the majority shareholder of the target. On December 7, 2008, Mr. Ein held a follow up conversation with the target’s majority shareholder and the majority shareholder agreed to discuss Capitol’s proposal with the target’s chief executive officer to the majority shareholder’s partners. At this time, the target’s majority shareholder requested additional time to revise their financial projections to reflect additional considerations raised by the partners of the majority shareholder. In mid March 2009, the parties resumed negotiations. However, the target eventually indicated that it was focusing its efforts on meeting certain product release schedules and the parties ceased negotiations.

In March 2009, Mr. Ein was contacted by an investment banker representing a global outsourcing company to original equipment manufacturers about recapitalizing the target. On March 20, 2009, Capitol and the target executed a confidentiality and non disclosure agreement and the investment banker provided by email a confidential information memorandum on the target. On March 23, 2009, Ms. Eilian, Andrew Sherman, a full time consultant to Capitol, Mr. Statter, and Mr. Stolz held a conference call with the target’s investment bankers to discuss the process and expected timing of the proposed transaction. The target’s investment bankers encouraged Capitol to schedule a meeting with the target’s chief executive officer and chief financial officer on March 26, 2009. Capitol contacted its financial advisor after the conference call, discussed the target and the opportunity and agreed to meet with the target’s chief executive officer and chief financial officer on March 26, 2009. From March 27 to March 31, 2009, Capitol and its financial advisor continued to conduct due diligence on the target and emailed a list of follow up questions to the target’s investment bankers. On April 2 and 3, 2009, the target’s investment bankers provided answers and supporting data to Capitol’s follow up questions. Between April 3 and April 7, 2009, Capitol and its financial advisors performed additional financial analyses, held conference call with the target’s investment bankers and began drafting a non-binding letter of intent for a stock based transaction proposing a recapitalization of the target. On April 7, 2009, Capitol sent a non-binding letter of intent to the target’s chief executive officer and investment bankers. On April 8, 2009, the target’s investment bankers had a conference call with Capitol for clarification on certain elements of the non-binding letter of intent and mentioned that the target’s management and controlling shareholders would be meeting the next day to discuss the proposal. On April 9, 2009, Capitol and Piyush Sodha, a director of Capitol, held a conference call with the target’s investment bankers. The target’s investment bankers suggested a meeting with the target’s management team at the target’s headquarters for additional due diligence and to spend time with the target’s founding and controlling shareholders. On April 16, 2009, Mr. Ein and Mr. Statter met with the target’s management and their investment bankers at the target’s headquarters to conduct additional due diligence and had a dinner meeting with the target’s investment bankers and the controlling shareholders’ financial advisor. On April 17, 2009, Mr. Ein and Mr. Statter met with the controlling shareholders’ financial advisor and the target’s investment bankers to establish a timeline for the proposed transaction. Also on April 17, 2009, Mr. Ein and Mr. Statter met with two of the controlling shareholders of the target to discuss their goals and expectations of the proposed recapitalization and to answer any questions they had regarding Capitol’s proposal. On April 21, 2009, Capitol held a conference call with the target’s investment bankers to discuss mutual interest and next steps for the proposed transaction. On April 23, 2009, Capitol held a conference call with the target’s chief executive officer and investment bankers to schedule joint meetings between Capitol and the target with certain key customers of the target. On May 5, 2009, Mr. Ein, Mr. Sodha, and Raul Fernandez, another director of Capitol, had a dinner meeting with a key customer of the target to discuss the proposed transaction. On May 6, 2009, Mr. Ein, Lawrence Calcano, a director of Capitol, and Capitol’s financial advisor held a meeting with another key customer of the target. On May 8, 2009, the target’s investment bankers requested a revised proposal from Capitol that provided more specificity regarding milestones impacting the target earning contingent consideration.

On May 8, 2009, Capitol’s board of directors met to discuss this transaction as well as the Two Harbors transaction and decided to continue discussions with both this target and Two Harbors. However, in further analyzing the transaction with the global outsourcing company, Capitol’s board of directors noted that the target (i) had a highly levered capital structure that would have likely required Capitol to significantly restructure the balance sheet and obtain concessions from its debt holders, (ii) had significant customer concentration and relied on such customers to significantly increase its order volume to meet financial projections that were significantly higher than recent performance, (iii) participated in a highly competitive and relatively low margin business with several well-capitalized global competitors and (iv) was located outside of the United States which would add complexities in completing a transaction. In addition, Capitol’s board of directors noted the positive aspects of a transaction with Two Harbors as described under the section titled “Capitol’s Board of Directors’ Reasons for the Approval of the Merger.” Based on the foregoing, Capitol’s board of directors ultimately determined that the proposed transaction with Two Harbors was the most attractive transaction for Capitol’s stockholders and decided that Capitol should not proceed with the transaction with the global outsourcing company and instead move forward only with the proposed transaction with Two Harbors.

On April 29, 2009, Andrew Garcia, Vice President — Business Development of Two Harbors and Head of SPAC Strategies at Pine River contacted Mark Ein to discuss a potential transaction involving Capitol. Pine River is a holder of Capitol’s warrants and therefore was familiar with Capitol. On April 30, 2009, the parties negotiated and executed a confidentiality agreement, Pine River provided summary information and a preliminary term sheet, and the parties began discussions regarding a proposed transaction.

During the week of May 4, 2009, representatives of Capitol and Pine River held numerous phone calls and in person meetings to discuss the opportunity and potential terms of a proposed transaction. On the evening of May 4, 2009, Mr. Garcia and Thomas Siering, Chief Executive Officer, President and Director of Two Harbors and Partner — Head of Fundamental Strategies at Pine River were introduced to and held brief discussions with Capitol director Raul Fernandez. On May 5, 2009, Messrs. Garcia and Siering were joined by Brian Taylor, Pine River’s Chief Executive Officer, with Steven Kuhn, Co-Chief Investment Officer of Two Harbors and Partner — Head of Fixed Income Trading at Pine River joining telephonically at Capitol’s offices to continue discussing the proposed transaction. Capitol director Richard Donaldson also attended this meeting. On May 6, 2009, Mr. Ein and other representatives of Capitol continued their discussions with Messrs. Garcia, Siering, and Taylor at the New York offices of Citigroup. Capitol director Lawrence Calcano also attended this meeting. On May 7, 2009, Pine River sent Capitol a revised term sheet outlining the proposed terms of the merger. Several rounds of negotiations then ensued over the next two days in which the term sheet was again revised. The main items of negotiation on the term sheet involved the overall structure of the transaction and the structure and terms of the management company that would operate the business of Two Harbors following the merger.

On May 8, 2009, Capitol held a board meeting to discuss the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and to discuss Capitol’s search for prospective target businesses. At this meeting, the board discussed the proposed transaction with Pine River as well as another opportunity that Capitol was pursuing. Management was authorized to continue negotiations with both Pine River and the other opportunity in order to see if a transaction could be agreed upon that would be favorable to Capitol’s stockholders. Because Capitol proceeded with the transaction with Pine River, the other opportunity did not ultimately proceed.

On May 9, 2009, Capitol sent a revised term sheet to Pine River for its review. Negotiations continued over the weekend and on May 11, 2009, Pine River sent a draft of a non-binding letter of intent incorporating the proposed terms of the agreement. After further negotiations, Capitol and Pine River executed the letter of intent on May 12, 2009.

On May 14, 2009, the parties held an organizational meeting at which the structure of the transaction was discussed and the law firms were instructed to begin drafting the transactional documents.

On May 19, 2009, counsel for Two Harbors circulated drafts of the Merger Agreement. From May 19, 2009 and proceeding through June 11, 2009, Capitol and its advisors continued to conduct due diligence while Pine River and Capitol and their respective counsels continued to negotiate terms of the transaction and draft the Merger Agreement and all related transaction agreements. Numerous negotiating sessions and conference calls were held to resolve open items not covered in the initial letter of intent, including definitions of key terms and representations, warranties and covenants. During that same time period, Pine River and Capitol, and their respective counsel, negotiated the terms of the management agreement and the sub-management agreement. Numerous negotiations sessions and conference calls were held to resolve open items not covered in the initial letter of intent. During that same time period, Capitol and its advisers entered into negotiations with the underwriters in its IPO regarding the reduction of their deferred underwriting commissions payable at the consummation of the merger. Capitol and its underwriters agreed to a reduction of the underwriting commissions in exchange for certain rights to participate in future securities offerings of Two Harbors following consummation of the merger and executed letter agreements reflecting this agreement. Additionally, because (i) Capitol will ultimately be acquired by Two Harbors, (ii) neither Two Harbors nor Merger Sub Corp. is an operating business and (iii) the fair market value of Two Harbors and Merger Sub Corp. on the date of the transaction is less than 80% of the balance of the trust account, the proposed transaction does not meet the IPO and amended and restated certificate of incorporation requirements discussed elsewhere in this proxy statement/prospectus. Furthermore, because Capitol’s Founders, through Sub-Manager, will be entitled, pursuant to a sub-management agreement with PRCM Advisers LLC, to a portion of the management fee earned by PRCM Advisers LLC pursuant to the management agreement between Two Harbors and PRCM Advisers LLC, the Capitol Founders may be deemed to be affiliated with Two Harbors. Such an affiliation would require approval by Capitol’s disinterested independent directors, of which there are none, and a fairness opinion to be obtained from an independent investment banking firm indicating the transaction is fair to the holders of Public Shares from a financial point of view, which was not obtained. Therefore, Capitol and its advisers also entered into discussions with the underwriters to obtain their consent to any necessary amendments to the agreements entered into in connection with the IPO in order to consummate the transactions described herein. If Capitol is unable to obtain such consent but still determines to proceed with the transaction, Capitol will be exposing itself to a claim by the underwriters that it proceeded without their consent. Although the parties do not believe such a claim would be viable, because the underwriters have implicitly consented to the transactions by agreeing to the reduction in deferred underwriting fees described above and because it is unclear what damages the underwriters would be able to claim, we cannot assure you of this fact.

On June 7, 2009, a meeting of the Capitol board of directors was held. All directors attended, as did, by invitation, Amanda Eilian, Capitol’s Vice President, Messrs. Statter, Stolz and Sherman, full-time consultants to Capitol, David Alan Miller and Jeffrey M. Gallant of Graubard Miller, and Paul Sheridan and David Brown of Latham & Watkins LLP, special counsel to Capitol. Prior to the meeting, information summarizing the latest terms and structure of the transaction were delivered to the directors. Capitol’s management discussed its efforts to find a suitable candidate for a business combination, its rationale for selecting Two Harbors, its assessment of the attractiveness of the opportunity as well as its risks, and its strategy to secure approval from its securityholders. After considerable discussion, it was agreed that Capitol should proceed with the transaction.

On June 8, 2009, another meeting of the board of directors of Capitol was held. All directors attended, as did David Alan Miller and Jeffrey M. Gallant of Graubard Miller, Paul Sheridan and David Brown of Latham & Watkins LLP and C. Stephen Bigler of Richards, Layton & Finger, P.A., special counsel to Capitol. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to all participants. At the meeting, Capitol’s management discussed various outstanding issues relating to the Merger Agreement, the management agreement, the sub-management agreement and other transactions documents. Mr. Bigler was also asked to provide the board with an analysis of his firm’s opinion relating to the initial charter proposals.

On June 10, 2009, another meeting of the board of directors of Capitol was held to consider approval of the transactions. All directors attended, as did David Alan Miller and Jeffrey M. Gallant of Graubard Miller, and

Paul Sheridan and David Brown of Latham & Watkins LLP. After considerable review and discussion, the Merger Agreement, the management agreement, the sub-management agreement and related documents were unanimously approved, subject to final negotiations and modifications, and the board determined to recommend the approval of the Merger Agreement.

The Merger Agreement was signed on June 11, 2009. Prior to the market open on June 11, 2009, Capitol issued a press release and subsequently filed a Current Report on Form 8-K on the same day announcing the execution of the Merger Agreement and discussing the terms of the Merger Agreement.

On August 17, 2009, the parties amended the Merger Agreement to extend the date after which either Two Harbors or Capitol could terminate the Merger Agreement from September 8, 2009 (or October 8, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement of which this proxy statement/prospectus forms a part) to September 30, 2009 (or October 15, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement of which this proxy statement/prospectus forms a part). On September 20, 2009, the parties amended the Merger Agreement to extend the date after which either Two Harbors or Capitol could terminate the Merger Agreement to November 8, 2009.

Capitol’s Board of Directors’ Reasons for the Approval of the Merger

Capitol’s board of directors carefully evaluated the agreements relating to the proposed merger and reviewed industry and financial data in order to determine that the transaction terms were reasonable and that the merger was in the best interests of Capitol’s stockholders.

Capitol conducted a due diligence review of Pine River and Two Harbors that included an industry analysis and a description of Two Harbors’ proposed business model and investment strategy in order to enable the board of directors to ascertain the reasonableness of the consideration.

The management of Capitol, including members of its board of directors, has long and diverse experience in operational management, investments and financial management and analysis. In the opinion of Capitol, its management is well qualified to conduct the due diligence and other investigations and analyses required in connection with the search for a merger partner. Capitol’s chief executive officer, Mark D. Ein, vice president Amanda Eilian, full-time consultants Andrew Sherman, Joseph Statter and Jonathan Stolz, members of Capitol’s board and Capitol’s special advisors all are highly experienced in the investment banking, securities, investment and/or capital management industries. Mr. Ein’s extensive experience is described in the section “Management of Two Harbors Following the Merger” and includes experience at Goldman, Sachs & Co. in its real estate and mortgage finance group. Ms. Eilian has actively worked in real estate, mergers and acquisitions and private equity for Merrill Lynch & Co. and other firms. Richard Donaldson, a director, is an attorney who has provided legal and transaction structuring for many REITs. Miles Gilburne, a special advisor, is presently on the board of directors of Maui Land and Pineapple, a real estate and agriculture company, and serves on the boards of a number of other public and private companies. However, the management of Capitol, including members of its board of directors, do not have substantial experience in making investments in real estate programs that invest in mortgage backed securities. Nevertheless, Capitol believes that its overall experience in analyzing and evaluating transactions makes Capitol’s management, board, special advisors and full-time consultants qualified to render an opinion on the merits of this transaction.

The Capitol board of directors concluded that the Merger Agreement with Two Harbors is in the best interests of Capitol’s stockholders. In reaching this conclusion, it considered a wide variety of factors, including the materials prepared by Two Harbors and Pine River and presented to Capitol’s board of directors containing information illustrating the types and performance characteristics of asset portfolios that Two Harbors believed should be available for purchase in the market and the costs of borrowings that Two Harbors believed should be available upon completion of the merger. In light of the complexity of those factors, the board did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the board may have given different weight to different factors. In light of these factors, Capitol’s board of directors felt it was in the best interests of its public stockholders to go forward with the transaction. Although the proposed transaction does not satisfy all the requirements of Capitol’s IPO prospectus and amended and restated certificate of incorporation, and Capitol indicated in its IPO prospectus that it would not seek to amend the provisions of its amended and restated certificate of incorporation to remove or alter such requirements, Capitol’s board of directors felt that the potential opportunity for appreciation for public stockholders who vote in favor of the transaction, and the fact that any public stockholder which did not find this to be an attractive investment opportunity could vote against the transaction and seek conversion, warranted making such amendments and alterations.

The following is a summary of all of the material factors that the Capitol board of directors considered:

Two Harbors’ Potential for Future Growth and Potential to Achieve Attractive Risk-Adjusted Returns. Capitol’s board of directors believes that Pine River and Two Harbors have the appropriate infrastructure in place and are competitively positioned in RMBS to achieve significant organic growth. The board’s belief in Two Harbors’ growth potential is based on: Pine River’s investment track record and historical growth in assets under management of its mortgage-backed securities strategy and fund; Two Harbors’ new formation free of any legacy assets; Two Harbors’ relative value strategy targeting all subsets of the RMBS market; and the overall industry dynamics and current investment opportunities in the U.S. residential mortgage market. Capitol’s board of directors believes that the business combination with Capitol and public listing will provide Two Harbors with access to capital to grow its assets and benefit from Capitol’s physical presence in Washington, D.C., and the relationships of members of its board of directors and special advisors. However, such relationships may not result in any specialized insight into federal government initiatives in the mortgage market.

Capitol’s board of directors believes that Two Harbors, free from the burden of legacy assets, will be positioned to capitalize upon severe dislocations in the $11.0 trillion U.S. mortgage market. A number of traditional providers of capital have either left or significantly curtailed their involvement in the market. For example, Fannie Mae and Freddie Mac, traditionally the overseers of relative value in the RMBS markets have limited capacity to participate in the massive price discrepancies in the market because of their weakened financial condition. The capital bases of other traditional market participants such as proprietary trading desks and hedge funds have been reduced. Remaining participants are expected to have continued forced selling due to ratings downgrades, CDO liquidations, investor redemptions and liquidity constraints. Private capital is expected to play an important role in financing the residential mortgage market in the future.

The Capitol board reviewed data regarding the RMBS markets. Based on this data, the Capitol board concluded that market conditions appeared to be favorable for Two Harbors to achieve attractive risk-adjusted returns from the funds released to Two Harbors upon consummation of the merger. As discussed below, the Capitol board also took into account the fact that Two Harbors, as a newly formed mortgage REIT, had no assets or operating or financial history. As a result, there is a risk that Two Harbors may not be able to operate its business successfully or implement its investment, financing and other policies and strategies. For additional details regarding the RMBS markets, see “Two Harbors’ Market Opportunity.”

As part of its analysis of this factor, Capitol’s board of directors reviewed materials prepared by Two Harbors and Pine River, including information illustrating the types and performance characteristics of asset portfolios that Two Harbors believed should be available for purchase in the market and the costs of borrowings that Two Harbors believed should be available upon completion of the merger. This asset portfolio information represented an approximation of investment and financing strategies that PRCM Advisers LLC would have employed had the merger closed at the date the information was presented to the board of directors. In reviewing these materials, the Capitol board of directors took into account that (i) the information does not represent any actual assets held or borrowings made by Two Harbors, (ii) there is the risk that a portfolio of the type presented will not be available for purchase upon consummation of the merger at the prices assumed, (iii) borrowings may not be available on the assumed terms, (iv) the returns from the portfolio are based on a number of assumptions and (v) actual results will be impacted by the risks inherent in any mortgage-backed securities portfolio and will vary from the amounts shown in the table below. Capitol’s board of directors concluded that it was reasonable to take into account the materials prepared by Two Harbors and Pine River based on the experience of the Pine River Fixed Income team in managing RMBS assets of the type included in the asset portfolios presented, notwithstanding the fact that Two Harbors would pursue an investment strategy that is different in many respects from the Pine River RMBS strategy managed by the team. In addition, although Capitol’s board of directors reviewed these materials, Capitol’s board of directors and management did not seek independent consultation or verification with respect to the information and assumptions provided in the materials prepared by Two Harbors and Pine River.

The following table summarizes such materials, except that the materials that Capitol’s board of directors reviewed only presented the asset portfolios assuming the maximum transaction size of the merger whereas the portfolios below have been revised to also show the asset portfolios assuming the minimum transaction size of $100 million.

Asset Portfolios(1)

($ in millions)

	% of Equity			Equity			Assets				Yield(3)(4)	Finance Rate		Interest Income		Interest Expense		Return on Equity
Asset Type	Low	Mid	High	(assuming maximum transaction size)	(assuming minimum transaction size)	Haircut(2)	(assuming maximum transaction size)		(assuming minimum transaction size)					(assuming maximum transaction size)	(assuming minimum transaction size)	(assuming maximum transaction size)	(assuming minimum transaction size)	(assuming maximum transaction size)	(assuming minimum transaction size)
Agency hybrids	15%	20%	25%	$50.2	$20.0	10%	$502.1	(5)	$200.0	(5)	4%	1.0	%(6)	$20.1	$8.0	$(4.5)	$(1.8)	31.0%	31.0%
Non-Agency super senior	35%	45%	55%	113.0	45.0	100%	113.0		45.0		16%	–		18.1	7.2	–	–	16.0%	16.0%
Non-Agency mezzanine	10%	20%	30%	50.2	20.0	100%	50.2		20.0		30%	–		15.1	6.0	–	–	30.0%	30.0%
MBS derivatives	5%	15%	25%	37.7	15.0	100%	37.7		15.0		40%	–		15.1	6.0	–	–	40.0%	40.0%
		100%		$251.1	$100.0		$703.0		$280.0					$68.3	$27.2	$(4.5)	$(1.8)	25.4%	25.4%

Total leverage: 1.8x(7)

(1)	In the case of the maximum transaction size, based on estimated stockholder equity of $251.1 million, which assumes no stockholder conversions or other share purchases as described under “The Merger Proposal — Actions That May be Taken to Secure Approval of Capitol’s Stockholders.” In the case of the minimum transaction size of $100 million, based on estimated stockholder equity of $100 million, after stockholder conversions and/or such other share purchases.
(2)	Two Harbors intends to use repurchase agreements to finance the purchase of Agency RMBS. In a repurchase agreement transaction, the “haircut” refers to the difference between the market value of the securities being financed and the amount being advanced. The 10% haircut shown above for Agency Hybrids was based on (i) the 5% haircuts obtained in connection with repurchase agreement transactions effected by the Nisswa Fixed Income Fund involving Agency securities around the time the presentation was prepared, as adjusted to take into account the risk of potential further degradation in credit markets, and (ii) the fact that, since inception, haircuts for the Nisswa Fixed Income Fund’s repurchase agreement transactions have predominantly been between 3% and 5% and have never exceeded 10%. Two Harbors currently has one master repurchase agreement in place with one counterparty and expects additional master repurchase agreements will be executed prior to the mailing of the proxy statement/prospectus. The amount and terms of such financing will directly impact Two Harbors’ Agency Hybrid asset balance. The 100% haircut shown for the other asset types indicates that no leverage is employed.
(3)	The yields shown above for the respective asset types were based on market information obtained by members of the Pine River Fixed Income team around the time the presentation was prepared in connection with their daily research and trading activities, including quote, bid and offering data obtained from broker-dealers utilized by the team and information related to the securities actually traded by the team. In particular, for Non-Agency Super Senior, Non-Agency Mezzanine and MBS Derivatives, the yield information was based on yields on securities traded by the Nisswa Fixed Income Fund around the time the presentation was prepared (specifically, between April 1 and May 30, 2009, the fund made trades in five Non-Agency Super Senior bonds, 29 Non-Agency Mezzanine bonds and 41 MBS Derivatives). The yields presented were also consistent with the yields contained in quote, bid and offering data related to Non-Agency Super Senior bonds, Non-Agency Mezzanine bonds and MBS Derivatives and obtained from nine broker-dealers around the time the presentation was prepared. For Agency Hybrids, the Nisswa Fixed Income Fund did not make any trades in this asset type around the time the presentation was prepared; accordingly, the yield information was based on a dealer quote sheet obtained from a broker-dealer around the time the presentation was prepared. As Agency Hybrids are relatively fungible securities, Two Harbors believes the yields reflected in such quote sheet were reasonable and representative of such securities generally. The yields shown in the table were not adjusted from the yield data obtained from such sources.

(footnotes continue on following page)

(footnotes to previous page)

(4)	The following assumptions relating to prepayment, defaults and losses were used for each asset type: Agency Hybrids: 15 Constant Prepayment Rate (“CPR”); Non-Agency Super Senior: 1 CPR, 30 Constant Default Rate (“CDR”), 70 Loss Severity; Non-Agency Mezzanine: 4 CPR, 15 CDR, 70 Loss Severity; MBS Derivatives: 25 CPR. CPR refers to the rate, expressed as a percentage of a mortgage pool’s outstanding principal, at which loans are expected to be prepaid in a given year. CDR refers to the rate, expressed as a percentage of a mortgage pool’s outstanding principal, at which loans are expected to default in a given year. Loss Severity refers to the total expected principal loss of a loan, expressed as a percentage of the loan balance at the time of liquidation, including foreclosure and liquidation costs. The CPR assumption shown above for Agency Hybrids is, according to J.P.Morgan’s April 2009 Agency Hybrid ARMs Primer, market convention for valuing Agency Hybrid pools and, accordingly, Two Harbors believes that the use of such market convention was reasonable. The CPR, CDR and Loss Severity assumptions shown above for the other asset types were based on April 2009 historical mortgage loan performance data included in Bank of America/Merrill Lynch’s The Mortgage Credit Roundup, May 21, 2009, as adjusted to take into account then existing market conditions (as reflected in the prepayment, default and loss assumptions contained in the quote, bid and offering data described in footnote (3), and by the yields on securities traded by the Nisswa Fixed Income Fund described in footnote (3)) and the risk of potential further degradation in the residential mortgage market. Two Harbors believes that using the data from this report, as adjusted as described above, was reasonable. In the case of CPR, in general, when RMBS is purchased at a discount to par, faster prepayments will improve its yield, when RMBS is purchased at a premium, faster prepayments will reduce its yield and, when RMBS is purchased at par, its yield will be unaffected by prepayments. The yields for the securities within the listed asset classes assumed these securities were purchased at a discount to par. In the case of CDR and Loss Severity, in general, defaults and losses will reduce the yield of non-Agency RMBS.
(5)	Assumes borrowings of nine times invested equity. This assumed debt to invested equity ratio was based on (i) the fact that repurchase agreement transactions effected by the Nisswa Fixed Income Fund involving Agency securities around the time the presentation was prepared had a debt to invested equity ratio of 19:1 or higher, and (ii) the fact that, since inception, the debt to invested equity ratios of the Nisswa Fixed Income Fund’s repurchase agreement transactions have predominantly been between 32:1 and 19:1 and have never been less than 9:1.
(6)	Two Harbors expects that advances under most of the repurchase agreements it intends to utilize will bear interest at One Month LIBOR plus an applicable margin. The finance rate and corresponding interest expense shown above were based on (i) One Month LIBOR of 31 basis points and (ii) the 45 basis point interest rate obtained in connection with repurchase agreement transactions effected by the Nisswa Fixed Income Fund involving Agency securities, in each case, around the time the presentation was prepared, as adjusted to take into account the risk of potential further degradation in credit markets.
(7)	Total leverage shows the ratio of debt to equity. The ratio shown above assumes debt of $451.9 million in the case of the maximum transaction size, and $180 million in the case of the minimum transaction size of $100 million.

Increased support and involvement of the U.S. government may offer potential for attractive non-recourse financing alternatives improving investment returns including the TALF, if it is extended to RMBS. Under the TALF, the FRBNY provides non-recourse loans to borrowers to fund their purchase of eligible assets, which currently include certain ABS but not RMBS.

The Experience of Two Harbors’ Investment Team and Pine River Management. Another important criterion to Capitol’s board of directors in identifying an acquisition target was that the target business has a seasoned management team, or in the case of Two Harbors, investment team with specialized knowledge of the markets within which it operates. Capitol’s board of directors believes that the investment team at Pine River and management of Two Harbors has strong expertise in investing in both Agency and non-Agency RMBS. Steve Kuhn, a Pine River Partner and its Head of Fixed Income Trading, has more than 16 years experience trading mortgages and other fixed income securities for firms including Pine River, Goldman Sachs Asset Management, Citadel and Cargill. The Capitol board recognized that Pine River has earned a reputation as a leading global multi-asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors. In addition, the board valued the success of Pine River’s RMBS strategy conducted initially through the Nisswa Master Fund and later through the Nisswa Fixed Income Fund, which, under Mr. Kuhn’s management, had returned 95.6% return net of fees with no negative month since the strategy’s inception in February 2008 through May 31, 2009. In reviewing this performance information, Capitol’s board of directors took into account that Two Harbors would pursue an investment strategy that is different in many respects from the RMBS strategy conducted through these funds, but after due inquiry it was satisfied that the Pine River Fixed Income team had the knowledge and expertise to pursue the business strategy proposed for Two Harbors. For more information with respect to how this return net of fees is calculated and the differences between the investment strategies of Pine River’s RMBS strategy and Two Harbors, see “Business of Two Harbors — Historical Performance of Pine River’s RMBS Strategy.”

Valuation. Capitol’s board of directors reviewed an indicated valuation range for Two Harbors, assuming Two Harbors invested the cash expected to be available to it upon consummation of the merger in its target asset classes in accordance with strategies described elsewhere in this proxy statement/prospectus, and based on comparable company analysis. Capitol’s board of directors did not consult with an independent third party regarding this valuation range. In analyzing Two Harbors from a comparable company basis, the board reviewed various public filings of residential mortgage REITs that focus on non-Agency (Chimera Investment Corp. and Redwood Trust) and Agency RMBS (Annaly Mortgage, MFA Mortgage, Hatteras Financial, Capstead Mortgage, Anworth Mortgage and American Capital Agency), as well as third party equity research reports regarding such companies. Capitol’s board also consulted with certain investment banking and capital markets professionals at Citigroup regarding valuation, comparable companies and overall market conditions. In reviewing the valuation, Capitol’s board found, based on information and estimates available at the board meetings (which are subject to change prior to consummation of the merger):

•

Two Harbors was expected (assuming no stockholder conversions and after payment of estimated transaction costs and expenses and deferred underwriting discounts and commissions, but excluding other expenses occurred in connection with the IPO and other working capital expenses unrelated to the transaction) to have approximately 97% of the amounts held in the trust account as of March 31, 2009 available for investment in its target assets upon completion of the merger. This compared favorably to the 90% to 92% of offering proceeds that are typically available for investment upon closing of an initial public offering by a mortgage REIT. However, the impact of this benefit is reduced in the case of maximum stockholder conversions (or arrangements by Capitol to purchase Public Shares) because, the greater the percentage of stockholders that seek conversion (or Public Shares that are purchased by Capitol), the higher the transaction costs will be as a percentage of funds released from trust upon completion of the merger. Based on the parties’ current estimates of transaction costs, Two Harbors is expected to have between approximately 95% of the funds released from trust available for investment (assuming no stockholder conversions) and 92% of such amounts (assuming a minimum transaction size of $100 million and a maximum payment to aggregators of approximately $743,000).

•

Two Harbors was expected (assuming no stockholder conversions) to be created at approximately 1.00x of book value (using Capitol’s share price as of June 9, 2009) or 1.03x book value (using a share price assumption of $9.87 which equals the per share value of cash in the trust account) versus 1.40x for the non-Agency REIT peer group mean, 1.09x for the Agency REIT mean and 1.25x for the overall REIT mean as of June 9, 2009; and

•	Two Harbors was expected to have leverage (total assets/ total capital) of 1.0x to 3.0x versus 3.6x for non-Agency REITs, 7.0x for Agency REITs and 5.3x for the overall REIT mean.

Potential for Warrants to Be an Additional Capital Source. In addition, the board of directors considered the fact that the public warrants that will be outstanding after the completion of the merger could provide an additional source of financing for Two Harbors.

Adverse Factors Considered by Capitol

Capitol’s board also evaluated several adverse factors in its consideration of the acquisition of Two Harbors. These included:

Two Harbors’ lack of operating history. Capitol’s board considered that Two Harbors, as a newly formed mortgage REIT, has no operating or financial history. Capitol determined, however, that the growth prospects of Two Harbors’ outweighed concerns based on the lack of operating history. In addition, Capitol believes that the lack of legacy assets in Two Harbors’ mortgage REIT provides a competitive advantage relative to public mortgage REIT peers. The board noted Two Harbors’ expected return on equity, net income, earnings per share and the overall growth opportunities presented by Two Harbors’ investment strategy in the residential mortgage market.

Adverse general economic conditions. In its evaluation of Two Harbors, Capitol’s board of directors considered the current adverse economic conditions and the impact such conditions could have on Two Harbors’ business. It was the board’s belief that the trends evidenced in Pine River’s mortgage-backed securities strategy since inception in February 2008 demonstrated potential resistance or minimal exposure to recessionary economic forces and that Two Harbors’ markets, investment strategy and growth strategy outweighed concerns about general economic conditions.

Increased number of competitive participants pursuing similar investment strategies. In its evaluation of Two Harbors, Capitol’s board of directors considered the fact that several funds are pursuing or considering pursuing similar investment and capital raising strategies addressing the RMBS market, including the government’s Public-Private Investment Program and Term Asset-Backed Securities Loan Facility initiatives. It was the board’s belief that the absolute size of the opportunity in the $11 trillion mortgage market coupled with the experience of the Pine River investment team outweighed concerns about competitive funds with similar investment strategies.

Lack of fairness opinion. Because Capitol’s Founders, through Sub-Manager, will be entitled, pursuant to a sub-management agreement with PRCM Advisers LLC, to a portion of the management fee earned by PRCM Advisers LLC pursuant to the management agreement between Two Harbors and PRCM Advisers LLC, the Capitol Founders may be deemed to be affiliated with Two Harbors. Accordingly, the transaction might require it to be approved by a majority of Capitol’s disinterested independent directors. However, because of the relationship described above, there are no disinterested independent directors on Capitol’s board. As a result, the transaction has not been approved by such a group of individuals. Furthermore, because of the relationship described above, a fairness opinion might be required to be obtained from an independent investment banking firm indicating the transaction is fair to the holders of Public Shares from a financial point of view. However, the absence of an existing business by Two Harbors precluded the use of customary analyses on which fairness opinions are based. Therefore, it was determined that a fairness opinion was not necessary and Capitol did not seek to obtain one. Accordingly, an investor would be relying solely on the judgment of Capitol’s board of directors in determining whether or not that the transaction is fair to the holders of Public Shares from a financial point of view. Capitol’s board of directors may be incorrect in its assessment of the transaction. In analyzing the transaction with Two Harbors, the Capitol board conducted significant due diligence on Two Harbors’ proposed business model and investment strategy. The Capitol board of directors believes that, because of the financial skills and background of its directors, it was qualified to conclude that the business combination was fair from a financial perspective to its stockholders.

The board of Capitol was cognizant of Capitol’s liquidation date of November 8, 2009, but ultimately evaluated the potential business combination with Two Harbors strictly on the quantitative and qualitative information regarding Two Harbors and its business that was available. Since completion of Capitol’s IPO, the board has been regularly kept apprised of potential business combination targets and management’s discussions and evaluation of such targets. As discussed above, Capitol engaged in an ongoing and systematic search for potential business combination candidates, deciding on its own accord in various situations to terminate discussions with potential candidates when determined by management that such candidates did not ultimately represent the investment opportunity that Capitol wanted to present to its stockholders.

Interests of Capitol’s Directors and Officers and Others in the Merger

In considering the recommendation of the board of directors of Capitol to vote for approval of the merger proposal, you should be aware that Capitol’s directors and officers have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Capitol stockholders generally. In particular:

•

If the merger is not consummated by November 8, 2009, Capitol’s amended and restated certificate of incorporation provides that it will automatically be liquidated. In such event, the 6,562,257 Founders’ Shares held by Capitol’s directors and officers that were acquired before the IPO for an aggregate purchase price of $25,000 would be worthless because Capitol’s directors and officers are not entitled to receive any of the liquidation proceeds with respect to such shares. Such shares had an aggregate market value of $             based upon the common stock’s closing bid price of $             on the NYSE Amex on September 24, 2009, the record date for the Capitol special meeting. If the merger is consummated, the Capitol Founders have agreed that the Founders’ Shares will be cancelled.

•

Sub-Manager, an affiliate of the Capitol Founders, has agreed to provide certain services to PRCM Advisers LLC upon consummation of the transaction pursuant to a sub-management agreement pursuant to which Sub-Manager will be paid by PRCM Advisers LLC a percentage of the management fees to be paid by Two Harbors. See the section entitled “ — Sub-Management Agreement” below for further details on this arrangement.

•

An affiliate of Mark D. Ein is an investor in the Nisswa Fixed Income Fund. See the section entitled “Management of Two Harbors Following the Merger-Conflicts of Interest Relating to Pine River and PRCM Advisers LLC” for further details on potential conflicts of interest.

•

The Capitol Founders also purchased 7,000,000 Sponsors’ Warrants, for an aggregate purchase price of $7,000,000 (or $1.00 per warrant), pursuant to agreements with Capitol and Citigroup that were entered into in connection with Capitol’s IPO. These purchases took place on a private placement basis simultaneously with the consummation of Capitol’s IPO. All of the proceeds Capitol received from these purchases were placed in Capitol’s trust account. The Sponsors’ Warrants are identical to the Capitol warrants except that (i) the warrants will not be transferable or salable by holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, provided the transferee agrees to be bound by the transfer restrictions) until Capitol completes a business combination, (ii) they will be exercisable on a cashless basis and (iii) if Capitol calls the warrants for redemption, the Sponsors’ Warrants will not be redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees. All of the Sponsors’ Warrants will become worthless if the merger is not consummated and Capitol is liquidated (as will the public warrants). Such Sponsors’ Warrants had an aggregate market value of $            , based on the warrants’ closing bid price of $             on the NYSE Amex on September 24, 2009, the record date for the Capitol special meeting.

•

If Capitol liquidates prior to the consummation of a business combination, Mark D. Ein, Capitol’s chief executive officer, will be personally liable in certain situations to pay debts and obligations to vendors and other entities that are owed money by Capitol for services rendered or products sold to Capitol, or to any target business, to the extent such creditors bring claims that would otherwise require payment from monies in the trust account. Although Capitol has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and from the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will not seek recourse against the trust account notwithstanding such agreements or that other vendors who did not execute such waivers (representing approximately $             for liabilities owed by Capitol) will not seek recourse against the trust account. However, based on Capitol’s available resources outside of the trust account, it is not anticipated that Mr. Ein will have any exposure under this arrangement.

•

If Capitol is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, Mr. Ein has agreed to advance Capitol the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

Additionally, upon consummation of the merger, the underwriters in Capitol’s IPO will be entitled to receive up to an aggregate of approximately $5.9 million of deferred underwriting commissions and have certain rights to participate in future securities offerings by Two Harbors following consummation of the merger. If the merger is not consummated and Capitol is required to be liquidated, the underwriters will not receive any such funds. Capitol is also obligated to pay an aggregate $650,000 of success fees upon the closing of the merger to three of its consultants. The consultants will not receive such fees if the merger is not consummated.

Furthermore, after the consummation of the merger, Pine River will receive a percentage of the management fees PRCM Advisers LLC will be paid pursuant to the management agreement. In addition, Pine River’s Nisswa Acquisition Fund is the beneficial owner of 2,906,918 warrants of Capitol, which will be worthless if the merger is not consummated and Capitol does not complete a different business combination prior to November 8, 2009. These warrants were purchased in the open market in the period between December 2007 and March 2009 at prevailing market prices and had an aggregate market value of $        , based on Capitol’s warrants’ closing bid price of $         on the NYSE Amex on September 24, 2009, the record date for the Capitol special meeting.

Sub-Management Agreement

The Sub-Manager, which is wholly owned by the Capitol Founders, has agreed to provide certain services to PRCM Advisers LLC upon consummation of the transaction pursuant to a sub-management agreement. These services may include, upon reasonable request of PRCM Advisers LLC:

•	serving as a consultant with respect to the periodic review of the investment guidelines;

•	identifying for PRCM Advisers LLC potential new lines of business and investment opportunities for Two Harbors;

•

identifying and advising PRCM Advisers LLC with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Two Harbors’ investments;

•	advising PRCM Advisers LLC with respect to Two Harbors’ stockholder and public relations matters;

•	advising and assisting PRCM Advisers LLC with respect to Two Harbors’ capital structure and capital raising; and

•	advising PRCM Advisers LLC on negotiating agreements relating to programs established by the U.S. government, including TALF.

Sub-Manager and its officers and employees will devote such portion of their time as is necessary to perform the services under the sub-management agreement; however, Sub-Manager is not authorized to advise or bind Two Harbors and has no authority or obligation under the management agreement, and PRCM Advisers LLC will remain primarily and directly responsible for the all services provided to Two Harbors under the management agreement.

In exchange for such services, Sub-Manager will receive, in addition to any applicable termination fee or final payment described below, a sub-management fee, calculated and paid quarterly in arrears, equal to (i) 20% of PRCM Advisers LLC’s base management fee with respect to the first $1 billion of Two Harbors’ stockholders’ equity (as defined in the management agreement), or 0.30% per annum of Two Harbors’ stockholders’ equity, plus (ii) 10% of PRCM Advisers LLC’s base management fee with respect to Two Harbors’ stockholders’ equity in excess of $1 billion, or 0.15% per annum of Two Harbors’ stockholders’ equity. Payment of the sub-management fee by PRCM Advisers LLC to the Sub-Manager for any quarter will be contingent upon the receipt of the base management fee by PRCM Advisers LLC for such quarter, so any waiver by PRCM Advisers LLC of its right to collect the base management fee will effectively waive the right of Sub-Manager to receive its quarterly sub-management fee. Sub-Manager is entitled to reimbursement of expenses in connection with its provision of services under the sub-management agreement on the same basis that PRCM Advisers LLC is entitled to reimbursement under the management agreement.

The sub-management agreement has a term of five years from the closing of the merger but will terminate earlier at such time as the management agreement is terminated by Two Harbors or a court of competent jurisdiction finally determines that Sub-Manager may be removed for cause, which generally consists of certain types of material breaches of the sub-management agreement by Sub-Manager. In case of certain terminations, Sub-Manager is entitled to either a termination fee or final payment in recognition of the level of the upfront effort and commitment of resources required by Sub-Manager in connection with the sub-management agreement.

If the management agreement is terminated under the circumstances described in this proxy statement/prospectus, PRCM Advisers LLC will be entitled to a termination fee from Two Harbors equal to three times the average annual management fee earned by PRCM Advisers LLC during the 24-month period immediately preceding the date of termination. Under the sub-management agreement, if the management agreement is terminated by Two Harbors, Sub-Manager would be entitled to (i) 20% of PRCM Advisers LLC’s termination fee with respect to the first $1 billion of Two Harbors’ stockholders’ equity, plus (ii) 10% of PRCM Advisers LLC’s termination fee with respect to Two Harbors’ stockholders’ equity in excess of $1 billion. See “Management of Two Harbors Following the Merger — Management Agreement with PRCM Advisers LLC — Termination Fee.”

If the sub-management agreement expires at the end of its five-year term, Sub-Manager is entitled to receive all fees accrued through the date of termination, plus an additional final payment from PRCM Advisers LLC of 7.7 times the annualized rate of the last payment of the quarterly sub-management fee; provided that the last quarterly payment will be re-calculated to reverse the impact of any decrease in Two Harbors’ stockholders’ equity due to repurchases of Two Harbors common stock during the previous year. In addition, the final payment will be re-calculated to take into account any increase in Two Harbors’ stockholders’ equity due to additional equity capital raised by Two Harbors in the six months following the date of termination, less any reductions in Two Harbors’ stockholders’ equity during that period (other than as attributable to stock repurchases). If, at the end of the five-year term, PRCM Advisers LLC has in good faith initiated litigation with respect to a claim of cause against Sub-Manager, PRCM Advisers LLC may pay the final payment into a mutually acceptable escrow arrangement.

During the five year term of the sub-management agreement, subject to various terms and conditions set forth in the sub-management agreement, if PRCM Advisers LLC or certain Pine River affiliates manage certain other public investment vehicles, PRCM Advisers LLC and Sub-Manager will enter into good faith negotiations and PRCM Advisers LLC will offer Sub-Manager a sub-management agreement on substantially the same terms as the sub-management agreement or an alternative arrangement reasonably acceptable to PRCM Advisers LLC and Sub-Manager.

Sub-Manager is not permitted, without the prior written consent of PRCM Advisers LLC (not to be unreasonably withheld), to assign its rights to receive the fees and other amounts payable under the sub-management agreement. In addition, the sub-management agreement requires the consent of PRCM Advisers LLC (not to be unreasonably withheld) prior to any transfer of any membership interests in Sub-Manager that would result in Mr. Ein, and certain of his affiliates and other permitted transferees, no longer holding a majority-in-interest in Sub-Manager.

Recommendation of Capitol’s Board of Directors

After careful consideration of the matters described above, Capitol’s board of directors determined unanimously that the merger proposal is fair to and in the best interests of Capitol and its stockholders. Capitol’s board of directors has unanimously approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” the merger proposal.

The foregoing discussion of the information and factors considered by the Capitol board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Capitol board of directors.

Conversion Rights

Any of Capitol’s stockholders holding Public Shares as of the record date who affirmatively vote their Public Shares against the merger proposal may also demand that such shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the consummation of the merger. If demand is properly made and the merger is consummated, these shares will be converted into a pro rata portion of funds deposited in the trust account plus interest, calculated as of such date.

Capitol stockholders who seek to exercise this conversion right (“converting stockholders”) must affirmatively vote against the merger proposal. Abstentions and broker non-votes do not satisfy this requirement. Additionally, holders demanding conversion must deliver their shares (either physically or electronically using the Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System) to Capitol’s transfer agent up to the vote at the meeting. Capitol has set a record date of September 24, 2009 for the special meetings of stockholders and warrantholders. Capitol expects to distribute electronic and paper copies of the proxy materials to its stockholders and warrantholders on September 30, 2009 and estimates that electronic copies of the proxy materials will be received on the same day they are distributed and paper copies of the proxy materials mailed via the United States Postal Service will be received approximately two days after mailing. Capitol intends to provide its stockholders and warrantholders with a minimum of twenty days to review the proxy materials in the case of proxy materials delivered electronically and eighteen days in the case of proxy materials delivered via mail. Accordingly, a holder will have at least twenty days from the date notice of the meeting is mailed to stockholders to obtain a certificate if such holder intends to comply with the conversion requirements by physically delivering their shares to Capitol’s transfer agent. As the delivery process can be accomplished by the stockholder in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, it is believed that this time period is sufficient for a typical investor. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35 per transaction and it would be up to the broker whether or not to pass this cost on to the converting holder. This fee may discourage stockholders from seeking conversion rights and may make it more beneficial for such stockholders to try to sell their shares in the open market.

If the holders of at least 7,874,699 or more Public Shares (an amount equal to 30.0% or more of the Public Shares) vote against the merger proposal and properly demand conversion of their shares, Capitol will not be able to consummate the merger.

The closing bid price of Capitol’s common stock on September 24, 2009 (the record date for the Capitol special meeting) was $            . The cash held in the trust account on September 24, 2009 was approximately $            ($            per Public Share). Prior to exercising conversion rights, stockholders should verify the market price of Capitol’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights if the market price per share is higher than the conversion price. Capitol cannot assure its stockholders that they will be able to sell their shares of Capitol common stock in the open market, even if the market price per share is higher than the conversion price stated above, as there may not be sufficient liquidity in Capitol’s securities when Capitol’s stockholders wish to sell their shares.

If you exercise your conversion rights, then you will be exchanging your shares of Capitol common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote against the merger proposal, properly demand conversion, and deliver your stock certificate (either physically or electronically) to Capitol’s transfer agent up to the vote at the meeting.

If Capitol is unable to complete the merger or another business combination by November 8, 2009, its amended and restated certificate of incorporation provides that its corporate existence will terminate on that date and, upon its resulting liquidation, the holders of Public Shares will receive an amount equal to the amount of funds in the trust account, inclusive of interest not previously released to Capitol, as well as any remaining net assets outside of the trust account, at the time of the liquidation distribution, divided by the number of Public Shares. Although both the per share liquidation price and the per share conversion price are equal to the amount in the trust account divided by the number of Public Shares, the amount a holder of Public Shares would receive at liquidation may be more or less than the amount such a holder would have received had it demanded conversion of its shares in connection with the merger because (i) there will be greater earned interest in the trust account at the time of a liquidation distribution since it would occur at a later date than a conversion and (ii) Capitol may incur expenses it otherwise would not incur if Capitol consummates the merger, including, potentially, claims requiring payment from the trust account by creditors who have not waived their rights against the trust account. Mark D. Ein, Capitol’s chief executive officer, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses and vendors or other entities that are owed money by Capitol for services rendered or products sold to it. While Capitol has no reason to believe that Mr. Ein will not be able to satisfy those obligations, there cannot be any assurance to that effect. See the section entitled “Other Information Related to Capitol — Liquidation If No Business Combination” for additional information.

Actions That May Be Taken to Secure Approval of Capitol’s Stockholders

Based on recently completed business combinations by other similarly structured blank check companies, it is believed by Capitol that the present holders of 30.0% or more of the Public Shares may have the intention to vote against the merger and seek conversion of their Public Shares into cash in accordance with Capitol’s amended and restated certificate of incorporation. If such event were to occur, the merger could not be completed. To preclude such possibility, as described in Capitol’s Current Reports on Form 8-K, Capitol has been holding presentations with certain of its stockholders and warrantholders, as well as other persons who might be interested in purchasing Capitol securities, to discuss the proposed merger with them and to seek to have them purchase shares and/or vote in favor of the merger proposal. Additionally, Capitol, the Capitol Founders, Two Harbors and their respective affiliates may negotiate arrangements (although no such negotiations have yet to take place) to provide for the purchase of the Public Shares from holders who indicate their intention to vote against the merger and seek conversion or who otherwise wish to sell their Public Shares. The maximum cash purchase price that will be offered to the holders of Public Shares by Capitol, the Capitol Founders, Two Harbors and their respective affiliates for their shares will be the per-share conversion price at the time of the business combination. Although holders of Public Shares that enter into these types of arrangements with Capitol will not receive a higher purchase price than a holder that properly seeks conversion of his shares, entering into such arrangements (and agreeing to vote in favor of the merger) provides the holder with greater certainty that the transaction will be consummated, in which event such holder will receive his conversion proceeds promptly. If the transaction is not consummated, a holder would have to wait until Capitol liquidates in connection with its dissolution to receive liquidation proceeds, which liquidation could take 60 days or more to complete.

The Capitol Founders, Two Harbors and their respective affiliates may also enter into transactions with potential investors or existing holders of Public Shares in order to induce them to purchase Public Shares and/or vote in favor of the merger proposal with respect to currently owned Public Shares and, in each case, to remain a stockholder of Two Harbors following consummation of the merger. There would be no limit on the consideration paid pursuant to these arrangements and such consideration could be cash or non-cash consideration (such as the transfer of warrants held by the Capitol Founders). Because Capitol will not enter into these types of transactions without the purchase of shares and will not reimburse any of the Capitol Founders, Two Harbors or their respective affiliates who enter into these types of transactions, there will be no material economic cost to Capitol as a result of such arrangements.

Two Harbors and its affiliates have had discussions with certain potential investors and existing holders of Public Shares in which Two Harbors or its affiliates, as applicable, have indicated a willingness on the part of Two Harbors to consider, on a case-by-case basis, granting such potential investors or existing holders of Public Shares, a waiver of the common stock ownership limits contained in Two Harbors’ charter, in a manner consistent with (i) the restrictions provided for in Two Harbors’ charter and (ii) the requirements for Two Harbors’ qualification as a REIT, in order to induce such potential investor or existing holder of Public Shares, as applicable, to purchase Public Shares and/or vote in favor of the merger proposal. In addition, as disclosed on June 29, 2009, Thomas Siering, the President and a Director of Two Harbors, entered into a written plan and purchased 100,000 shares of common stock of Capitol pursuant to Rules 10b5-1 and 10b-18 of the Exchange Act. No other negotiations or actions have been taken by Capitol, the Capitol Founders, Two Harbors or their respective affiliates to purchase Public Shares and no other negotiations have been entered into with potential investors or existing holders of Public Shares to induce them to purchase Public Shares and/or vote in favor of the merger proposal.

It is anticipated that Capitol and/or Two Harbors would approach a limited number of large holders of Capitol that have voted against the merger proposal and demanded conversion of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. Arrangements of such nature would only be entered into and effected with the prior approval of Two Harbors (with respect to shares purchased) in accordance with applicable law at a time when Capitol, the Capitol Founders, Two Harbors and/or their respective affiliates are not aware of any material nonpublic information regarding Capitol and its securities or pursuant to agreements between the buyer and seller of such shares in a form that would not violate insider trading rules. Definitive arrangements have not yet been determined but might include:

•

Agreements between Capitol and the holders of Public Shares pursuant to which Capitol would agree to purchase Public Shares from such holders immediately after the closing of the merger for the price and fees specified in the arrangements.

•

Agreements with third parties to be identified pursuant to which the third parties would purchase Public Shares during the period beginning on the date that the registration statement of which this proxy statement/prospectus is a part is declared effective. Such arrangements would also provide for Capitol, immediately after the closing of the merger, to purchase from the third parties all of the Public Shares purchased by them for the price and fees specified in the arrangements.

•

Agreements with third parties pursuant to which the Capitol Founders, Two Harbors and their respective affiliates would borrow funds to make purchases of Public Shares for their own account. Capitol would then purchase the shares from such parties using funds held in Capitol’s trust account upon closing of the merger and such parties would repay such borrowings with the funds received from Capitol.

As a result of the purchases that may be effected through such arrangements, it is likely that the number of shares of common stock of Capitol in its public float will be reduced and that the number of beneficial holders of Capitol’s and Capitol’s securities also will be reduced. This may make it difficult to obtain the quotation, listing or trading of Capitol’s securities on the NYSE or any other national securities exchange.

The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of Capitol common stock outstanding vote in favor of the merger proposal, the merger proposal is approved by the necessary vote of the holders of the Public Shares and that holders of fewer than 30.0% of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash where it appears that such requirements would otherwise not be met. The maximum cash purchase price that will be offered by Capitol to holders of public shares for their shares will be the per-share conversion price at the time of the business combination. However, if holders refuse to enter into arrangements with Capitol to sell their Public Shares, Capitol may determine to engage a third party “aggregator” to buy shares prior to the meeting from such holders that have already indicated an intention to sell their shares and/or vote against the merger proposal. In such a case, the aggregator would purchase the shares from the original holder and then subsequently sell such shares to Capitol. The agreement between Capitol and any aggregator will provide that, to the extent purchases are made by such aggregator in private transactions, as opposed to open market purchases where the seller is not known to the aggregator, such aggregator will notify the seller that it is acting on behalf of Capitol in purchasing such shares. The maximum purchase price that will be offered by such aggregators to holders of Public Shares for their shares will be the per-share conversion price at the time of the business combination. Capitol would, in addition to paying the purchase price of such shares (which would be the per-share conversion price) to this aggregator, pay it a fee. Such fee will not be greater than 1% of the aggregator’s total purchase price for such shares. Although the parties do not anticipate needing to engage the services of such an aggregator, if one is needed, the parties believe it will be in the best interests of stockholders that are voting in favor of the transaction since the retention of the aggregator can help ensure that the transaction will be completed. Assuming the purchase by aggregators of up to 7,430,466 shares (the maximum number of shares that would be purchased by aggregators), the maximum fee payable to such aggregators would be approximately $743,000, resulting in a decrease of the per share book value following the transaction of $0.07 to $9.09 per share assuming a minimum transaction size of $100 million. All shares purchased pursuant to such arrangements would remain outstanding until the closing of the transaction and would be voted in favor of the merger proposal. Any agreement between the parties will provide for the holder to withdraw or revoke any exercise of its conversion exercise and grant a proxy to Capitol’s designees to vote such shares in favor of the merger proposal at the meeting. Accordingly, this will effectively render the 30.0% threshold established in Capitols’ IPO prospectus and amended and restated certificate of incorporation ineffective and make it easier for the parties to complete the transaction because such purchased shares would no longer be counted towards the 30.0% threshold. If, for some reason, the merger is not closed despite such purchases, the purchasers would be entitled to participate in liquidation distributions from Capitol’s trust account with respect to such shares.

Capitol will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases or transfers made by any of the aforementioned persons, including aggregators, that would affect the vote on the merger proposal or the conversion threshold. Any such report will include descriptions of any arrangements entered into, including the names of the parties involved and the roles such parties will play in the arrangements, or significant purchases or transfers by any of the aforementioned persons. If members of Capitol’s board of directors or officers make purchases or transfer warrants pursuant to such arrangements, they will be required to report these purchases or transfers on beneficial ownership reports filed with the SEC. Capitol will not, however, provide holders of Public Shares with additional time to reconsider their vote should such arrangements be entered into prior to the meeting because (i) a condition to the consummation of the merger is that there be at least $100 million contained in Capitol’s trust account (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities and reimbursement of expenses of the Capitol Founders and to make purchases of Public Shares, if any, as described above) for use by Two Harbors in its business and (ii) holders of Public Shares have been made aware that the minimum book value per share as a result of the maximum aggregate amount of fees payable to third party purchasers pursuant to such arrangements is approximately $9.09. As holders of Public Shares are making their decision to vote for or against the merger with the knowledge that there will be as little as $100 million available to Two Harbors to operate its business, as well as the fact that a maximum fee paid to aggregators of approximately $743,000 will result in a decrease of the per share book value following the transaction of $0.07 to $9.09 per share assuming a minimum transaction size of $100 million, the entry into such arrangements will not further impact this analysis.

Purchases pursuant to such arrangements ultimately paid for with funds in Capitol’s trust account would diminish the funds available to Capitol after the merger for working capital and general corporate purposes. Nevertheless, in all events there will be sufficient funds available to Capitol from the trust account to pay the holders of all Public Shares that are properly converted.

It is possible that the special meetings could be adjourned to provide time to seek out and negotiate such transactions if, at the time of the meetings, it appears that the requisite vote will not be obtained or that the limitation on conversion will be exceeded, assuming that an adjournment proposal is approved. Also, under Delaware law, the board of directors may postpone the meetings at any time prior to it being called to order in order to provide time to seek out and negotiate such transactions.

Rescission Rights

The prospectus issued by Capitol in its IPO (i) disclosed that Capitol was required to complete a business combination in which it acquired a target business having a fair market value equal to at least 80% of Capitol’s trust account balance (excluding deferred underwriting discounts and commissions) and, if the transaction is a related party transaction, to obtain approval of its disinterested independent directors and an opinion from an independent investment banking firm indicating that the transaction is fair to public stockholders from a financial point of view, (ii) did not disclose that funds in the trust account might be used to purchase Public Shares from holders thereof who have indicated their intention to vote against the merger and convert their shares into cash, and (iii) stated that specific provisions in Capitol’s amended and restated certificate of incorporation may not be amended prior to the consummation of an initial business combination but that Capitol had been advised that such provision limiting its ability to amend its amended and restated certificate of incorporation may not be enforceable under Delaware law. Accordingly, each person who purchased Public Shares in the IPO and still held such shares upon learning of these facts may have securities law claims against Capitol for rescission (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Such claims may entitle stockholders asserting them to as much as $10.00 or more per share, based on the initial offering price of the IPO units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them, plus interest from the date of Capitol’s IPO (which, in the case of holders of Public Shares, may be more than the pro rata share of the trust account to which they are entitled on conversion or liquidation).

In general, a person who purchased shares pursuant to a defective prospectus or other representation must make a claim for rescission within the applicable statute of limitations period, which, for claims made under Section 12 of the Securities Act and some state statutes, is one year from the time the claimant discovered or reasonably should have discovered the facts giving rise to the claim, but not more than three years from the occurrence of the event giving rise to the claim. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. Claims under the anti-fraud provisions of the federal securities laws must generally be brought within two years of discovery, but not more than five years after occurrence. Rescission and damages claims would not necessarily be finally adjudicated by the time the merger may be completed, and such claims would not be extinguished by consummation of that transaction.

Even if you do not pursue such claims, others, who may include all holders of Public Shares, may. Neither Capitol nor Two Harbors can predict whether Capitol stockholders will bring such claims, how many might bring them or the extent to which they might be successful.

Appraisal Rights

Capitol stockholders and warrantholders do not have appraisal rights under the DGCL in connection with the merger or the issuance of Two Harbors common stock and warrants pursuant to the merger.

Anticipated Accounting Treatment

The merger will be accounted for as an acquisition by Capitol under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Capitol having all of the ownership of the newly merged entity. The acquisition has not changed the control of Capitol, therefore Capitol’s balance sheet accounts will be reflected at their historical carryover basis. Two Harbors’ balance sheet accounts will be recorded at estimated fair value which is expected to approximate their carrying value.

Regulatory Matters

The merger and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, including the HSR Act, except for filings with the State of Delaware necessary to effectuate the merger.

Required Vote

The approval of the merger proposal will require (i) the affirmative vote of the holders of a majority of Capitol common stock outstanding on the record date and (ii) the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the Capitol special meeting.

THE CAPITOL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CAPITOL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

For a discussion of the merger structure, merger consideration and indemnification provisions of the Merger Agreement, see the section entitled “The Merger Proposal.” Such discussion and the following summary of other material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annexes A-1, A-2 and A-3 to this proxy statement/prospectus and is incorporated herein by reference. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the merger. The Merger Agreement has been included as an annex to this proxy statement/prospectus to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Capitol, Two Harbors or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Capitol or Two Harbors or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Two Harbors and Capitol.

Structure of the Merger

The Merger Agreement provides for (i) the merger of Merger Sub Corp. with and into Capitol with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors, (ii) Two Harbors to become the new publicly-traded corporation of which the holders of Capitol securities will be security holders, and (iii) the contribution by Pine River of the 1,000 shares it owns in Two Harbors to Two Harbors and the cancellation and retirement of such shares for no consideration. Upon consummation of the merger, Capitol’s outstanding common stock and warrants will be converted into like securities of Two Harbors, on a one-to-one basis. The holders of Capitol’s common stock and warrants will be holders of the securities of Two Harbors after the merger in the same proportion as their current holdings in Capitol, except as (i) increased by (A) the cancellation by the Capitol Founders of their Founders’ Shares upon consummation of the transaction, (B) conversion of any Public Shares and (C) the purchase of Public Shares pursuant to arrangements that provide for Capitol to purchase such shares after the closing of the merger (as described under “— Actions That May Be Taken to Secure Approval of Capitol’s Stockholders”) and (ii) decreased by the issuance of shares of restricted stock to Two Harbors’ independent directors upon consummation of the transaction.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under the subsection entitled “Conditions to Closing of the Merger,” unless Capitol and Two Harbors agree in writing to another time. The merger is expected to be consummated promptly after the special meetings of Capitol’s stockholders and warrantholders described in this proxy statement/prospectus.

Representations and Warranties

The Merger Agreement contains representations and warranties of Capitol relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the Merger Agreement;

•	permits and compliance with applicable laws;

•	tax matters;

•	SEC reports, financial statements and Sarbanes-Oxley Act;

•	absence of undisclosed liabilities;

•	contracts;

•	assets and properties;

•	absence of certain changes or events;

•	employee matters;

•	compliance with laws;

•	litigation;

•	transactions with affiliates;

•	Capitol’s trust account; and

•	regulatory matters and compliance.

The Merger Agreement contains representations and warranties of each of Two Harbors and Merger Sub Corp. relating, among other things, to:

•	proper organization and similar corporate matters;

•	capital structure;

•	the authorization, performance and enforceability of the Merger Agreement;

•	litigation;

•	tax matters;

•	REIT matters; and

•	regulatory matters and compliance.

Indemnification of Officers and Directors; Insurance

Following the closing of the merger, Two Harbors and Capitol will, to the extent Capitol was obligated to do so as of June 11, 2009, indemnify current and former directors and officers of Capitol in their capacities as such against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities incurred in connection with any threatened, pending, completed action, suit or proceeding, whether civil, criminal or administrative or investigative, arising out of matters existing or occurring at or prior to the closing, including actions taken in connection with the merger. Two Harbors and Capitol also agree to cause Capitol’s organizational documents to include provisions for elimination of liability of directors and officers and indemnification of directors and officers after the merger that are at least as advantageous to such persons as the provisions in effect prior to the merger.

Prior to the consummation of the merger, Capitol is also required to obtain and fully pay for six-year “tail” insurance policies for its officers and directors. The terms of such policies must be at least as favorable to its officers and directors as their current coverage. If Capitol does not obtain such “tail” insurance policies prior to the merger, Two Harbors will cause Capitol to do so after the merger. If neither Two Harbors nor the Company is able to obtain such “tail” insurance policies, Capitol is required to continue to maintain, for six years after the merger, directors’

and officers’ and fiduciary liability insurance that is at least as favorable as the insurance in place as of June 11, 2009, provided that the obligations of Capitol and Two Harbors will not be required to pay an annual premium amount in excess of 250% of the annual premiums currently in effect for such coverage.

Two Harbors and Capitol further agree that the indemnification and insurance provisions with respect to Capitol’s officers and directors will survive any consolidation, merger or sale of all or substantially all of Capitol’s assets, so that any surviving entity will be required to honor these indemnification and insurance provisions after such transaction. The Merger Agreement also provides that these provisions are in addition to, and not in replacement of, indemnification rights in Capitol’s organizational documents that may apply to Capitol’s officers, directors, employees and agents. Further information about such rights can be found in the section entitled “Comparison of Rights of Capitol and Two Harbors” of this proxy statement/prospectus.

Covenants

The parties have each agreed to use commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the merger. Capitol and Two Harbors have each also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and, unless otherwise required or permitted under the Merger Agreement, not to take the following actions, among others, without the prior written consent of the other party:

•	except with respect to Capitol in connection with the initial charter proposals, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

•

split, combine or reclassify any shares of capital stock or other equity securities or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities;

•

(x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities, or (y) amend any term of any capital stock or other equity securities (in each case, whether by merger, consolidation or otherwise);

•

except as set forth in the Merger Agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses, and with respect to Capitol, other than in the ordinary course of business;

•	sell, lease or otherwise transfer, or create or incur any lien on, any assets, securities, properties, or businesses (in the case of Capitol, other than in the ordinary course of business);

•	make any loans, advances or capital contributions to, or investments in, any other person or entity;

•	create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

•	enter into any hedging arrangements;

•

enter into or amend any material contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect the company, or any successor thereto or that could, after the consummation of the merger, limit or restrict in any respect the parties from engaging or competing in any line of business, in any location or with any person or, except in the case of Capitol in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits;

•	increase compensation, bonus or other benefits payable to any director, officer or employee;

•	change the methods of accounting, except as required by concurrent changes in law or generally accepted accounting principles;

•

settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim, including any litigation, arbitration, proceeding or dispute that relates to the merger;

•

make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, materially amend any tax returns or file claims for material tax refunds, enter any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability, and with respect to Capitol, take any action or fail to take any action that could prevent Two Harbors from qualifying as a REIT; or

•	agree, resolve or commit to do any of the foregoing.

Capitol has also agreed to cease, and to cause its officers, directors, employees, representatives and agents, including the Capitol Founders, to cease negotiations or discussions with any other party with respect to an alternative transaction, to return or destroy all related confidential information, and to avoid entering into any such negotiations or discussions until the closing of the merger. However, the Merger Agreement provides that Capitol’s board of directors may, at any time prior to the meeting of stockholders, furnish information and participate in discussions or negotiations with respect to a proposal that the board determines in good faith, upon consultation with legal and financial advisors, could lead to a “superior proposal” (as defined in the Merger Agreement), so long as such proposal was not obtained pursuant to a breach of the Merger Agreement by Capitol. The Merger Agreement provides that Capitol’s board of directors may make a “change in recommendation” (as defined in the Merger Agreement) or terminate the Merger Agreement and enter into a definitive agreement with respect to a superior proposal if it determines in good faith that such action is required by the board’s fiduciary duties to Capitol. Capitol must promptly advise Two Harbors of any request for information or receipt of any “acquisition proposal” (as defined in the Merger Agreement).

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

•	the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

•

Capitol and Two Harbors to prepare and file a proxy statement and registration statement, which shall contain this proxy statement/prospectus, to solicit proxies from the Capitol stockholders and warrantholders to vote on the proposals that will be presented for consideration at the special meeting and to register, under the Securities Act, the Two Harbors shares and warrants that will be issued to the securityholders of Capitol pursuant to the Merger Agreement;

•

Two Harbors to waive its rights to make claims against Capitol to collect from the trust fund established for the benefit of the holders of the Public Shares for any monies that may be owed to it by Capitol;

•	Two Harbors to make an election to qualify as a real estate investment trust within the meaning of Section 856 of the Code in connection with the filing of its initial tax return;

•

Two Harbors to file a registration statement, at Capitol’s expense, relating to the resale of the warrants (and underlying shares) held by the Capitol Founders and Pine River and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger;

•

Two Harbors and Capitol to take all reasonable steps that are required or permitted under Section 16(a) of the Exchange Act to cause any dispositions of Capitol’s common stock and warrants that may occur or are deemed to occur in connection with the merger to be exempt under Rule 16b-3 of the Exchange Act; and

•

Two Harbors to use its reasonable best efforts to cause the Two Harbors shares issued in the merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the effective time of the merger.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger is conditioned on (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes approving the merger and (b) a majority of Capitol’s common stock on the record date, at a meeting called for this and other related purposes approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Capitol’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Capitol’s second amended and restated certificate of incorporation and (iv) the holders of a majority of Capitol’s warrants approving the warrant amendment proposals.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•

no statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other governmental authority that is in effect and prohibits, enjoins or restricts the consummation of the transactions;

•	the execution by and delivery to each party of each of the various transaction documents;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct as of the closing, except as would not reasonably be expected to have a material adverse effect, and all covenants contained in the Merger Agreement have been materially complied with by each party;

•

receipt by each of Capitol and Two Harbors of an opinion from its counsel, in form and substance reasonably satisfactory to such party to the effect that (a) the merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (b) the holders of Capitol’s stock will recognize no gain or loss on the exchange of those shares for shares of Two Harbors common stock (except to the extent that a holder of Capitol’s stock receives cash in exchange for any portion of its stock);

•

the trust account containing at least $100 million of funds (after payment of transaction fees and expenses, deferred underwriting discounts and commissions, tax liabilities, reimbursement of expenses of the Capitol Founders and purchases of Public Shares, if any, as set forth in the Merger Agreement);

•

receipt by Capitol of an opinion from Richards, Layton & Finger P.A. relating to the initial charter amendment, which opinion has been obtained and is attached as Annex H to this proxy statement/prospectus;

•	amendment of Capitol’s amended and restated certificate of incorporation to provide for the initial charter amendment; and

•

the registration statement, of which this proxy statement/prospectus forms a part, shall have become effective and no stop order suspending its effectiveness, or proceeding to that effect, shall have been implemented by the SEC.

Two Harbors’ and Merger Sub Corp.’s Conditions to Closing

The obligations of Two Harbors and Merger Sub Corp. to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things, there being no material adverse effect on Capitol since June 11, 2009.

Capitol’s Conditions to Closing

The obligations of Capitol to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things,

•	there shall have been no material adverse effect on Two Harbors since June 11, 2009; and

•	receipt by Capitol of an opinion of Clifford Chance US LLP regarding the qualification of Two Harbors as REIT under the Code.

Waiver

If permitted under applicable law, either Capitol or Two Harbors may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. The condition requiring that the holders of fewer than 30.0% of the Public Shares affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. Capitol would file a Current Report on Form 8-K and issue a press release to disclose any waiver of any representation, warranty or condition to the Merger Agreement. If such waiver is material to investors, a proxy statement/prospectus supplement would also be sent to holders of Public Shares as promptly as practicable. There can be no assurance that all of the conditions will be satisfied or waived.

At any time prior to the closing, either Capitol or Two Harbors may, in writing, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement.

The existence of the financial and personal interests of the directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Capitol and what he may believe is best for himself in determining whether or not to grant a waiver in a specific situation.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written agreement of Capitol and Two Harbors;

•	by either Capitol or Two Harbors if:

•

at the Capitol stockholder meeting, or any adjournment or postponement, the Merger Agreement shall fail to be approved by the affirmative vote of the holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the meeting or the holders of 30.0% or more of the Public Shares exercise conversion rights;

•	the merger is not consummated by November 8, 2009;

•

a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and non-appealable; or

•

if the other party has breached or failed to perform any of its covenants or representations and warranties in any material respect that would constitute a failure of the applicable closing conditions and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in material breach;

•	by Two Harbors if:

•	Capitol’s board of directors or any committee makes or publicly proposes to make a “change in recommendation” (defined in the Merger Agreement) to stockholders with respect to the merger proposal; or

•

Capitol’s board of directors or any committee approve or recommends, within two days of receiving an inquiry, proposal, offer or expression with respect to an “alternative transaction” (defined in the Merger Agreement), takes no position with respect to an alternative transaction; and

•

by Capitol if its board of directors or any committee causes Capitol to enter into an alternative transaction as a result of it receiving a “superior proposal” (defined in the Merger Agreement) for a transaction (provided Capitol has complied in all material respects with its applicable obligations under the Merger Agreement, including paying the termination fee described below).

Effect of Termination

In the event of proper termination by either Capitol or Two Harbors, the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Capitol or Two Harbors, except that:

•

if the Merger Agreement is terminated (i) by Pine River as a result of Capitol entering into an alternative transaction and such alternative transaction is consummated within 12 months following such termination or (ii) by Capitol if it enters into an alternative transaction as a result of it receiving a superior proposal for a transaction, Capitol has agreed to pay a termination fee to Pine River in the amount of $5 million (x) at closing of the alternative transaction or (y) upon termination of the Merger Agreement, respectively;

•	The confidentiality obligations set forth in the Merger Agreement will survive;

•

The waiver by Two Harbors of all rights against Capitol to collect from the trust account any monies that may be owed to it by Capitol for any reason whatsoever, including but not limited to a breach of the Merger Agreement, and the acknowledgement that Two Harbors will not seek recourse against the trust account for any reason whatsoever, will survive;

•	the rights of the parties to bring actions against each other for breach of the Merger Agreement will survive; and

•	the fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses whether or not the merger is consummated, except that Capitol and Two Harbors have agreed to reimburse Pine River for its costs incurred in connection with the transaction in the event the merger is consummated.

Confidentiality; Access to Information

Capitol and Two Harbors will afford to the other party and its financial advisors, accountants, counsel and other representatives prior to the completion of the merger reasonable access during normal business hours, upon reasonable notice, to all of their respective properties, books, records and personnel to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as each party may reasonably request. Capitol and Two Harbors will maintain in confidence any non-public information received from the other party, and use such non-public information only for purposes of consummating the transactions contemplated by the Merger Agreement, subject to customary exceptions.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties. Capitol would file a Current Report on Form 8-K and issue a press release to disclose any amendment to the Merger Agreement entered into by the parties. If such amendment is material to investors, a proxy statement/prospectus supplement would also be sent to holders of Public Shares as promptly as practicable.

Public Announcements

The parties have agreed that until closing or termination of the Merger Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Merger Agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the Merger Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable law or court process.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the merger to holders of Capitol common stock and warrants, of the acquisition, holding, and disposition of Two Harbors common stock and of Two Harbors’ qualification and taxation as a REIT. This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of Capitol and Two Harbors, and of their subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market Capitol or Two Harbors common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies (or RICs);

•	REITs;

•	trusts and estates;

•	holders who receive Two Harbors common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Capitol or Two Harbors common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest in Capitol or Two Harbors through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in Capitol or Two Harbors;

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that securityholders hold Capitol common stock and warrants and will hold Two Harbors common stock and warrants as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF TWO HARBORS COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY

BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE MERGER AND THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING TWO HARBORS COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF TWO HARBORS COMMON STOCK.

U.S. Federal Income Tax Considerations of the Merger

Capitol’s and Two Harbors’ obligations to complete the merger are conditioned upon the receipt by each of Capitol and Two Harbors of opinions of their respective counsel that the merger will be treated as a contribution governed by either Section 351 of the Code or a reorganization within the meaning of Section 368 of the Code and that Capitol stockholders will recognize no gain or loss on the exchange of their Capitol shares for shares of Two Harbors. Such opinions of counsel will rely on customary representations made by Capitol and Two Harbors and applicable factual assumptions. If any of the factual assumptions or representations relied upon in the opinions of counsel is inaccurate, the opinions may not accurately describe the U.S. federal income tax treatment of the merger, and this discussion may not accurately describe the tax considerations arising from the merger. It is possible that the IRS would challenge the conclusions in the above-described opinions or the statements in this discussion, which do not bind the IRS or the courts and that a court would agree with the IRS.

The income tax considerations summarized below are based upon the assumption that the merger will qualify either as a contribution governed by either Section 351 of the Code or a reorganization within the meaning of Section 368(a) of the Code.

U.S. Federal Income Tax Considerations of the Merger to U.S. Capitol Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for U.S. stockholders holding Capitol stock or warrants. For these purposes, a U.S. stockholder is a beneficial owner of Capitol or Two Harbors stock or warrants who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The merger of Capitol and Merger Sub Corp will constitute a tax-deferred transaction pursuant to either Section 351 or Section 368 of the Code and no gain or loss will be recognized by the U.S. stockholders of Capitol who exchange Capitol shares solely for Two Harbors shares as a result of the merger (except to the extent that such a stockholder also transfers Capitol warrants in the transaction, as further discussed below). The U.S. federal tax basis of the shares of Two Harbors received by such a holder of Capitol shares in the merger will be the same as the adjusted tax basis of the Capitol shares surrendered in exchange therefor. The holding period of the shares of Two Harbors received in the merger by such a holder of Capitol shares will include the period during which such Capitol shares was held on the date of the merger.

U.S. stockholders who exercise conversion rights and elect to receive cash in exchange for their Capitol shares in the merger will recognize gain or loss on such exchange equal to the difference between the amount of cash received and such holder’s adjusted basis in the Capitol stock exchanged therefor. Such gain or loss will be long-term capital gain or loss if the holder’s holding period of such shares is more than one year at the time of the exchange. Holders who hold different blocks of Capitol stock (generally, shares of Capitol stock purchased or acquired on different dates or at different prices) and holders of Capitol stock who receive a mixture of cash and Two Harbors stock in exchange for their Capitol stock should consult their tax advisors to determine how the above rules apply to them.

Provided the merger is governed by Section 351 of the Code, a U.S. stockholder who exchanges Capitol warrants for Two Harbor warrants in the merger will recognize gain or loss upon such exchange equal to the difference between the fair market value of the Two Harbors warrants received and such holder’s adjusted basis in the Capitol warrants exchanged therefor. Such gain or loss will generally be long-term capital gain or loss if the warrantholder’s holding period in the Capitol warrants is over a year at the time of the exchange. The holder’s basis in the Two Harbors warrants received in the exchange will be equal to the fair market value of such warrants at the time of the exchange. However, if the merger qualifies as a reorganization within the meaning of Section 368 of the Code, a U.S. stockholder who exchanges Capitol warrants for Two Harbor warrants in the merger will not recognize any gain or loss on such exchange. In such case, a holder’s basis in the Two Harbor warrants received in the exchange will be equal to the holder’s basis in the Capitol warrants exchanged therefor.

U.S. Federal Income Tax Considerations of the Merger to Non-U.S. Capitol Stockholders

This section summarizes the U.S. federal income tax considerations of the merger for non-U.S. stockholders holding Capitol stock or warrants. For these purposes, a non-U.S. stockholder is a beneficial owner of Capitol or Two Harbors stock or warrants who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

A non-U.S. stockholder who exchanges Capitol shares solely for Two Harbors shares as a result of the merger will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes. A non-U.S. stockholder who exercises conversion rights and elects to receive cash in exchange for Capitol shares in the merger, and a non-U.S. stockholder who exchanges Capitol warrants for Two Harbors warrants in the exchange, will generally be treated in the same manner as a U.S. stockholder for U.S. federal income tax purposes except that any such non-U.S. stockholder will not be subject to U.S. federal income tax on the exchange unless (i) such holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (in which case the non-U.S. stockholder will generally be subject to the same treatment as a U.S. stockholder with respect to the exchange) or (ii) such holder is an individual who is present in the United States for 183 days or more during the taxable year in which the merger takes place and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Backup Withholding

In order to avoid “backup withholding” on a payment of cash to a holder of Capitol shares, pursuant to holder’s election to receive cash in exchange for their Capitol shares, a U.S. stockholder must, unless an exception applies under applicable law and regulations, provide us with his or her correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that such holder is not subject to backup withholding and that his or her taxpayer identification number is correct, and a non U.S. stockholder must, unless an exception applies under applicable law and regulations, certify that he or she is a non U.S. stockholder on an applicable IRS Form W-9. A Substitute Form W-9 will be included with the letter of transmittal to be sent to Capitol stockholders and warrantholders by the exchange agent. If a Capitol stockholder fails to provide his or her correct taxpayer identification number or the required certifications, such holder may be subject to penalty by the IRS and any cash payments such holder would otherwise receive in consideration for shares of Capitol in the merger may be subject to backup withholding at a rate of 28%. Any amount withheld under the backup withholding rules may be allowed as a refund or credit against such holder’s U.S. federal income tax liability provided that such holder timely furnishes certain required information to the IRS.

U.S. Federal Income Tax Considerations of Two Harbors as a REIT

For purposes of this section, references to “Two Harbors” mean only Two Harbors Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated.

Taxation of Two Harbors — General

Two Harbors intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 2009. Two Harbors believes that it has been organized and intends to operate in a manner that allows it to qualify for taxation as a REIT under the Code.

The law firm of Clifford Chance US LLP has acted as Two Harbors’ counsel in connection with this offering. Two Harbors expects to receive at the closing of the merger an opinion of Clifford Chance US LLP to the effect that, commencing with Two Harbors’ taxable year ending December 31, 2009, it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable its to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to Two Harbors’ organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement are completed in a timely fashion and that Two Harbors will at all times operate in accordance with the method of operation described in its organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by the management of Two Harbors and PRCM Advisers LLC, regarding Two Harbors’ organization, assets, present and future conduct of its business operations and other items regarding its ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that Two Harbors will take no action that could adversely affect its qualification as a REIT. While Two Harbors believes that it is organized and intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in Two Harbors’ circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or Two Harbors that Two Harbors will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise Two Harbors or the holders of its shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on Two Harbors’ ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, Two Harbors’ ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which Two Harbors invests. Two Harbors’ ability to qualify as a REIT also requires that Two Harbors satisfies certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by Two Harbors or which serve as security for loans made by Two Harbors. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Two Harbors’ operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on Two Harbors’ ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “— Requirements for Qualification as a REIT.” While Two Harbors’ believes that it will operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification as a REIT or that it will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that Two Harbors qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from Two Harbors or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “— Taxation of Taxable U.S. Stockholders.”

Even if Two Harbors qualifies for taxation as a REIT, however, it will be subject to U.S. federal income taxation as follows:

•	It will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	It may be subject to the “alternative minimum tax” on its items of tax preference, if any.

•

If Two Harbors has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•

If Two Harbors elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” it may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If Two Harbors fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect its profitability.

•

If Two Harbors fails to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but its failure is due to reasonable cause and not due to willful neglect and Two Harbors nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests.

•

If Two Harbors fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

•

If Two Harbors fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), it will be subject to a 4%

excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

Two Harbors may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “— Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between Two Harbors and any TRSs Two Harbors may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If Two Harbors acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, Two Harbors will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by Two Harbors.

•

Two Harbors will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent its stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if it owns an equity interest in a taxable mortgage pool. To the extent that it owns a REMIC residual interest or a taxable mortgage pool through a TRS, it will not be subject to this tax.

•

Two Harbors may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of Two Harbors’ undistributed long-term capital gain (to the extent Two Harbors makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that Two Harbors paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in its Two Harbors common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

•	Two Harbors may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, Two Harbors may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. Two Harbors could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Two Harbors’ charter provides restrictions regarding the ownership and transfer of its shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, Two Harbors is generally required to maintain records regarding the actual ownership of its shares. To do so, it must demand written statements each year from the record holders of significant percentages of its shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by it). A list of those persons failing or refusing to comply with this demand must be maintained as part of its records. Failure by Two Harbors to comply with these record-keeping requirements could subject it to monetary penalties. If Two Harbors satisfies these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Two Harbors satisfies this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, Two Harbors’ proportionate share of the assets and items of income of partnerships in which it owns an equity interest is treated as assets and items of income of Two Harbors for purposes of applying the REIT requirements described below. Consequently, to the extent that Two Harbors directly or indirectly holds a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect Two Harbors’ ability to qualify as a REIT, even though it may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which Two Harbors holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by Two Harbors (for example, if any equity interest in the subsidiary is acquired by a person other than Two Harbors or another disregarded subsidiary of Two Harbors), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Two Harbors’ ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Two Harbors and its subsidiaries in the aggregate and its ability to make distributions to its stockholders.

Two Harbors and Capitol intend to elect for Capitol to be treated as a TRS. This will allow Capitol to invest in assets and engage in activities that could not be held or conducted directly by Two Harbors without jeopardizing its qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to Two Harbors by one or more TRSs it may own, then a portion of the dividends that Two Harbors distributes to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “— Taxation of Taxable U.S. Stockholders” and “— Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain its qualification as a REIT, Two Harbors annually must satisfy two gross income tests. First, at least 75% of Two Harbors’ gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of Two Harbors’ gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If Two Harbors receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that it acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and Two Harbors’ income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If Two Harbors acquires or originates a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or Two Harbors.

To the extent that Two Harbors derives interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by Two Harbors.

Any amount includible in Two Harbors’ gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if Two Harbors held such assets), Two Harbors will be treated as receiving directly its proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to the holder of the related REMIC securities.

Two Harbors believes that the interest, original issue discount, and market discount income that Two Harbors receives from its mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that it owns may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

As described in “Business of Two Harbors — Two Harbors’ Target Assets — TBAs,” Two Harbors may purchase Agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Two Harbors will not treat these items as qualifying for purposes of the 75% gross income test unless it receives advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, Two Harbors’ ability to enter into TBAs could be limited. Moreover, even if Two Harbors were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, Two Harbors could be subject to a penalty tax or could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of its gross income.

Fee Income

Two Harbors may receive various fees in connection with its operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

Two Harbors may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by Two Harbors from a REIT is qualifying income in its hands for purposes of both the 95% and 75% gross income tests.

Foreign Investments

To the extent that Two Harbors holds or acquire foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, in general, if foreign currency gain is recognized with respect to specified assets or income which otherwise qualifies for purposes of the 95% or 75% gross income tests, then such foreign currency gain will generally not constitute gross income for purposes of either the 95% or 75% gross income tests, respectively, provided Two Harbors does not deal or engage in substantial and regular trading in securities, which it does not intend to do. No assurance can be given that any foreign currency gains recognized by Two Harbors directly or through pass-through subsidiaries will not adversely affect its ability to satisfy the REIT qualification requirements.

Hedging Transactions

Two Harbors may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction Two Harbors enters into (1) in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that Two Harbors enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. Two Harbors intends to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

Rents from Real Property

To the extent that Two Harbors owns real property or interests therein, rents it receives will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by Two Harbors to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by Two Harbors. Moreover, for rents received to qualify as “rents from real property,” Two Harbors generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which Two Harbors derives no income or through a TRS. Two Harbors is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Two Harbors may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the greater of 150% of the direct cost of Two Harbors in furnishing or rendering the service or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that Two Harbors does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

Two Harbors intends to monitor its sources of income, including any non-qualifying income received by it, so as to ensure its compliance with the gross income tests. If Two Harbors fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if Two Harbors is entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of Two Harbors to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, Two Harbors sets forth a description of each item of its gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether Two Harbors would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Two Harbors, it will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which Two Harbors fails to satisfy the particular gross income test.

Phantom Income

Due to the nature of the assets in which Two Harbors will invest, it may be required to recognize taxable income from certain of its assets in advance of its receipt of cash flow on or proceeds from disposition of such assets, and it may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

Two Harbors may acquire mortgage-backed securities in the secondary market for less than their face amount. For example, it is likely that Two Harbors will invest in assets, including mortgage-backed securities, requiring Two Harbors to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” Two Harbors may also be required under the terms of the indebtedness that it incurs to use cash received from interest payments to make principal payment on that indebtedness, with the effect that Two Harbors will recognize income but will not have a corresponding amount of cash available for distribution to its shareholders.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that Two Harbors may have substantial taxable income in excess of cash available for distribution. In that event, Two Harbors may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”

Asset Tests

Two Harbors, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if Two Harbors held such assets), Two Harbors will be treated as owning its proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by Two Harbors may not exceed 5% of the value of its gross assets. Third, Two Harbors may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by Two Harbors may not exceed 25% of the value of its gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if Two Harbors, and any of Two Harbors’ “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, Two Harbors will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If Two Harbors fails to satisfy the asset tests because it acquires or increases its ownership interest in securities during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If Two Harbors fails the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets (generally within six months after the last day of the quarter in which its identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. If Two Harbors fails any of the other asset tests or its failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which its identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which it failed to satisfy the asset test.

Two Harbors expects that the assets and mortgage-related securities that it owns generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that it owns non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, as described in “Business of Two Harbors — Two Harbors’Target Assets — TBAs,” Two Harbors may purchase Agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and Two Harbors will not treat TBAs as such unless it receives advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75%

asset test. As a result, Two Harbors’ ability to purchase TBAs could be limited. Moreover, even if Two Harbors were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case Two Harbors could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of its gross assets. Two Harbors believes that its holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intends to monitor compliance on an ongoing basis. There can be no assurance, however, that it will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that Two Harbors’ interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, Two Harbors may enter into repurchase agreements under which it will nominally sell certain of its assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. Two Harbors believes that it will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that Two Harbors did not own the assets during the term of the repurchase agreement, in which case it could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, Two Harbors is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a) the sum of:

•	90% of its “REIT taxable income” (computed without regard to the deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by Two Harbors and received by each stockholder on December 31 of the year in which they are declared. In addition, at Two Harbors’ election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to Two Harbors’ stockholders in the year in which paid, even though the distributions relate to its prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards Two Harbors’ distribution requirement and to give rise to a tax deduction by Two Harbors, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that Two Harbors distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, Two Harbors will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, Two Harbors may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Two Harbors could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by Two Harbors. Two Harbors’ stockholders would then increase the adjusted basis of their stock in Two Harbors by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If Two Harbors fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which it has paid corporate income tax. Two Harbors intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that Two Harbors, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from Two Harbors’ subsidiaries and (b) the inclusion of items in income by Two Harbors for U.S. federal income tax purposes. For example, Two Harbors may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that Two Harbors will be required to include in its income a portion of the OID each year that the instrument is held before it receives any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of Two Harbors common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of Two Harbors’ common stock.

Two Harbors may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In this case, Two Harbors may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, Two Harbors will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

Two Harbors is required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist Two Harbors in determining the actual ownership of its outstanding stock and maintaining its qualifications as a REIT.

Prohibited Transactions

Net income Two Harbors derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Two Harbors intends to conduct its operations so that no asset owned by it or its pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by Two Harbors directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which Two Harbors holds a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Two Harbors does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, it intends to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that Two Harbors violates a provision of the Code that would result in its failure to qualify as a REIT, it may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to it to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) Two Harbors pays a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to Two Harbors’ disqualification as a REIT for violations due to reasonable cause. If Two Harbors fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to Two Harbors’ stockholders in any year in which it is not a REIT will not be deductible by it, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to its stockholders will generally be taxable in the case of Two Harbors’ stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2010), and dividends in the hands of its corporate U.S. stockholders may be eligible for the dividends received deduction. Unless Two Harbors is entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, Two Harbors will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold Two Harbors stock that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Two Harbors stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding Two Harbors common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of Two Harbors stock by the partnership.

Distributions

Provided that Two Harbors qualifies as a REIT, distributions made to Two Harbors’ taxable U.S. stockholders out of Two Harbors’ current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to Two Harbors common stock constitutes a dividend for U.S. federal income tax purposes, Two Harbors’ earnings and profits will be allocated first to distributions with respect to its preferred stock, if any, and then to its common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2010) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from Two Harbors that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Two Harbors for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that Two Harbors elects under the applicable provisions of the Code to retain its net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by it on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in Two Harbors common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by Two Harbors. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of Two Harbors’ current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Two Harbors in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by Two Harbors and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by Two Harbors before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, Two Harbors may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of Two Harbors’ distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by Two Harbors during such taxable year from non-REIT C corporations (including any TRS in which it may own an interest);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by Two Harbors with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by Two Harbors with respect to such built-in gain.

Generally, dividends that Two Harbors receives will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS Two Harbors may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that Two Harbors has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “— Taxation of Two Harbors — General” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by Two Harbors, which are generally subject to tax in the hands of U.S. stockholders to the extent that Two Harbors has current or accumulated earnings and profits.

Dispositions of Two Harbors’ Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of Two Harbors common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of Two Harbors common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if Two Harbors’ common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if its common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capitol losses recognized by a U.S. stockholder upon the disposition of Two Harbors common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Two Harbors common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Two Harbors that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by Two Harbors and gain arising from the sale or exchange by a U.S. stockholder of Two Harbors common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to Two Harbors common stock. Distributions made by Two Harbors, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held Two Harbors common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) Two Harbors common stock is not otherwise used in an unrelated trade or business and (3) Two Harbors does not hold an asset that gives rise to excess inclusion income, distributions from Two Harbors and income from the sale of Two Harbors common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Two Harbors as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in Two Harbors common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of Two Harbors’ stock could be required to treat a percentage of the dividends from Two Harbors as UBTI if Two Harbors is a “pension-held REIT.” Two Harbors will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of Two Harbors stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Two Harbors’ stock, collectively owns more than 50% of such stock; and (2) Two Harbors would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of Two Harbors stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Two Harbors’ stock, or Two Harbors from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning Two Harbors stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Two Harbors common stock applicable to non-U.S. stockholders of Two Harbors common stock. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of Two Harbors’ earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S.

federal withholding tax at the rate of 30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, Two Harbors may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Two Harbors stock. In cases where the dividend income from a non-U.S. stockholder’s investment in Two Harbors’ common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) Two Harbors’ common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in Two Harbors’ common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year), distributions by Two Harbors which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If Two Harbors cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Two Harbors’ current and accumulated earnings and profits. If Two Harbors’ common stock constitutes a USRPI, as described below, distributions by Two Harbors in excess of the sum of its earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of Two Harbors’ earnings and profits plus the non U.S. stockholder’s adjusted tax basis in its common stock.

Capital Gain Dividends

Under FIRPTA, a distribution made by Two Harbors to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by Two Harbors directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, Two Harbors will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of Two Harbors stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “— Taxation of Non-U.S. Stockholders — Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a

USRPI capital gain if Two Harbors held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in Two Harbors common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year).

Dispositions of Two Harbors Common Stock

Unless Two Harbors common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of Two Harbors’ assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. Two Harbors does not expect that more than 50% of its assets will consist of interests in real property located in the U.S.

Even if Two Harbors’ shares of common stock otherwise would be a USRPI under the foregoing test, its shares of common stock will not constitute a USRPI if it is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of its shares of common stock or the period of its existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. Two Harbors believes it will be a domestically controlled REIT and, therefore, the sale of its common stock should not be subject to taxation under FIRPTA. However, because Two Harbors’ stock will be widely held, it cannot assure its investors that it will be a domestically controlled REIT. Even if Two Harbors does not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of Two Harbors’ common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) Two Harbors’ common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of Two Harbors’ outstanding stock of that class at all times during a specified testing period.

If gain on the sale of Two Harbors’ common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Two Harbors’ common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in Two Harbors’ common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

Two Harbors will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, Two Harbors may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

Two Harbors must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of Two Harbors common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of Two Harbors common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

Two Harbors and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of Two Harbors and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by Two Harbors would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Two Harbors common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to Two Harbors and its stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in Two Harbors’ shares of common stock.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Two Harbors and Capitol are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009, statement of operations for the year ended December 31, 2008 and balance sheet at June 30, 2009 are based on the historical financial statements of Capitol and Two Harbors after giving effect to the merger.

The unaudited condensed combined pro forma statements of operations for the six months ended June 30, 2009 and the year ended December 31, 2008 give pro forma effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Capitol’s unaudited condensed financial statements for the six months ended June 30, 2009, and the unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Capitol’s audited financial statements for the year ended December 31, 2008. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Capitol’s unaudited condensed financial statements and Two Harbors’ audited financial statements as of June 30, 2009 and June 11, 2009, respectively.

The merger will be accounted for as an acquisition by Capitol under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Capitol having all of the ownership of the newly merged entity. The acquisition has not changed the control of Capitol, therefore Capitol’s balance sheet accounts will be reflected at their historical carryover basis. Two Harbors’ balance sheet accounts will be recorded at estimated fair value which is expected to approximate their carrying value.

Capitol’s obligation to consummate the merger is contingent on the following conditions, among others: (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, approving the merger and (b) a majority of Capitol’s common stock, at a meeting called for this and other related purposes, approving the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Capitol’s common stock outstanding on the record date approving the initial charter proposals and the subsequent filing of Capitol’s second amended and restated certificate of incorporation, (iv) the holders of a majority of Capitol’s warrants approving the warrant amendment proposals and (v) Capitol’s trust account containing no less than $100 million on the closing after taking into account payment of certain expenses described elsewhere in this proxy statement/prospectus.

•

Assuming Maximum Transaction Size: This presentation assumes that no Capitol stockholders exercise conversion rights with respect to their shares of Capitol common stock into a pro rata portion of the trust account and that all of the funds held in the trust account are available after closing for the payment of transactional costs and for operating purposes; and

•

Assuming Minimum Transaction Size of $100 Million: This presentation assumes that, pursuant to the merger proposal, Capitol stockholders holding 30.0% of the Public Shares exercise their conversion rights, such shares were converted into their pro rata share of the funds in the trust account, and/or Capitol takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal – Actions That May be Taken to Secure Approval of Capitol’s Stockholders,” and Capitol’s trust account contains no less than $100 million at the closing.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the transaction occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. Please refer to the following information in conjunction with the accompanying notes to these pro forma financial statements and the historical financial statements and the accompanying notes thereto and the sections entitled “Unaudited Pro Forma Condensed Combined Financial Data,” “Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations”

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Year Ended December 31, 2008

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Adjustments (assuming maximum transaction Size)		Combined Pro Forma (assuming maximum transaction size)	Additional Pro Forma Adjustments (assuming minimum transaction size of $100 million)		Combined Pro Forma (assuming minimum transaction size of $100 million)
Revenue	$—	$—	$—		$—	$—		$—
General and administrative expenses	1,059,606	—	3,709,636	F	7,594,242	(2,217,003	) F	5,377,239
			625,000	G
			2,200,000	H

Loss from operations	(1,059,606)	—	(6,534,636)		(7,594,242)	2,217,003		(5,377,239)
Interest and dividend Income	4,442,222	—	—		4,442,222			4,442,222

(Loss) income before benefit from (provision for) income taxes	3,382,616	—	(6,534,636)		(3,152,020)	2,217,003		(935,017)
Benefit from (provision for) income taxes	(1,088,083)	—	1,088,083	I	—			—

Net (loss) income	2,294,533	—	(5,446,553)		(3,152,020)	2,217,003		(935,017)
Accretion of Trust Account income relating to common stock subject to possible conversion	(235,706)	—	235,706	K	—			—

Net (loss) income attributable to other common shareholders	$2,058,827	$—	$(5,210,847)		$(3,152,020)	$2,217,003		$(935,017)

Weighted average number of common shares outstanding. Excluding shares subject to possible conversions—basic and diluted	24,936,558	1,001		J	26,249,000		J	10,943,835

Basic and diluted net (loss) income per share attributable to other common stockholders	$0.08	$—			$(0.12)			$(0.09)

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Statement of Operations

For the Six Months Ended June 30, 2009

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Adjustments (assuming maximum transaction Size)		Combined Pro Forma (assuming maximum transaction size)	Additional Pro Forma Adjustments (assuming minimum transaction size of $100 million)		Combined Pro Forma (assuming minimum transaction size of $100 million)
Revenue	$—	$—	$—		$—	$—		$—
General and administrative expenses	1,706,109	—	1,854,818	F	4,973,427	(1,108,502	) F	3,864,925
			312,500	G
			1,100,000	H

Loss from operations	(1,706,109)	—	(3,267,318)		(4,973,427)	1,108,502		(3,864,925)
Interest and dividend Income	55,432	—			55,432			55,432

(Loss) income before benefit from (provision for) income taxes	(1,650,677)	—	(3,267,318)		(4,917,995)	1,108,502		(3,809,493)
Benefit from (provision for) income taxes	246,785	—	(246,785	) I	—			—

Net (loss) income	(1,403,892)	—	(3,514,103)		(4,917,995)	1,108,502		(3,809,493)
Accretion of Trust Account income relating to common stock subject to possible conversion	(68,149)	—	68,149	K	—			—

Net (loss) income attributable to other common shareholders	$(1,472,041)	$—	$(3,445,954)		$(4,917,995)	$1,108,502		$(3,809,493)

Weighted average number of common shares outstanding. Excluding shares subject to possible conversions—basic and diluted	24,936,558	1,001		J	26,249,000		J	10,943,835

Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.06)	$—			$(0.19)			$(0.35)

Two Harbors Investment Corp and Subsidiaries

Unaudited Condensed Combined Pro Forma Balance Sheet

At June 30, 2009

	Historical
	Capitol Acquisition Corp.	Two Harbors Investment Corp.	Pro Forma Adjustments (assuming maximum transaction Size)			Combined Pro Forma (assuming maximum transaction size)	Additional Pro Forma Adjustments (assuming minimum transaction size of $100 million)			Combined Pro Forma (assuming minimum transaction size of $100 million)
ASSETS
Current assets:
Cash	$1,911,174	$1,000		$259,078,645	A	$247,801,213		$3,262,358	B	$100,001,000
				(13,189,606)	B			(151,062,571)	D
Cash held in Trust Account, interest and dividend income available for taxes	14,223			(14,223)	A	0				0
Other assets	83,161					83,161				83,161

Total current assets	2,008,558	1,000		245,874,816		247,884,374		(147,800,213)		100,084,161

Long term investments		1				1				1
Trust Account, Restricted
Cash held in Trust Account, restricted	259,064,422			(259,064,422)	A	0				0
Prepaid income taxes	295,054					295,054				295,054

Total assets	$261,368,034	$1,001		$(13,189,606)		$248,179,429		$(147,800,213)		$100,379,216

LIABILITIES AND STOCKHOLDERS” EQUITY
Current liabilities:
Accounts payable and accrued expenses	$870,351	$1	$			$870,352	$			$870,352

Total liabilities	870,351	1		0		870,352		0		870,352

Common stock, subject to possible conversion, 7,874,699 share at conversion value	77,807,833			(77,807,833)	C	0				0
Commitments and contingencies						0				0
Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding						0				0
Common stock—Capitol Acquisition Corp.	2,494			131	C	0				0
				(2,625)	E
Common Stock—Two Harbors Investment Corp.		10		2,625	E	2,625		(1,531)	D	1,094
				(10)	E
Additional paid-in capital	181,082,142	990		(13,189,606)	B	245,701,238		3,262,358	B	97,902,556
				77,807,702	C			(151,061,040)	D
				10	E
Income accumulated during development stage	1,605,214					1,605,214				1,605,214

Total stockholders’ equity	182,689,850	1,000		64,618,227		247,309,077		(147,800,213)		99,508,864

Total liabilities and stockholders’ equity	$261,368,034	$1,001		$(13,189,606)		$248,179,429		$(147,800,213)		$100,379,216

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Merger

On June 11, 2009, Capitol, Two Harbors, Merger Sub Corp. and Pine River entered into the Merger Agreement pursuant to which (i) Merger Sub Corp. will merge with and into Capitol with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors and (ii) Two Harbors will continue as the new publicly-traded corporation of which the present holders of Capitol securities will be security holders. Capitol’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties intend to seek to have the common stock and warrants of Two Harbors listed on the NYSE following consummation of the merger.

Two Harbors will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. So long as it qualifies as a REIT, Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, Two Harbors will initially seek to invest in Agency RMBS, non-Agency RMBS and assets other than RMBS. Two Harbors was formed solely to complete the business combination with Capitol and has no material assets or liabilities. Its only assets following the business combination will be the funds released to it from Capitol’s trust account upon consummation of the business combination and its stock of Capitol. Two Harbors will be externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River.

Upon consummation of the merger, Capitol’s outstanding common stock and warrants will be converted into like securities of Two Harbors, on a one-to-one basis. The holders of Capitol’s common stock and warrants will be holders of the securities of Two Harbors after the merger in the same proportion as their current holdings in Capitol, except as (i) increased by (A) the cancellation of shares of common stock of Capitol by its founders upon consummation of the transaction, (B) conversion of Public Shares by any holder thereof exercising its conversion rights and (C) the purchase of Public Shares pursuant to arrangements that provide for Capitol to purchase such shares after the closing of the merger (as described under “The Merger Proposal — Actions That May Be Taken to Secure Approval of Capitol’s Stockholders”) and (ii) decreased by the issuance of shares of restricted stock to Two Harbors’ independent directors upon consummation of the transaction, all as described in more detail in this proxy statement/prospectus.

In connection with the proposed merger, Capitol is proposing amendments to the warrant agreement governing its outstanding warrants to (i) increase the exercise price of the warrants from $7.50 per share to $11.00 per share, (ii) extend the expiration date of the warrants from November 7, 2012 to November 7, 2013 and (iii) limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of Two Harbors that will be received by the holders of warrants of Capitol after the merger will be governed by the warrant agreement and that Two Harbors will assume all of the rights and obligations of Capitol under the warrant agreement after the merger. Pursuant to the Warrant Agreement, dated as of November 8, 2007, by and between Capitol and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend the warrant agreement with the written consent of the registered holders of a majority of the then outstanding warrants. Approval of each of the warrant amendment proposals is a condition to consummation of the merger.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Capitol’s and Two Harbors’ historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the merger actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

2. Pro Forma Adjustments and Assumptions

A)	Reflects the release of $259.1 million of cash and cash equivalent investments held in Capitol’s trust account that will be available for transaction consideration, transaction costs, share repurchase, and the operating activities of Two Harbors following the merger.

B)	Reflects the payment of $13.2 million assuming maximum transaction size and $9.9 million assuming minimum transaction size of $100 million related to transaction costs incurred and payable upon the close of the merger, as follows:

Assuming Maximum Transaction Size(1)	Two Harbors Investment Corp.	Capitol Acquisition Corp.		Total
Accounting, legal and financial advisory fees	$5,811,984	$810,000		$6,621,984
Underwriting fees	—	5,868,720		5,868,720
Other	100,000	598,902		698,902

Total	$5,911,984	$7,277,622		$13,189,606

Assuming Minimum Transaction Size of $100 Million(1)	Two Harbors Investment Corp.	Capitol Acquisition Corp		Total
Accounting, legal and financial advisory fees	$3,175,000	$810,000		$3,985,000
Underwriting fees	—	4,500,000		4,500,000
Other	100,000	1,342,248	(2)	1,442,248

Total	$3,275,000	$6,652,248		$9,927,248

(1)	Certain fees payable pursuant to underwriting, legal and financial advisory arrangements entered into by Capitol and Two Harbors contain a variable component which is tied to the amount in the trust account on the closing date of the merger net of any amounts paid to Capitol’s stockholders with whom Capitol enters into forward or other contracts before the close of the merger to purchase stockholders’ shares and any amounts paid to holders of the Public Shares of Capitol who vote against the merger proposal and demand conversion of their Public Shares. These transaction costs are not reflected in the pro forma Statement of Operations.
(2)	Assumes maximum payments to aggregators of $743,346. These transaction costs are not included in the pro forma Statements of Operations, transaction costs will be charged to operations upon consummation of the merger.

C)	Reflects the cancellation of the Founders’ Shares by Capitol Founders and the reclassification of common stock subject to conversion to equity.

D)

Reflects the reduction of cash, common stock and additional paid-in capital for the conversion of Capitol’s Public Shares into their pro rata share of the funds in the trust. This amount, which immediately prior to the merger was being held in the trust account, represents the value of 15,305,165 shares of common stock (58.3% of the Public Shares) at a value of $9.87 per share, the current per share conversion price. This represents the total number of shares that, assuming 30.0% of the Public Shares are converted into their pro rata share of the funds in the trust account and/or Capitol takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal – Actions That May be Taken to Secure Approval of Capitol’s Stockholders,” would be converted to, or otherwise purchased for, cash at the per-share conversion price, while ensuring that $100 million remains in the trust account to satisfy the closing conditions in the merger agreement.

E)	Reflects, upon consummation of the merger, Capitol’s outstanding common stock converted into like securities of Two Harbors, on a one-to-one basis. The holders of Capitol’s common stock will be holders of the securities of Two Harbors after the merger in the same proportion as their current holdings in Capitol. The original Two Harbor’s shares will be surrendered.

Two Harbors and Capitol have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected book value per share of Two Harbors’ common stock will be below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants.

F)	Reflects the management fees incurred for the period to the Two Harbor’s Manager for its investment management services based on 1.5% of the net equity of Two Harbors ($247,309,077 assuming maximum transaction size and $99,508,864 assuming minimum transaction size).

G)	Reflects the annual director fees ($150,000 per director plus an additional $25,000 to the audit committee chair) incurred during the period to four external members of the board of directors.

H)	Reflects estimated recurring annual direct operating expenses Two Harbors will incur as a public company, including audit, tax, insurance, legal, consulting, printer and exchange fees and certain reimbursable operating expenses of PRCM Advisers LLC.

I)	Reflects the elimination of income tax as the result of the merger as Two Harbors will make an election to be treated as a REIT, and therefore will not be subject to income taxes.

J)	Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock outstanding assuming the maximum transaction size (the 26,249,000 common shares issued in Capitol’s IPO) and the minimum transaction size (10,943,835 common shares). The maximum amount of common shares subject to conversion, and/or actions taken by Capitol to secure approval of the merger proposal as described in the section titled “The Merger Proposal—Actions that may be taken to Secure Approval of Capitol’s Stockholders,” would be converted to, or otherwise purchased for, cash at the per-share conversion price allowed to facilitate the minimum transaction size will be 15,305,165 shares. Two Harbors and Capitol have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected fair value per share of Two Harbors’ common stock will be below the amended strike price of the warrants and the warrants would also be anti dilutive.

A reconciliation of the weighted average shares outstanding is as follows:

Capitol’s weighted average common shares outstanding	24,936,558
Capitol’s common shares subject to possible conversion	7,874,699
Cancellation of Capitol Founder’s shares	(6,562,257)

Pro forma weighted average shares outstanding assuming maximum transaction size	26,249,000
Common shares subject to conversion, purchase by Capitol or other arrangements	(15,305,165)

Pro forma weighted average shares outstanding assuming minimum transaction size of $100 million	10,943,835

K)	Reflects the reversal of Accretion of Trust Account income relating to common stock subject to possible conversion as a result of the merger.

THE SECONDARY CHARTER PROPOSALS

Capitol is proposing the following seven secondary charter proposals to approve differences between the charter of Two Harbors to be in effect following the merger and Capitol’s current amended and restated certificate of incorporation:

•	the name of the new public entity will be “Two Harbors Investment Corp.” as opposed to “Capitol Acquisition Corp.;”

•

Two Harbors will have 450,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock and may increase or decrease such amounts without stockholder approval, as opposed to Capitol having 75,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock and not being able to increase or decrease such amounts without stockholder approval;

•	Two Harbors’ corporate existence will be perpetual as opposed to Capitol’s corporate existence terminating on November 8, 2009;

•

Two Harbors’ charter will not include the various provisions applicable only to specified purpose acquisition corporations that Capitol’s amended and restated certificate of incorporation contains (Article Seventh);

•	Two Harbors’ board of directors will not be classified as opposed to Capitol’s which is classified;

•

Two Harbors’ charter will include a provision that will assist Two Harbors in qualifying to be treated as a REIT commencing with Two Harbors’ taxable year ending December 31, 2009, which provision is not included in Capitol’s amended and restated certificate of incorporation; this provision will prevent stockholders or other persons from transferring, acquiring or holding Two Harbors stock if, as a result, (a) Two Harbors’ stock will not be beneficially owned by 100 or more persons, (b) more than 50% of the value of the outstanding shares of stock will be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities), (c) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors common stock, after applying certain attribution rules and subject to certain exceptions or (d) any person will own more than 9.8% in value or in number of shares, whichever is more restrictive, of Two Harbors stock, after applying certain attribution rules and subject to certain exceptions; and

•

Two Harbors’ charter will include a provision that provides that its board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT, which provision is not included in Capitol’s amended and restated certificate of incorporation.

In particular, to assist Two Harbors in qualifying as a REIT, ownership of shares of Two Harbors’ common stock by any person is limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock and no more than 9.8% by value or by number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock. In addition, Two Harbors’ charter contains various other restrictions limiting the ownership and transfer of Two Harbors’ common stock.

As noted above, the provisions of Article Seventh of Capitol’s amended and restated certificate of incorporation will not be included in Two Harbors’ charter, which (other than Section K described below) by the terms of the preamble, apply only during the period that will terminate upon the consummation of the business combination that will be effected by the merger. Section A requires that the business combination be submitted to Capitol’s stockholders for approval under the DGCL and is authorized by the vote of a majority of the Public Shares, provided that the business combination shall not be consummated if the holders of 30.0% or more of the Public Shares exercise their conversion rights. Section B refers to the amounts placed in the trust account. Section C specifies the procedures for exercising conversion rights. Section D provides that, if a business combination is not consummated by the “Termination Date” (November 8, 2009), only the holders of the Public

Shares will be entitled to receive liquidating distributions. Section E provides that holders of Public Shares are entitled to receive distributions from Capitol’s trust account established in connection with its IPO only in the event of Capitol’s liquidation or by demanding conversion in accordance with section C. Section F provides that no other business combination may be consummated until Capitol’s initial business combination meeting all of the requirements set forth in its amended and restated certificate of incorporation is consummated. Sections G and H provide when funds may be disbursed from Capitol’s trust account and who must approve such disbursements. Section I provides that the audit committee must approve certain actions until consummation by Capitol of its initial business combination. Section J provides that Capitol may not issue any additional securities that share in the trust account. Section K provides for Capitol’s board to be staggered in classes.

In the judgment of Capitol’s board of directors, the secondary charter proposals are desirable for the following reasons:

•	The name of the new public entity is desirable to reflect the transaction with Two Harbors.

•

The greater number of authorized number of shares of capital stock is desirable for Two Harbors to have sufficient stock to issue to the holders of common stock to complete the merger and have additional authorized shares of common and preferred stock for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

•

Although the present amended and restated certificate of incorporation provides that Capitol’s corporate existence will terminate on November 8, 2009, perpetual existence is the usual period of existence for corporations and Capitol’s board of directors believes it is the most appropriate period for Two Harbors.

•

The preamble and Article Seventh (other than Section K providing for a classified board) relate to the operation of Capitol as a blank check company prior to the consummation of its initial business combination and would not be applicable to Two Harbors after consummation of the merger. Accordingly, they would serve no further purpose.

•	Non-classified boards allow stockholders to evaluate and vote to elect the full board of directors annually.

•	The provision assisting Two Harbors to qualify as a REIT is necessary to allow the proposed business of Two Harbors following the merger.

•

The provision providing that the board of directors may revoke or terminate Two Harbors’ REIT election gives the board the flexibility to determine whether continuing as a REIT is in the best interests of Two Harbors and its stockholders.

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable Two Harbors’ board of directors to render it more difficult or to discourage an attempt to obtain control of Two Harbors and thereby protect continuity of or entrench its management, which may adversely affect the market price of Two Harbors’ common stock. If, in the due exercise of its statutory obligations, for example, Two Harbors’ board of directors were to determine that a takeover proposal were not in the best interests of Two Harbors, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares of common stock will also enable Two Harbors to have the flexibility to authorize the issuance of shares of common stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Two Harbors currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock for such purposes.

If any of the initial charter proposals or the merger proposal is not approved, the secondary charter proposals will not be presented at the meeting.

The approval of each secondary charter proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Capitol common stock on the record date.

Under the Merger Agreement, the approval of the secondary charter proposals are not a condition to the consummation of the merger and the vote on such proposals will not impact whether the merger is consummated.

A copy of Two Harbors’ charter, as it will be in effect assuming approval of all of the secondary charter proposals and upon consummation of the merger and filing in the office of the State Department of Assessments and Taxation of the State of Maryland, is attached to this proxy statement/prospectus as Annex B.

CAPITOL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE SECONDARY CHARTER PROPOSALS.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Capitol’s board of directors to adjourn the special meeting of stockholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the merger. In no event will Capitol adjourn the special meeting or consummate the merger beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for Capitol, the Capitol Founders, Two Harbors and/or their respective affiliates to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the merger proposal and to meet the requirement that the holders of fewer than 30.0% of the Public Shares vote against the merger proposal and demand that their Public Shares be converted into cash. See the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Capitol is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Capitol will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, Capitol’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the merger (because the merger proposal is not approved or because the holders of 30.0% or more of the Public Shares vote against the merger proposal and demand conversion of their Public Shares into cash). In such event, the merger would not be completed and, unless Capitol were able to consummate a business combination with another party no later than November 8, 2009, it would be required to liquidate.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding shares of Capitol’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

CAPITOL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAPITOL’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

PROPOSALS TO BE CONSIDERED BY THE CAPITOL WARRANTHOLDERS

THE WARRANT AMENDMENT PROPOSALS

In connection with the proposed merger, Capitol is proposing the following three warrant amendment proposals to amend the warrant agreement governing its outstanding warrants:

•	to increase the exercise price of the warrants from $7.50 per share to $11.00 per share,

•	to extend the expiration date of the warrants from November 7, 2012 to November 7, 2013; and

•

to limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock.

The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of Two Harbors that will be received by the holders of warrants of Capitol after the merger will be governed by the warrant agreement and that Two Harbors will assume all of the rights and obligations of Capitol under the warrant agreement after the merger. A copy of the supplement and amendment to the warrant agreement is attached as Annex G to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Pursuant to the Warrant Agreement, dated as of November 8, 2007, by and between Capitol and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend the warrant agreement with the written consent of the registered holders of a majority of the then outstanding warrants. Approval of each of the warrant amendment proposals is a condition to consummation of the merger.

Capitol believes the amendments to the warrants is appropriate given the change in structure of Capitol following completion of the merger. Additionally, if the merger is not consummated and Capitol does not complete a different business combination by November 8, 2009, the warrants will expire worthless. If the warrant amendment proposals are approved, all other terms of Capitol’s warrants will remain the same.

The Capitol Founders, as well as Pine River, have executed lockup agreements whereby such parties have agreed to vote in favor of the warrant amendment proposals at the special meeting. Because of Pine River’s affiliation with Two Harbors and because of the interests of the Capitol Founders as described in the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger,” these parties have interests that may differ from those of other warrantholders.

Required Vote

Approval of each of the warrant amendment proposals requires the affirmative vote of the holders of a majority of Capitol’s warrants outstanding on the record date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE WARRANT AMENDMENT PROPOSALS.

THE ADJOURNMENT PROPOSAL

The adjournment proposal, if adopted, will allow Capitol’s board of directors to adjourn the special meeting of warrantholders to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposals. In no event will Capitol adjourn the special meeting or consummate the warrant amendment proposals beyond the date by which it may properly do so under its amended and restated certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for Capitol and the Capitol Founders to make purchases of warrants or other arrangements that would increase the likelihood of obtaining a favorable vote on the warrant amendment proposals. See the section entitled “The Merger Proposal — Interests of Capitol’s Directors and Officers and Others in the Merger.”

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Capitol is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Capitol will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the warrantholders, Capitol’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the warrant amendment proposals. In such event, the warrant amendment would not be completed.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the issued and outstanding warrants of Capitol represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

CAPITOL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CAPITOL’S WARRANTHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO CAPITOL

Business of Capitol

Capitol was formed on June 26, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Prior to executing the Merger Agreement with Two Harbors, Capitol’s efforts were limited to organizational activities, completion of its IPO and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

On November 14, 2007, Capitol consummated its IPO of 25,000,000 units with each unit consisting of one share of common stock and one warrant, each to purchase one share of common stock at an exercise price of $7.50 per share. Simultaneously with the consummation of the IPO, Capitol consummated the private sale of 7,000,000 Sponsors’ Warrants at a price of $1.00 per Sponsors’ Warrant, generating total proceeds of $7,000,000. The underwriters in the IPO exercised a portion of their over-allotment option (1,249,000 units) on December 7, 2007 generating net proceeds of $12,021,625 after deducting $468,375 for underwriters’ discounts and commissions. The units from the IPO (including the 1,249,000 units sold pursuant to the over-allotment option) were sold at an offering price of $10.00 per unit, generating total gross proceeds of $262,490,000. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to Capitol from the offering (including the 1,249,000 units sold pursuant to the over-allotment option and the private sale) were $258,867,469, of which $258,346,625 was deposited into the trust account and the remaining proceeds of $520,844 became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. Capitol also had an aggregate of up to $3,250,000 of interest earned on the proceeds in the trust account that was available to it to fund its working capital requirements. As of June 30, 2009, Capitol had drawn all of the $3,250,000 for working capital requirements and had $14,223 available to pay its current tax obligations. As of June 30, 2009, there was $259,064,422 of restricted capital in the trust account.

Capitol intends to use funds held in the trust account to pay certain transaction expenses, finders’ fees, tax obligations and deferred underwriters compensation. The balance of the funds will be released to Two Harbors after the closing of the merger to pay stockholders who properly exercise their conversion rights and for working capital and general corporate purposes.

The holders of Public Shares will be entitled to receive funds from the trust account only in the event of Capitol’s liquidation or if they seek to convert their shares into cash and the merger is actually completed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Stockholder Approval of Business Combination

Capitol will proceed with the merger only if (i) the holders of (a) a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting of stockholders approve the merger and (b) a majority of the Capitol’s common stock on the record date, at the special meeting of stockholders, approve the merger proposal, (ii) the holders of fewer than 30.0% of the Public Shares vote against the merger and properly demand that their Public Shares be converted into a pro rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Capitol’s common stock outstanding on the record date vote in favor of the initial charter proposals and the subsequent filing of Capitol’s second amended and restated certificate of incorporation, and (iv) the holders of a majority of Capitol’s warrants outstanding on the record date approve the warrant amendment proposals. The Capitol Founders have agreed to vote their common stock issued prior to the IPO on the merger proposal in accordance with the vote of holders of a majority of the Public Shares present (in person or represented by proxy) and entitled to vote at the special meeting. If the holders of 30.0% or more of the Public Shares vote against the merger proposal and properly demand that Capitol convert their Public Shares into their pro rata share of the trust account, Capitol will not consummate the merger. In this case, if Capitol is unable to complete another business combination by November 8, 2009, Capitol will be forced to liquidate.

Liquidation if No Business Combination

Capitol’s amended and restated certificate of incorporation provides for the automatic termination of Capitol’s corporate existence and mandatory liquidation of Capitol if Capitol does not consummate a business combination by November 8, 2009. The amended and restated certificate of incorporation provides that if Capitol has not completed a business combination by such date, its corporate existence will cease except for the purposes of winding up its affairs liquidating, pursuant to Section 278 of the DGCL, or DGCL. This has the same effect as if Capitol’s board of directors and stockholders had formally voted to approve Capitol’s dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting Capitol’s corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required Capitol’s board of directors and stockholders to formally vote to approve its dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).

In connection with its liquidation, Capitol will distribute to the holders of its Public Shares, in proportion to their respective amounts of Public Shares, an aggregate sum equal to the amount in the trust account, inclusive of any interest thereon, plus remaining net assets (subject to Capitol’s obligations under Delaware law to provide for claims of creditors as described below). The Capitol Founders have waived their rights to participate in any liquidation distribution with respect to their Founders’ Shares. As a consequence of such waivers, a liquidating distribution will be made only with respect to the Public Shares. There will be no distribution from the trust account with respect to Capitol’s warrants, which will expire worthless.

The per-share liquidation price for the Public Shares as of September 24, 2009, the record date for Capitol’s special meeting, is approximately $            . The proceeds deposited in the trust account could, however, become subject to the claims of Capitol’s creditors (which could be prior to the claims of the holders of the Public Shares and could include vendors and service providers Capitol has engaged to assist it in connection with its search for a target business and that are owed money by it, as well as target businesses themselves) and there is no assurance that the actual per-share liquidation price will not be less than $9.87, due to those claims. If Capitol liquidates prior to the consummation of a business combination, Mark D. Ein has agreed that he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Capitol for services rendered or contracted for or products sold to Capitol in excess of the net proceeds of Capitol’s IPO not held in the trust account. However, this agreement entered into by Mr. Ein specifically provides for two exceptions to the personal indemnity he has given: Mr. Ein will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with Capitol waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims under Capitol’s indemnity with the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. There is no assurance that Mr. Ein would be able to satisfy his obligations. Accordingly, Capitol cannot assure you that the per-share distribution from the trust account, if Capitol liquidates, will not be less than $9.87, plus interest, due to claims of creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Capitol’s intention to make liquidating distributions to its stockholders as soon as reasonably possible after November 8, 2009 and, therefore, Capitol does not intend to comply with those procedures. As such, Capitol’s stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of Capitol’s stockholders may extend well beyond the third anniversary of such date. Because Capitol will not be complying with Section 280, Section 281(b) of the DGCL requires Capitol to adopt a plan that will provide for payment, based on facts known to it at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against it within the subsequent 10 years. Accordingly, Capitol would be required to provide for any claims of creditors known to it at that time or those that it believes could be potentially brought against it within the subsequent 10 years prior to it distributing the funds in the trust account to its public stockholders. Capitol cannot make any assurance as to when such plan will be completed and when liquidation distributions will be made. As a result, liquidation distributions could take 60 days or more to be completed.

Because Capitol is a blank check company, rather than an operating company, and its operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from potential target businesses, many of whom have given Capitol agreements waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or Capitol’s vendors (such as accountants, lawyers, investment bankers, etc.). As a result, the claims that could be made against Capitol are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Nevertheless, such waiver agreements may not be enforceable. Accordingly, Capitol cannot assure you that third parties will not seek to recover from Capitol’s stockholders amounts owed to them by Capitol.

If there are no funds remaining to pay the costs associated with the implementation and completion of the liquidation and distribution, Mark D. Ein has agreed to advance Capitol the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expenses.

If Capitol is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in Capitol’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Capitol’s stockholders. Also, in any such case, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Capitol’s stockholders. Furthermore, because, in the event of a liquidation, Capitol intends to distribute the proceeds held in the trust account to its public stockholders promptly after November 8, 2009, this may be viewed or interpreted as giving preference to Capitol’s public stockholders over any potential creditors with respect to access to or distributions from Capitol’s assets. In addition, Capitol’s board may be viewed as having breached their fiduciary duties to Capitol’s creditors and/or may have acted in bad faith, and thereby exposing the board and Capitol to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the DGCL with respect to Capitol’s liquidation. Capitol cannot assure you that claims will not be brought against it for these reasons. To the extent any bankruptcy or other claims deplete the trust account, Capitol cannot assure you it will be able to return to its public stockholders at least $9.87 per share.

Facilities

Capitol lists its executive offices at 509 7th Street, N.W., Washington, D.C. 20004. Venturehouse Group LLC, an affiliate of Mark D. Ein, is providing this space to Capitol at no charge. Additionally, on April 2, 2009, Capitol entered into an agreement with an unaffiliated third party to utilize certain administrative, technological and secretarial services, as well as certain limited office space as needed, and if available, in New York City for the period from April 6, 2009 through November 30, 2009. The agreement calls for monthly service fees of $3,250 as well as a one-time service retainer fee of $6,500.

Employees

Capitol does not currently have any full time employees. Capitol has two executive officers. These individuals are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Capitol’s affairs. Capitol does not intend to have any full time employees prior to the consummation of the merger.

Directors and Executive Officers

Capitol’s current directors and executive officers are as follows:

Name	Age	Position
Mark D. Ein	44	Chief Executive Officer and Director
Amanda Eilian	32	Vice President
Raul J. Fernandez	42	Director
Piyush Sodha	50	Director
Richard C. Donaldson	49	Director
Lawrence Calcano	46	Director

Mark D. Ein has served as Capitol’s Chief Executive Officer and a member of its Board of Directors since its inception. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.á.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio (NASDAQ:XMSR). He is also the President of Leland Investments, a private investment firm. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC which subsidiaries conduct the business of Kastle Systems, LLC, a leading provider of building and office security systems acquired in January 2007. He is the Co-Chairman of Kastle Systems. Mr. Ein is also the Founder and Owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C. From 1992 to 1999, Mr. Ein was a principal with The Carlyle Group, a leading global private equity firm with approximately $59 billion under management. Mr. Ein worked for Brentwood Associates, a leading West Coast growth-focused private equity firm, from 1989 to 1990 and for Goldman, Sachs & Co. in the real estate and mortgage finance group from 1986 to 1989. Mr. Ein is a director of MACH S.á.r.l. and VSGi (Chairman). He serves on the Board of Directors of The Foundation for the National Institutes of Health (NIH), The Economic Club of Washington D.C., The District of Columbia College Access Program (DC-CAP), The District of Columbia Public Education Fund, and The Potomac Officers Club. He previously served on the Trustee’s Council of the National Gallery of Art and the boards of the Wolf Trap Foundation, The Washington Tennis and Education Fund, the Executive Committee of the Federal City Council and the SEED School and Foundation. He was the Co-Chairman of the 2000 Corporate Campaign for The Phillips Collection. Mr. Ein received a B.S. in economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School.

Amanda Eilian has been affiliated with Capitol since its inception and has served as its Vice President since October 2007. From June 2006 to March 2007, Mrs. Eilian worked at Chilton Investment Company, where she focused on both US Equities and Distressed Opportunities. From 2002 to June 2004, Mrs. Eilian was a private equity associate at Falconhead Capital, LLC, a private equity firm. From 1999 to June 2002, Mrs. Eilian worked at the mergers & acquisitions and private equity groups at Merrill Lynch & Co. Mrs. Eilian received a B.S.

(magna cum laude) from Georgetown University, where she was elected Phi Beta Kappa and a national Truman Scholar. She also attended Harvard Business School from June 2004 to June 2006 and received an M.B.A. with high distinction (Baker Scholar).

Raul J. Fernandez has served as member of Capitol’s Board of Directors since its inception. Since May 2004, Mr. Fernandez has served as the Chairman of ObjectVideo, Inc., a provider of intelligent video software for security, public safety, business intelligence gathering, process improvement and other applications. He also served as Chief Executive Officer of ObjectVideo from May 2004 to July 2008. Previously he served as Chairman of the Board, Chief Executive Officer and President of Proxicom, Inc., a publicly traded Internet development and e-business consulting company he founded in 1991. From 2001 to 2002, he served as Chief Executive Officer of Dimension Data North America, an information systems integrator company, and as a director of its parent company, Dimension Data Holdings Plc. Mr. Fernandez currently serves as Special Advisor to General Atlantic LLC, a leading global growth equity firm. In addition, Mr. Fernandez is a partner in Lincoln Holdings LLC, which owns the Washington Capitals of the National Hockey League and a significant interest in both the Washington Wizards of the National Basketball Association and the Verizon Center in Washington, D.C. He has been a Director of Liz Claiborne, Inc., a New York Stock Exchange listed designer and marketer of an extensive portfolio of branded women’s and men’s apparel, accessories and fragrance products, since 2000. He is also a co-founder of Venture Philanthropy Partners, a philanthropic Washington, D.C.-based investment organization that helps leaders building nonprofit institutions. Mr. Fernandez received a bachelors degree in economics from the University of Maryland.

Piyush Sodha has served as a member of Capitol’s Board of Directors since its inception. Mr. Sodha is currently the Co-Chairman and Chief Executive Officer of Kastle Systems International, a leading provider of building and office security systems. Prior to Kastle Systems International, he served as Chief Technical Officer and head of the Americas Region for MACH S.á.r.l., a leading global provider of clearing and settlement services for the mobile phone industry. Mr. Sodha previously served as the Chairman and Chief Executive Officer of Cibernet Corporation which merged into MACH in April 2007. Prior to that, he was a General Manager and Vice President of Symbol Technologies, Inc., a company which acquired Matrics, Inc. Mr. Sodha had served as the Chairman and Chief Executive Officer of Matrics, Inc., which was a leading provider of RFID technology solutions and infrastructure products. Earlier in his career, Mr. Sodha had served as Chief Executive Officers of WirelessHome, NextLinx Corp and LCC International, a Nasdaq listed provider of integrated network design, implementation and optimization solutions for wireless voice and data communication networks which went public under his leadership in 1996. Mr. Sodha is a director of Vision Chain, a data mining company serving the retail industry. Mr. Sodha received a Bachelor of Science in Electrical Engineering from India Institute of Technology in New Delhi, India, a Master of Science in Electrical Engineering from Drexel University and an M.B.A. from Wharton Business School.

Richard C. Donaldson has served as a member of Capitol’s Board of Directors since September 2007. Mr. Donaldson has been with Pillsbury Winthrop Shaw Pittman LLP, a global law firm, as an attorney since 1985, an Equity Partner since 1993 and as Chief Operating Officer since June 2006. As COO, Mr. Donaldson overseas the finances, capital structure and operations of Pillsbury, which has nearly 800 lawyers, $600 million in revenues and 14 offices across the country and overseas. Mr. Donaldson serves on the Pillsbury Executive Team and is a member of Pillsbury’s Board of Directors. From June 2000 to August 2001, Mr. Donaldson served as Managing Director and General Counsel of Venturehouse Group and he has served as a member of its Board of Directors since June 2000. Mr. Donaldson received a B.A. from Cornell University and a J.D. from The University of Chicago Law School.

Lawrence Calcano has served as a member of Capitol’s Board of Directors since October 2007. Mr. Calcano is the founder and Chief Executive Officer of Calcano Capital Advisors, Inc., an advisory and investment firm focused on technology and technology-enabled companies, established in June 2006. From 1990 to June 2007, Mr. Calcano has been affiliated with Goldman, Sachs & Co., most recently serving as the co-head of the Global Technology Banking Group of the Investment Banking Division, prior to which he headed the firm’s east coast technology group and was the co-Chief Operating Officer of the High Technology Department. From 1985 to 1988, Mr. Calcano was an analyst at Morgan Stanley. Mr. Calcano is a director of 1-800-FLOWERS.COM, Inc., a Nasdaq listed provider of flowers and plants, gift baskets, gourmet foods and confections. Mr. Calcano received a B.A. from Holy Cross College, and attended the Amos Tuck School of Business at Dartmouth from 1988 to 1990, and graduated as a Tuck Scholar.

Periodic Reporting and Audited Financial Statements

Capitol has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Capitol’s annual reports contain financial statements audited and reported on by Capitol’s independent accountants. Capitol has filed with the SEC its Annual Reports on Form 10-K covering the fiscal years ended December 31, 2008 and 2007 and its Quarterly Reports on Form 10-Q covering the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009.

Legal Proceedings

There are no legal proceedings pending against Capitol.

Capitol’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with Capitol’s financial statements and related notes thereto included elsewhere in this proxy statement.

Capitol is a blank check company formed on June 26, 2007 to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

For the three months ended June 30, 2009 and 2008, Capitol had net (loss) income of $(1,223,724) and $395,269 after a benefit (provision) for income taxes of $154,798 and $(207,027), for the six months ended June 30, 2009 and 2008, Capitol had a net (loss) income of $(1,403,892) and $1,682,795 after a benefit (provision) for income taxes of $246,785 and $(870,298), and, for the period from June 26, 2007 (inception) through June 30, 2009, Capitol had net income of $1,605,214 after a provision for income taxes of $1,459,946. Capitol incurred operating expenses for the three months ended June 30, 2009 and 2008 of $1,385,707 and $266,757, for the six months ended June 30, 2009 and 2008 of $1,706,109 and $550,769, and for the period from June 26, 2007 (inception) through June 30, 2009 of $2,906,714. These costs consisted primarily of professional and consulting fees (of which $919,701 relates to the proposed merger with Two Harbors).

Capitol’s activity from June 26, 2007 (inception) through November 14, 2007 was to prepare for its IPO. Since November 15, 2007, Capitol’s efforts have been devoted to identifying an acquisition candidate and to negotiating and seeking to complete the proposed merger with Two Harbors. Capitol believes that it has sufficient funds available to complete its efforts to effect a business combination by November 8, 2009. Capitol is allowed to have released to it up to $3,250,000 of the interest earned in the trust account (net of applicable taxes, if any) for working capital purposes during its search for an initial business combination. As of June 30, 2009, the entire $3,250,000 for working capital purposes has been released to Capitol.

Liquidity and Capital Resources

As of June 30, 2009, Capitol has cash in its operating account of $1,911,174 and an additional $259,078,645 in the trust account of which $14,223 is available for Capitol to use for taxes. The IPO and sale of Sponsors’ Warrants generated net proceeds of $258,867,469. As of June 30, 2009, $259,064,422 is held in the trust account, restricted, and may only be used in connection with an acquisition, or full or partial conversion of the shares issued pursuant to the IPO. Since the IPO, Capitol’s only source of income has been from interest and dividends earned on its cash accounts. Upon consummation of the IPO through March 27, 2008, the proceeds were invested in the Merrill Lynch Government Fund, an institutional money market mutual fund that invests all its assets in U.S. government securities, U.S. government agency securities and securities issued by U.S. government sponsored enterprises and repurchase agreements involving such securities. Since March 28, 2008, such proceeds have been invested in the Merrill Lynch Treasury Fund (Symbol: MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury. As of June 30, 2009, the funds placed in trust are earning interest at the rate of approximately 0.00%. Capitol incurred offering expenses of $10,622,531 with regard to the IPO which were charged to additional paid in capital on the balance sheet at the time of the closing of the IPO. The remaining net proceeds of $520,844 not placed in trust were available to be used to provide for due diligence on prospective business combinations and continuing general and administrative expenses. Capitol believes it will have sufficient available funds outside of the trust account to operate through November 8, 2009, assuming that a business combination is not consummated during that time. Capitol does not believe we will need to raise additional funds in order to meet the expenditures required for operating its business. However, it may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to it. Capitol would only consummate such a financing simultaneously with the consummation of a business combination. Capitol does not anticipate conducting any such financing in connection with the merger with Two Harbors.

Capitol entered into an underwriting agreement with the underwriters in its IPO. The underwriting agreement required Capitol to pay 3.75% of the gross proceeds of the IPO as an underwriting discount upon consummation of the IPO plus an additional 3.25% of the gross proceeds only upon consummation of a business combination. Capitol paid an underwriting discount of 3.75% of the gross proceeds ($9,843,375) in connection with the consummation of the IPO. The deferred 3.25% of the gross proceeds ($8,530,925) was included as part of the funds deposited in its trust account. The underwriters waived their right to receive payment of the 3.25% of the gross proceeds upon Capitol’s liquidation if it is unable to complete a business combination.

In connection with the transaction with Two Harbors, Pine River contacted Citigroup regarding the potential renegotiation of the deferred underwriting commissions owed to Citigroup from Capitol’s IPO, explaining to Citigroup the importance of limiting the amount of cash that would exit the company upon consummation of the transaction. Pine River further explained that Credit Suisse, which Pine River had retained to provide capital markets financial advisory services, had agreed to defer a portion of their advisory fee over the first year from the closing, and that if Citigroup were willing to reduce and/or defer its commissions, Pine River would be willing to allow Citigroup to participate in future Two Harbors securities offerings. After several days during which various proposals were discussed and ultimately rejected by Citigroup, an agreement was reached such that Citigroup would receive a reduced fee equal to the greater of (a) 1.3% multiplied by an amount equal to the difference of (i) the value of the trust account on the closing date of the merger, less (ii) any amounts paid to Capitol’s stockholders with whom Capitol enters into forward or other contracts before the close of the merger to purchase stockholders’ shares, less (iii) any amounts paid to holders of the Public Shares of Capitol who vote against the merger proposal and demand conversion of their Public Shares, or (b) $2,000,000. In exchange, Pine River and Two Harbors committed to offer Citigroup a role in its next two equity offerings.

At the same time, Pine River also contacted Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the other underwriter in Capitol’s IPO, to discuss its portion of the deferred underwriting commissions. Ladenburg was willing to defer the majority of its deferred commissions over time. As a result, the parties agreed that Ladenburg would receive a reduced fee of $2,500,000 paid as follows: (a) 0.50% of value of the trust account, payable upon the consummation of the merger, less any amounts paid to Capitol’s stockholders with whom Capitol entered into forward or other contracts to purchase their shares and any amounts paid to holders of the Public Shares of Capitol who voted against the merger proposal and demanded conversion of their Public Shares, and (b) the remainder to be paid in quarterly installments (starting at the end of the first full quarter after consummation of the merger) in an amount equal to the lesser of (y) $200,000 or (z) 0.125% of stockholders equity, defined as (i) the sum of the net proceeds from any issuances of Capitol’s equity securities since inception (allocated on a pro rata daily basis for such issuances during the month of any such issuance), plus or minus (ii) any changes to

Capitol’s stockholders equity as of the end of the most recently completed quarter. In exchange, Pine River and Two Harbors committed to offer Ladenburg a role in its next two equity offerings.

Assuming (i) no forward or other contracts are entered into by Capitol before the close of the merger to purchase stockholders’ shares, (ii) no holders of Public Shares of Capitol vote against the merger proposal and demand conversion of their Public Shares and (iii) the value of the trust account on the closing date of the merger is $259.1 million, then the aggregate amount of the underwriters fees payable by Capitol is $5,868,720, $2,500,000 of which will be payable to Ladenburg and $3,368,720 of which will be payable to Citigroup.

Assuming Capitol enters into forward or other contracts before the close of the merger to purchase stockholders’ shares and holders of less than 30% Public Shares of Capitol vote against the merger proposal and demand conversion of their Public Shares, such that the value of the trust account on the closing date of the merger is $100 million, the minimum amount required under the Merger Agreement to consummate the merger, then the aggregate amount of the underwriters fees payable by Capitol is $4,500,000, $2,500,000 of which will be payable to Ladenburg and $2,000,000 of which will be payable to Citigroup.

Going Concern and Management’s Plan and Intentions

The only funds Capitol can use in its search for an acquisition candidate are the net proceeds from the IPO that were not required to be deposited in the trust account ($520,844) and interest and dividends it has withdrawn from the trust account. Pursuant to Capitol’s amended and restated certificate of incorporation, if Capitol is unable to consummate a timely business combination, Capitol would have to liquidate and return the funds held in the trust account to the holders of shares issued in the IPO as previously described. In addition, there can be no assurance that Capitol will consummate a business combination prior to November 8, 2009. These factors raise substantial doubt about Capitol’s ability to continue as a going concern. Capitol’s interim financial statements do not include any adjustment that might result from the outcome of the uncertainties.

Off-Balance Sheet Arrangements

Capitol does not have any obligations, assets or liabilities that would be considered off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. Capitol does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Capitol has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or acquired any non-financial assets.

Contractual Obligations

Capitol does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Critical Accounting Policies

Capitol’s significant accounting policies are more fully described in its condensed financial statements. However, certain accounting policies are particularly important to the portrayal of financial position and results of operations and require the application of significant judgments by management. In applying those policies, management used its judgment to determine the appropriate assumptions to be used in determination of certain estimates. Capitol’s accounting policy is to use estimates based on its historical experience, terms of existing contracts, observance of trends in the industry and information available from outside sources, as appropriate.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2009, Capitol’s efforts were limited to organizational activities, activities relating to its IPO, the search for an acquisition candidate, the negotiation of the proposed merger with Two Harbors and activities relating to the completion of the proposed merger with Two Harbors. Capitol had neither engaged in any operations nor generated any revenues.

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. The proceeds held in Capitol’s trust account are invested in the Merrill Lynch Treasury Fund (Symbol: MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury. Thus, Capitol is currently subject to market risk primarily through the effect of changes in interest rates on such funds and its underlying investments. At June 30, 2009, the effective annualized interest rate payable on Capitol’s investment was approximately 0.00%. Capitol does not believe that the effect of a decrease in interest rates or other changes, such as foreign exchange rates, commodity prices and/or equity prices currently pose significant market risk for Capitol.

Independent Registered Public Accounting Firm

The firm of Marcum LLP (formerly Marcum & Kliegman LLP) (“Marcum”) acts as Capitol’s independent registered public accounting firm. The following is a summary of fees paid or to be paid to Marcum for services rendered. The firm of Ernst & Young, LLP (“E&Y”) acts as Two Harbors’ independent registered public accounting firm and will act as Two Harbors and its consolidated subsidiaries’ independent registered public accounting firm after consummation of the merger.

Audit Fees

During the fiscal years ended December 31, 2007 and 2008, audit fees for Capitol’s independent registered public accounting firm were $115,000 and $85,000, respectively.

Capitol’s independent registered public accounting firm has not waived its right to make claims against the funds in Capitol’s trust account for fees of any nature owed to it due to independence requirements. However, fees owed to Capitol’s independent registered public accounting firm are paid promptly upon invoice from funds held outside of the trust account and therefore, this lack of waiver is not material to Capitol.

Audit Related Fees

Capitol did not receive audit-related services that are not reported as Audit Fees for the fiscal years ended December 31, 2007 and December 31, 2008.

Tax Fees

During 2008, Capitol’s independent registered public accounting firm billed it $7,700 for income tax preparation services. During 2007, Capitol’s independent registered public accounting firm did not render any services to Capitol for tax services.

All Other Fees

During 2008 and 2007, there were no fees billed for products and services provided by Capitol’s independent registered public accounting firm to Capitol other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

Since Capitol’s audit committee was not formed until November 2007, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of Capitol’s audit committee were approved by its board of directors. However, all services render since November 2007 were pre-approved by Capitol’s audit committee. In addition, in accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Capitol engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before Two Harbors engages its independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by its audit committee.

Code of Ethics

In November 2007, Capitol’s board of directors adopted a code of ethics that applies to Capitol’s directors, officers and employees as well as those of its subsidiaries. A copy of Capitol’s code of ethics may be obtained free of charge by submitting a request in writing to Capitol Acquisition Corp., 509 7th Street, N.W., Washington, D.C. 20004.

Upon the consummation of the merger, Two Harbors will adopt a similar code of ethics that will apply to Two Harbors’ directors, officers and employees as well as those of its subsidiaries.

BUSINESS OF TWO HARBORS

Two Harbors is a newly-formed REIT that intends to focus on investing in, financing and managing RMBS and mortgage loans.

Two Harbors’ objective will be to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors will initially seek to invest in the following asset classes:

•	Agency RMBS.

•	Non-Agency RMBS.

•	Assets other than RMBS, comprising approximately 5% to 10% of the portfolio.

Two Harbors expects to deploy moderate leverage as part of its investment strategy, through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing provided by government programs, if such financing becomes available.

Two Harbors’ objective is to capitalize on the current dislocation impacting the residential mortgage market by acquiring, financing and managing a diversified portfolio of its target assets. As discussed under “Two Harbors Market Opportunity,” since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left the market, resulting in a significant contraction in market liquidity for mortgage-related assets. These circumstances have created the opportunity to acquire RMBS assets and lower values and higher yield compared to prior periods.

Two Harbors is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Pine River Capital Management L.P.

Two Harbors will be managed by PRCM Advisers LLC, a wholly-owned subsidiary of Two Harbors’ sponsor, Pine River. Founded in 2002, with offices in New York, London, Hong Kong, San Francisco and Minnetonka, Minnesota, Pine River is a global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors. As of September 1, 2009, Pine River had approximately $1.1 billion in assets under management, including $328 million in a private fund, the Nisswa Fixed Income Fund, dedicated to investments in RMBS and related strategies. The term “assets under management” refers to the assets of the Pine River managed funds less the liabilities of these funds but excluding from liabilities any performance fees that have been accrued but not yet paid to Pine River. Pine River began managing RMBS investments on February 1, 2008.

Pine River has a global footprint, with 55 employees, including 19 investment professionals, in five offices on three continents, and is registered with securities, futures and financial services regulators and organizations in the United States, the United Kingdom, Hong Kong, India and Taiwan, including as an investment adviser under the Investment Advisers Act of 1940. Pine River’s six partners have worked together an average of 14 years and have an average of 18 years of experience managing, investing and trading in securities across multiple asset classes.

PRCM Advisers LLC will draw upon the expertise of Pine River’s Fixed Income investment team, which encompasses a RMBS investment strategy that includes the target asset classes proposed for Two Harbors. For the period from February 2008 through July 2008, Pine River’s RMBS strategy was conducted through the Nisswa Master Fund, a multi-strategy private hedge fund that focuses on global convertible arbitrage, capital structure arbitrage, SPAC warrant arbitrage and fixed income arbitrage. In August 2008, Pine River created a new fund, the Nisswa Fixed Income Fund to conduct the RMBS strategy on a stand-alone basis, and transferred the portion of the Nisswa Master Fund’s portfolio encompassing the RMBS strategy to the new fund. As of September 1, 2009, Pine River’s Fixed Income team managed approximately $328 million of assets under management in the Nisswa Fixed Income Fund. As of August 31, 2009, the capital allocation of the Nisswa Fixed Income Fund’s assets under management was 71.3% to RMBS assets, 19.2% to cash and 10.5% to hedges and other assets.

Historical Performance of Pine River’s RMBS Strategy

The following table sets forth the unaudited month-by-month returns of Pine River’s RMBS strategy since inception:

	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
Net Monthly Return	N/A	2.93%	1.26%	2.83%	4.10%	4.09%	2.49%	2.11%	9.56%	2.46%	3.26%	4.32%
Net Annual Return	N/A	2.93%	4.23%	7.18%	11.57%	16.13%	19.02%	21.52%	33.15%	36.42%	40.87%	46.95

	Jan-09	Feb-09	Mar-09	Apr-09	May-09	June-09	Jul-09	Aug-09 (Estimate)
Net Monthly Return	8.50%	5.01%	4.48%	5.09%	6.40%	8.15%	10.71%	4.76%
Net Annual Return	8.50%	13.94%	19.04%	25.10%	33.12%	43.96%	59.38%	66.96%

Beginning in September 2008, the data reflects, on an unaudited basis, the actual performance of the Nisswa Fixed Income Fund.

In addition, since inception through August 31, 2009, Pine River’s RMBS strategy had, on an unaudited basis, an annualized net life to date return of 76.27% and an annualized standard deviation of 9.20%, and had monthly positive returns for all 19 months following inception. The “return” information is calculated using a weighted average composite of each investor who was in the fund since inception, calculated after incentive fees (even if such fees were not paid), management fees and fund expenses. The “return” is based on net income (loss) in an investor’s capital account, excluding further subscriptions or redemptions by an investor.

For the period from February 2008 through July 2008, Pine River’s RMBS strategy was conducted through the Nisswa Master Fund. During the month of August 2008, the strategy was conducted in both the Nisswa Master Fund and the Nisswa Fixed Income Fund, however for purposes of investor reporting during the transition month of August 2008, returns from the strategy are attributed to the Nisswa Master Fund because until September 2008, the Nisswa Master Fund owned 100% of the equity interests in the Nisswa Fixed Income Fund. The performance information shown in the table above for the period February 2008 to August 2008 is derived from the strategy attribution contained in the monthly investor reports of the Nisswa Master Fund which separately reported on the results of the RMBS component of the Nisswa Master Fund. The performance information is determined by dividing the net income derived from the RMBS component of the Nisswa Master Fund by the weighted amount of capital that was allocated to this strategy over the applicable monthly period. In calculating the net income, the returns assume the payment of full incentive fees to the manager, even if such fees were not paid. See Annex I, Table II (Compensation to Sponsor), for information relating to incentive fees. The strategy performance information related to the Nisswa Master Fund is based on a number of important assumptions with respect to the allocation of incentive fees, management fees, and operating expenses. Specifically, Pine River allocated incentive fees among the Nisswa Master Fund’s various strategies based on the proportion of new profit generated by each strategy over the aggregate new profit generated by the Nisswa Master Fund. The new profit is calculated by subtracting operating expenses, finance expenses and management fees from net trading gains. In addition, Pine River allocated management fees and operating expenses among the Nisswa Master Fund’s various strategies based on the proportion of the margin requirements in each strategy over the Nisswa Master Fund’s total margin requirements. The performance information shown in the table above beginning in September 2008 reflects the actual performance of the Nisswa Fixed Income Fund.

From inception on May 9, 2002 through June 30, 2009, the Nisswa Master Fund raised $1.04 billion in investments from 151 investors. From inception in August 1, 2008 through June 30, 2009, the Nisswa Fixed Income Fund raised $175.4 million in investments (comprised of $142 million in intercompany investments and $33.4 million in investments from 14 other investors). The intercompany investment represents amounts originally raised from third parties as part of the Nisswa Master Fund and subsequently invested by the Nisswa Master Fund in the Nisswa Fixed Income Fund. No selling commissions were paid by Pine River in connection with the capital raises. For supplemental prior performance with respect to raising capital, see Annex I, which includes Table I (Experience in Raising and Investing Funds) for each of the Nisswa Master Fund and the Nisswa Fixed Income Fund.

The investment strategy of each of the Nisswa Fixed Income Fund and the RMBS strategy component of the Nisswa Master Fund is different from the investment strategy that Two Harbors intends to employ in several important respects. The Nisswa Fixed Income Fund (and before September 2008 the RMBS strategy component of the Nisswa Master Fund) traded actively in fixed-rate, adjustable and interest-only RMBS, including CMOs and TBAs, and equity investments in REIT, and actively hedged its trading positions. By contrast, Two Harbors will initially seek to invest primarily in Agency and non-Agency RMBS with a buy-and-hold emphasis, and does not currently anticipate actively trading its assets. In addition, whereas the Nisswa Master Fund and the Nisswa Fixed Income Fund charge a 1.5% management fee as well as a 20% incentive fee, Two Harbors will only pay a 1.5% management fee. Two Harbors’ investment strategy may further differ from that of the Nisswa Fixed Income Fund, in that it may use greater leverage with regard to its investments in Agency RMBS. In addition, unlike the Nisswa Fixed Income Fund, Two Harbors is constrained by limitations on its investment strategies that are necessary in order to qualify as a REIT which is exempt from registration under the 1940 Act. In this regard, Two Harbors may place a greater emphasis than the Nisswa Fixed Income Fund on owning whole pool Agency RMBS for purposes of maintaining its 1940 Act exemption. Accordingly, past performance is not indicative of future results. Two Harbors is not expected to experience returns, if any, comparable to those experienced by investors in the Nisswa Fixed Income Fund or the RMBS strategy component of the Nisswa Master Fund. Indeed, Pine River’s RMBS strategy has achieved financial returns since its inception in February 2008 that are not likely to be sustained going forward by either the Nisswa Fixed Income Fund or Two Harbors.

For supplemental prior performance of Pine River’s RMBS strategy, see Annex I which includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor), Table III (Operating Results), Table IV (Sales or Disposals of Bonds and Investments) and Table V (Acquisitions of Bonds and Investments). For additional information concerning the market developments and conditions that may impact Pine River RMBS strategy, see “Two Harbors’ Market Opportunity.”

Upon completion of the merger, Pine River’s Fixed Income team will assume responsibility for Two Harbors’ portfolio, but will also continue to manage Pine River’s existing portfolio and provide management services to its other clients, including the Nisswa Fixed Income Fund and other affiliates of Pine River.

PRCM Advisers LLC

Pine River formed PRCM Advisers LLC for the purpose of providing management services to Two Harbors. PRCM Advisers LLC will provide Two Harbors with a senior management team, the expertise of Pine River’s

Fixed Income team, and appropriate fund infrastructure and support personnel. PRCM Advisers LLC will be subject to the supervision and oversight of Two Harbors’ board of directors. Each of Two Harbors’ officers is an employee or partner of Pine River. Two Harbors does not expect to have any employees.

PRCM Advisers LLC will enter into a shared facilities and services agreement with Pine River, pursuant to which Pine River will provide PRCM Advisers LLC with access to, among other things, Pine River’s information technology, office space, personnel and other resources necessary to enable PRCM Advisers LLC to perform its obligations under the management agreement. The shared facilities and services agreement is intended to provide Two Harbors access to Pine River’s experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions.

PRCM Advisers LLC will also enter into a sub-management agreement with Sub-Manager, an entity affiliated with the Capitol Founders. Under the sub-management agreement, Sub-Manager will provide certain services at the request and direction of PRCM Advisers LLC to support the performance of PRCM Advisers LLC’s services under the management agreement.

Two Harbors’ Competitive Advantages

Two Harbors believes that its competitive advantages include the following:

Significant Experience and Strong Track Record of Pine River’s Fixed Income Team

PRCM Advisers LLC’s Fixed Income team has broad experience in managing Agency RMBS, non-Agency RMBS and other mortgage-related assets through a variety of credit and interest rate environments and has demonstrated the ability to generate attractive risk-adjusted returns under different market conditions and cycles. As of September 1, 2009, Pine River had approximately $1.1 billion of assets under management, including approximately $328 million invested in RMBS and related strategies. Pine River began managing RMBS investments of February 1, 2008. Pine River and its Fixed Income team have extensive experience managing RMBS on both a levered and unlevered basis.

The members of the Fixed Income team have an average of 15 years of experience in mortgage-backed securities trading, including experience in performing advisory services for investment banks, funds, other investment vehicles, and other managed and discretionary accounts. The Co-Chief Investment Officers of Two Harbors are Steven Kuhn and William Roth. Mr. Kuhn is a Partner of Pine River, and joined the firm in January 2008. He has 16 years of experience trading RMBS and other fixed income securities for Goldman Sachs Asset Management, Citadel and Cargill. Mr. Roth joined Pine River in June 2009, and has 28 years of experience working for Salomon Brothers and Citigroup in the fixed income markets, including mortgage-backed and asset-backed securities. The Fixed Income team also includes seasoned traders, analysts and risk managers, and is backed by Pine River’s extensive infrastructure in the areas of trade execution, risk management, valuation, accounting, operations, corporate governance and law.

Since the inception of Pine River’s RMBS strategy in February 2008, Pine River’s Fixed Income team has built a strong track record managing non-Agency RMBS, Agency RMBS and other mortgage-related assets, returning 76.4% annualized net of fees to investors through July 31, 2009. The investment strategy of Pine River’s RMBS strategy is different from the investment strategy that Two Harbors intends to employ in several important respects. For more information with respect to how the return of the RMBS strategy of Pine Rivers net of fees is calculated and the differences between the investment strategies of Pine River’s RMBS strategy and Two Harbors, see “— Historical Performance of Pine River’s RMBS Strategy.” This management team will provide investing services to Two Harbors in exchange for a 1.5% management fee structure with no additional performance fees.

Current Market Opportunities

Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and have caused the forced sale of large quantities of mortgage-related and other financial assets, resulting in a significant contraction in market liquidity for mortgages and mortgage-related assets. Two Harbors will be positioned to capitalize upon significant current dislocations in the $11.0 trillion U.S. mortgage market, where continued deleveraging by traditional market participants has created an opportunity to acquire mispriced, undervalued and/or overlooked RMBS assets. Despite government intervention, prepayment speeds remain slower than in 2003, thus creating pricing opportunities.

As a new company with no legacy portfolio investments, Two Harbors will be in position to acquire a diversified portfolio of fixed income assets at current market prices. Two Harbors believes that current market conditions combined with PRCM Advisers LLC’s experience in identifying and selecting assets, will allow Two Harbors to achieve attractive risk-adjusted returns on a relative and absolute basis. If the TALF program is extended to provide financing for non-Agency RMBS, such TALF financing may provide additional opportunities for Two Harbors. Even if Two Harbors is not itself able to borrow funds under TALF, the availability of TALF financing in the RMBS markets may increase the market value of non-Agency RMBS in Two Harbors’ portfolio.

Disciplined Investment Approach

Asset selection is a key element of a mortgage REIT’s success. Two Harbors intends to be, in essence, a value investor in mortgage-backed securities. PRCM Advisers LLC intends to select RMBS based on factors that suggest underlying value, including prepayment trends, average remaining life of the underlying loans, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, weighted-average loan-to-value and weighted-average credit score. Through the careful selection of assets, Two Harbors will seek to build a portfolio that provides value to stockholders over time both in absolute terms and relative to other RMBS portfolios. Two Harbors intends to manage its business strategy to balance both interest rate risk and credit risk in its efforts to generate attractive risk-adjusted returns under a variety of market conditions and cycles.

Extensive Strategic Relationships and Experience of PRCM Advisers LLC and its Affiliates

PRCM Advisers LLC and its affiliates maintain extensive long-term relationships with financial intermediaries including prime brokers, investment banks, broker-dealers and asset custodians. Two Harbors believes these relationships will enhance its ability to source, finance, protect and hedge its investments and, thus, enable it to grow in various credit and interest rate environments. Further, members of the Fixed Income team have many years of experience and contacts within the RMBS industry, and are able to bring their personal relationships to bear for the benefit of Two Harbors.

Portfolio Construction

PRCM Advisers LLC will use the Fixed Income team’s expertise across a broad range of asset classes within the RMBS markets to build a portfolio that seeks to balance income, cash, capital appreciation, leverage and risk. PRCM Advisers LLC will use a cross-product approach, conducting top-down market assessments with respect to sub-sets of the RMBS market in order to identify the most attractive segments and investment opportunities, including smaller opportunities often ignored by larger RMBS investors. In employing this detailed analysis, PRCM Advisers LLC will seek to best capture market inefficiencies and identify the most mispriced securities. Two Harbors believes this holistic approach to non-Agency and Agency RMBS investment may achieve a higher risk-adjusted return than an approach that focuses on a single sector.

Two Harbors will seek to construct a balanced portfolio of mortgage-backed investments based on an initial equity allocation of approximately 15% to 25% to Agency RMBS, 45% to 85% to non-Agency RMBS, and

approximately 5% to 10% to financial assets unrelated to mortgage-backed securities. Agency RMBS are not subject to the risk of default by the underlying borrowers (being backed by Fannie Mae, Freddie Mac or Ginnie Mae). As a result, Two Harbors expects its Agency RMBS investments to provide a relatively stable and steady base for the portfolio, with reliable cash flows and valuations. Agency RMBS are collateralized by either fixed rate mortgage loans (“FRMs”), adjustable rate mortgage loans (“ARMs”) or hybrid ARMs. Two Harbors expects to acquire Agency RMBS backed by all three loan types based on PRCM Advisers LLC’s judgment respecting those Agency RMBS that present the most attractive investment opportunities at the time of acquisition. Two Harbors may seek to increase returns from the Agency RMBS portion of the portfolio by employing moderate leverage in the repurchase market. Initially, Two Harbors expects that it may deploy, on a debt-to-equity basis, up to seven to 10 times leverage on Two Harbors’ Agency RMBS assets. Non-Agency RMBS tend to be somewhat more volatile and risky than Agency RMBS; Two Harbors will use this portion of the portfolio to seek higher returns for investors, albeit at higher risk. The collateral backing non-Agency RMBS may include Alt-A Mortgage Loans, Subprime Mortgage Loans and Prime Mortgage Loans, which may be adjustable-rate, hybrid or fixed-rate. Two Harbors expects to acquire non-Agency RMBS backed by all these loan types based on PRCM Advisers LLC’s judgment respecting those non-Agency RMBS that present the most attractive investment opportunities at the time of acquisition. For additional details respecting Agency RMBS and non-Agency RMBS, see “—Two Harbors’ Target Assets.”

To the extent available to Two Harbors, Two Harbors may seek to finance its non-Agency RMBS with financings under programs established by the U.S. Government or private financing sources. If this financing were to become available on favorable terms, Two Harbors would consider increasing the equity allocation of non-Agency RMBS in its portfolio, subject to maintaining its qualification as a REIT and its exemption from registration under the 1940 Act. Two Harbors has not established target or maximum leverage ratios for its non-Agency RMBS financing strategies.

Access to PRCM Advisers LLC’s Analytical Tools, Infrastructure and Expertise

The Fixed Income team will construct and manage Two Harbors’ investment portfolio through the use of rigorous qualitative and quantitative analysis, and with the assistance of proprietary and third party analytic tools. Two Harbors intends to focus on in-depth analysis of the numerous factors that influence Two Harbors’ target assets, including:

•	fundamental market and sector review;

•	rigorous cash flow analysis;

•	disciplined security selection;

•	controlled risk exposure; and

•	prudent balance sheet management.

Two Harbors will also use these tools to guide the hedging strategies developed by PRCM Advisers LLC to the extent consistent with satisfying the requirements for qualification as a REIT.

In addition, Two Harbors will use Pine River’s proprietary technology management platform, called Everest, to track investments and to monitor investment risk. Everest collects and stores real-time market data, and integrates market performance with portfolio holdings and proprietary risk models to measure the risk positions in portfolios. This measurement system portrays overall portfolio risk and risk sources. Two Harbors believes that sophisticated analysis of both macro and micro economic factors will enable Two Harbors to manage cash flow and distributions while preserving capital.

Through its shared facilities and services agreement with Pine River, PRCM Advisers LLC has analytical and portfolio management capabilities to aid in security selection and risk management. Two Harbors intends to capitalize on the market knowledge and ready access to data across Two Harbors’ target markets that PRCM

Advisers LLC and its affiliates obtain through their established platform. Two Harbors will also benefit, through PRCM Advisers LLC, from Pine River’s comprehensive finance, operational and administrative infrastructure, including its risk management and financial reporting and accounting operations, as well as its business development, legal and compliance, operations and settlement and software development teams.

Transaction Structure Aligns Interests of Two Harbors PRCM Advisers LLC

Nisswa Acquisition Master Fund Ltd, or the Nisswa Acquisition Fund, a private fund managed by Pine River, is the beneficial owner of 2,906,918 warrants of Capitol expiring November 7, 2012. Upon consummation of the merger and assuming approval of the warrant amendment proposals, such warrants will be convertible into Two Harbors’ common stock at a purchase price of $11.00 per share and will expire November 7, 2013. These warrants were purchased in the open market in the period between December 2007 and March 2009 at prevailing market prices. Capital appreciation of Two Harbors’ common stock will translate into a direct financial benefit for the Nisswa Acquisition Fund. If Two Harbors creates and sustains an attractive dividend stream, the Nisswa Acquisition Fund will have an inducement to convert the warrants into common stock in order to receive dividends. Conversely, if Two Harbors’ common stock does not perform well and is not trading above $11.00 at the time of expiration, these warrants will expire worthless. Two Harbors believes this warrant ownership creates a strong alignment of interests between Two Harbors and PRCM Advisers LLC.

Tax Advantages of REIT Qualification

Assuming that Two Harbors meets, on a continuing basis, various qualification requirements imposed upon REITs by the Code, Two Harbors will generally be entitled to a deduction for dividends that Two Harbors pays and, therefore, will not be subject to U.S. federal corporate income tax on Two Harbors’ net income that is distributed currently to Two Harbors’ stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT.”

Two Harbors’ Investment Guidelines and Investment Strategy

Two Harbors’ board of directors has adopted the following investment guidelines:

•	no investment shall be made that would cause Two Harbors to fail to qualify as a REIT for U.S. federal income tax purposes;

•	no investment shall be made that would cause Two Harbors to be regulated as an investment company under the 1940 Act;

•

Two Harbors will primarily invest within Two Harbors’ target assets, consisting primarily of Agency RMBS and non-Agency RMBS; approximately 5% to 10% of Two Harbors’ portfolio may include financial assets other than Agency RMBS and non-Agency RMBS; and

•

until appropriate investments can be identified, PRCM Advisers LLC may invest available cash in interest-bearing and short term investments that are consistent with (i) Two Harbors’ intention to qualify as a REIT, and (ii) Two Harbors’ and each subsidiary’s exemption from “investment company” status under the 1940 Act.

These investment guidelines may be changed from time to time by Two Harbors’ board of directors without the approval of Two Harbors’ stockholders.

Within the constraints of the foregoing investment guidelines, PRCM Advisers LLC will have broad authority to select, finance and manage Two Harbors’ investment portfolio. As a general matter, Two Harbors’ investment strategy is designed to enable Two Harbors to:

•	build an investment portfolio consisting of Agency RMBS and non-Agency RMBS that will generate attractive returns while having a moderate risk profile;

•	manage financing, interest, prepayment rate and credit risks;

•	capitalize on discrepancies in the relative valuations in the mortgage market; and

•	provide regular quarterly distributions to stockholders.

Two Harbors may change its investment strategy and policies without a vote of Two Harbors’ stockholders.

Two Harbors’ Target Assets

Within the requirements of the investment guidelines, PRCM Advisers LLC will make determinations as to the percentage of Two Harbors’ assets that will be invested in each of its target assets. PRCM Advisers LLC’s decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, Two Harbors’ cannot predict the percentage of its assets that will be invested in any of its target asset classes at any given time. Two Harbors’ may change its strategy and policies without a vote of its stockholders. Two Harbors believes that the diversification of its portfolio of assets, PRCM Advisers LLC’s expertise with respect to its target assets and the flexibility of its strategy, combined with PRCM Advisers LLC’s and its affiliates’ expertise, will enable it to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Two Harbors’ target asset classes and the principal assets it expects to acquire in each are as follows:

Agency RMBS

Agency RMBS are residential mortgage-backed securities for which a U.S. Government agency such as Ginnie Mae, or a federally chartered corporation such as Fannie Mae or Freddie Mac, guarantees payments of principal and interest on the securities. Payments of principal and interest on Agency RMBS, not the market value of the securities themselves, are guaranteed. See “— Freddie Mac Gold Certificates,” “— Fannie Mae Certificates” and “— Ginnie Mae Certificates” below.

Agency RMBS differ from other forms of traditional debt securities, which normally provide for periodic payments of interest in fixed amounts with principal payments at maturity or on specified call dates. Agency RMBS provide for monthly payments, which consist of both principal and interest. In effect, these payments are a “pass-through” of scheduled and prepaid principal payments and the monthly interest made by the individual borrowers on the mortgage loans, net of any fees paid to the issuers, servicers or guarantors of the securities. The principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

Various factors affect the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the amount and age of the mortgage loan, the location of the property and other social and demographic conditions. Generally, prepayments on Agency RMBS increase during periods of falling mortgage interest rates and decrease during periods of rising mortgage interest rates, although this may not always be the case. Two Harbors may reinvest principal repayments at a yield that is higher or lower than the yield on the repaid investment, thus affecting Two Harbors’ net interest income by altering the average yield on Two Harbors’ assets.

When interest rates are declining, the value of Agency RMBS with prepayment options may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of Agency RMBS and may have the effect of shortening or extending the duration of the security beyond what was anticipated at the time of purchase. When interest rates rise, Two Harbors’ holdings of Agency RMBS may experience reduced returns if the owners of the underlying mortgages pay off their mortgages slower than anticipated. This is generally referred to as extension risk.

The types of Agency RMBS described below are collateralized by either FRMs, ARMs, or hybrid ARMs. A FRM has an interest rate that is fixed for the term of the loan and does not adjust. The interest rates on ARMs generally adjust annually (although some may adjust more frequently) to an increment over a specified interest rate index. Hybrid ARMs have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index. ARMs and hybrid ARMs generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. Two Harbors’ allocation of Agency RMBS collateralized by FRMs, ARMs or hybrid ARMs will depend on various factors, including relative value, expected future prepayment trends, supply and demand, costs of hedging, costs of financing, expected future interest rate volatility and the overall shape of the U.S. Treasury and interest rate swap yield curves.

Two Harbors’ portfolio may extend to debentures that are issued and guaranteed by Freddie Mac or Fannie Mae or mortgage-backed securities the collateral of which is guaranteed by Ginnie Mae, Freddie Mac, Fannie Mae or another federally chartered corporation.

In Two Harbors’ Agency RMBS portfolio, the types of mortgage pass-through certificates in which Two Harbors intends to invest or which comprise collateralized mortgage obligations (“CMOs”) in which Two Harbors intends to invest, are described below.

Mortgage Pass-Through Certificates

Single-family residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the securities, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.

CMOs

CMOs are securities which are structured from U.S. Government agency or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities. CMOs can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.

Freddie Mac Gold Certificates

Freddie Mac is a shareholder-owned, federally-chartered corporation created pursuant to an act of Congress on July 24, 1970. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in mortgage loans and the resale of the loans and participations in the form of guaranteed mortgage-backed securities. Freddie Mac guarantees to each holder of Freddie Mac gold certificates the timely payment of interest at the applicable pass-through rate and principal on the holder’s pro rata share of the unpaid principal balance of the related mortgage loans. The obligations of Freddie Mac under its guarantees are solely those of Freddie Mac and are not backed by the full faith and credit of the United States. If Freddie Mac were unable to satisfy these obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Freddie Mac certificates.

Freddie Mac gold certificates are backed by pools of single-family mortgage loans or multi-family mortgage loans. These underlying mortgage loans may have original terms to maturity of up to 40 years. Freddie Mac certificates may be issued under cash programs (composed of mortgage loans purchased from a number of sellers) or guarantor programs (composed of mortgage loans acquired from one seller in exchange for certificates representing interests in the mortgage loans purchased).

Fannie Mae Certificates

Fannie Mae is a shareholder-owned, federally-chartered corporation organized and existing under the Federal National Mortgage Association Charter Act, created in 1938 and rechartered in 1968 by Congress as a stockholder-owned company. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae guarantees to the registered holder of a certificate that it will distribute amounts representing scheduled principal and interest on the mortgage loans in the pool underlying the Fannie Mae certificate, whether or not received, and the full principal amount of any such mortgage loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of Fannie Mae under its guarantees are solely those of Fannie Mae and are not backed by the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, defaults and delinquencies on the underlying mortgage loans would adversely affect monthly distributions to holders of Fannie Mae.

Fannie Mae certificates may be backed by pools of single-family or multi-family mortgage loans. The original term to maturity of any such mortgage loan generally does not exceed 40 years. Fannie Mae certificates may pay interest at a fixed rate or an adjustable rate. Each series of Fannie Mae ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and Fannie Mae’s guarantee fee. The specified index used in different series has included the U.S. Treasury Index, the 11th District Cost of Funds Index published by the Federal Home Loan Bank of San Francisco, London Interbank Offered Rate (“LIBOR”) and other indices. Interest rates paid on fully- indexed Fannie Mae ARM certificates equal the applicable index rate plus a specified number of percentage points. The majority of series of Fannie Mae ARM certificates issued to date have evidenced pools of mortgage loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 1.00% or 2.00% and to a lifetime cap of 5.00% or 6.00% over the initial interest rate.

Ginnie Mae Certificates

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. The National Housing Act of 1934 authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by the FHA or partially guaranteed by the Department of Veterans Affairs and other loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates. Section 306(g) of the Housing Act provides that the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee by Ginnie Mae.

At present, most Ginnie Mae certificates are backed by single-family mortgage loans. The interest rate paid on Ginnie Mae certificates may be a fixed rate or an adjustable rate. The interest rate on Ginnie Mae certificates issued under Ginnie Mae’s standard ARM program adjusts annually in relation to the Treasury index. Adjustments in the interest rate are generally limited to an annual increase or decrease of 1.00% and to a lifetime cap of 5.00% over the initial coupon rate.

TBAs

Two Harbors may, in the future, utilize “to-be-announced” forward contracts (“TBAs”) in order to invest in Agency RMBS. Pursuant to these TBAs, Two Harbors would agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular

Agency RMBS to be delivered would not be identified until shortly before the TBA settlement date. Two Harbors’ ability to purchase Agency RMBS through TBAs may be limited by the 75% asset test applicable to REITs. See “U.S. Federal Income Tax Considerations — Asset Tests” and “U.S. Federal Income Tax Considerations — Gross Income Tests.”

IOs and Inverse IOs

Two Harbors also expects to invest and trade in interest-only (“IO”) securities, and inverse IO securities. IO securities represent the stream of interest payments on a pool of Agency mortgages; holders of IO securities have no claim to any principal payments. Inverse IOs are synthetic instruments representing the interest payments on a pool of Agency fixed-rate mortgages, minus a floating rate typically tied to LIBOR. Hence, when the floating rate increases, the inverse IO payments decrease.

The value of IOs and inverse IOs depends primarily on two factors; prepayments and interest rates. Prepayments on the underlying pool of mortgages reduce the stream of interest payments, hence IOs are highly sensitive to the rate at which the mortgages in the pool are prepaid. IOs are also sensitive to changes in interest rates, albeit in somewhat unpredictable ways. On the one hand, an increase in interest rates reduces the present value of future interest payments on a fixed-rate pool of mortgages. On the other hand, an increase in interest rates has a tendency to reduce prepayments, which increases the expected absolute amount of future interest payments.

Non-Agency RMBS

Non-Agency RMBS are residential mortgage-backed securities that are not issued or guaranteed by a U.S. Government agency or federally chartered corporation. Like Agency RMBS, non-Agency RMBS represent interests in “pools” of mortgage loans secured by residential real property. To the extent available to Two Harbors, Two Harbors may seek to finance Two Harbors’ non-Agency RMBS portfolio with financings under the TALF or with private financing sources. See “ — Two Harbors’ Financing Strategy” below.

Non-Agency RMBS may be AAA rated through unrated. The rating, as determined by one or more of the nationally recognized statistical rating organizations, including Fitch, Inc. Moody’s Investors Service, Inc. and Standard & Poor’s Corporation, indicates the organization’s view of the creditworthiness of the investment. The mortgage loan collateral for non-Agency RMBS generally consists of residential mortgage loans that do not generally conform to the U.S. Government agency underwriting guidelines due to certain factors including mortgage balance in excess of such guidelines, borrower characteristics, loan characteristics and level of documentation.

Residential Mortgage Loans

Two Harbors expects that any residential mortgage loans it acquires will be first lien, single-family fixed rate mortgage loans, adjustable rate mortgage loans or hybrid mortgage loans (which have a fixed interest rate for a specified time period and an adjustable interest rate thereafter) with original terms to maturity of not more than 40 years and that are either fully amortizing or are interest-only for up to ten years, and fully amortizing thereafter.

Prime and Jumbo Mortgage Loans

Prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines. Jumbo prime mortgage loans are mortgage loans that generally conform to U.S. Government agency underwriting guidelines except that the mortgage balance exceeds the maximum amount permitted by U.S. Government agency underwriting guidelines.

Alt-A Mortgage Loans

Alt-A mortgage loans are mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to U.S. Government agency underwriting guidelines, but whose borrower characteristics may. Generally, Alt-A mortgage loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation. The credit quality of Alt-A borrowers generally exceeds the credit quality of subprime borrowers.

Subprime Mortgage Loans

Subprime mortgage loans are loans that do not conform to U.S. Government agency underwriting guidelines.

Non-Real Estate Assets

Two Harbors intends to invest approximately 5% to 10% of its assets in assets other than RMBS, including non-real estate investments, subject to compliance with applicable REIT and 1940 Act requirements. These non-real estate investments may include asset-backed securities and certain hedging transactions that may produce non-qualifying income for purposes of the REIT gross income tests. The underlying collateral for asset-backed securities may be either consumer or commercial receivables in sectors such as auto, credit card and student loans. The structure of an asset-backed security and the terms of the investors’ interest in the collateral can vary widely depending on the type of collateral, the desires of investors and the use of credit enhancements. Issuers are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

Investment Process

Two Harbors’ investment process will benefit from access to the resources and professionals of PRCM Advisers LLC and Pine River. The entire investment process will be overseen by an Investment Committee which is comprised of Pine River’s officers and investment professionals. The Investment Committee will periodically review Two Harbors’ investment portfolio and its compliance with Two Harbors’ investment guidelines, policies and procedures, and will provide to Two Harbors’ board of directors an investment report at the end of each quarter in conjunction with its review of Two Harbors’ quarterly results. From time to time, as it deems appropriate or necessary, Two Harbors’ board of directors will also review Two Harbors’ investment portfolio and its compliance with Two Harbors’ investment policies, guidelines and procedures.

Two Harbors’ investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk Two Harbors is bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by PRCM Advisers LLC to determine its impact on maintaining Two Harbors’ REIT qualification and Two Harbors’ exemption from registration under the 1940 Act. Two Harbors will seek to make investments in sectors where PRCM Advisers LLC has strong core competencies and where Two Harbors believes market risk and expected performance can be reasonably quantified.

PRCM Advisers LLC will evaluate each of Two Harbors’ investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, Two Harbors will evaluate new opportunities based on their relative expected returns compared to Two Harbors’ comparable securities held in Two Harbors’ portfolio. The terms of any leverage available to Two Harbors for use in funding an investment purchase will also be taken into consideration, as will any risks posed by illiquidity or correlations with other securities in the portfolio. PRCM Advisers LLC will also develop a macro outlook with respect to each target asset class by examining factors in the broader economy such as GDP, interest rates, unemployment rates and availability of credit, among other things. PRCM Advisers LLC will also analyze fundamental trends in the relevant target asset class sector to adjust/maintain its outlook for that particular target asset class. These macro decisions will guide PRCM Advisers LLC’s assumptions regarding model inputs and portfolio allocations among target assets. Additionally, PRCM Advisers LLC will conduct due diligence with respect to each target asset class by, among other things, examining and monitoring the capabilities and financial wherewithal of the parties responsible for the origination, administration and servicing of relevant target assets.

Two Harbors’ Financing Strategy

Two Harbors intends to deploy moderate leverage to increase potential returns to Two Harbors’ stockholders and to fund the acquisition of Two Harbors’ assets. Two Harbors’ income will be generated primarily by the net spread between the income Two Harbors earns on its investments in its target assets and the cost of its financing and hedging activities. Two Harbors is not required to maintain any particular leverage ratio. The amount of leverage it will deploy for particular investments in its target assets will depend upon an assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in its investment portfolio, the gap between the duration of assets and liabilities, including hedges, the availability and cost of financing the assets, its opinion of the creditworthiness of financing counterparties, the health of the U.S. economy and residential mortgage-related markets, Two Harbors’ outlook for the level, slope, and volatility of interest rates, the credit quality of the loans Two Harbors acquires, the collateral underlying its Agency RMBS and non-Agency RMBS, and Two Harbors’ outlook for asset spreads relative to the LIBOR curve.

Two Harbors expects, initially, that it may deploy, on a debt-to-equity basis, up to seven to 10 times leverage on Two Harbors’ Agency RMBS assets. Two Harbors does not expect under current market conditions to deploy leverage on its non-Agency RMBS and mortgage loan assets, except in conjunction with financings that may be available under programs established by the U.S. Government. However, as of the date hereof, the government has suspended its former plans to expand the TALF program to include RMBS and the PPIP’s Legacy Loans Program, which could be used by Two Harbors to acquire residential mortgage loans, is still in the testing phase without an initial launch timetable. As a result, there is considerable uncertainty as to whether Two Harbors will ultimately be able to access government financing.

Subject to maintaining Two Harbors’ qualification as a REIT for U.S. federal income tax purposes, Two Harbors expects to use a number of sources to finance its investments. Initially, Two Harbors expects its primary financing sources to include repurchase agreements and, to the extent available to Two Harbors, financings under programs established by the U.S. Government such as the TALF or private financing sources, as described in more detail below. In addition, if market conditions were to improve, it is possible that Two Harbors will consider other forms of borrowings, such as lines of credit or term facilities. Two Harbors may also raise capital by issuing unsecured debt or shares of preferred or common stock. The underwriters on Capitol’s IPO will have certain rights to participate in future securities offerings by Two Harbors following the consummation of the merger.

Repurchase Agreements

Repurchase agreements are financings pursuant to which one party, the seller or borrower, sells assets to the repurchase agreement counterparty, the buyer or lender, for an agreed upon price with the obligation to repurchase these assets from the buyer at a future date and at a price higher than the original purchase price. Two Harbors expects to use repurchase agreements primarily to finance the purchase of its Agency RMBS portfolio. The amount of financing available under a repurchase agreement is limited to a specified percentage of the estimated market value of the pledged assets to the buyer. The difference between the sale price and repurchase price is the interest expense of financing under a repurchase agreement. Under repurchase agreement financing arrangements, the buyer could require the seller to provide additional cash collateral to re-establish the ratio of value of the collateral to the amount of borrowing. In the current economic climate, Two Harbors believes that the lender generally will advance a borrower approximately 90% to 95% of the market value of the securities financed (meaning a 5% to 10% haircut). A significant decrease in advance rate or an increase in the haircut could result in the borrower having to sell securities in order to meet any additional margin requirements by the lender, regardless of market condition. Two Harbors expects to mitigate its risk of margin calls by deploying a prudent amount of leverage that is below what could be used under current advance rates.

Pine River has been active in the repurchase market since the fixed income team joined in January 2008 and currently has master repurchase agreements in place with nine repo counterparties. Two Harbors currently has one master repurchase agreement in place with one such counterparty and, in general, PRCM Advisers LLC will seek to execute master repurchase agreements with some or all of such counterparties, as necessary or appropriate to achieve Two Harbors’ financing objectives.

In addition to the above referenced master repurchase agreement, Two Harbors plans to further leverage PRCM Advisers LLC’s and its affiliates’ existing relationships with financial intermediaries, including primary dealers, leading investment banks, brokerage firms, commercial banks and other repurchase agreement counterparties to execute repurchase agreements for Two Harbors’ Agency RMBS portfolio prior to the mailing of this proxy statement/prospectus.

To the extent that Two Harbors invest in Agency RMBS through TBAs, Two Harbors may enter into dollar roll transactions using TBAs in which Two Harbors would sell a TBA and simultaneously purchase a similar, but not identical, TBA. Two Harbors’ ability to enter into dollar roll transactions with respect to TBAs may be limited by the 75% gross income test applicable to REITs. See “U.S. Federal Income Tax Considerations — Gross Income Tests.”

Government Financing

To the extent available to Two Harbors, Two Harbors may seek to finance its non-Agency RMBS with financings under the TALF. A description of the financing that may be made available to Two Harbors under these programs is set forth below. There can be no assurance that Two Harbors will be able to utilize these programs successfully or at all.

On November 25, 2008, the U.S. Treasury and the FRBNY announced the creation of the TALF. Under the TALF, the FRBNY provides non-recourse loans to borrowers to fund their purchase of eligible assets, which currently include certain ABS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include certain highly-rated non-Agency RMBS as well as highly-rated commercial mortgage-backed securities (“CMBS”). On May 1, 2009, the FRBNY provided more of the details as to how TALF is to be expanded to include recently issued CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of CMBS created on or after January 1, 2009. In addition, on May 19, 2009, the FRBNY announced that certain high quality legacy CMBS, including CMBS issued before January 1, 2009, would become eligible collateral under the TALF starting in July 2009. On August 17, 2009, the Federal Reserve and the U.S. Treasury announced that they are holding in abeyance any further expansion in the types of collateral eligible for the TALF, including non-Agency RMBS. If financial or economic developments change, the Federal Reserve and the U.S. Treasury may reconsider this decision and expand the TALF to include certain highly rated non-Agency RMBS or other types of collateral.

Two Harbors believes that if the TALF is expanded to non-Agency RMBS, the TALF may provide Two Harbors with attractively priced non-recourse term borrowing facilities that it can use to purchase legacy RMBS. However, there can be no assurance that the TALF will be expanded to include these asset classes and, if so expanded, that Two Harbors will be able to utilize it successfully or at all.

Bank Credit Facilities

Depending on the condition of the real estate credit market, Two Harbors may use bank credit facilities (including term loans and revolving facilities) to finance its assets. These financings may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. For a description of risks related to bank credit facilities, see “Risk Factors — Risks Related to Our Business — Two Harbors may depend on repurchase agreements and bank credit facilities to execute its business plan and Two Harbors’ inability to access funding through these sources could have a material adverse effect on its results of operations, financial condition and business.”

Risk Management

As part of Two Harbors’ risk management strategy, PRCM Advisers LLC will actively manage the financing, interest rate, credit risk, prepayment and convexity risks associated with holding a portfolio of Two Harbors’ target assets in an effort to preserve value and maximize returns.

Interest Rate Hedging

Subject to maintaining Two Harbors’ qualification as a REIT, Two Harbors intends to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of Two Harbors’ assets, and on the other hand help Two Harbors achieve its risk management objective.

Two Harbors intends to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasury securities and options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of Two Harbors’ portfolio. Two Harbors will seek to hedge its exposure to potential interest rate mismatches between the interest it earns on its investments and its borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, Two Harbors’ objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on Two Harbors’ assets and the cost of Two Harbors’ financing. Two Harbors will rely on PRCM Advisers LLC’s expertise to manage these risks on Two Harbors’ behalf. Two Harbors may implement part of its hedging strategy through Capitol or another domestic TRS which will be subject to U.S. federal, state and, if applicable, local income tax.

Market Risk Management

Risk management will be an integral component of Two Harbors’ strategy to deliver returns to Two Harbors’ stockholders. Because Two Harbors will invest in RMBS, investment losses from prepayment, interest rate volatility or other risks can meaningfully reduce or eliminate Two Harbors’ distributions to stockholders. In addition, because Two Harbors will employ financial leverage in funding Two Harbors’ portfolio, mismatches in the maturities of Two Harbors’ assets and liabilities can create risk in the need to continually renew or otherwise refinance Two Harbors’ liabilities. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures of Market Risk — Interest Rate Mismatch Risk.” Two Harbors’ net interest margins will be dependent upon a positive spread between the returns on Two Harbors’ asset portfolio and Two Harbors’ overall cost of funding. See “Two Harbors’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures of Market Risk — Interest Rate Effect on Net Interest Income.” To reduce the risks to Two Harbors’ portfolio, Two Harbors will employ portfolio-wide and security-specific risk measurement and management processes in Two Harbors’ daily operations. PRCM Advisers LLC’s risk management tools include software and services licensed or purchased from third parties, in addition to proprietary software and analytical methods developed by Pine River. There can be no guarantee that these tools will protect Two Harbors from market risks.

Credit Risk

Two Harbors believes that its investment strategy will generally keep its credit losses and financing costs low to moderate. However, it retains the risk of potential credit losses on all of the mortgage loans, as well as the loans underlying the non-Agency RMBS it holds. Two Harbors seeks to manage this risk through its pre-acquisition due diligence process and through use of non-recourse financing which limits its exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing. In addition, with respect to any particular target asset, PRCM Advisers LLC’s investment team evaluates relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral.

Counterparty Risk Management

Through PRCM Advisers LLC, Two Harbors will have access to Pine River’s expertise in counterparty risk management. All repurchase agreement counterparty approval requests must undergo a review and approval process to determine whether the proposed counterparty meets established criteria. This process involves a credit analysis of each prospective counterparty to ensure that it meets internal credit risk requirements, a review of the counterparty’s audited financial statements, credit ratings and clearing arrangements, and a regulatory background check. All approved counterparties are monitored on an ongoing basis and, if PRCM Advisers LLC deems a credit situation to be deteriorating, it will have the ability to restrict or terminate trading with this counterparty. Two Harbors will enter into transactions from time to time to hedge any perceived risk arising from its financing counterparties. However, despite these policies and procedures, there can be no assurance that Two Harbors will avoid losses arising from counterparty credit risk.

Policies With Respect to Certain Other Activities

If Two Harbors’ board of directors determines that additional funding is necessary or appropriate, Two Harbors may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income). In the event that Two Harbors’ board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

As of the date of this proxy statement/prospectus, Two Harbors does not intend to offer equity or debt securities in exchange for property. Two Harbors has not in the past but may in the future, subject to the requirements of the MGCL, repurchase or otherwise reacquire its shares.

As of the date of this proxy statement/prospectus, Two Harbors does not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

Two Harbors has not in the past but may in the future make loans to third parties in the ordinary course of business for investment purposes. As of the date of this proxy statement/prospectus, Two Harbors does not intend to underwrite the securities of other issuers.

Two Harbors intends to furnish Two Harbors’ stockholders with annual reports containing consolidated financial statements audited by Two Harbors’ independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Two Harbors’ board of directors may change any of these policies without prior notice to you or a vote of Two Harbors’ stockholders.

Two Harbors’ Structure

Two Harbors was formed as a Maryland corporation on May 21, 2009. Two Harbors’ initial stockholder is Pine River. Pursuant to the merger, Capitol will become a wholly-owned subsidiary of Two Harbors and the outstanding Capitol common stock and warrants will be converted on a one-for-one basis for Two Harbors common stock and warrants. Following the consummation of the merger, Two Harbors will conduct substantially all of its operations through its wholly-owned subsidiary, Two Harbors Operating Company LLC (the “Subsidiary LLC”). Two Harbors anticipates that the Subsidiary LLC will in turn conduct its business through at least two separate subsidiaries, which will hold different combinations of Two Harbors’ target asset classes. In this regard, following the merger, Two Harbors intends to contribute the capitol stock of Capitol to the Subsidiary LLC and to elect to treat Capitol as a TRS.

The following chart shows Two Harbors’ structure after giving effect to the merger. The common stock and warrant ownership percentages listed below are based on the shares of Capitol common stock and warrants owned by Pine River, Two Harbors management, the Capitol Founders and Capitol’s other security holders as of September     , 2009, and reflect, in connection with the merger, the conversion of the outstanding Capitol securities into Two Harbors securities, the cancellation of the Founders’ Shares, the repurchase by Two Harbors of the Two Harbors common stock owned by Pine River prior to the merger and the grant of shares of restricted Two Harbors common stock to Two Harbors’ independent director with an aggregate market value of $200,000. In addition, the ownership percentages assume that no Public Shares vote against the merger proposal and seek conversion, and do not include any shares of Capitol common stock and/or warrants that may be purchased by Pine River, Two Harbors management and/or the Capitol Founders from Capitol’s other security holders after September     , 2009.

(1)	Based on 100,000 shares of Capitol common stock owned by Thomas Siering as of September , 2009 and $200,000 of restricted common stock to be granted to Two Harbors’ independent directors under Two Harbors’ 2009 equity incentive plan (for purposes of presentation only, such stock is valued at $10.00 per share). Does not include securities held by Mark D. Ein, which are included in the securities held by the Capitol Founders.
(2)	Based on the 7,000,000 Sponsors’ Warrants beneficially owned by the Capitol Founders as of June 22, 2009.

(3)	Based on the 2,906,918 Capitol warrants beneficially owned by the Nisswa Acquisition Fund as of June 22, 2009.
(4)	Pine River initially intends to own a 100% interest in PRCM Advisers LLC after the closing of the merger. Two Harbors will have no ownership interest in PRCM Advisers LLC.
(5)	Sub-Manager is wholly owned by the Capitol Founders.
(6)	Two Harbors intends to elect, together with Capitol, to treat Capitol as a taxable REIT subsidiary (or TRS).
(7)	Two Harbors expects Two Harbors Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act. Two Harbors intends to conduct its operations so that the value of the Subsidiary LLC’s investment in this subsidiary as well as other subsidiaries not relying on Section 3(c)(1) or Section 3(c)(7) of the 1940 Act will at all times, on an unconsolidated basis, exceed 60% of the Subsidiary LLC’s total assets.

As described above, Two Harbors owns 100% of the limited liability company interests of the Subsidiary LLC. In the future, to the extent the Two Harbors board of directors determines to do so, Two Harbors may cause the Subsidiary LLC to issue units of limited liability company interest in the Subsidiary LLC to persons other than Two Harbors (for example, see “Management of Two Harbors Following the Merger — Two Harbors 2009 Equity Incentive Plan — LTIP Units”). The terms of any such units will be determined by the Two Harbors board of directors at such time.

Operating and Regulatory Structure

REIT Qualification

Two Harbors intends to elect to qualify as a REIT under the Code commencing with Two Harbors’ taxable year ending on December 31, 2009. Two Harbors’ qualification as a REIT depends upon Two Harbors’ ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of Two Harbors’ gross income, the composition and values of Two Harbors’ assets, Two Harbors’ distribution levels and the diversity of ownership of Two Harbors’ shares. Two Harbors believes that it has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that its intended manner of operation will enable it to meet the requirements for qualification and taxation as a REIT.

As long as Two Harbors qualifies as a REIT, Two Harbors generally will not be subject to U.S. federal income tax on the REIT taxable income it distribute currently to its stockholders. If Two Harbors fails to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, Two Harbors will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which Two Harbors lost its REIT qualification. Even if Two Harbors qualifies for taxation as a REIT, Two Harbors may be subject to certain U.S. federal, state and local taxes on its income or property.

1940 Act Exemption

Two Harbors intends to conduct its operations so that it is not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Two Harbors is organized as a holding company that conducts its businesses primarily through the Two Harbors Operating Company LLC (or “Subsidiary LLC”). Both Two Harbors and the Subsidiary LLC intend to conduct their operations so that they do not come within the definition of an investment company because less than 40% of the value of their total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to the Subsidiary LLC by any wholly-owned or majority-owned subsidiaries that Two Harbors may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities the Subsidiary LLC may own, may not have a value in excess of 40% of the value of the Subsidiary LLC’s total assets on an unconsolidated basis. Two Harbors will monitor Two Harbors’ holdings to ensure continuing and ongoing compliance with this test. In addition, Two Harbors believes neither it nor the Subsidiary LLC will be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Subsidiary LLC’s wholly-owned or majority-owned subsidiaries, Two Harbors and the Subsidiary LLC will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of the Subsidiary LLC’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, Two Harbors may have to register under the 1940 Act and could become subject to substantial regulation with respect to Two Harbors’ capital structure (including Two Harbors’ ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

Two Harbors expects Two Harbors Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Subsidiary LLC’s other subsidiaries that Two Harbors may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of such subsidiaries’ portfolios must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. Two Harbors expects that each of its subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in whole pool Agency RMBS and other interests in real estate that constitute qualifying assets in accordance with SEC staff guidance and approximately an additional 25% of its assets in non-Agency RMBS and other types of mortgages, and other real estate-related assets. As a result of the foregoing restrictions, Two Harbors will be limited in its ability to make certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, Two Harbors may be required to adjust its strategy accordingly. In addition, Two Harbors may be limited in its ability to make certain investments and these limitations could result in the subsidiary holding assets Two Harbors might wish to sell or selling assets Two Harbors might wish to hold. Although Two Harbors intends to monitor Two Harbors’ portfolio periodically and prior to each investment acquisition, there can be no assurance that Two Harbors will be able to maintain this exemption from registration for each of these subsidiaries.

Two Harbors may in the future also organize special purpose subsidiaries of the Subsidiary LLC that will borrow under the TALF. Two Harbors expects that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, the Subsidiary LLC’s interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether the Subsidiary LLC passes the 40% test. Two Harbors anticipates that some of these subsidiaries may be organized to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that Two Harbors organize subsidiaries that rely on Rule 3a-7 for an exemption from the 1940 Act, these subsidiaries will need to comply with the restrictions contained in this Rule.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•

the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that Two Harbors expects to acquire in Two Harbors’ TALF fundings, that by their terms convert into cash within a finite time period;

•

the securities sold are fixed-income securities rated investment grade by at least one rating agency (fixed-income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•

the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed-income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•

unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In addition, any such subsidiaries will also need to comply with guidance that may be issued by the Division of Investment Management of the SEC on how a subsidiary must be organized to comply with the restrictions contained in Rule 3a-7. In light of the requirements of Rule 3a-7, Two Harbors’ ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and Two Harbors may not be able to purchase or sell assets owned by that subsidiary when it would otherwise desire to do so, which could lead to losses.

Two Harbors expects that the aggregate value of its interests in TALF subsidiaries that seek to rely on Rule 3a-7, as well as other subsidiaries that it may organize in the future that may rely on Rule 3a-7, will comprise less than 20% of Two Harbors’ total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of Two Harbors is made by Two Harbors. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. Two Harbors treats companies in which it owns at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. Two Harbors has not requested the SEC to approve its treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with Two Harbors’ treatment of one or more companies as majority-owned subsidiaries, Two Harbors would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any such adjustment in its strategy could have a material adverse effect on Two Harbors.

Qualification for exemption from registration under the 1940 Act will limit Two Harbors’ ability to make certain investments. For example, these restrictions will limit the ability of Two Harbors’ subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

As a result, Two Harbors expects that most of its majority-owned subsidiaries that it creates will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the 1940 Act. Consequently, Two Harbors

expects that its interests in these subsidiaries (which may constitute a substantial majority of Two Harbors’ assets) will not constitute “investment securities.” Consequently, Two Harbors expects to be able to conduct its operations so that it is not required to register as an investment company under the 1940 Act.

Competition

Two Harbors’ net income will depend, in large part, on its ability to acquire assets at favorable spreads over Two Harbors’ borrowing costs. In acquiring Two Harbors’ target assets, Two Harbors will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Conditions.” In addition, there are numerous REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of Two Harbors’ anticipated competitors are significantly larger than Two Harbors is, have access to greater capital and other resources and may have other advantages over Two Harbors. In addition, some of Two Harbors’ competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than Two Harbors can. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of Two Harbors’ common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Conditions.”

In the face of this competition, Two Harbors expects to have access to PRCM Advisers LLC’s professionals and their industry expertise, which may provide Two Harbors with a competitive advantage and help Two Harbors assess investment risks and determine appropriate pricing for certain potential investments. Two Harbors expects that these relationships will enable Two Harbors to compete more effectively for attractive investment opportunities. In addition, Two Harbors believes that current market conditions may have adversely affected the financial condition of certain competitors. Thus, Two Harbors, with no legacy portfolio, may be able to compete more effectively for attractive investment opportunities. However, Two Harbors may not be able to achieve Two Harbors’ business goals or expectations due to the competitive risks that Two Harbors face. For additional information concerning these competitive risks, see “Risk Factors — Risks Related to Two Harbors’ Investments — Two Harbors operate in a highly competitive market for investment opportunities and competition may limit Two Harbors’ ability to acquire desirable investments in Two Harbors’ target assets and could also affect the pricing of these securities.”

Staffing

Two Harbors will be managed by PRCM Advisers LLC pursuant to the management agreement between PRCM Advisers LLC and Two Harbors. All of Two Harbors’ officers are employees of Pine River. Upon consummation of the merger, Two Harbors will have officers but no employees.

Legal Proceedings

Neither Two Harbors nor, to Two Harbors’ knowledge, PRCM Advisers LLC is currently subject to any legal proceedings which Two Harbors or PRCM Advisers LLC consider to be material.

TWO HARBORS’ MARKET OPPORTUNITY

Upon completion of the merger, Two Harbors believes it will be positioned to capitalize upon significant current dislocations in the $11.0 trillion U.S. mortgage market, where continued deleveraging by traditional market participants has created an opportunity to acquire mispriced, undervalued and/or overlooked RMBS assets.

Since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and have caused the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left or significantly curtailed their involvement in the market, resulting in a significant contraction in market liquidity for mortgages and mortgage-related assets. Fannie Mae and Freddie Mac, historically the overseers of relative value in the RMBS markets, are constrained from participating in the current price discrepancies because of their weakened financial condition. The capital bases of other traditional market participants such as propriety trading desks and hedge funds have been reduced, and there has been continued forced selling by those participants that remain.

As a result of these and other factors, RMBS are currently trading at significantly lower prices as compared to January 2008. For example, the following graph shows the pricing of certain senior non-Agency RMBS from January 2008 to August 2009:

Source: Prepared by PRCM Advisers LLC based on data provided by Amherst Securities Group LP — Amherst Non-Agency Mortgage Market Monitor.

Note:     All prices are indicative month-end levels for 2006 / 2007 vintages.

Because RMBS assets offer the potential for a current cash return to investors, the depressed trading prices of this asset class have caused a corresponding increase in available yields, creating significant opportunities in both non-Agency and Agency RMBS. For example, Agency RMBS have been trading at wide spreads to LIBOR and Two Harbors believes these spreads are likely to remain wide for some time. Two Harbors intends to use repurchase agreements to finance the purchase of Agency RMBS and expects that advances under most of these repurchase agreements will bear interest at LIBOR plus an applicable margin. Accordingly, the current wide spreads of Agency RMBS relative to LIBOR based funding costs create an attractive opportunity to acquire Agency RMBS on a leveraged basis. The following graph shows the spread history of Fannie Mae current coupon 30 year RMBS over one month LIBOR from January 2004 to September 2009:

Source: Prepared by PRCM Advisers LLC based on data provided by UBS — Mortgage Strategy Group.

Furthermore, the current phase of the mortgage prepayment cycle creates pricing opportunities for RMBS assets. Recent prepayment speeds have remained slower than rates in 2003 despite the recent U.S. governmental and central bank attempts to stabilize and restore credit flows in the financial sector and to the broader economy. Mortgage originators continue to face capacity constraints. Further, the recent significant declines in homeowners’ equity have reduced borrowers’ ability to access funding to refinance their mortgages even in situations in which market mortgage rates have fallen below prevailing fixed rate mortgages. The following graph compares July 2003 and July 2009 prepayment curves for Fannie Mae 30 year RMBS, as measured by the constant prepayment rate (“CPR”) (expressed as a percentage of loans outstanding) versus the incentive to prepay (based on the difference between the currently available Fannie Mae mortgage rate and the existing mortgage rate of any given loan) in basis points:

Source: Prepared by PRCM Advisers LLC based on data provided by Merrill Lynch — The Mortgage Investor and J.P. Morgan — MBS Prepayment Monthly.

Two Harbors further believes that some prepayment rates are likely to remain slower than projections, at lower levels than would be suggested by experience in prior periods, particularly in the case of Low Loan Balance (“LLB”) RMBS. Fixed costs associated with refinancing can reduce a borrower’s incentive to prepay, especially in the case of borrowers with small loan balances. Further, mortgage brokers tend not to prioritize this smaller business on account of the low fees. Slower prepayments tend to increase the future payment stream of a RMBS security, and hence its value. Two Harbors believes this potential increase in value is not always fully reflected in the market prices of many RMBS, presenting attractive investment opportunities.

The following chart compares recent prepayment curves for LLB and generic Fannie Mae 30 year RMBS, as measured by CPR versus the incentive to prepay in basis points:

Source: Prepared by PRCM Advisers LLC based on data provided by J.P. Morgan — MBS Prepayment Monthly.

In addition to prepayment speeds (which affect the value of both Agency and non-Agency RMBS), the value of non-Agency RMBS are also affected by, among other things, anticipated default rates, anticipated loss severity, and, in the case of CMOs, the seniority of the applicable tranche. Two Harbors believes that, as with prepayment speeds, the impact of these factors is not always fully reflected in the market prices of non-Agency RMBS, creating attractive investment opportunities for Two Harbors.

As a new company with no legacy portfolio investments, Two Harbors will be in position to acquire a diversified portfolio of fixed income assets at current market prices. Two Harbors believes that current market conditions combined with PRCM Advisers LLC’s experience in identifying and selecting assets, will allow Two Harbors to achieve attractive risk-adjusted returns on a relative and absolute basis. If the TALF program is extended to provide financing for non-Agency RMBS, such TALF financing may provide additional opportunities for Two Harbors. Even if Two Harbors is not itself able to borrow funds under TALF, the availability of TALF financing in the RMBS markets may increase the market value of non-Agency RMBS in Two Harbors’ portfolio.

MANAGEMENT OF TWO HARBORS FOLLOWING THE MERGER

General

Pursuant to the merger, (i) Merger Sub Corp will merge with and into Capitol with Capitol surviving the merger and becoming a wholly-owned subsidiary of Two Harbors and (ii) Two Harbors will continue as the new publicly-traded corporation of which the holders of Capitol securities will be security holders.

Upon consummation of the merger, Two Harbors’ board of directors will consist of seven directors, two of which presently serve on the Two Harbors board and will remain on the Two Harbors board upon consummation of the merger, three of which have been designated by Two Harbors to serve on the Two Harbors board and will be elected upon consummation of the merger and two of which have been designated by Capitol to serve on the Two Harbors board and will be elected upon consummation of the merger. All other prior members of Capitol’s board of directors will resign upon consummation of the merger.

Upon consummation of the merger, Two Harbors will be externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Two Harbors’ sponsor, Pine River. Pursuant to the terms of the management agreement, PRCM Advisers LLC will provide Two Harbors with its senior management team, including Two Harbors’ officers, along with appropriate support personnel. Each of Two Harbors’ officers is an employee or partner of Pine River. Two Harbors does not expect to have any employees. PRCM Advisers LLC will at all times be subject to the supervision and oversight of Two Harbors’ board of directors.

Two Harbors Directors and Executive Officers

Upon consummation of the merger, Two Harbors’ board of directors will consist of seven directors. Brian Taylor and Thomas Siering, who presently serve on Two Harbors’ board of directors, will remain on the Two Harbors board upon consummation of the merger, Stephen G. Kasnet, William W. Johnson and W. Reid Sanders have been designated by Two Harbors to serve on Two Harbors’ board of directors and will be elected upon consummation of the merger and Mark Ein and [            ] have been designated by Capitol to serve on Two Harbors’ board of directors and will be elected upon consummation of the merger. All other prior members of Capitol’s board of directors will resign upon consummation of the merger.

Of these seven directors, Two Harbors and Capitol believe that each of them, other than Messrs. Taylor, Siering and Ein, will be considered independent in accordance with the requirements of the NYSE. Following the consummation of the merger, Two Harbors’ directors will be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify. Two Harbors’ independent directors will meet regularly in executive sessions without the presence of Two Harbors’ corporate officers or non-independent directors.

In addition, upon consummation of the merger, the persons set forth in the table below will be appointed as executive officers of Two Harbors. Each of the executive officers is an employee or partner of Pine River. Following the consummation of the merger, officers will serve at the pleasure of Two Harbors’ board of directors.

The following sets forth certain information concerning the persons who are expected to serve as Two Harbors’ directors and executive officers following the consummation of the merger:

Name	Age	Position with Two Harbors
Brian C. Taylor	44	Chairman and Director
Mark D. Ein	44	Non-Executive Vice Chairman
Thomas Siering	49	Chief Executive Officer, President and Director
Steven Kuhn	40	Co-Chief Investment Officer
William Roth	52	Co-Chief Investment Officer
Jeffrey Stolt	45	Chief Financial Officer and Treasurer
Timothy O’Brien	50	General Counsel and Secretary
Andrew Garcia	33	Vice President — Business Development
Stephen G. Kasnet	63	Independent Director
William W. Johnson	47	Independent Director
W. Reid Sanders	[ ]	Independent Director
	[ ]	Independent Director

Information About the Directors and Executive Officers

Brian C. Taylor will serve as the Chairman of the Board of Directors of Two Harbors. Mr. Taylor is the Chief Executive Officer and Chief Investment Officer of Pine River. Mr. Taylor founded Pine River in 2002 and is responsible for management of the business and oversight of its funds. Prior to Pine River’s inception, Mr. Taylor was with EBF & Associates from 1988 to 2002; he was named head of the convertible arbitrage group in 1994 and Partner in 1997. His responsibilities included portfolio management, marketing, product development, and trading information systems development. Mr. Taylor received a B.S. from Millikin University in Decatur, Illinois and an M.B.A. from the University of Chicago. Mr. Taylor passed the Illinois Certified Public Accountant Examination in 1986.

Mark D. Ein has served as Capitol’s Chief Executive Officer and a member of its Board of Directors since its inception. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.á.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio (NASDAQ:XMSR). He is also the President of Leland Investments, a private investment firm. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC which subsidiaries conduct the business of Kastle Systems, LLC, a leading provider of building and office security systems acquired in January 2007. He is the Co-Chairman of Kastle Systems. Mr. Ein is also the Founder and Owner of the Washington Kastles, the World Team Tennis franchise in Washington, D.C. From 1992 to 1999, Mr. Ein was a principal with The Carlyle Group, a leading global private equity firm with approximately $59 billion under management. Mr. Ein worked for Brentwood Associates, a leading West Coast growth-focused private equity firm, from 1989 to 1990 and for Goldman, Sachs & Co. in the real estate and mortgage finance group from 1986 to 1989. Mr. Ein is a director of MACH S.á.r.l. and VSGi (Chairman). He serves on the Board of Directors of The Foundation for the National Institutes of Health (NIH), The Economic Club of Washington D.C., The District of Columbia College Access Program (DC-CAP), The District of Columbia Public Education Fund, and The Potomac Officers Club. He previously served on the Trustee’s Council of the National Gallery of Art and the boards of the Wolf Trap Foundation, The Washington Tennis and Education Fund, the Executive Committee of the Federal City Council and the SEED School and Foundation. He was the Co-Chairman of the 2000 Corporate Campaign for The Phillips Collection. Mr. Ein received a B.S. in economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School.

Thomas Siering will serve as Chief Executive Officer, President and Director of Two Harbors. Mr. Siering presently serves as Partner — Head of Fundamental Strategies at Pine River. Prior to joining Pine River in 2006, Mr. Siering was Head of the Value Investment Group at EBF & Associates from 1999 until 2006. He was the manager for Merced Partners, LP and Tamarack International Limited during that period. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a Trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance.

Steven Kuhn will serve as Co-Chief Investment Officer of Two Harbors. Mr. Kuhn presently serves as Partner — Head of Fixed Income Trading at Pine River. Prior to joining Pine River in 2008, Mr. Kuhn was a Vice President and Portfolio Manager at Goldman Sachs based in New York and Beijing from 2002 to 2007, where he was part of a team that managed approximately $40 billion in mortgage-backed securities. While he was in Beijing, Mr. Kuhn provided training to sovereign wealth fund clients and voluntarily taught Finance to students from Peking University and Tsinghua University. From 1999 to 2002, Mr. Kuhn was a Japanese convertible bond trader at Citadel Investment Group in Chicago. Prior to that, Mr. Kuhn was head of mortgage backed securities trading at Cargill in Minnetonka, Minnesota. Mr. Kuhn received a B.A. in Economics with Honors from Harvard University in 1991.

William Roth will serve as Co-Chief Investment Officer of Two Harbors. Mr. Roth presently serves as Portfolio Manager of the New York Office of Pine River. Prior to joining Pine River in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979.

Jeffrey Stolt will serve as Chief Financial Officer and Treasurer of Two Harbors. Mr. Stolt presently is Partner — Chief Financial Officer of Pine River. Prior to co-founding Pine River in 2002, Mr. Stolt was the Controller at EBF & Associates from 1997 to 2002. In this role, Mr. Stolt oversaw the preparation of all fund accounting statements, managed the offshore administrator relationship, managed the audit process and was responsible for tax planning and reporting. Mr. Stolt began employment with EBF in 1989. Prior to that, Mr. Stolt was an accountant in Cargill, Inc.’s Financial Markets Department from 1986 until 1989. Mr. Stolt received a B.S. degree in Accounting and Finance from the Minnesota State University in 1986.

Timothy O’Brien will serve as General Counsel and Secretary of Two Harbors. Mr. O’Brien has served as General Counsel and Chief Compliance Officer of Pine Rivers since 2007. From 2004 to 2006, Mr. O’Brien served as Vice President and General Counsel of NRG Energy, Inc. Mr. O’Brien served as Deputy General Counsel of NRG Energy from 2000 to 2004 and Assistant General Counsel from 1996 to 2000. Prior to joining NRG, Mr. O’Brien was an associate at the law firm of Sheppard, Mullin, Richter & Hampton in Los Angeles and San Diego, California. He received a B.A. in History from Princeton University in 1981 and a Juris Doctor from the University of Minnesota Law School in 1986.

Andrew Garcia will serve as Vice President — Business Development of Two Harbors. Since 2008, Mr. Garcia has served as Head of SPAC Strategies at the New York Office of Pine River. Mr. Garcia was previously a Vice President and Event Driven and Business Combination Companies (SPAC) specialist in the Capital Markets division at Maxim Group, a SPAC underwriter and market-maker, based in New York. Prior to joining Maxim Group in 2006, Mr. Garcia was the head trader at Laterman & Company, a private investment partnership, where he co-managed the firm’s event-driven portfolio and was responsible for trading and analysis of the firm’s risk arbitrage portfolios. From 2001 to 2005, he covered institutional event-driven and risk arbitrage investors as a sales trader, equity sales person, and middle markets sales person at Cathay Financial, Oppenheimer & Co., and CIBC Oppenheimer Corp. Mr. Garcia received a B.A. in International Studies from Kenyon College in 1999.

Stephen G. Kasnet has been a director of Columbia Laboratories, Inc. [NASDAQ: CBRX] since August 2004 and Chairman of the Board since November 2004. He is the Chairman of Dartmouth Street Capital LLC, which he joined in 2007. He has also been President and Chief Executive Officer of Raymond Property Company LLC (real estate) since 2007. From 2000 to 2006 he was President and Chief Executive Officer of Harbor Global Company, Ltd. (asset management, natural resources and real estate investment) and Chairman of the PIOglobal real estate investment fund, the largest in Russia. From 1995 to 1999 Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including Pioneer Group, Inc.; First Winthrop Corporation and Winthrop Financial Associates; and Cabot and Forbes. He serves as Chairman of the Board of Rubicon Ltd. (forestry) and is a director of Tenon Ltd. (wood products). He is also a trustee and vice president of the board of The Governor’s Academy, Byfield, MA. Mr. Kasnet received a B.A. from the University of Pennsylvania in 1966.

William W. Johnson was a Managing Director of J.P. Morgan from 2006 to 2009, where he held senior roles including Divisional Management and Risk Committee Member, Head of Proprietary Positioning Business, and Head of Tax-Exempt Capital Markets. From 2004 to 2005, Mr. Johnson was a private investor. From 2001 to 2003, Mr. Johnson was President of Paloma Partners, a private capital management company in Greenwich, Connecticut. From 1984 to 2001, Mr. Johnson worked for UBS and its predecessors in Chicago, Singapore, London and Basel. He began his career at UBS in currency options trading and served in several senior management functions including Divisional Management and Risk Committee Member and Global Head of Treasury Products. Mr. Johnson received a B.S. degree from the University of Pennsylvania Wharton School in 1984, and a M.B.A. from the University of Chicago in 1988.

W. Reid Sanders is the President of Sanders Properties. He is a Director of Independent Bank, serves on the Investment Committee at Cypress Reality, and is on the Advisory Board of SSM Venture Partners. He is the former Chairman at Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd, PioGlobal Asset Management, The Pioneer Group and TBA Entertainment Corporation. Mr. Sanders was the Co-Founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Mutual Funds, a family of funds in Memphis from 1975-2000. He served as the Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, from 1973-1975. Prior to being at First Tennessee, Mr. Sanders worked in Credit Analysis and Commercial Lending at Union Planters National Bank from 1971-1972. Mr. Sanders is a Trustee of the Hugo Dixon Foundation, the Dixon Gallery and Gardens, the Hutchison School, Campbell Clinic Foundation, The Jefferson Scholars Foundation, TN Shakespeare Company, and formerly a Trustee of Rhodes College. He received a Bachelors of Economics from the University of Virginia in 1971.

Independence of Directors

As a result of its securities being listed on the NYSE Amex, Capitol adheres to the rules of that exchange in determining whether a director is independent. Upon the consummation of the merger, it is anticipated that Two Harbors’ securities will be listed on the NYSE. As a result, the board of directors of Two Harbors will consult with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, both the board of directors of Capitol and Two Harbors have affirmatively determined that, upon the closing of the merger, Stephen G. Kasnet, William W. Johnson, W. Reid Sanders and                  will be the independent directors of Two Harbors.

Two Harbors Board Committees

Upon consummation of the merger, Two Harbors’ board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as Two Harbors is subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee Information

Effective November 2007, Capitol established an audit committee of the board of directors, which currently consists of Lawrence Calcano, as chairman, Raul J. Fernandez and Richard C. Donaldson, each of whom is an independent director under the NYSE Amex listing standards. The audit committee met two times in 2007 and four times in 2008. Upon the consummation of the merger, Two Harbors will establish an audit committee of the board of directors and adopt a charter having material provisions described below. The initial members of Two Harbors’ audit committee will be Stephen G. Kasnet,              and             , with Mr. Kasnet serving as chairman. Each is an independent director under the NYSE listing standards. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of Two Harbors’ internal accounting controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NYSE listing standards. The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The boards of directors of both Capitol and Two Harbors have determined that              and Stephen G. Kasnet each satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee will consist of Stephen G. Kasnet,              and             , each of whom will be an independent director.                      will chair Two Harbors’ compensation committee. The principal functions of the compensation committee will be to:

•	evaluate the performance of Two Harbors’ officers,

•	review any compensation payable to Two Harbors’ directors and officers,

•	evaluate the performance of PRCM Advisers LLC,

•	review the compensation and fees payable to PRCM Advisers LLC under the management agreement,

•	prepare compensation committee reports, and

•	administer the issuance of any common stock or other equity awards issued to personnel of PRCM Advisers LLC or Pine River who provide services to Two Harbors.

Nominating and Corporate Governance Committee

Effective April 2007, Capitol established a nominating committee of the board of directors, which consists of Raul J. Fernandez, as chairman, and Lawrence Calcano, each of whom is an independent director under the NYSE Amex listing standards. Upon consummation of the merger, the nominating and corporate governance committee will consist of Stephen G. Kasnet,              and             , each of whom will be an independent director under the NYSE listing standards.              will chair Two Harbors’ nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full board of directors the appointment of each of Two Harbors’ executive officers. It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving the general operation of the board and Two Harbors’ corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

Two Harbors Director Compensation

Following the consummation of the merger, Two Harbors will pay a $100,000 annual director’s fee to each of Two Harbors’ independent directors who are not Two Harbors’ officers or employees, payable half in cash and half in shares of restricted stock of Two Harbors. Directors who serve during the period between consummation of the merger and completion of Two Harbors’ first annual meeting of stockholders will also receive a one-time bonus of $50,000 immediately following the meeting, payable half in cash and half in shares of restricted stock of Two Harbors. All members of Two Harbors’ board of directors will be reimbursed for their costs and expenses of serving on the board of directors, including costs and expenses of attending all meetings of Two Harbors’ board of directors and its committees. Two Harbors will pay an annual fee of $25,000 to the chair of the audit committee of Two Harbors’ board of directors, payable half in cash and half in shares of restricted stock. Fees to the directors made by issuance of shares will be based on the value of such shares of common stock at the date of issuance.

Following the merger, any director who is not Two Harbors’ officer or employee who joins the board will receive an initial restricted share grant of shares with a market value of $50,000 upon attendance at his or her first board of directors meeting. The 2009 equity incentive plan also provides for annual restricted share awards of shares of common stock with a market value of $50,000 on the first business day after Two Harbors’ annual meeting of stockholders to each director who is not Two Harbors’ officer or employee and who is on Two Harbors’ board of directors at the close of such meeting. All equity grants will vest in three annual installments commencing on the date of the grant, as long as such director is serving as a board member on the vesting date. All of the shares will be subject to restrictions on transferability for a period of one year from the date of grant.

Two Harbors Executive Compensation

Because the management agreement provides that PRCM Advisers LLC will assume principal responsibility for managing Two Harbors’ affairs, Two Harbors’ officers, in their capacities as such, will not receive cash compensation directly from Two Harbors. In their capacities as officers or personnel of PRCM Advisers LLC or its affiliates, they will devote such portion of their time to Two Harbors’ affairs as is necessary to enable Two Harbors to operate Two Harbors’ business.

PRCM Advisers LLC will compensate each of Two Harbors’ executive officers. Two Harbors will pay PRCM Advisers LLC a management fee and PRCM Advisers LLC will use the proceeds from the management fee in part to pay compensation to its and Pine River’s officers and personnel.

Two Harbors 2009 Equity Incentive Plan

Prior to the consummation of the merger, Two Harbors will adopt a 2009 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including PRCM Advisers LLC and affiliates and personnel of PRCM Advisers LLC and its affiliates, and any joint venture affiliates of Two Harbors. The 2009 equity incentive plan will be administered by the compensation committee appointed by Two Harbors’ board of directors. The 2009 equity incentive plan will permit the granting of restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards. Prior to the consummation of the merger, Two Harbors has not issued any equity-based compensation.

Administration

The 2009 equity incentive plan will be administered by the compensation committee. The compensation committee, appointed by Two Harbors’ board of directors, has the full authority to administer and interpret the 2009 equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, including PRCM Advisers LLC and affiliates and personnel of PRCM Advisers LLC and its affiliates, and any joint venture affiliates of Two Harbors, to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the 2009 equity incentive plan will consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as Two Harbors is subject to Section 162(m) of the Internal Revenue Code, qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the compensation committee include a reference to the board for those periods in which the board is acting.

Available Shares

Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock, phantom shares, dividend equivalent rights and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. The plan allows for the Two Harbors board of directors to expand the types of awards available under the plan to include LTIP units in the future. The maximum number of shares that may underlie awards in any one year to any eligible person may not exceed 100,000. If an award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by Two Harbors’ board of directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by Two Harbors’ board of directors. No award may be granted under Two Harbors’ 2009 equity incentive plan to any person who, assuming payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Two Harbors’ common stock.

Awards Under the Plan

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of Two Harbors’ common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares. Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the compensation committee, as may be provided by the compensation committee at grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. Unless otherwise determined by the compensation committee, the holders of awards of phantom shares will be entitled to receive dividend equivalents, which shall be payable at such time that dividends are paid on outstanding shares.

LTIP Units. If the Two Harbors board of directors expands the types of awards under the plan to include LTIP units, it is expected that such units will be created as a special class of limited liability company interests in the Subsidiary LLC. The terms of any such awards will be determined by the Two Harbors board of directors at the time of such expansion.

Other Share-Based Awards. The 2009 equity incentive plan authorizes the granting of other awards based upon shares of Two Harbors’ common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

Under Two Harbors’ 2009 equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of Two Harbors’ voting shares by any person; (ii) the sale or disposition of all or substantially all of Two Harbors’ assets; (iii) a merger, consolidation or statutory share exchange where Two Harbors’ stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) during any two year period, Two Harbors’ directors, including subsequent directors recommended or approved by Two Harbors’ directors, at the beginning of such period cease for any reason other than due to death to constitute a majority of Two Harbors’ board of directors; or (v) stockholder approval of Two Harbors’ liquidation or dissolution. Notwithstanding the foregoing, no event or condition described in clauses (i) through (v) above shall constitute a change in control if it results from a transaction between Two Harbors and PRCM Advisers LLC or an affiliate of PRCM Advisers LLC.

Upon a change in control, the compensation committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the compensation committee determines that the adjustments do not have an adverse economic impact on the participants (as determined at the time of the adjustments).

Amendments and Termination

Two Harbors’ board of directors may amend, alter or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of Two Harbors’ stockholders for any amendment that would:

•	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan;

•	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan;

•	reprice any awards under the 2009 equity incentive plan; or

•	otherwise require such approval.

The compensation committee may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

Compensation Committee Interlocks and Insider Participation

None of the persons designated as directors of Two Harbors currently serves on the compensation committee of any other company on which any other director designee of Two Harbors or any officer or director of Capitol or Two Harbors is currently a member.

Management Agreement with PRCM Advisers LLC

Concurrent with the consummation of the merger, Two Harbors will enter into a management agreement with PRCM Advisers LLC pursuant to which PRCM Advisers LLC will provide for the day-to-day management of Two Harbors’ operations.

The management agreement requires PRCM Advisers LLC to manage Two Harbors’ business affairs in conformity with the investment guidelines and other policies that are approved and monitored by Two Harbors’ board of directors. PRCM Advisers LLC’s role as manager is under the supervision and direction of Two Harbors’ board of directors. PRCM Advisers LLC will be responsible for (i) the selection, purchase and sale of Two Harbors’ portfolio investments, (ii) Two Harbors’ financing activities, and (iii) providing Two Harbors with investment advisory services. PRCM Advisers LLC will be responsible for Two Harbors’ day-to-day operations and performs (or causes to be performed) such services and activities relating to Two Harbors’ assets and operations as may be appropriate, which may include the following:

•

serving as Two Harbors’ consultant with respect to the periodic review of the investment guidelines and other parameters for Two Harbors’ investments, financing activities and operations, any modification to which will be approved by a majority of Two Harbors’ independent directors;

•

investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

•

with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on Two Harbors’ behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•

negotiating and entering into, on Two Harbors’ behalf, repurchase agreements, credit finance agreements, securitizations, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, warehouse facilities and all other agreements and engagements required for Two Harbors to conduct its business;

•

engaging and supervising, on Two Harbors’ behalf and at Two Harbors’ expense, independent contractors which provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Two Harbors’ investments;

•	coordinating and managing operations of any joint venture or co-investment interests held by Two Harbors and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to Two Harbors;

•

administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to Two Harbors’ management as may be agreed upon by PRCM Advisers LLC and Two Harbors’ board of directors, including the collection of revenues and the payment of Two Harbors’ debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•

communicating on Two Harbors’ behalf with the holders of any of Two Harbors’ equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

•	counseling Two Harbors in connection with policy decisions to be made by Two Harbors’ board of directors;

•

evaluating and recommending to Two Harbors’ board of directors hedging strategies and engaging in hedging activities on Two Harbors’ behalf, consistent with such strategies as so modified from time to time, with Two Harbors’ qualification as a REIT and with the investment guidelines;

•

counseling Two Harbors regarding the maintenance of Two Harbors’ qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause Two Harbors to qualify for taxation as a REIT;

•

counseling Two Harbors regarding the maintenance of Two Harbors’ exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause Two Harbors to maintain such exemption from such status;

•

assisting Two Harbors in developing criteria for asset purchase commitments that are specifically tailored to Two Harbors’ investment objectives and making available to Two Harbors its knowledge and experience with respect to mortgage-backed securities, mortgage loans, real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets;

•	furnishing reports and statistical and economic research to Two Harbors regarding Two Harbors’ activities and services performed for Two Harbors by PRCM Advisers LLC;

•

monitoring the operating performance of Two Harbors’ investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•

investing and reinvesting any moneys and securities of Two Harbors’ (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to Two Harbors’ stockholders and partners) and advising Two Harbors as to its capital structure and capital raising;

•

causing Two Harbors to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

•	assisting Two Harbors in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•

assisting Two Harbors in complying with all regulatory requirements applicable to Two Harbors in respect of Two Harbors’ business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act or the Securities Act, or by the NYSE;

•

assisting Two Harbors in taking all necessary action to enable Two Harbors to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

•

placing, or arranging for the placement of, all orders pursuant to PRCM Advisers LLC’s investment determinations for Two Harbors either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•

handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which Two Harbors may be involved or to which Two Harbors may be subject arising out of its day-to-day operations (other than with PRCM Advisers LLC of its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

•

using commercially reasonable efforts to cause expenses incurred by Two Harbors or on Two Harbors’ behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

•

representing and making recommendations to Two Harbors in connection with the purchase and finance of, and commitment to purchase and finance, mortgage-backed securities, mortgage loans (including on a portfolio basis), real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

•	advising Two Harbors with respect to obtaining appropriate repurchase agreements, warehouse facilities or other secured and unsecured forms of borrowing for Two Harbors’ assets;

•	advising Two Harbors with respect to preparing, negotiating and entering into, on Two Harbors’ behalf, applications and agreements relating to programs established by the U.S. government;

•

advising Two Harbors with respect to and structuring long-term financing vehicles for Two Harbors’ portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

•

performing such other services as may be required from time to time for management and other activities relating to Two Harbors’ assets and business as Two Harbors’ board of directors shall reasonably request or PRCM Advisers LLC shall deem appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause Two Harbors to comply with all applicable laws.

Pursuant to the management agreement, PRCM Advisers LLC will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Two Harbors’ board of directors in following or declining to follow its advice or recommendations. PRCM Advisers LLC maintains a contractual as opposed to a fiduciary relationship with Two Harbors; however, to the extent that employees or partners of PRCM Advisers LLC or its affiliates also serve as directors of Two Harbors, such directors owe Two Harbors duties under Maryland law in their capacities as directors of Two Harbors, including the duty to act in good faith, in the best interests of Two Harbors and with the care of an ordinarily prudent person in like position under similar circumstances, and, to the extent that employees or partners of PRCM Advisers LLC or its affiliates also serve as officers of Two Harbors, such officers owe Two Harbors duties under Maryland law in their capacity as officers of Two Harbors, including generally the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, PRCM Advisers LLC, Sub-Manager, their respective officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by PRCM Advisers LLC or Sub-Manager and any person providing sub-advisory services to PRCM Advisers LLC, Sub-Manager and their respective officers, stockholders, members, managers, personnel, directors, any person controlling or controlled by PRCM Advisers LLC of Sub-Manager will not be liable to Two Harbors, any subsidiary of Two Harbors, Two Harbors’ directors, Two Harbors’ stockholders, members or partners or any subsidiary’s stockholders, members or partners for acts or omissions performed in accordance with or pursuant to the management agreement, except because of acts constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors or Two Harbors’ subsidiaries, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. Two Harbors has agreed to indemnify PRCM Advisers LLC, the Sub-Manager, their respective officers, stockholders, directors, members, personnel, any person controlling or controlled by PRCM Advisers LLC or the Sub-Manager and any other person providing sub-advisory services to PRCM Advisers LLC, together with the managers, officers, directors and personnel of PRCM Advisers LLC, the Sub-Manager and their respective officers, members, directors, managers and personnel, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. PRCM Advisers LLC has agreed to indemnify Two Harbors, Two Harbors’ directors and Two Harbors’ officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from PRCM Advisers LLC’s reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. For the avoidance of doubt, PRCM Advisers LLC will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (e.g., a transaction was effected in violation of Two Harbors’ investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price).

Pursuant to the terms of the management agreement, PRCM Advisers LLC is required to provide Two Harbors with Two Harbors’ management team, including a chief executive officer, president, chief financial officer and chief investment officer, along with appropriate support personnel, to provide the management services to be provided by PRCM Advisers LLC to Two Harbors.

The management agreement may be amended or modified by agreement between Two Harbors and PRCM Advisers LLC. The initial term of the management agreement expires on the third anniversary of the consummation of the merger and will be automatically renewed for a one-year term on such date and on each anniversary date thereafter unless previously terminated as described below. Two Harbors’ independent directors will review PRCM Advisers LLC’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually without cause upon the vote of at least two-thirds of Two Harbors’ independent directors or by a vote of the holders of a majority of the outstanding shares of Two Harbors’ common stock, based upon (1) unsatisfactory performance that is materially detrimental to Two Harbors or (2) Two Harbors’ determination that the management fees payable to PRCM Advisers LLC are not fair, subject to PRCM Advisers LLC’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of Two Harbors’ independent directors. Two Harbors must provide 180 days prior notice of any such termination. Unless terminated for cause, Two Harbors will pay a termination fee to PRCM Advisers LLC equal to three times the sum of the average annual management fee during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination (the “termination fee”).

Two Harbors may also terminate the management agreement, without the payment of any termination fee, with 30 days prior written notice from Two Harbors to PRCM Advisers LLC for cause, which is defined as:

•

PRCM Advisers LLC’s continued material breach of any provision of the management agreement that has a material adverse effect on Two Harbors following a period of 30 days after written notice thereof (or 90 days after written notice of such breach if PRCM Advisers LLC, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	PRCM Advisers LLC’s fraud, misappropriation of funds, or embezzlement against Two Harbors;

•	PRCM Advisers LLC’s gross negligence of duties under the management agreement;

•

the occurrence of certain events with respect to the bankruptcy or insolvency of PRCM Advisers LLC, including an order for relief in an involuntary bankruptcy case or PRCM Advisers LLC authorizing or filing a voluntary bankruptcy petition;

•	PRCM Advisers LLC is convicted (including a plea of nolo contendere) of a felony; and

•	the dissolution of PRCM Advisers LLC.

PRCM Advisers LLC may generally only assign the management agreement with the written approval of a majority of Two Harbors’ independent directors. PRCM Advisers LLC, however, may assign the management agreement to Pine River or any of its affiliates without the approval of Two Harbors’ independent directors.

PRCM Advisers LLC may terminate the management agreement if Two Harbors becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case Two Harbors would not be required to pay a termination fee. PRCM Advisers LLC may decline to renew the management agreement by providing Two Harbors with 180 days written notice, in which case Two Harbors also would not be required to pay a termination fee. In addition, if Two Harbors defaults in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to Two Harbors, PRCM Advisers LLC may terminate the management agreement upon 60 days written notice. If the management agreement is terminated by PRCM Advisers LLC due to Two Harbors’ material breach of such agreement, Two Harbors would be required to pay the termination fee described above.

PRCM Advisers LLC’s Management Fees, Expense Reimbursements, Termination Fee and Incentive Plan Compensation

Two Harbors will not maintain an office or employ personnel. Instead Two Harbors will rely on the facilities and resources of PRCM Advisers LLC to conduct Two Harbors’ operations. Expense reimbursements to PRCM Advisers LLC are made in cash on a quarterly basis following the end of each quarter.

Base Management Fee

Two Harbors will pay PRCM Advisers LLC a management fee in an amount equal to 1.5% per annum, calculated and payable quarterly in arrears, of Two Harbors’ stockholders’ equity.

For purposes of calculating the management fee, Two Harbors’ stockholders’ equity means the sum of the net proceeds from all issuances of Two Harbors’ equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus Two Harbors’ retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that Two Harbors pays for repurchases or Two Harbors’ common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between PRCM Advisers LLC and

Two Harbors’ independent directors and approval by a majority of Two Harbors’ independent directors. To the extent asset impairments reduce Two Harbors’ retained earnings at the end of any completed calendar quarter, it will reduce the management fee for such quarter. Two Harbors’ stockholders’ equity for the purposes of calculating the management fee could be greater than the amount of stockholders’ equity shown on the consolidated financial statements.

Two Harbors will treat issuances of limited liability company interests of Two Harbors’ operating subsidiary, Two Harbors Operating Company LLC (the “Subsidiary LLC”), other than to Two Harbors as equity securities for purposes of calculating the management fee. PRCM Advisers LLC uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, receive no cash compensation directly from Two Harbors. The management fee will be reduced, but not below zero, by Two Harbors’ proportionate share of any securitization base management fees that Pine River receives in connection with securitizations in which Two Harbors invests, based on the percentage of equity Two Harbors holds in such securitization.

The management fee of PRCM Advisers LLC shall be calculated within 30 days after the end of each quarter and such calculation shall be promptly delivered to Two Harbors. Two Harbors is obligated to pay the management fee in cash within five business days after delivery to Two Harbors of the written statement of PRCM Advisers LLC setting forth the computation of the management fee for such quarter.

Reimbursement of Expenses

Because PRCM Advisers LLC’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, PRCM Advisers LLC is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

Two Harbors also pays all operating expenses, except those specifically required to be borne by PRCM Advisers LLC under the management agreement. The expenses required to be paid by Two Harbors include:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of Two Harbors’ investments;

•

costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for Two Harbors by providers retained by PRCM Advisers LLC or, if provided by PRCM Advisers LLC’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of Two Harbors’ directors and the cost of liability insurance to indemnify Two Harbors’ directors and officers;

•

costs associated with the establishment and maintenance of any of Two Harbors’ or any subsidiary’s repurchase agreements, warehouse facilities and other secured and unsecured forms of borrowings (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of Two Harbors’ or any subsidiary’s securities offerings;

•	expenses in connection with the application for, and participation in, programs established by the U.S. government;

•

expenses connected with communications to holders of Two Harbors’ securities or of Two Harbors’ subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the SEC, the costs payable by Two Harbors to any transfer agent and registrar in connection with the listing and/or trading of Two Harbors’ stock on any exchange, the fees payable by Two Harbors to any such exchange in connection with its listing, and costs of preparing, printing and mailing Two Harbors’ annual report to Two Harbors’ stockholders and proxy materials with respect to any meeting of Two Harbors’ stockholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for Two Harbors and its subsidiaries;

•

expenses incurred by managers, officers, personnel and agents of PRCM Advisers LLC for travel or entertainment on Two Harbors’ behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of PRCM Advisers LLC in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of Two Harbors’ repurchase agreements, warehouse facilities, borrowings under programs established by the U.S. government and other secured and unsecured forms of borrowings or any of Two Harbors’ or any subsidiary’s securities offerings;

•

costs and expenses incurred with respect to market information systems and publications, research publications and materials, including financial analytics and market data, and settlement, clearing and custodial fees and expenses;

•	compensation and expenses of Two Harbors’ custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•

all insurance costs incurred in connection with the operation of Two Harbors’ business except for the costs attributable to the insurance that PRCM Advisers LLC elects to carry for itself and its personnel; provided, however, that Two Harbors will be responsible for its pro rata portion of the premiums related to PRCM Advisers LLC’s “errors and omissions” insurance coverage, as provided below;

•	costs and expenses incurred in contracting with third parties, including affiliates of PRCM Advisers LLC, for the servicing and special servicing of Two Harbors’ assets;

•

all other costs and expenses relating to Two Harbors’ business and investment operations, including the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, valuation, reporting, audit and legal fees;

•

expenses relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for Two Harbors or Two Harbors’ investments separate from the office or offices of PRCM Advisers LLC;

•

expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of Two Harbors’ securities or of Two Harbors’ subsidiaries, including in connection with any dividend reinvestment plan;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against Two Harbors or any subsidiary, or against any trustee, director or officer of Two Harbors or of any subsidiary in his capacity as such for which Two Harbors or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•	all other expenses actually incurred by PRCM Advisers LLC which are reasonably necessary for the performance by PRCM Advisers LLC of its duties and functions under the management agreement; and

•

any costs and expenses (including those described above) incurred by a sub-adviser engaged by PRCM Advisers LLC pursuant to Section 2(e) of the management agreement in connection with the provision of sub-advisory services in respect of PRCM Advisers LLC, including such costs and expenses of

Sub-Manager; provided, however, that the reimbursement of any such costs and expenses shall be subject to the same limitations set forth in the agreement on the reimbursement of the costs and expenses of PRCM Advisers LLC.

Two Harbors shall have no obligation to reimburse PRCM Advisers LLC for the salary, bonus, benefit and other compensation costs of the personnel of PRCM Advisers LLC and its affiliates who provide services to Two Harbors under the management agreement, except that, Two Harbors shall reimburse PRCM Advisers LLC for, without duplication, (i) Two Harbors’ allocable share of the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ principal financial officer and general counsel and personnel employed by PRCM Advisers LLC as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to Two Harbors, and (ii) any amounts for personnel of PRCM Advisers LLC’s affiliates arising under the shared facilities and services agreement between PRCM Advisers LLC and Pine River, which is described further below under the section entitled “Shared Facilities and Services Agreement with Pine River.” Two Harbors’ share of such out of pocket costs shall be based upon commercially reasonable estimates of the percentage of time devoted by such personnel of PRCM Advisers LLC and its affiliates to Two Harbors’ affairs. PRCM Advisers LLC shall provide Two Harbors with such information as Two Harbors may reasonably request to support the determination of Two Harbors’ share of such costs. PRCM Advisers LLC shall be responsible for the compensation paid by PRCM Advisers LLC to its personnel serving as Two Harbors’ Chief Executive Officer, President, and Chief Investment Officer and PRCM Advisers LLC’s investment professionals.

In addition, Two Harbors will be required to pay Two Harbors’ pro rata portion of (i) rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PRCM Advisers LLC and its affiliates required for Two Harbors’ operations and (ii) premiums related to the “errors and omissions” insurance required to be maintained by PRCM Advisers LLC. These expenses will be allocated between PRCM Advisers LLC and Two Harbors based on the ratio of Two Harbors’ proportion of net assets compared to all remaining net assets managed or held by Pine River or managed by PRCM Advisers LLC as calculated at each quarter end. Two Harbors and PRCM Advisers LLC will modify this allocation methodology, subject to Two Harbors’ independent directors’ approval if the allocation becomes inequitable.

Termination Fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the vote two-thirds of Two Harbors’ independent directors or the holders of a majority of Two Harbors’ outstanding common stock, based upon unsatisfactory performance by PRCM Advisers LLC that is materially detrimental to Two Harbors or a determination that the compensation payable to PRCM Advisers LLC under the management agreement is not fair, unless PRCM Advisers LLC agrees to compensation that two-thirds of Two Harbors’ independent directors determine is fair. The termination fee will be equal to three times the sum of the average annual management fee earned by PRCM Advisers LLC during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Two Harbors will also pay the termination fee described above if PRCM Advisers LLC terminates the management agreement due to Two Harbors’ material breach of such agreement. Two Harbors may terminate the management agreement with 30 days prior notice, without payment of a termination fee, for cause, as defined in the management agreement. In the absence of cause, the management agreement may only be terminated by Two Harbors after the third anniversary of the consummation of the merger in accordance with the requirements described in the preceding paragraph. PRCM Advisers LLC may terminate the management agreement if Two Harbors becomes required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, and may also decline to renew the management agreement by providing Two Harbors with 180 days prior notice, in either case of which Two Harbors would not be required to pay a termination fee.

Two Harbors 2009 Equity Incentive Plan

Although there is no current intention to do so, as a component of PRCM Advisers LLC’s compensation, Two Harbors may in the future issue to personnel and affiliates of PRCM Advisers LLC stock-based compensation under Two Harbors’ 2009 equity incentive plan. See “ — Two Harbors 2009 Equity Incentive Plan” above.

Shared Facilities and Services Agreement with Pine River

Pursuant to the terms of the management agreement, PRCM Advisers LLC will provide Two Harbors with Two Harbors’ management team, including Two Harbors’ officers, along with appropriate support personnel. PRCM Advisers LLC is at all times subject to the supervision and oversight of Two Harbors’ board of directors and has only such functions and authority as Two Harbors delegates to it.

PRCM Advisers LLC will enter into a shared facilities and services agreement with Pine River, pursuant to which Pine River will provide PRCM Advisers LLC with access to, among other things, Pine River’s information technology, office space, personnel and other resources necessary to enable PRCM Advisers LLC to perform its obligations under the management agreement. The shared facilities and services agreement is intended to provide Two Harbors access to Pine River’s experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions. Pine River, and as a result PRCM Advisers LLC, have established portfolio management resources for Two Harbors’ target assets and an infrastructure supporting those resources, including investment professionals focusing on mortgage-backed securities, mortgage loans, and other real estate securities. Two Harbors also expects to benefit from PRCM Advisers LLC’s finance and administration functions, which address legal, compliance, investor relations and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

Conflicts of Interest Relating to Pine River and PRCM Advisers LLC

Two Harbors is subject to conflicts of interest relating to Pine River and its affiliates, including PRCM Advisers LLC, because, among other things:

Conflicts with Pine River

•

Each of Two Harbors’ executive officers, as well as Brian Taylor and Thomas Siering who are non-independent directors, is also an employee or partner of Pine River, which is the ultimate parent company of PRCM Advisers LLC. In addition, Mark Ein (the non-executive Vice Chairman) owns an interest in Sub-Manager, which, in consideration for services to be provided to PRCM Advisers LLC under a sub-management agreement, is entitled to receive a percentage of the management fee earned by PRCM Advisers LLC, and an affiliate of his is an investor in the Nisswa Fixed Income Fund, a private fund for which Pine River serves as investment manager. Therefore, these individuals have interests in Two Harbors’ relationships with PRCM Advisers LLC and Pine River that are different than the interests of Two Harbors’ stockholders. In particular, these individuals will have a direct interest in the financial success of PRCM Advisers LLC, which may encourage these individuals to support strategies that impact Two Harbors based upon these considerations. As a result of these relationships, these persons have a conflict of interest with respect to Two Harbors’ agreements and arrangements with PRCM Advisers LLC and other Pine River affiliates, which were not negotiated at arm’s length, and their terms may not have been as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party.

•

Two Harbors’ executive officers are not required to devote a specific amount of time to Two Harbors’ affairs. Accordingly, Two Harbors will compete with Pine River, its funds, investment vehicles and other ventures for the time and attention of these officers in connection with Two Harbors’ business.

•

There will be conflicts of interest in allocating investment opportunities to Two Harbors and other funds, investment vehicles and ventures managed by Pine River. For example, Pine River currently serves as the investment manager for the Nisswa Fixed Income Fund, a private fund formed to invest and trade in Agency, non-Agency and other fixed-rate, adjustable and interest only RMBS, including CMOs and “to-be-announced” forward contracts, or TBAs , equity investments in REITs and related strategies. Further, Pine River and its affiliates may in the future form additional funds or sponsor additional investment vehicles and ventures that have overlapping objectives with Two Harbors and therefore may compete with Two Harbors for investment opportunities.

Conflicts Relating to PRCM Advisers LLC

•

PRCM Advisers LLC may cause Two Harbors to purchase assets from Pine River or its affiliates or make co-purchases alongside Pine River or its affiliates. Although Two Harbors’ management agreement requires that investments in securities structured or issued by an entity managed by PRCM Advisers LLC must be approved by at least one of Two Harbors’ independent directors, these transactions may not be the result of arm’s length negotiations and may involve conflicts between Two Harbors’ interests and the interests of Pine River and/or its affiliates in obtaining favorable terms and conditions. Two Harbors expects that, in connection with any asset purchases from Pine River or its affiliates, Two Harbors will acquire such assets at their fair market value and, in connection with any co-purchases made alongside Pine River or its affiliates, Two Harbors will pay the same price as the other participating programs (or approximately the same average price, in the case of assets acquired at varying prices). Fair value will be determined using such methods as are deemed appropriate by the independent director or directors that review and approve the transaction. In general, Two Harbors expects that transactions between Two Harbors and Pine River or its affiliates that are not specifically permitted by the management agreement or the shared facilities and services agreement will be approved by a majority of Two Harbors’ independent directors.

•

PRCM Advisers LLC’s liability is limited under the management agreement, and Two Harbors has agreed to indemnify PRCM Advisers LLC, Sub-Manager and their respective affiliates, including Pine River, with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified parties not constituting reckless disregard of PRCM Advisers LLC’s duties under the management agreement which has a material adverse effect on Two Harbors, willful misconduct or gross negligence. As a result, Two Harbors could experience poor performance or losses for which PRCM Advisers LLC would not be liable.

•

Two Harbors has agreed to pay PRCM Advisers LLC a management fee that is based on Two Harbors’ stockholders equity but not tied to Two Harbors’ performance. The management fee may not sufficiently incentivize PRCM Advisers LLC to pursue business that maximizes risk-adjusted returns on Two Harbors’ investment portfolio. Further, PRCM Advisers LLC will have an incentive to increase stockholders’ equity (for example, by recommending secondary stock offerings), potentially to the detriment of Two Harbors’ existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

In allocating investment opportunities among Two Harbors and any funds or accounts managed or advised by Pine River (each, a “Pine River Fund”), Pine River and PRCM Advisers LLC will be guided by the principles that they will treat all clients fairly and equitably, they will not arbitrarily distinguish among clients, and they will not favor one client over another.

In allocating a specific investment opportunity among Two Harbors and the Pine River Funds, Pine River and PRCM Advisers LLC will make a determination, exercising their judgment in good faith, as to whether the opportunity is appropriate for each client. Factors in making such a determination may include a client’s liquidity, the client’s overall investment strategy and objectives, the composition of the client’s existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the client and the investment opportunity. Pine River and/or PRCM Advisers LLC are not required to provide every opportunity to every client.

If Pine River and/or PRCM Advisers LLC determine that an investment opportunity is appropriate for both Two Harbors and a Pine River Fund, then Pine River and PRCM Advisers LLC will allocate that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among Two Harbors and the Pine River Fund taken as a whole. Pine River and PRCM Advisers LLC have broad discretion in making that determination, and in amending that determination over time. In allocating investments among Two Harbors and a Pine River Fund, Pine River and PRCM Advisers LLC’s reasons for their allocation decisions may include the following:

•	The contrasting strategies, time horizons and risk profiles of the participating clients;

•	The relative capitalization and cash availability of the clients;

•	The different liquidity positions and requirements of the participating clients;

•

Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client’s overall investment objectives and the client’s exposure or concentration relative to other clients sharing in the allocation;

•	Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

•	Borrowing base considerations (such as repo, securities lending, prime brokerage, or ISDA terms);

•	Expectations regarding the timing and sources of new capital and, in the case of the Pine River Funds, historical and anticipated subscription and redemption patterns of the Pine River Funds;

•	Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

•	Regulatory or tax considerations.

In certain circumstances strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of Pine River, PRCM Advisers LLC and/or the board of directors of Two Harbors may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

The management agreement with PRCM Advisers LLC provides that at least one of Two Harbors’ independent directors must approve in advance any investment in any security structured or issued by an entity managed by PRCM Advisers LLC or any of its affiliates.

Pine River and/or PRCM Advisers LLC may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

TWO HARBORS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and accompanying notes of Two Harbors appearing elsewhere in this proxy statement/prospectus.

Overview

Two Harbors is a newly-formed REIT that intends to focus on investing in, financing and managing RMBS and mortgage loans.

Two Harbors’ objective will be to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors will initially seek to invest in the following asset classes:

•	Agency RMBS.

•	Non-Agency RMBS.

•	Assets other than RMBS, comprising approximately 5% to 10% of the portfolio.

Two Harbors will be externally managed and advised by PRCM Advisers LLC, a subsidiary of Pine River. Two Harbors expects to deploy moderate leverage as part of its investment strategy, through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements, and with respect to non-Agency RMBS, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing, if such financing becomes available.

Two Harbors is a Maryland corporation that will commence operations upon completion of the merger described in this proxy statement/prospectus. Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Factors Impacting Two Harbors’ Operating Results

Two Harbors expects that the results of its operations will be affected by a number of factors and will primarily depend on, among other things, the level of Two Harbors’ net interest income and the market value of Two Harbors’ assets. Two Harbors’ net interest income will include income from its RMBS and mortgage portfolios and will reflect the amortization of purchase premiums and accretion of purchase discounts. Net interest income will vary primarily as a result of changes in market interest rates, Two Harbors’ financing costs, and prepayment speeds on Two Harbors’ assets. Interest rates, financing costs and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Two Harbors’ operating results may also be affected by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are included in Two Harbors’ non-Agency RMBS or are held directly by Two Harbors.

Changes in Market Value of Two Harbors’ Assets. It will be Two Harbors’ business strategy to hold Two Harbors’ target assets as long-term investments. As such, Two Harbors expects that its RMBS will be carried at their fair value, as available-for-sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt or Equity Securities” (“SFAS 115”), with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, Two Harbors does not expect that changes in the market value of the assets will normally impact Two Harbors’ operating results. However, at least on a quarterly basis, Two Harbors will assess both Two Harbors’ ability and intent to continue to hold such assets as long-term investments. As part of this process, Two Harbors will monitor Two Harbors’ target assets for other-than-temporary impairment. A change in Two Harbors’ ability and/or intent to continue to hold any of its investment securities could result in Two Harbors’ recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates. With respect to Two Harbors’ proposed business operations, increases in interest rates, in general, may over time cause:

•	the interest expense associated with Two Harbors’ borrowings to increase;

•	the value of Two Harbors’ fixed-rate RMBS portfolio and mortgage loans to decline;

•	coupons on Two Harbors’ adjustable-rate and hybrid RMBS and mortgage loans to reset, although on a delayed basis, to higher interest rates;

•	prepayments on Two Harbors’ RMBS and mortgage loan portfolio to slow, thereby slowing the amortization of Two Harbors’ purchase premiums and the accretion of Two Harbors’ purchase discounts; and

•	to the extent Two Harbors enters into interest rate swap agreements as part of Two Harbors’ hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may over time cause:

•	prepayments on Two Harbors’ RMBS and mortgage loan portfolio to increase, thereby accelerating the amortization of Two Harbors’ purchase premiums and the accretion of Two Harbors’ purchase discounts;

•	the interest expense associated with Two Harbors’ borrowings to decrease;

•	the value of Two Harbors’ fixed-rate RMBS and mortgage loan portfolio to increase;

•	to the extent Two Harbors enters into interest rate swap agreements as part of Two Harbors’ hedging strategy, the value of these agreements to decrease, and

•	coupons on Two Harbors’ adjustable-rate and hybrid RMBS assets and mortgage loans to reset, although on a delayed basis, to lower interest rates.

Because changes in interest rates may significantly affect Two Harbors’ activities, Two Harbors’ operating results depend, in large part, upon Two Harbors’ ability to effectively manage interest rate risks and prepayment risks while maintaining its qualification as a REIT.

Prepayment Speeds. Prepayment speeds may be affected by a number of factors including the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, the amount remaining on the loan, the age of the homeowner, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors. Two Harbors expects that, over time, its adjustable-rate and hybrid RMBS and mortgage loans will experience higher prepayment rates than fixed-rate RMBS and mortgage loans, as Two Harbors believes that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-rate borrowers.

Credit Risk. Although Two Harbors does not expect to encounter credit risk in its Agency RMBS, Two Harbors does expect to be subject to varying degrees of credit risk in connection with non-Agency RMBS and other target assets. Two Harbors will seek to manage this risk through its pre-acquisition due diligence process and through use of non-recourse financing which limits its exposure to credit losses to the specific pool of mortgages that are subject to the non-recourse financing. In addition, with respect to any particular target asset, PRCM Advisers LLC’s investment team will evaluate relative valuation, supply and demand trends, shape of yield curves, prepayment rates, delinquency and default rates, recovery of various sectors and vintage of collateral. Nevertheless, unanticipated credit losses could occur which could adversely impact Two Harbors’ operating results.

Size of Portfolio; Leverage. The size of Two Harbors’ portfolio of assets, as measured by the aggregate principal balance of Two Harbors’ mortgage-related securities and the other assets Two Harbors owns, is also a key revenue driver. Two Harbors may employ moderate leverage to increase the size of its investment portfolio, where it believes it can improve risk-adjusted returns to investors. Generally, as the size of Two Harbors’ portfolio grows, the amount of interest income Two Harbors receives increases. To the extent Two Harbors employs leverage to increase the size of the portfolio, its interest expenses will also increase. A larger portfolio may also result in increased operating expenses, although Two Harbors expects to achieve economies of scale with respect to operating expenses.

Spreads on RMBS. The spread between the yield on Two Harbors’ assets and its funding costs will affect the performance of Two Harbors’ business. The spread between U.S. Treasuries and RMBS has recently been volatile. Wider spreads imply greater income on new asset purchases but may have a negative impact on Two Harbors’ stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require Two Harbors to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on Two Harbors’ stated book value. Tighter spreads may have a positive impact on asset prices. In this case, Two Harbors may be able to reduce the amount of collateral required to secure borrowings.

Extension Risk. PRCM Advisers LLC will compute the projected weighted-average life of Two Harbors’ assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when Two Harbors acquires a fixed-rate, adjustable rate or hybrid RMBS, Two Harbors may, but is not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes Two Harbors’ borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect Two Harbors from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on Two Harbors’ results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the adjustable rate or hybrid RMBS would remain fixed. This situation may also cause the market value of Two Harbors’ adjustable rate or hybrid RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, Two Harbors may be forced to sell assets to maintain adequate liquidity, which could cause Two Harbors to incur losses.

Market Conditions. Two Harbors believes that its target assets currently present attractive risk-adjusted return profiles. In addition, as discussed under “Two Harbors Market Opportunity,” since 2007, adverse changes in financial market conditions have resulted in a deleveraging of the global financial system and the sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several traditional providers of capital have left the market, resulting in a significant contraction in market liquidity for mortgage-related assets. Fannie Mae and Freddie Mac, historically the overseers of relative value in the RMBS markets, are constrained from participating in the current price discrepancies because of their weakened financial condition. The capital bases of other traditional market participants such as propriety trading desks and hedge funds have been reduced, and there has been continued forced selling by those participants that remain. These circumstances have created the opportunity to acquire RMBS assets and lower values and higher yield compared to prior periods.

Two Harbors believes that market conditions will continue to impact its operating results and will cause it to adjust its acquisition and financing strategies over time as new opportunities emerge and risk profiles of Two Harbors’ business change.

Critical Accounting Policies and Use of Estimates

Two Harbors’ financial statements are prepared in accordance with accounting principles in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that Two Harbors will apply to it based on its expected initial operations. Two Harbors’ most critical accounting policies will involve decisions and assessments that could affect Two Harbors’ reported assets and liabilities, as well as Two Harbors’ reported revenues and expenses. Two Harbors believes that all of the decisions and assessments upon which Two Harbors’ financial statements will be based will be reasonable at the time made and based upon information available to Two Harbors at that time. Two Harbors’ critical accounting policies and accounting estimates will be expanded over time as Two Harbors fully implements its strategy. Those material accounting policies and estimates that Two Harbors initially expects to be most critical to an investor’s understanding of Two Harbors’ financial results and condition and require complex management judgment are discussed below.

Classification of Investment Securities and Valuations of Financial Instruments

Two Harbors’ RMBS investments are expected to initially consist primarily of Agency RMBS and non-Agency RMBS that Two Harbors will classify as either available-for-sale or held-to-maturity. As such, Two Harbors expects that its RMBS classified as available-for-sale will be carried at their fair value in accordance with SFAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. Two Harbors does not intend to hold any of its investment securities for trading purposes; however, if Two Harbors’ securities were classified as trading securities, there could be substantially greater volatility in Two Harbors’ earnings, as changes in the fair value of securities classified as trading are recorded through earnings.

When the estimated fair value of an available-for-sale security is less than amortized cost, Two Harbors will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) Two Harbors’ intent and ability to retain its investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if Two Harbors has the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Fair Value Option

The FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. Two Harbors does not anticipate that it will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in Two Harbors’ financial statements.

Valuation of Financial Instruments

The FASB issued SFAS 157, which establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, Two Harbors will continue to refine its valuation methodologies. The methods used by Two Harbors may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while Two Harbors anticipates that its valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. Two Harbors will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Interest Income Recognition

Two Harbors expects that interest income on its Agency RMBS and non-Agency RMBS will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS 91”).

Two Harbors expects that interest income on its securities rated below AAA, including unrated securities, will be recognized in accordance with Emerging Issues Task Force (“EITF”) of FASB 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“EITF 99-20”). Pursuant to EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. Two Harbors will review and, if appropriate, make adjustments to its cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and Two Harbors’ judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For pools of whole loans purchased at a discount, Two Harbors will apply the provisions of Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (“SOP 03-3”). SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Loans Held-for-Investment

Loans held-for-investment will be stated at the principal amount outstanding, net of unearned income and net deferred loan fees and costs. Two Harbors expects that loan interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term in accordance with SFAS 91. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as a yield adjustment.

Loan Impairment

For loans classified as held-for-investment, Two Harbors will evaluate the loans for possible impairment on a quarterly basis in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” as amended (“SFAS 114”). Impairment occurs when it is deemed probable that Two Harbors will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loans contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, Two Harbors will reduce the carrying value of the loan accordingly and record a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Hedging Instruments and Hedging Activities

Two Harbors will apply the provisions of SFAS 133, as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, Two Harbors may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing Two Harbors’ interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. Two Harbors will rely on quotations from a third party to determine these fair values. If Two Harbors’ hedging activities do not achieve their desired results, Two Harbors’ reported earnings may be adversely affected.

The FASB issued SFAS No. 161 (“SFAS 161”), “Disclosures about Derivative Instruments and Hedging Activities,” and an amendment of SFAS 133. SFAS 161 attempts to improve the transparency of financial reporting by providing additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. This statement includes disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. To meet these objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and of gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage.

Manager Compensation

The management agreement provides for the payment of a management fee to PRCM Advisers LLC. The management fee is accrued and expensed during the period for which it is calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see “Management of Two Harbors Following the Merger — Management Agreement with PRCM Advisers LLC — PRCM Advisers LLC Management Fees, Expense Reimbursements and Termination Fee.”

Income Taxes

Two Harbors’ financial results are generally not expected to reflect provisions for current or deferred income taxes. Two Harbors believes that Two Harbors will operate in a manner that will allow it to qualify for taxation as a REIT. As a result of Two Harbors’ expected REIT qualification, Two Harbors does not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If Two Harbors were to fail to meet the REIT requirements, Two Harbors would be subject to U.S. federal, state and local income taxes.

Recent Accounting Pronouncements

In February 2008, the FASB issued FSP 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” (“FSP 140-3”), which provides guidance on accounting for transfers of financial assets and repurchase financings. FSP 140-3 presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (i.e., a linked transaction) under SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). However, if certain criteria, as described in FSP 140-3, are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under SFAS 140. If the linked transaction does not meet the requirements for sale accounting, the linked transaction shall generally be accounted for as a forward contract. FSP 140-3 is effective for fiscal years beginning after November 15, 2008.

In October 2008, the FASB issued FASB Staff Position (“FSP”) 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”), in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued.

On October 3, 2008, the EESA was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP 157-4”). FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with Statement 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. Two Harbors does not foresee FSP 157-4 having a material impact on the manner in which Two Harbors expects to estimate fair value.

Additionally, in conjunction with FSP 157-4, the FASB issued SFAS 115-2 and SFAS 124-2, “Recognition and Presentation of Other Than Temporary Impairments” (“SFAS 115-2” and “SFAS 124-2”). The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments (“OTTI”) on debt and equity securities in financial statements. This, too, was as a result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The new guidance revises the OTTI evaluation methodology. Previously the analytical focus was on whether the entity had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If Two Harbors does not intend to sell the debt security, or will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in Other Comprehensive Income (“OCI”). If Two Harbors intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. FAS 115-2 and FAS 124-2 will be effective for Two Harbors for all interim and annual periods ending after June 15, 2009. Two Harbors expects that adoption of these rules will increase footnote disclosure and may result in a cumulative effect adjustment to retained earnings in the period of adoption. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date.

In March 2008, the FASB issued SFAS No. 161, (“SFAS 161”), “Disclosures about Derivative Instruments and Hedging Activities,” an amendment of SFAS 133. SFAS 161 attempts to improve the transparency of financial reporting by providing additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. This statement changes the disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. To meet these objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage.

In January 2009, the FASB issued EITF Staff Position No EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20” (“EITF 99-20-1”). EITF 99-20-1 was issued in an effort to provide a more consistent determination on whether an other-than-temporary impairment has occurred for certain beneficial interests in securitized financial assets. Other-than-temporary impairment has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of EITF 99-20-1, SFAS 115 continues to apply. The objective of other-than- temporary impairment analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an other-than-temporary impairment decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor. Two Harbors anticipates that its non-Agency RMBS assets will fall under the guidance of EITF 99-20-1 and, as such, Two Harbors will assess each security for other-than-temporary impairments based on estimated future cash flows.

On April 9, 2009, the FASB also issued FSP FAS 107-1 and Accounting Principles Board (“APB”) 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP 107-1” and “APB 28-1”). The FSP requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements.

Results of Operations

As of the date of this proxy statement/prospectus, Two Harbors has not commenced any significant operations. Two Harbors will not commence any significant operations until the consummation of the merger and the release of the funds from Capitol’s trust account. Two Harbors is not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this proxy statement/prospectus.

Liquidity and Capital Resources

Liquidity is a measure of Two Harbors’ ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain Two Harbors’ assets and operations, make distributions to Two Harbors’ stockholders and other general business needs. Two Harbors will require significant cash to purchase Two Harbors’ target assets, repay principal and interest on Two Harbors’ borrowings, make distributions to Two Harbors’ stockholders and fund Two Harbors’ operations. Two Harbors’ primary sources of cash will consist of the funds to be released to it from Capitol’s trust account upon consummation of the merger, payments of principal and interest Two Harbors receives on its portfolio of assets, cash generated from Two Harbors’ operating results, unused borrowing capacity under Two Harbors’ financing sources and proceeds that may be received from the exercise of Two Harbors’ warrants (other than the Sponsors’ Warrants). Two Harbors expects that its primary sources of financing will be through repurchase agreements, but may also include credit facilities (including term loans and revolving facilities). Two Harbors plans to finance its assets with a moderate amount of leverage, the level of which may vary based upon the particular characteristics of Two Harbors’ portfolio and on market conditions. Two Harbors expects, initially, that it may deploy, on a debt-to-equity basis, up to seven to 10 times leverage on Two Harbors’ Agency RMBS assets. Two Harbors does not expect under current market conditions to deploy leverage on its non-Agency RMBS and mortgage loan assets, except in conjunction with financings that may be available under programs established by the U.S. government. However, as of the date hereof, the government has suspended its former plans to expand the TALF program to include RMBS and the PPIP’s Legacy Loans Program, which could be used by Two Harbors to acquire residential mortgage loans, is still in the testing phase without an initial launch timetable. As a result, there is considerable uncertainty as to whether Two Harbors will ultimately be able to access government financing. Two Harbors may also raise capital by issuing unsecured debt or shares of preferred or common stock. The underwriters in Capitol’s IPO will have certain rights to participate in future securities offerings by Two Harbors following the consummation of the merger.

Under Two Harbors’ repurchase agreements, Two Harbors will be required to pledge additional assets as collateral to Two Harbors’ repurchase agreement counterparties (lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of Two Harbors’ assets collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, Two Harbors may pledge additional securities or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of Two Harbors’ assets suddenly decrease, significant margin calls on Two Harbors’ repurchase agreements could result, causing an adverse change in Two Harbors’ liquidity position.

While Two Harbors generally intends to hold its target assets as long-term investments, certain of Two Harbors’ investments securities may be sold in order to manage Two Harbors’ interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of investment securities, if any, cannot be predicted with any certainty. Because Two Harbors expects that its investment securities will generally be financed with repurchase agreements, and perhaps credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government as well, Two Harbors expects that a significant portion of the proceeds from sales of Two Harbors’ investment securities (if any), prepayments and scheduled amortization will be used to repay balances under these financing sources.

Contractual Obligations and Commitments

Two Harbors currently has one master repurchase agreement in place with one counterparty and expects additional master repurchase agreements will be executed prior to the mailing of the proxy statement/prospectus. Two Harbors has no other contractual obligations as of the date of this proxy statement/prospectus. Upon the consummation of the merger, Two Harbors will enter into a management agreement with PRCM Advisers LLC. PRCM Advisers LLC will be entitled to receive a management fee and the reimbursement of certain expenses. See “Management of Two Harbors Following the Merger — Management Agreement with PRCM Advisers LLC — PRCM Advisers LLC’s Management Fees, Expense Reimbursements and Termination Fee.”

PRCM Advisers LLC will use the proceeds from its management fee in part to pay compensation to its and Pine River’s officers and personnel who, notwithstanding that certain of them also are Two Harbors’ officers, will receive no cash compensation directly from Two Harbors.

Two Harbors expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount Two Harbors could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

Two Harbors does not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, Two Harbors has not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

Two Harbors intends to make regular quarterly distributions to holders of its common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. Subject to the requirements of the MGCL, Two Harbors intends to pay regular quarterly dividends to its stockholders in an amount equal to Two Harbors’ net taxable income, if and to the extent authorized by Two Harbors’ board of directors. Before Two Harbors pays any dividend, whether for U.S. federal income tax purposes or otherwise, Two Harbors must first meet both its operating requirements and debt service on its repurchase agreements and other debt payable. If Two Harbors’ cash available for distribution is less than Two Harbors’ net taxable income, Two Harbors could be required to sell assets or borrow funds to make cash distributions or Two Harbors may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time Two Harbors has fully used the funds to be released to it from Capitol’s trust account upon consummation of the merger to acquire Two Harbors’ target assets, Two Harbors may fund quarterly distributions out of such funds.

Inflation

Virtually all of Two Harbors’ assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence Two Harbors’ performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Two Harbors’ financial statements are prepared in accordance with GAAP and Two Harbors’ distributions will be determined by its board of directors consistent with Two Harbors’ obligation to distribute to its stockholders at least 90% of Two Harbors’ REIT taxable income on an annual basis in order to maintain Two Harbors’ REIT qualification; in each case, Two Harbors’ activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

Two Harbors will seek to manage its risks related to the credit quality of Two Harbors’ assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of Two Harbors’ capital stock. While Two Harbors does not seek to avoid risk completely, Two Harbors believes the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks Two Harbors undertakes.

Credit Risk

Two Harbors believes that its investment strategy will generally keep its credit losses and financing costs low to moderate. However, it retains the risk of potential credit losses on all of the mortgage loans, as well as the loans underlying the non-Agency RMBS it holds. For a detailed discussion of how Two Harbors intends to manage its credit risk see “Business of Two Harbors — Risk Management — Credit Risk.”

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond Two Harbors’ control. Two Harbors will be subject to interest rate risk in connection with its assets and related financing obligations. In general, Two Harbors expects to finance the acquisition of its target assets through financings in the form of repurchase agreements, and perhaps credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government. Subject to maintaining Two Harbors’ qualification as a REIT, Two Harbors intends to engage in a variety of interest rate management techniques that seek on one hand to mitigate the influence of interest rate changes on the values of some of Two Harbors’ assets, and on the other hand to help Two Harbors achieve its risk management objective. For a detailed discussion on how Two Harbors intends to manage its interest rate risk see “Business of Two Harbors — Risk Management — Interest Rate Hedging.”

Interest Rate Effect on Net Interest Income

Two Harbors’ operating results will depend in large part on differences between the income earned on its assets and its cost of borrowing and hedging activities. The cost of Two Harbors’ borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, Two Harbors’ borrowing costs generally will increase (1) while the yields earned on its leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on its leveraged adjustable-rate and hybrid mortgage assets, which could result in a decline in Two Harbors’ net interest spread and net interest margin. The severity of any such decline would depend on Two Harbors’ asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of Two Harbors’ target assets. If any of these events happen, Two Harbors could experience a decrease in net income or incur a net loss during these periods, which could adversely affect Two Harbors’ liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of Two Harbors’ target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies Two Harbors may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Two Harbors will acquire adjustable-rate and hybrid mortgage assets. These are assets in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, Two Harbors’ borrowing costs pursuant to Two Harbors’ financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on Two Harbors’ borrowings could increase without limitation by caps, while the interest-rate yields on Two Harbors’ adjustable-rate and hybrid mortgage assets would effectively be limited. This issue will be magnified to the extent Two Harbors acquires adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in Two Harbors’ receipt of less cash income on such assets than Two Harbors would need to pay the interest cost on Two Harbors’ related borrowings. These factors could lower Two Harbors’ net interest income or cause a net loss during periods of rising interest rates, which would harm Two Harbors’ financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

Two Harbors may fund a portion of its acquisition of adjustable-rate and hybrid mortgages and RMBS assets with borrowings that are based on the London Interbank Offered Rate (“LIBOR”), while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury (“CMT”) index, the Monthly Treasury Average (“MTA”) index or the 11th District Cost of Funds Index (“COFI”). Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in Two Harbors’ borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect Two Harbors’ profitability, which may negatively impact distributions to Two Harbors’ stockholders. To mitigate interest rate mismatches, Two Harbors may utilize the hedging strategies discussed above.

Two Harbors’ analysis of risks is based on PRCM Advisers LLC’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by Two Harbors’ management may produce results that differ significantly from the estimates and assumptions used in Two Harbors’ models and the projected results shown in this proxy statement/prospectus.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As Two Harbors receives prepayments of principal on its assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension Risk

PRCM Advisers LLC will compute the projected weighted-average life of Two Harbors’ assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when RMBS secured by hybrid or fixed-rate loans are acquired with borrowings, Two Harbors may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fix Two Harbors’ borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the RMBS. This strategy is designed to protect Two Harbors from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the RMBS.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on Two Harbors’ results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid or fixed-rate RMBS would remain fixed. This situation may also cause the market value of Two Harbors’ hybrid or fixed-rate RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, Two Harbors may be forced to sell assets to maintain adequate liquidity, which could cause Two Harbors to incur losses.

Market Risk

Market value risk. Two Harbors’ available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of Two Harbors’ assets may be adversely impacted. If Two Harbors is unable to readily obtain independent pricing to validate its estimated fair value of the securities in its portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real estate risk. Residential mortgage assets and residential property values are subject to volatility and may be affected adversely by a number of factors, including national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause Two Harbors to suffer losses.

COMPARISON OF RIGHTS OF CAPITOL AND TWO HARBORS

Capitol is organized under the law of the State of Delaware and Two Harbors is organized under the law of the State of Maryland. Upon completion of the merger, holders of Capitol common stock will become holders of Two Harbors common stock and their rights will be governed by Maryland law and Two Harbors’ charter and bylaws. In addition, upon completion of the merger, holders of Capitol warrants will become holders of Two Harbors warrants.

This section describes material differences between the rights of holders of Capitol’s common stock and warrants and the rights of holders of Two Harbors’ common stock and warrants under the respective charter documents, bylaws and agreements of Capitol and of Two Harbors. This summary is not intended to be a complete discussion of Capitol’s amended and restated certificate of incorporation and bylaws and the charter and bylaws of Two Harbors and is qualified in its entirety by reference to the applicable document and applicable Delaware law and Maryland law. Copies of the governing corporate instruments and the warrant agreement, as supplemented and amended, are either included as annexes to this proxy statement/prospectus or are available without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under the section entitled “Where You Can Find More Information.” For a more detailed discussion of your rights as stockholders of Two Harbors, you should also see “Description of Securities.” Although the MGCL and the DGCL are similar in most respects, there are a number of differences between the two statutes, many (but not all) of which are summarized below. In addition, there is a substantial body of case law in Delaware interpreting the corporation laws of that state. A comparable body of judicial interpretations does not exist in Maryland such that there may be less certainty as to the outcome of matters governed by Maryland corporation law than would be the case under Delaware corporation law.

	Capitol	Two Harbors
Authorized Capital	The authorized capital stock of Capitol consists of 75,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value.	The charter of Two Harbors provides that it may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. The charter authorizes Two Harbors’ board of directors, with the approval of a majority of the entire board, to amend its charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval.

Common Stock	Holders of common stock have exclusive voting rights for the election of Capitol’s directors and all other matters requiring stockholder action, except with respect to amendments to Capitol’s amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by Capitol’s board of directors in its discretion out of funds legally available therefore.	Subject to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. Subject to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

	Capitol	Two Harbors
Voting Rights with respect to a Business Combination	Capitol shall submit any business combination to its stockholders for approval regardless of whether the business combination is of a type which normally would require such stockholder approval under the DGCL. Capitol shall not consummate any business combination if holders of 30.0% or more of the shares of common stock issued in Capitol’s initial public offering exercise their conversion rights as described below.	No comparable provision.

Conversion Rights	The stockholders of Capitol have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against a business combination and a business combination is approved and completed. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.	Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Two Harbors.

Liquidation if No Business Combination	If a business combination is not consummated prior to November 8, 2009, Capitol shall liquidate and the holders of common stock issued in Capitol’s initial public offering shall receive a pro rata distribution from Capitol’s trust account.	No comparable provision.

Preferred Stock	The amended and restated certificate of incorporation of Capitol provides that shares of preferred stock may be issued from time to time in one or more series. Capitol’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Capitol’s board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could	The charter of Two Harbors authorizes its board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, Two Harbors’ board of directors is required by Maryland law and by Two Harbors’ charter to set, subject to its charter restrictions on ownership and transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, Two

	Capitol	Two Harbors
	have anti-takeover effects. The ability of Capitol’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Capitol or the removal of existing management. Capitol’s amended and restated certificate of incorporation prohibits it, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Capitol has no preferred stock outstanding at the date hereof.	Harbors’ board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interests of its stockholders. No shares of preferred stock are presently outstanding, and Two Harbors has no present plans to issue any shares of preferred stock.

Warrants

Holders of Capitol’s warrants are entitled to purchase shares of common stock from Capitol at a price of $7.50 per share. A warrant may only be exercised on Capitol’s completion of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination.

The Sponsors’ Warrants are identical to the warrants except that the Sponsors’ Warrants are (i) not transferable or salable by the purchasers (subject to limited exceptions) until Capitol completes a business combination, (ii) are exercisable on a cashless basis and (iii) are non-redeemable by Capitol, in each case, so long as the Sponsors’ Warrants are held by the purchasers or their permitted transferees.

Holders of Two Harbors’ warrants are entitled to purchase shares of common stock from Two Harbors at a price of $11.00 per share.

The Sponsors’ Warrants are identical to the warrants except that the Sponsors’ Warrants (i) are exercisable on a cashless basis and (ii) are non-redeemable by Two Harbors, in each case, so long as the Sponsors’ Warrants are held by the purchasers or their permitted transferees.

Two Harbors’ charter contains certain ownership limits with respect to the shares of common stock of Two Harbors. See “Description of Capital Stock — Restrictions on Ownership and Transfer.” Moreover, assuming the warrant amendment proposals are approved, the terms of the warrants will limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. The ability of warrant holders to exercise their warrants may be limited by these ownership limits.

Number of Directors	Capitol’s board of directors currently has five members. Capitol’s amended and restated certificate of incorporation and bylaws provide that the board of directors may be divided into three classes: Class A, Class B and Class C. The number of directors in each class should be as equal as possible, but the total number of directors shall be five.	Upon consummation of the merger, Two Harbors’ board of directors will have seven members. Two Harbors’ bylaws and charter provide that the number of directors it has may be established by its board of directors but may not be more than 15 nor less than the minimum number required by the MGCL.

	Capitol	Two Harbors
Structure of Board of Directors; Term of Directors	Capitol’s board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.	Pursuant to Two Harbors’ bylaws, each of its directors is elected by Two Harbors’ common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of the directors of Two Harbors.

Removal of Directors	The bylaws of Capitol provide that the entire board of directors or any individual director may be removed with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors.	The charter of Two Harbors provides that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of Two Harbors’ board of directors to fill vacancies on Two Harbors’ board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Vacancies on the Board of Directors	The amended and restated certificate of incorporation and bylaws of Capitol provide that any vacancy may be filled by the vote of a majority of the remaining directors or by the sole remaining director. Any individual elected to fill such vacancy will hold office until the next annual meeting and until a successor is duly elected and qualified, or until the individual’s earlier resignation, removal from office, death or incapacity.	The charter and bylaws of Two Harbors provide that any vacancy may be filled by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Stockholder Action by Written Consent	The bylaws of Capitol provide that any action required to be taken at any meeting of stockholders may be taken without a meeting, and without prior notice or a prior vote, if a written consent that sets forth the action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize such action at a meeting which all shares entitled to vote were present and voted, and the written consent is delivered to Capitol.	Under the MGCL, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent, in writing or by electronic transmission, that sets forth the action, is given by each stockholder entitled to vote on the matter and is filed with the minutes of proceedings of stockholders. If authorized by the charter, the holders of common stock entitled to vote generally in the election of directors may take action by delivering a consent in writing or by electronic transmission of

	Capitol	Two Harbors
stockholders entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of common stock not later than 10 days after the effective date of the action. The charter of Two Harbors contains such authorization, and its bylaws permit action to be taken either (i) by unanimous consent or (ii) by the approval of the board of directors and the consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to take the action at a stockholders meeting.

Special Meetings of Stockholders

The bylaws of Capitol provide that special meetings of Capitol’s stockholders may be called only by a majority vote of its board of directors, by its president or by its chairman, or by its secretary at the request in writing of stockholders owning a majority of Capitol’s issued and outstanding capital stock entitled to vote.

Written notice of the special meeting shall be given to each stockholder entitled to vote at the meeting. The written notice must state the time, place and purpose or purposes of the meeting. Only the business specified in the written notice may be transacted at a special meeting.

The chairman of Two Harbors’ board of directors, chief executive officer, president or board of directors may call a special meeting of Two Harbors’ stockholders. Subject to the provisions of Two Harbors’ bylaws, a special meeting of Two Harbors’ stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on the matter before the meeting. The request must state, among other things, the purpose of the meeting and the matters proposed to be acted on. No business can be transacted at a special meeting except as specifically designated in the corporation’s notice. The Two Harbors board of directors has the sole power to fix (1) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of, and to vote at, such special meeting; and (2) the date, time, and place of the special meeting.

With respect to special meetings of stockholders, only the business specified in Two Harbors’ notice of meeting may be brought before the meeting. Nominations of individuals for election

	Capitol	Two Harbors
to Two Harbors’ board of directors may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

Stockholder Proposals and Nominations	The bylaws of Capitol provide that stockholders seeking to bring business before Capitol’s annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to Capitol’s principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to Capitol’s principal executive offices not later than the 10th day following the day on which public announcement of the date of the annual meeting of stockholders is first made or sent by Capitol. The bylaws of Capitol also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude Capitol’s stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders.	The bylaws of Two Harbors provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to Two Harbors’ board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

Charter Amendments	The DGCL provides that a Delaware corporation may amend its certificate of incorporation in any way that is lawful and proper. The certificate of incorporation may be amended with the approval of the board of directors and the affirmative vote of the holders of the outstanding stock	Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of Two Harbors’ stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds

	Capitol	Two Harbors
	entitled to vote on the matter and a majority of the outstanding stock of each class entitled to vote on the matter.	of all the votes entitled to be cast on the matter and the approval of Two Harbors’ board of directors), the charter of Two Harbors may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Amendment of Bylaws

The board of directors of Capitol has the power, without the assent or vote of the stockholders, to make, alter, amend, change, add or repeal the bylaws of Capitol.

The stockholders of Capitol have the power to adopt, amend and repeal the bylaws of Capitol; provided, however, that the sections relating to (1) the power, number and qualifications of the directors and (2) amendments to the bylaws, may not be amended or repealed by the stockholders prior to the consummation of a business combination without the approval of at least 85% of the common stockholders.

The board of directors of Two Harbors has the exclusive power to adopt, alter or repeal any provision of Two Harbors’ bylaws and to make new bylaws.

Limitation on Director Liability	The amended and restated certificate of incorporation of Capitol provides that its directors will not be personally liable for monetary damages to Capitol for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to Capitol or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.	Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Two Harbors contains such a provision that eliminates such liability of its present and former directors and officers to the maximum extent permitted by Maryland law.

Indemnification	The amended and restated certificate of incorporation of Capitol provides that all directors, officers, employees and agents of Capitol shall be entitled to be indemnified by Capitol to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time. The amended and restated certificate of incorporation further provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal,	The MGCL requires Two Harbors (unless its charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines,

Capitol	Two Harbors

administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under the amended and restated certificate of incorporation shall be paid by Capitol in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Capitol.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•     the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•     the director or officer actually received an improper personal benefit in money, property or services; or

•     in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Two Harbors or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The charter of Two Harbors authorizes it to obligate itself and the bylaws of Two Harbors obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse

Capitol	Two Harbors

person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

reasonable expenses in advance of final disposition of a proceeding to:

•     any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•     any individual who, while a director or officer of Two Harbors and at Two Harbors’ request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The charter and bylaws of Two Harbors also permit it to indemnify and advance expenses to any person who served a predecessor of Two Harbors in any of the capacities described above and to any employee or agent of Two Harbors or a predecessor of Two Harbors.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•     a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•     a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Capitol	Two Harbors
(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders

Capitol	Two Harbors
or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director,

Capitol	Two Harbors
officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Any indemnification under Capitol’s bylaws shall be made upon a determination that the indemnification is proper. Such determination is made by:

•     the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action;

•     if a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•     by the stockholders.

	Capitol	Two Harbors
Dividends

Capitol has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on Capitol’s revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. It is the present intention of Capitol’s board of directors to retain any earnings for use in its business operations and, accordingly, it does not anticipate its board declaring any dividends in the foreseeable future.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Two Harbors intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2009. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If Two Harbors’ cash available for distribution is less than 90% of its REIT taxable income, it could be required to sell assets or borrow funds to pay cash dividends or it may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. Two Harbors will generally not be required to pay dividends with respect to activities conducted through any domestic TRS. For more information, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of Two Harbors as a REIT.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, Two Harbors intends to pay regular quarterly dividends of all or substantially all of its taxable income to holders of its common stock out of assets legally available therefor. The timing and amount of any dividends Two Harbors pays to holders of its common stock will be at the discretion of Two Harbors’ board of directors and will depend upon various factors, including Two Harbors’ actual and projected results of operations, financial condition, liquidity and business, Two Harbors’ debt and preferred stock covenants, maintenance of Two Harbors’ REIT qualification, applicable provisions of the MGCL and such other factors as Two Harbors’ board of directors deems relevant.

Stockholder Rights Plan	Capitol does not have a stockholders’ rights plan or “poison pill” in effect.	Two Harbors does not have a stockholders’ rights plan or “poison pill” in effect.

	Capitol	Two Harbors
Restrictions on Business Combinations	Capitol has not opted out from the requirements of Section 203 of the DGCL.	Two Harbors has not completely opted out of the requirements of the Maryland Business Combination Act.

	Under Section 203 of the DGCL, Capitol is prohibited from engaging in a business combination with an interested stockholder (a person or group of affiliates owning at least 15% of the voting power of Capitol) for a period of three years after such interested stockholder became an interested stockholder unless (1) before the stockholder became an interested stockholder, Capitol’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Capitol outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (3) at or subsequent to the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of the stockholders of Capitol.	Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting shares of common stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. Two Harbors’ board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board.

	Capitol	Two Harbors
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, Two Harbors’ board of directors has by resolution exempted business combinations (1) between Two Harbors and any person, provided that such business combination is first approved by Two Harbors’ board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between Two Harbors and Pine River or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Two Harbors and any person described above. As a result, any person described above may be able to enter into business combinations with Two Harbors that may not be in the best interests of Two Harbors’ stockholders without compliance by Two Harbors with the supermajority vote requirements and other provisions of the statute.

Subtitle 8	The DGCL does not have a comparable provision.

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five specific provisions:

•     a classified board;

•     a two-thirds vote requirement for removing a director;

•     a requirement that the number of directors be fixed only by vote of the directors;

•     a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

	Capitol	Two Harbors

•     a majority requirement for the calling of a special meeting of stockholders.

The charter of Two Harbors provides that, at such time as it is able to make a Subtitle 8 election, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Two Harbors’ charter and bylaws unrelated to Subtitle 8, Two Harbors already (1) requires the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vests in the board the exclusive power to fix the number of directorships and (3) requires, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Control Share Acquisition Act	The DGCL does not contain a control share acquisition provision.	The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons are entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the

	Capitol	Two Harbors
corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

Two Harbors’ bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Two Harbors’ stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Appraisal Rights

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the corporation is participating or a sale of all or substantially all of the assets of the corporation, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the corporation’s stock is either (1) listed on a national securities exchange or (2) held of record by more than 2,000 holders.

Even if a corporation’s stock meets the foregoing requirements (as Capitol’s currently does), the DGCL provides that appraisal rights generally will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than

Holders of shares of common stock have no appraisal rights.

	Capitol	Two Harbors
(1) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests; (2) shares of any other corporation, or depository receipts representing shares of the other corporation, or those shares or depository receipts plus cash in lieu of fractional interests, unless those shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders; or (3) any combination of the foregoing.

Restrictions on Ownership and Transfer	No comparable provision.	In order for Two Harbors to qualify as a REIT under the Internal Revenue Code, shares of Two Harbors’ stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Two Harbors’ charter contains restrictions limiting the ownership and transfer of shares of Two Harbors’ common stock and other outstanding shares of stock. The relevant sections of Two Harbors’ charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more

Capitol	Two Harbors

restrictive, of Two Harbors’ outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” Any attempted transfer of shares of Two Harbors’ stock that would result in shares of Two Harbors’ stock being beneficially owned by fewer than 100 persons will be null and void.

Any attempted transfer of shares of Two Harbors’ stock which, if effective, would violate the ownership limits, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. See “Description of Securities — Restrictions on Ownership and Transfer.”

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND TWO HARBORS’ CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and Two Harbors’ charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of Two Harbors’ charter and its bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively.

Two Harbors’ Board of Directors

Two Harbors’ bylaws and charter provide that the number of directors Two Harbors has may be established by its board of directors but may not be less than the minimum number required by the MGCL, nor more than 15. Two Harbors’ bylaws currently provide that any vacancy may be filled by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies

Pursuant to Two Harbors’ bylaws, each of Two Harbors’ directors is elected by its common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of the directors of Two Harbors.

Removal of Directors

Two Harbors’ charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of Two Harbors’ board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding rating stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Two Harbors’ board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, Two Harbors’ board of directors has by resolution exempted business combinations (1) between Two Harbors and any person, provided that such business combination is first approved by Two Harbors’ board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between Two Harbors and Pine River or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between Two Harbors and any person described above. As a result, any person described above may be able to enter into business combinations with Two Harbors that may not be in the best interest of Two Harbors’ stockholders without compliance by Two Harbors with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of Two Harbors and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel Two Harbors’ board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Two Harbors’ bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of Two Harbors’ stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Two Harbors’ charter provides that, at such time as Two Harbors is able to make a Subtitle 8 election, vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in Two Harbors’ charter and bylaws unrelated to Subtitle 8, Two Harbors already (1) requires the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed with or without cause, (2) vests in the board the exclusive power to fix the number of directorships and (3) requires, unless called by the chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to Two Harbors’ bylaws, a meeting of Two Harbors’ stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by Two Harbors’ board of directors entitled to cast. In addition, the chairman of Two Harbors’ board of directors, chief executive officer, president or board of directors may call a special meeting of Two Harbors’ stockholders. Subject to the provisions of Two Harbors’ bylaws, a special meeting of Two Harbors’ stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Two Harbors’ Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of Two Harbors’ stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of Two Harbors’ board of directors), Two Harbors’ charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Two Harbors’ board of directors has the exclusive power to adopt, alter or repeal any provision of Two Harbors’ bylaws and to make new bylaws.

Dissolution of Two Harbors

The dissolution of Two Harbors must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Two Harbors’ bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case may be, and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

With respect to special meetings of stockholders, only the business specified in Two Harbors’ notice of meeting may be brought before the meeting. Nominations of individuals for election to Two Harbors’ board of directors may be made only (1) pursuant to Two Harbors’ notice of the meeting, (2) by or at the direction of Two Harbors’ board of directors or (3) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in Two Harbors’ bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Two Harbors’ Charter and Bylaws

Two Harbors’ charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interests of Two Harbors’ stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if Two Harbors was to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Two Harbors’ charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires Two Harbors (unless Two Harbors’ charter provides otherwise, which its charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Two Harbors or in Two Harbors’ right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Two Harbors’ charter authorizes it to obligate itself and Two Harbors’ bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of Two Harbors who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of Two Harbors and at Two Harbors’ request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Two Harbors’ charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of Two Harbors in any of the capacities described above and to any employee or agent of Two Harbors or a predecessor of Two Harbors.

Two Harbors expects to enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating agreement of the Subsidiary LLC provides that Two Harbors, as managing member, and Two Harbors’ officers and directors are indemnified to the fullest extent permitted by law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Two Harbors for liability arising under the Securities Act, Two Harbors has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Two Harbors’ charter provides that its board of directors may revoke or otherwise terminate Two Harbors’ REIT election, without approval of Two Harbors’ stockholders, if it determines that it is no longer in Two Harbors’ best interests to continue to qualify as a REIT.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Capitol’s common stock as of                     , 2009 (Pre-Merger) and, immediately following consummation of the merger (Post-Merger), ownership of shares of Two Harbors common stock, by:

•

each person known by Capitol to be the beneficial owner of more than 5% of Capitol’s outstanding shares of common stock either on                     , 2009 (Pre-Merger) or of shares of Two Harbors common stock outstanding after the consummation of the merger (Post-Merger);

•	each of Capitol’s current executive officers and directors;

•	each person who will become an executive officer or director of Two Harbors upon consummation of the merger;

•	all of Capitol’s current executive officers and directors as a group; and

•	all of the executive officers and directors of Two Harbors as a group after the consummation of the merger.

Information (Pre-Merger) does not reflect beneficial ownership of Capitol’s outstanding warrants as these warrants are not currently exercisable and will not become exercisable until consummation of the merger. Information (Post-Merger) assumes that no Public Shares vote against the merger proposal and seek conversion.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Capitol or its securities, Capitol, the Capitol Founders, Two Harbors and their respective affiliates may enter into a written plan to purchase Capitol securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities at anytime prior to the special meeting of stockholders. The ownership percentages listed below do not include any such shares that may be purchased after                     , 2009.

	Pre-Merger			Post-Merger
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
HBK Investments L.P.	3,214,700	(2)	9.8%	3,214,700	(2)	12.2%
Fir Tree, Inc.	2,800,000	(3)	8.5%	2,800,000	(3)	10.7%
Integrated Core Strategies (US) LLC	1,216,500	(4)	3.7%	6,363,100	(5)	20.3%
Hartz Capital, Inc.	2,114,997	(6)	6.4%	2,114,997	(6)	8.1%
Michael A. Roth and Brian J. Stark	2,075,800	(7)	6.3%	2,075,800	(7)	7.9%
Aldebaran Investments LLC	2,009,687	(8)	6.1%	2,009,687	(8)	7.7%
QVT Financial LP	1,715,450	(9)	5.2%	1,715,450	(9)	6.5%
Platinum Management (NY) LLC	1,642,800	(10)	5.0%	1,642,800	(10)	6.3%
Mark D. Ein	5,938,836	(11)	18.1%	3,040,000	(12)	10.4%
Raul J. Fernandez	65,623	(13)	*	750,000	(14)	2.8%
Piyush Sodha	65,623	(15)	*	1,000,000	(16)	3.7%
Richard C. Donaldson	65,623	(17)	*	200,000	(18)	*
Lawrence Calcano	196,868	(19)	*	250,000	(20)	*
Amanda Eilian	0	(21)	0%	160,000	(22)	*
Brian C. Taylor(23)	0	(24)	0%	0	(24)	0%
Thomas Siering(23)	100,000	(24)	*	100,000	(24)	*
Steven Kuhn(23)	0	(24)	0%	0	(24)	0%
William Roth(23)	0	(24)	0%	0	(24)	0%
Jeffrey Stolt(23)	0	(24)	0%	0	(24)	0%
Andrew Garcia(23)	0	(24)	0%	0	(24)	0%
Timothy O’Brien(23)	0	(24)	0%	0	(24)	0%
Stephen G. Kasnet	0		0%	5,000	(25)	*
William W. Johnson	0		0%	5,000	(25)	*
W. Reid Sanders	0		0%	5,000	(25)	*
	0		0%	5,000	(25)	*
All Pre-Merger directors and executive officers as a group (6 individuals)	6,332,573	(26)	19.3%	5,400,000	(27)	17.1%
All Post-Merger directors and executive officers as a group (12 individuals)	6,038,836	(28)	18.4%	3,160,000	(29)	10.7%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 509 7th Street, N.W., Washington, D.C. 20004.
(2)	Represents 3,214,700 shares over which HBK Investments L.P., HBK Partners II L.P. HBK Management LLC and HBK Management Fund L.P. each have shared voting and dispositive power. HBK Investments L.P. has delegated discretion to vote and dispose of the Securities to HBK Services LLC (“Services”). Services may, from time to time, delegate discretion to vote and dispose of certain of the Securities to HBK New York LLC, HBK Virginia LLC, HBK Europe Management LLP and/or HBK Hong Kong Ltd. (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The business address for each entity is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The foregoing information was derived from a Schedule 13G/A filed with the SEC on January 27, 2009.
(3)

Represents 1,637,400 shares held by Fir Tree SPAC Holdings 1, LLC and 1,162,600 shares held by Fir Tree SPAC Holdings 2, LLC. Fir Tree SPAC ;Master Fund, LP, a Cayman Islands exempted limited partnership, is the sole member of Fir Tree SPAC Holdings 1, LLC and Fir Tree SPAC Holdings 2, LLC and Fir Tree, Inc. is the investment manager of both Fir Tree SPAC Holdings I, LLC and Fir Tree SPAC Holdings 2, LLC. The business address for Fir Tree, Inc. is 505 Fifth Avenue, 23rd Floor, New York, New York 10017. The foregoing information was derived from a Schedule 13G filed with the SEC on February 9, 2009.

(4)

Represents 1,216,500 shares held by Integrated Core Strategies (US) LLC (“ICS”). This amount excludes 5,146,600 shares issuable upon the exercise of warrants held by ICS that are not currently exercisable and will not become exercisable within 60 days. Millennium Management LLC (“Management”) is the manager of ICS and Israel A. Englander is the managing member of Millennium Management. As a result,

Mr. Englander may be deemed to have shared voting control and investment discretion over the shares. The business address for each entity and Mr. Englander is 666 Fifth Avenue, New York, New York 10103. The foregoing information was derived from a Schedule 13G filed with the SEC on December 7, 2007, as amended on June 22, 2009.

(5)	Represents 1,216,500 shares held by ICS and 5,146,500 shares issuable upon the exercise of warrants held by ICS that will become exercisable upon consummation of the merger. Management is the manager of ICS and Israel A. Englander is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to have shared voting control and investment discretion over the shares. The business address for each entity and Mr. Englander is 666 Fifth Avenue, New York, New York 10103. The foregoing information was derived from a Schedule 13G filed with the SEC on December 7, 2007, as amended on June 22, 2009.
(6)	Represents 2,114,997 shares held through Hartz Capital Investments, LLC. Hartz Capital, Inc. is manager of Hartz Capital Investments, LLC. Each entity has sole voting control and sole power to direct the disposition of the shares. The business address for each entity is 400 Plaza Drive, Secaucus, New Jersey 07094. The foregoing information was derived from a Schedule 13G filed with the SEC on July 11, 2008.
(7)	Represents 2,075,800 shares held jointly by Michael A. Roth and Brian J. Stark. Such shares are held by Stark Master Fund Ltd. (“Stark Master”). Messrs. Roth and Stark direct the management of Stark Offshore Management LLC (“Stark Offshore”), which acts as the investment manager and has sole power to direct the management of Stark Master. As the Managing Members of Stark Offshore, Messrs. Roth and Stark possess voting and dispositive power over all of the foregoing shares. The business address of Messrs. Roth and Start is 3600 South Lake Drive, St. Francis, WI 53235. The foregoing information was derived from a Schedule 13G/A filed with the SEC on February 17, 2009.
(8)

Represents 2,009,687 shares held by Aldebaran Investments LLC. Includes shares held in a separate account of which Aldebaran Investments LLC is the investment manager. The business address of Aldebaran Investments LLC is 500 Park Avenue, 5th Floor, New York, New York 10022. The foregoing information was derived from a Schedule 13G filed with the SEC on February 17, 2009.

(9)

Represents 1,415,956 shares held by QVT Fund LP (the “Fund”), 154,744 shares held by Quintessence Fund L.P. (“Quintessence) and 144,750 shares held in a separate discretionary account managed for a third party (the “Separate Account”). This amount excludes shares issuable upon the exercise of warrants that are not currently exercisable and will not become exercisable within 60 days. QVT Financial LP has voting and dispositive power with respect to all such shares and QVT Financial GP LLC is the general partner of QVT Financial LP. The business address for QVT Financial LP is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The foregoing information was derived from a Schedule 13G filed with the SEC on January 29, 2009.

(10)	Represents 1,642,800 shares held through Platinum Partners Value Arbritrage Fund LP. Platinum Management (NY) LLC is the general partner of Platinum Partners Value Arbitrage Fund LP. Platinum Partners Value Arbitrage Fund LP has sole voting and dispositive power over the shares. The business address for Platinum Partners Value Arbitrage Fund LP is 152 West 57th Street, 54th Floor, New York, New York 10019. The foregoing information was derived from a Schedule 13G filed with the SEC on February 13, 2009.
(11)	Represents shares held by Capitol Acquisition Management LLC, an entity which Mr. Ein controls. Excludes 3,040,000 shares of common stock issuable upon exercise of Sponsors’ Warrants held by Mr. Ein, none of which are exercisable and may not become exercisable within 60 days.
(12)	Represents 3,040,000 shares of common stock issuable upon exercise of Sponsors’ Warrants held by Mr. Ein which become exercisable upon consummation of the merger.
(13)	Does not include 750,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.
(14)	Represents 750,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger.
(15)	Does not include 1,000,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.

(16)	Represents 1,000,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger
(17)	Does not include 200,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.
(18)	Represents 200,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger
(19)	Does not include 250,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.
(20)	Represents 250,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger
(21)	Does not include shares of common stock held by Capitol Acquisition Management LLC, of which Mrs. Eilian is a minority member. Also does not include 160,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.
(22)	Represents 160,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger
(23)	Unless otherwise indicated, the business address of each of the individuals is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.
(24)	Does not include any securities held by Pine River.
(25)	Represents $50,000 of restricted common stock to be issued to such individual upon consummation of the merger. For purposes of presentation only, such stock is valued at $10.00 per share.
(26)	Does not include 5,400,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, none of which are exercisable and may not become exercisable within 60 days.
(27)	Represents 5,400,000 shares of common stock issuable upon exercise of Sponsors’ Warrants, which become exercisable upon consummation of the merger.
(28)	Excludes 3,040,000 shares of common stock issuable upon exercise of Sponsors’ Warrants held by Mr. Ein, none of which are exercisable and will not become exercisable within 60 days. Does not include any securities held by Pine River.
(29)	Includes 3,040,000 shares of common stock issuable upon exercise of Sponsors’ Warrants held by Mr. Ein, which become exercisable upon consummation of the merger. Does not include any securities held by Pine River.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Ethics and Related Person Policy

Capitol’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed years, (2) Capitol or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of Capitol’s common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Upon the consummation of the merger, Two Harbors’ board of directors will establish a code of business conduct and ethics that applies to Two Harbors’ officers and directors and to PRCM Advisers LLC’s and Pine River’s officers, directors and personnel when such individuals are acting for Two Harbors or on Two Harbors’ behalf. Among other matters, Two Harbors’ code of business conduct and ethics will be designed to detect and deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in Two Harbors’ SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for Two Harbors’ executive officers or directors may be made only by Two Harbors’ board of directors or one of Two Harbors’ board committees and will be promptly disclosed as required by law or stock exchange regulations.

Capitol Related Person Transactions

Prior Issuances

In June 2007, Capitol issued 5,750,000 Founders’ Shares to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.004 per share, as follows:

Stockholders	Number of Shares	Relationship to Capitol
Capitol Acquisition Management LLC	5,635,000	Stockholder, controlled by Mark D. Ein, Chief Executive Officer
Raul J. Fernandez	57,500	Director
Piyush Sodha	57,500	Director

Such shares were issued in connection with Capitol’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors.

In September 2007, Capitol Acquisition Management LLC transferred 57,500 shares of common stock to Richard C. Donaldson for $250, or approximately $0.004 per share, the same price originally paid for the shares by Capitol Acquisition Management LLC. Effective October 12, 2007, Capitol’s board of directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.003 per share. In October 2007, Capitol Acquisition Management LLC transferred an aggregate of 467,191 shares of common stock to its directors and special advisors (or their affiliates) at the initial purchase price of approximately $0.003 per share.

On December 12, 2007, the underwriters exercised a portion (1,249,000 units at a price of $10.00 per unit) of the over-allotment option that was granted to the underwriters in the IPO. The remainder of the underwriters’ over-allotment option expired unexercised. As only a portion of the over-allotment option was exercised, 625,243 Founders’ Shares were canceled.

Inside Stockholder Escrow

All of the Founders’ Shares have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to a Stock Escrow Agreement. Pursuant to the agreement, the Founders’ Shares would be held in escrow until twelve months after the consummation of a business combination and could be released from escrow earlier than this date if, within the first year after Capitol consummates a business combination, (i) Capitol’s common stock has a last sales price equal to or exceeding $14.25 per share for any 20 trading days within any 30-trading day period commencing 90 days after such business combination or (ii) Capitol consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Upon consummation of the merger, the Capitol Founders have agreed to cancel the Founders’ Shares.

Initial Stockholder Warrant Purchase

In connection with the closing of the IPO, Capitol sold 7,000,000 Sponsors’ Warrants to its officers, directors and special advisors at a purchase price of $1.00 per warrant. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. The Sponsors’ Warrants are identical to the warrants underlying the units sold in the IPO except that the Sponsors’ Warrants are not transferable or salable by the holders (except in certain limited circumstances such as to relatives and trusts for estate planning purposes, providing the transferee agrees to be bound by the transfer restrictions) until Capitol completes a business combination, they are exercisable on a cashless basis and, if Capitol calls the warrants for redemption, the Sponsors’ Warrants are not redeemable so long as such warrants are held by the initial holders or their affiliates, including any permitted transferees.

Registration Rights

The holders of the majority of the Founders’ Shares and the holders of the majority of the Sponsors’ Warrants (or underlying shares) each are entitled to make up to two demands that Capitol register such shares or warrants (or underlying shares) pursuant to a registration rights agreement entered into with Capitol in connection with the IPO. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing nine months after the consummation of a business combination (as defined in Capitol’s registration statement with respect to the IPO). The holders of a majority of the Sponsors’ Warrants (or underlying shares) can elect to exercise these registration rights at any time 90 days after the consummation of a business combination (as defined in Capitol’s registration statement with respect to the IPO). In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. Capitol will bear the expenses incurred in connection with the filing of any such registration statements. As a result of the merger, the Founders’ Shares will be cancelled and no longer subject to this agreement and the Sponsors’ Warrants will become warrants to purchase shares of Capitol common stock and the obligations of Capitol under the warrant agreement will become obligations of Two Harbors.

Pursuant to the Merger Agreement, Two Harbors has covenanted to file a registration statement relating to the resale of the Sponsors’ Warrants (and underlying shares) held by the Capitol Founders and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger. Capitol will bear the expenses incurred in connection with the filing of such registration statement.

Sub-Management Agreement

Sub-Manager, an affiliate of the Capitol Founders, has agreed to provide certain services to PRCM Advisers LLC upon consummation of the merger pursuant to a sub-management agreement, and in exchange for such services, Sub-Manager will receive certain fees. See “The Merger Proposal — Sub-Management Agreement.”

Other Transactions

Leland Investments Inc., an affiliate of Mark D. Ein, loaned to Capitol an aggregate of $95,000 to cover expenses related to the IPO. The loan was repaid from the proceeds of the IPO not placed in the trust account.

Effective August 1, 2009, an affiliate of Mark D. Ein became an investor in the Nisswa Fixed Income Fund.

Capitol reimburses its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Capitol’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Capitol, which are reviewed only by its board and audit committee or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to the merger.

Other than reimbursable out-of-pocket expenses payable to the officers and directors of Capitol, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, has been or will be paid to any of the Capitol Founders, including the officers and directors of Capitol, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Capitol requires that all ongoing and future transactions between itself and any of its officers and directors or their respective affiliates, including loans by its officers and directors, will be on terms that Capitol believes to be no less favorable to it than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, require prior approval by a majority of Capitol’s uninterested “independent” directors or the members of its board who do not have an interest in the transaction, in either case who had access, at Capitol’s expense, to Capitol’s attorneys or independent legal counsel. Capitol will not enter into any such transaction unless its disinterested directors determine that the terms of such transaction are no less favorable to Capitol than those that would be available to Capitol with respect to such a transaction from unaffiliated third parties.

Two Harbors Related Person Transactions

Management Agreement and Shared Facilities and Services Agreement

Concurrent with the consummation of the merger, Two Harbors will enter into a management agreement with PRCM Advisers LLC pursuant to which PRCM Advisers LLC will provide the day-to-day management of Two Harbors’ operations. The management agreement requires PRCM Advisers LLC to manage Two Harbors’ business affairs in conformity with the policies and the investment guidelines that are approved and monitored by Two Harbors’ board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either Two Harbors or PRCM Advisers LLC. PRCM Advisers

LLC is entitled to receive a termination fee from Two Harbors under certain circumstances. Two Harbors is also obligated to reimburse certain expenses incurred by PRCM Advisers LLC and its affiliates. PRCM Advisers LLC is entitled to receive from Two Harbors a management fee. See “Management of Two Harbors Following the Merger — Management Agreement with PRCM Advisers LLC.”

Two Harbors’ executive officers are also employees of partners of Pine River. As a result, the management agreement between Two Harbors and PRCM Advisers LLC was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party. See “Management of Two Harbors Following the Merger — Conflicts of Interest Relating to Pine River and PRCM Advisers LLC.”

In addition, PRCM Advisers LLC will enter into a shared facilities and services agreement with Pine River, pursuant to which Pine River will provide PRCM Advisers LLC with access to office space, equipment, personnel, credit analysis and risk management expertise and processes, information technology and other resources for Two Harbors’ benefit. See “Management of Two Harbors Following the Merger — Shared Facilities and Services Agreement with Pine River.”

Two Harbors’ management agreement and the shared facilities and services agreement are intended to provide Two Harbors with access to Pine River’s personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

Restricted Common Stock and Other Equity-Based Awards

Two Harbors’ 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards, subject to a ceiling of 200,000 shares available for issuance under the plan. Each independent director will receive shares of Two Harbors’ restricted common stock with a market value of $50,000 upon consummation of the merger. These shares of restricted common stock to be granted to Two Harbors’ independent directors shall vest as follows: one-third on each of the date of the first anniversary of the consummation of the merger, the second anniversary of the consummation of the merger and the third anniversary of the consummation of the merger.

Registration Rights

Pursuant to the Merger Agreement, Two Harbors has covenanted to file a registration statement relating to the resale of the warrants (and underlying shares) held by Pine River and the Capitol Founders and to use its commercially reasonable efforts to have such registration statement declared effective at, or as soon as reasonably practicable after, the closing of the merger. Capitol will bear the expenses incurred in connection with the filing of such registration statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Capitol’s directors and officers and persons owning more than 10% of Capitol common stock to file reports of ownership and changes of ownership with the SEC. Based on Capitol’s review of the copies of such reports furnished to it, or representations from certain reporting persons that no other reports were required, Capitol believes that all applicable filing requirements were complied with during the fiscal year ended December 31, 2008.

DESCRIPTION OF SECURITIES

The following summary description of Two Harbors’ securities does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and Two Harbors’ charter and bylaws and the warrant agreement, as supplemented and amended, copies of which are either included as Annexes to this proxy statement/prospectus or available from Two Harbors upon request. See “Where You Can Find More Information.”

General

Two Harbors’ charter provides that Two Harbors may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Two Harbors’ charter authorizes Two Harbors’ board of directors, with the approval of a majority of the entire board, to amend Two Harbors’ charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Upon consummation of the merger, 26,249,000 shares of common stock will be issued and outstanding (assuming no holders of Public Shares vote against the merger and seek conversion), and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders are not generally liable for Two Harbors’ debts or obligations.

Shares of Common Stock

All of the shares of common stock to be issued in connection with the merger will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by Two Harbors’ board of directors and declared by Two Harbors, and the holders of shares of Two Harbors’ common stock are entitled to share ratably in Two Harbors’ assets legally available for distribution to Two Harbors’ stockholders in the event of Two Harbors’ liquidation, dissolution or winding up after payment of or adequate provision for all Two Harbors’ known debts and liabilities.

The shares of common stock to be issued in connection with the merger will be issued by Two Harbors and do not represent any interest in or obligation of Pine River. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of Two Harbors’ charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of Two Harbors’ board of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Two Harbors. Subject to the provisions of Two Harbors’ charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Two Harbors’ charter provides that these matters (other than certain amendments to the provisions of Two Harbors’ charter related to the removal of directors, the restrictions on ownership and transfer of shares of Two Harbors’ stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Warrants

Public Stockholders’ Warrants

Upon consummation of the merger, assuming the warrant amendment proposals are approved, each warrant will entitle the registered holder to purchase one share of common stock of Two Harbors at a price of $11.00 per share, subject to adjustment as discussed below.

However, the warrants relating to shares of common stock of Two Harbors will be exercisable only if a registration statement relating to the shares of common stock of Two Harbors issuable upon exercise of the warrants is effective and current. Assuming the warrant amendment proposals are approved, the warrants will expire on November 7, 2013 at 5:00 p.m., New York Time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock of Two Harbors issuable upon exercise of the warrants available and current, Two Harbors may call the outstanding warrants (except as described below with respect to the Sponsors’ Warrants still held by the original purchasers of such warrants or their affiliates) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption (the “redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the shares of common stock of Two Harbors equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

Two Harbors will not redeem the warrants unless an effective registration statement covering the shares of its common stock issuable upon exercise of the warrants is effective and current throughout the redemption period.

The redemption criteria were originally established in connection with Capitol’s IPO to provide warrant holders with a premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to the redemption call. If the foregoing conditions are satisfied and Two Harbors issues notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If Two Harbors calls the warrants for redemption, it will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock of Two Harbors equal to the quotient obtained by dividing (x) the product of the number of shares of its common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock of Two Harbors for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares of Two Harbors received by holders of the warrants.

The warrants will be issued in registered form under a warrant agreement, as supplemented and amended, between Continental Stock Transfer & Trust Company, as warrant agent, Capitol and Two Harbors. The warrant agreement provides that the terms of the warrants may be amended without consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. You should review a copy of the original warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 for Capitol’s IPO (SEC File No. 333-144834), and the supplement and amendment to such agreement, which has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock of Two Harbors issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of Two Harbors. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock of Two Harbors at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Two Harbors, for the number of warrants being exercised. Warrant holders will not have the rights or privileges of holders of common stock of Two Harbors, including voting rights, until they exercise their warrants and receive shares of common stock of Two Harbors. After the issuance of shares of common stock of Two Harbors upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and Two Harbors will not be obligated to issue shares of its common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Two Harbors has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants until the expiration of the warrants. However, Two Harbors cannot assure you that Two Harbors will be able to do so and, if it does not maintain a current prospectus relating to the shares of its common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and Two Harbors will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock of Two Harbors issuable upon the exercise of the warrants is not current or if the common stock of Two Harbors is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, Two Harbors will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, Two Harbors, upon exercise, will round up or down the number of common stock of Two Harbors to be issued to the warrant holder to the nearest whole number of shares of common stock.

Two Harbors’ charter contains certain ownership limits with respect to the shares of common stock of Two Harbors. See “— Restrictions on Ownership and Transfer” below. Moreover, assuming the warrant amendment proposals are approved, the terms of the warrants will limit a holder’s ability to exercise warrants to ensure that such holder’s Beneficial Ownership or Constructive Ownership as defined in Two Harbors’ charter does not exceed the restrictions contained in the charter limiting the ownership of shares of Two Harbors’ common stock. The ability of warrant holders to exercise their warrants may be limited by these ownership limits.

Sponsors’ Warrants

Upon consummation of the merger, the Sponsors’ Warrants will be identical to the stockholders’ warrants except that they will be exercisable on a cashless basis and will not be redeemable by Two Harbors, in each case, so long as such warrants are held by the original purchaser thereof or his permitted transferees. So long as the Sponsors’ warrants are held by the original purchasers thereof and their permitted transferees, the warrant agreement provides that the Sponsors’ Warrants may not be exercised unless Two Harbors has an effective registration statement relating to the common stock issuable upon exercise of the warrants and a related current prospectus is available. The Sponsors’ Warrants and the underlying shares of common stock of Two Harbors are entitled to registration rights described under the section titled “Certain Relationships and Related Transactions — Capitol Related Person Transactions — Registration Rights.”

Power to Reclassify Two Harbors’ Unissued Shares of Stock

Two Harbors’ charter authorizes Two Harbors’ board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, Two Harbors’ board of directors is required by Maryland law and by Two Harbors’ charter to set, subject to Two Harbors’ charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, Two Harbors’ board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interest of Two Harbors’ stockholders. No shares of preferred stock are presently outstanding, and Two Harbors has no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

Two Harbors believes that the power of Two Harbors’ board of directors to amend Two Harbors’ charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide Two Harbors with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by Two Harbors’ stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Two Harbors’ securities may be listed or traded. Although Two Harbors’ board of directors does not intend to do so, the board could authorize Two Harbors to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of Two Harbors’ common stock or otherwise be in the best interest of Two Harbors’ stockholders.

Restrictions on Ownership and Transfer

In order for Two Harbors to qualify as a REIT under the Internal Revenue Code, shares of Two Harbors’ stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months

(other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Two Harbors’ charter contains restrictions limiting the ownership and transfer of shares of Two Harbors’ common stock and other outstanding shares of stock. The relevant sections of Two Harbors’ charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of Two Harbors’ stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of Two Harbors’ stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of Two Harbors’ stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of Two Harbors’ outstanding capital stock and thereby subject the shares of common stock or total shares of stock to the applicable ownership limit.

Two Harbors’ board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of Two Harbors’ outstanding stock would result in Two Harbors’ being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in Two Harbors’ failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in Two Harbors’ tenant (or a tenant of any entity which Two Harbors owns or controls) that would cause Two Harbors to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of Two Harbors’ board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, Two Harbors’ board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to Two Harbors’ qualification as a REIT.

In connection with an exemption from the ownership limits or at any other time, Two Harbors’ board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, Two Harbors’ board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board may deem necessary or advisable in order to determine or ensure Two Harbors’ qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of Two Harbors’ common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of Two Harbors’ common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of Two Harbors’ common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of Two Harbors’ common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of Two Harbors’ outstanding shares of stock.

Two Harbors’ charter provisions further prohibit:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of Two Harbors’ stock that would result in Two Harbors’ being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause Two Harbors to fail to qualify as a REIT; and

•

any person from transferring shares of Two Harbors’ stock if such transfer would result in shares of Two Harbors’ stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Two Harbors’ stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to Two Harbors or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to Two Harbors, and provide Two Harbors with such other information as Two Harbors may request in order to determine the effect of such transfer on Two Harbors’ qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if Two Harbors’ board of directors determines that it is no longer in Two Harbors’ best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to Two Harbors’ charter, if any transfer of shares of Two Harbors’ stock would result in shares of Two Harbors’ stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of Two Harbors’ stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by Two Harbors’ board of directors or in Two Harbors’ being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by Two Harbors and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to Two Harbors’ discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or Two Harbors’ being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then Two Harbors’ charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to Two Harbors, or Two Harbors’ designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date

Two Harbors or its designee, accepts such offer. Two Harbors has the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to Two Harbors, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If Two Harbors does not buy the shares, the trustee must, within 20 days of receiving notice from Two Harbors of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by Two Harbors’ board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by Two Harbors that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by Two Harbors and will be unaffiliated with Two Harbors and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by Two Harbors with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to Two Harbors’ discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to Two Harbors’ discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if Two Harbors has already taken irreversible action, then the trustee may not rescind and recast the vote.

If Two Harbors’ board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of Two Harbors’ stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing Two Harbors to redeem the shares of stock, refusing to give effect to the transfer on Two Harbors’ books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of Two Harbors’ stock, within 30 days after the end of each taxable year, is required to give Two Harbors written notice, stating the name and address of such owner, the number of shares of

Two Harbors’ stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide Two Harbors with such additional information as Two Harbors may request in order to determine the effect, if any, of its beneficial ownership on Two Harbors’ status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide Two Harbors with such information as Two Harbors may request in good faith in order to determine Two Harbors’ status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

Two Harbors expects the transfer agent and registrar for Two Harbors’ common stock to be Continental Stock Transfer & Trust Company.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Capitol’s units, common stock and warrants are listed on the NYSE Amex under the symbols CLA.U, CLA and CLA.WS, respectively. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the periods indicated since such units commenced public trading on November 14, 2007 and since such common stock and warrants commenced public trading on December 12, 2007.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2008:
Fourth Quarter	$9.85	$8.57	$9.19	$8.51	$0.31	$0.05
Third Quarter	$10.19	$8.90	$9.50	$8.75	$0.63	$0.26
Second Quarter	$11.15	$8.00	$9.37	$9.00	$0.85	$0.40
First Quarter	$10.01	$9.00	$9.23	$8.95	$0.90	$0.40

2007:
Fourth Quarter	$10.09	$9.71	$9.12	$8.97	$0.95	$0.75

The closing bid price for each share of common stock, warrant and unit of Capitol on the last trading day before announcement of the execution of the Merger Agreement, was $9.61, $0.16 and $9.74, respectively. As of September 24, 2009, the record date for the Capitol special meeting, the closing bid price for each share of common stock, warrant and unit of Capitol was $            , $            and $            , respectively.

Holders of Capitol common stock, warrants and units should obtain current market quotations for their securities. The market price of Capitol common stock, warrants and units could vary at any time before the merger.

Holders

As of September 24, 2009, there was one holder of record of Capitol units, 13 holders of record of Capitol common stock and 14 holders of record of Capitol warrants. Capitol believes that the aggregate number of beneficial holders of its units, common stock and warrants is in excess of      persons.

Dividends

Capitol has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of any cash dividends subsequent to the merger will be within the discretion of Capitol’s then board of directors, subject to the relevant provision of Delaware law. The payment of dividends subsequent to the merger will be contingent upon Capitol’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger, as well as contractual restrictions and other considerations deemed relevant by Capitol’s then board of directors.

Stock Price Performance Graph

The following graph compares the cumulative total return for Capitol’s common stock from December 12, 2007, the date its common stock first became separately tradable, through December 31, 2008 with the comparable cumulative return of two indices, the S&P 500 Index and the Amex Composite Index (formerly the Amex Market Value Index). The graph assumes $100 invested on December 12, 2007 in Capitol’s common stock and $100 invested at that same time in each of the two listed indices. The stock price performance shown on the graph is not necessarily indicative of future performance.

Information Regarding the Market for Two Harbors Common Stock

There currently is no established public trading market for Two Harbors’ common stock. As of September 24, 2009, there were 1,000 shares of Two Harbors common stock outstanding, all of which were held by Pine River. Two Harbors has no history of paying dividends.

STOCKHOLDER PROPOSALS

The Two Harbors 2010 annual meeting of stockholders will be held on or about                     , 2010 unless the date is changed by the board of directors. If you are a stockholder of Two Harbors and you want to include a proposal in the proxy statement for the year 2010 annual meeting, you need to provide it to             by no later than                     , 2010. You should direct any proposals to Two Harbors’ secretary at Two Harbors’ principal office which will be located at 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305. If you want to present a matter of business to be considered at the year 2010 annual meeting, under Two Harbors’ bylaws you must give timely notice of the matter, in writing, to its secretary. To be timely, the notice has to be given between                     , 2010 and                      , 2010.

LEGAL MATTERS

Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, is acting as counsel for Capitol and will pass upon certain legal matters related to this proxy statement/prospectus. Richards, Layton & Finger, P.A. is acting as special counsel for Capitol as to matters of Delaware law. Clifford Chance US LLP, New York, New York is acting as counsel for Two Harbors and will pass upon the validity of the common stock issued in connection with the merger.

Certain matters related to the U.S. federal income tax consequences of the merger will be passed upon for Capitol by Graubard Miller and for Two Harbors (as well as an opinion regarding Two Harbors’ REIT qualification) by Clifford Chance US LLP, respectively.

EXPERTS

The balance sheet of Two Harbors as of June 11, 2009 included in this proxy statement/prospectus has been audited by Ernst & Young LLP an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein, and is included in reliance on their report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and for the year ended December 31, 2008 and for the periods June 26, 2007 (inception) through December 31, 2007 and 2008, included in this proxy statement/prospectus have been so included in the reliance on a report (which includes an explanatory paragraph relating to substantial doubt about the ability of Capitol Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements) of Marcum LLP (formerly Marcum & Kliegman LLP), an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm, as experts in auditing and accounting.

Representatives of E&Y and Marcum will be present at the stockholder meeting or will be available by telephone with the opportunity to make statements and to respond to appropriate questions.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Capitol and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Capitol’s annual report to stockholders and Capitol’s proxy statement/prospectus. Upon written or oral request, Capitol will deliver a separate copy of the annual report to stockholder and/or proxy statement/prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Capitol deliver single copies of such documents in the future. Stockholders may notify Capitol of their requests by calling or writing Capitol at its principal executive offices at 509 7th Street, N.W., Washington, D.C. 20004, (307) 633-2831.

WHERE YOU CAN FIND MORE INFORMATION

Capitol files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by Capitol with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Capitol at the SEC web site containing reports, proxy statement/prospectus and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the merger, you should contact via phone or in writing:

Mr. Mark D. Ein

Capitol Acquisition Corp.

509 7th Street, N.W.

Washington, D.C. 20004

Tel: (202) 654-7060

Two Harbors has filed with the SEC a registration statement on Form S-4, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the Two Harbors’ common stock and warrants to be issued upon consummation of the merger, as well as the common stock underlying the warrants. This Proxy Statement/Prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to Two Harbors and its common stock and warrants to be issued upon consummation of the merger, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Two Harbors’ SEC filings, including its registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of the consummation of the merger, Two Harbors will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to Two Harbors’ stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

Page
Two Harbors Investment Corp.

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheet	F-2

Notes to Balance Sheet	F-3

Capitol Acquisition Corp.

Report of Independent Registered Accounting Firm on Internal Control Over Financial Reporting	F-6

Report of Independent Registered Public Accounting Firm	F-7

Balance Sheets as of December 31, 2008 and December 31, 2007	F-8

Statements of Income for the year ended December 31, 2008, and for the period from June  26, 2007 (inception) through December 31, 2007, and for the period from June 26, 2007 (inception) through December 31, 2008

F-9

Statement of Changes in Stockholders’ Equity for the period from June 26, 2007 (inception) through December 31, 2008	F-10

Statements of Cash Flows for the year ended December 31, 2008, and for the period from June  26, 2007 (inception) through December 31, 2007, and for the period from June 26, 2007 (inception) through December 31, 2008

F-11

Notes to Financial Statements	F-12

Condensed Balance Sheets at June 30, 2009 (Unaudited) and December 31, 2008	F-26

Condensed Statements of Operations (Unaudited) for the three months ended June 30, 2009 and 2008, for the six months ended June 30, 2009 and 2008, and for the period June 26, 2007 (inception) through June 30, 2009

F-27

Condensed Statement of Changes in Stockholders’ Equity (Unaudited) for the period from June 26, 2007 (inception) through June 30, 2009	F-28

Condensed Statements of Cash Flows (Unaudited) for the six months ended June 30, 2009 and 2008, and for the period June 26, 2007 (inception) through June 30, 2009	F-29

Notes to Unaudited Condensed Financial Statements	F-30

Report of Independent Registered Public Accounting Firm

The Stockholder

Two Harbors Investment Corp.

We have audited the accompanying balance sheet of Two Harbors Investment Corp. (the Company) as of June 11, 2009. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at June 11, 2009, in conformity with U.S. generally accepted accounting principles.

/s/    Ernst & Young LLP

Minneapolis, Minnesota

June 22, 2009

Two Harbors Investment Corp.

Balance Sheet

June 11, 2009

Assets
Current Assets:
Cash	$1,000

Total Current Assets	1,000

Long Term Investments	1

Total Assets	1,001

Liabilities and stockholder’s equity
Current Liabilities:
Other Current Liabilities	1

Total Current Liabilities	1

Total Liabilities	1

Stockholder’s Equity:
Paid-in Capital:
Common Stock, $0.01 par, 1,000 shares authorized, issued and outstanding	10
Paid-in capital in excess of par — common	990

Total Paid-in Capital	1,000

Total Stockholder’s Equity	1,000

Total liabilities and stockholder’s equity	$1,001

Net Asset Value Per Share	$1.00

Two Harbors Investment Corp.

Notes to Balance Sheet

1.	Organization

Two Harbors Investment Corp. (Two Harbors) is a newly-formed Real Estate Investment Trust (REIT) that intends to focus on investing in, financing, and managing residential mortgage-backed securities and mortgage loans.

Two Harbors’ objective is to provide attractive risk-adjusted returns to its investors over the long term, primarily through dividends and secondarily through capital appreciation. Two Harbors intends to acquire and manage a portfolio of mortgage-backed securities, focusing on security selection and the relative value of various sectors within the mortgage market. Two Harbors will initially seek to invest in the following asset classes:

•

Residential mortgages and mortgage-backed securities (RMBS) for which a U.S. government agency, such as the Government National Mortgage Association (Ginnie Mae), or a federally chartered corporation, such as the Federal National Mortgage Association (Fannie Mae), or the Federal Home Loan Mortgage Corporation (Freddie Mac) guarantees payments of principal and interest on the securities. Two Harbors refers to these securities as Agency RMBS.

•	RMBS that are not issued or guaranteed by a U.S. Government agency (non-Agency RMBS).

•	Assets other than RMBS, comprising between 5% and 10% of the portfolio.

As part of its investment strategy, Two Harbors expects to deploy moderate borrowings through, with respect to Agency RMBS, short-term borrowings structured as repurchase agreements and, with respect to non-Agency RMBS and residential mortgage loans, private funding sources. Two Harbors may also finance portions of its portfolio through non-recourse term borrowing facilities and equity financing under the Legacy Loan Program and Term Asset-Backed Securities Lending Facility (TALF), if such financing becomes available.

Two Harbors will be externally managed and advised by PRCM Advisers LLC, or the Two Harbors Manager, a wholly-owned subsidiary of Pine River Capital Management L.P. (Pine River).

Two Harbors is a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with Two Harbors’ taxable year ending December 31, 2009. Two Harbors generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintain its intended qualification as a REIT. Two Harbors also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

2.	Summary of Significant Accounting Policies

The balance sheet has been prepared in accordance with U.S. generally accepted accounting principles.

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures in the balance sheet. Actual results could differ from those estimates.

3.	Agreements

Two Harbors will enter into a management agreement with the Two Harbors Manager as the REIT’s Manager. Two Harbors will pay the Two Harbors Manager a management fee in an amount equal to 1.5% per

Two Harbors Investment Corp.

Notes to Balance Sheets—(Continued)

annum, calculated and payable quarterly in arrears, of Two Harbors stockholder’s equity and the reimbursement of certain expenses. No management fee has been incurred as of June 11, 2009, because to the intended nature of business for Two Harbors as a REIT has yet to commence.

The Two Harbors Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are Two Harbors’s officers, will receive no cash compensation directly from Two Harbors.

Two Harbors expects to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount Two Harbors could be required to pay under these indemnification obligations may be unlimited.

4.	Organizational Costs

Organization costs incurred on behalf of Two Harbors have been paid for by Pine River. Pine River will not be reimbursed by Two Harbors for these organization costs. As a result, no statement of operations is presented.

5.	Capital

As of June 11, 2009, 1,000 shares of common stock ($0.01 par) have been issued and are outstanding. Pine River is the sole stockholder.

6.	Related Parties

Two Harbors’ executive officers are also employees of Pine River. As a result, the management agreement between Two Harbors and the REIT Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to Two Harbors as if they had been negotiated with an unaffiliated third party.

Two Harbors is also a 100% owner of Two Harbors Merger Corp. which is recorded on the Two Harbors balance sheet as “long-term investments”. Two Harbors Merger Corp. issued 100 shares at $0.01 par value to Two Harbors.

7.	Pending Merger

Pursuant to the Agreement and Plan of Merger dated June 11, 2009, executed by Capitol Acquisition Corp. (Capitol), Two Harbors, Two Harbors Merger Corp., and Pine River, the parties to the agreement propose to merge Two Harbors Merger Corp. into Capitol, with Capitol being the surviving entity and becoming a wholly-owned subsidiary of Two Harbors. As a result of the merger, the holders of common stock and warrants of Capitol will receive like securities of Two Harbors, on a one-to-one basis, in exchange for their existing Capitol securities, except that the common stock owned by Capitol’s founding shareholders will be cancelled.

Completion of the merger is subject to and conditioned upon, among other things, approval by the stockholders of Capitol and agreement by the holders of Capitol’s warrants to increase the strike price of the warrants from $7.50 per share to $11.00 per share and to extend the expiration date to November 7, 2013.

Two Harbors Investment Corp.

Notes to Balance Sheets—(Continued)

The assets of Two Harbors after completion of the merger will consist primarily of funds distributed from a trust account in which a substantial portion of the net proceeds of Capitol’s initial public offering are held. Stockholders who vote against the merger and demand conversion of their shares will have the right to convert their shares into a pro rata portion of the funds held in the Capitol’s trust account. In order to ensure that the merger is approved, Capitol may arrange to purchase shares of common stock from shareholders who indicate their intention to vote against the merger, paying for the shares with funds from the trust account immediately after consummation of the merger. The funds available to Two Harbors following consummation of the merger, therefore, will be reduced based upon the number of stockholders who exercise their conversion rights or arrange to sell their shares to Capitol upon consummation of the merger.

In the event the proposed merger is not consummated, the parties to the merger agreement will bear their own legal and other costs, with Pine River bearing the costs incurred by Two Harbors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Audit Committee of the

Board of Directors and Stockholders

of Capitol Acquisition Corp.

We have audited Capitol Acquisition Corp.’s (a development stage company) (the “Company”) internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying “Management Report on Internal Control over Financial Reporting”. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

In our opinion, Capitol Acquisition Corp. (a development stage company) maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheets of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007 and the related statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008 and for the periods from June 26, 2007 (inception) through December 31, 2007 and 2008 of Capitol Acquisition Corp. (a development stage company) and our report dated March 13, 2009 includes an explanatory paragraph as to Capitol Acquisition Corp.’s ability to continue as a going concern on those financial statements.

/s/     Marcum LLP

Marcum LLP

(formerly Marcum & Kliegman LLP)

Melville, New York

March 13, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of

Capitol Acquisition Corp.

We have audited the accompanying balance sheets of Capitol Acquisition Corp. (a development stage company) (the “Company”) as of December 31, 2008 and 2007, and the related statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2008, and for the periods from June 26, 2007 (inception) through December 31, 2007 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s certificate of incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination (as defined) prior to November 8, 2009. This condition raises a substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from June 26, 2007 (inception) through December 31, 2007 and 2008, in conformity with United States generally accepted accounting principles.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (Unites States), Capitol Acquisition Corp.’s (a development stage company) internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 13, 2009 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/S/ MARCUM LLP

Marcum LLP
(formerly Marcum & Kliegman LLP)
Melville, New York

March 13, 2009

CAPITOL ACQUISITION CORP.

(a development stage company)

BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current assets
Cash	$2,778,143	$461,475
Cash held in Trust Account, interest and dividend income available for working capital and taxes (including prepaid taxes of $48,269 in 2008)	134,385	1,474,220
Other current assets	50,290	21,577

Total current assets	2,962,818	1,957,272

Cash held in Trust Account, restricted	259,132,312	258,346,625

Total assets	$262,095,130	$260,303,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$193,555	$78,207
Income taxes payable	—	618,648

Total liabilities	193,555	696,855

Common stock, subject to possible conversion, 7,874,699 shares at conversion value	77,739,684	77,503,978

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $0.0001 par value; authorized 75,000,000 shares; issued and outstanding 32,811,257 (less 7,874,699 shares subject to possible conversion)	2,494	2,494
Additional paid-in capital	181,150,291	181,385,997
Income accumulated during development stage	3,009,106	714,573

Total stockholders’ equity	184,161,891	182,103,064

Total liabilities and stockholders’ equity	$262,095,130	$260,303,897

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENTS OF INCOME

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007	For the period from June 26, 2007 (inception) through December 31, 2008
Revenue	$—	$—	$—

General and administrative expenses	1,059,606	140,999	1,200,605

Loss from operations	(1,059,606)	(140,999)	(1,200,605)

Interest and dividend income	4,442,222	1,474,220	5,916,442

Income before provision for income taxes	3,382,616	1,333,221	4,715,837

Provision for income taxes	1,088,083	618,648	1,706,731

Net income	2,294,533	714,573	3,009,106

Accretion of Trust Account income relating to common stock subject to possible conversion	(235,706)	—	(235,706)

Net income attributable to other common stockholders	$2,058,827	$714,573	$2,773,400

Weighted average number of common shares outstanding, excluding shares subject to possible conversion-basic and diluted	24,936,558	11,602,789

Basic and diluted net income per share attributable to other common stockholders	$.08	$.06

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JUNE 26, 2007 (INCEPTION) THROUGH DECEMBER 31, 2008

	Common Stock		Additional paid-in capital	Income accumulated during development stage	Total stockholders’ equity
	Shares	Amount
Balance, June 26, 2007 (inception)	—	$—	$—	$—	$—
Common shares issued at inception at $0.003 per share	7,187,500	719	24,281	—	25,000
Sale of 25,000,000 units, net of Underwriters’ discount and offering expenses (includes 7,499,999 shares subject to possible conversion)	25,000,000	2,500	239,843,344	—	239,845,844
Exercise of Underwriters’ over-allotment, net of Underwriters’ discount and offering expenses (includes 374,700 shares subject to possible conversion)	1,249,000	125	12,021,500	—	12,021,625
Forfeiture of initial stockholders’ shares pursuant to partial exercise of underwriters’ over-allotment	(625,243)	(62)	62	—	—
Proceeds subject to possible conversion of 7,874,699 shares	—	(788)	(77,503,190)	—	(77,503,978)
Proceeds from issuance of sponsors’ warrants, at $1 per warrant	—	—	7,000,000	—	7,000,000
Net income for the period from June 26, 2007 (inception) through December 31, 2007	—	—	—	714,573	714,573

Balance, December 31, 2007	32,811,257	2,494	181,385,997	714,573	182,103,064

Accretion of trust account income relating to common stock subject to possible conversion	—	—	(235,706)	—	(235,706)
Net income for the year ended December 31, 2008	—	—	—	2,294,533	2,294,533

Balance, December 31, 2008	32,811,257	$2,494	$181,150,291	$3,009,106	$184,161,891

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007	For the period from June 26, 2007 (inception) through December 31, 2008
Cash Flows from Operating Activities
Net income	$2,294,533	$714,573	$3,009,106
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities:
(Increase) in other assets	(28,713)	(21,577)	(50,290)
(Decrease) increase in income taxes payable	(618,648)	618,648	—
Increase in accounts payable and accrued expenses	115,859	77,696	193,555

Net cash provided by operating activities	1,763,031	1,389,340	3,152,371

Cash Flows from Investing Activities
Cash held in trust account, restricted	(785,687)	(258,346,625)	(259,132,312)
Cash held in Trust Account, interest and dividend income available for working capital and taxes	1,339,835	(1,474,220)	(134,385)

Net cash provided by (used in) investing activities	554,148	(259,820,845)	(259,266,697)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	250,000,000	250,000,000
Gross proceeds from exercise of underwriters’ over-allotment	—	12,490,000	12,490,000
Proceeds from notes payable, stockholders	—	95,000	95,000
Repayment of notes payable, stockholders	—	(95,000)	(95,000)
Proceeds from issuance of stock to initial stockholders	—	25,000	25,000
Proceeds from issuance of sponsors’ warrants	—	7,000,000	7,000,000
Payment of underwriting discount and offering expenses	(511)	(10,622,020)	(10,622,531)

Net cash (used in) provided by financing activities	(511)	258,892,980	258,892,469

Net increase in cash	2,316,668	461,475	2,778,143

Cash at beginning of the period	461,475	—	—

Cash at end of the period	$2,778,143	$461,475	$2,778,143

Supplemental Disclosure of cash flow information:
Cash paid for taxes	$1,794,578	$—	$1,794,578

Supplemental Disclosure of Non-cash transactions:
Accrual for offering costs charged to additional paid in capital	$—	$511	$511

Accretion of trust account income relating to common stock subject to possible conversion	$235,706	$—	$235,706

The accompanying notes are an integral part of these financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

Capitol Acquisition Corp. (the “Company”) was incorporated in Delaware on June 26, 2007 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets (a “Business Combination”).

The Company has selected December 31 as its fiscal year end.

All of the Company’s activity from June 26, 2007 (inception) through November 14, 2007 related to the Company’s formation and the public offering, described below. Since November 15, 2007, the Company has been searching for a target business to acquire.

The registration statement for the Company’s initial public offering (“Offering”) of units (“Units”) was declared effective on November 8, 2007. The Company consummated the Offering on November 14, 2007.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although the Company’s initial Business Combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. There is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $259,132,312 (or approximately $9.87 per Unit) of the net proceeds of the Offering (including 1,249,000 Units pursuant to the over-allotment option) and the sale of the Sponsors’ Warrants (see Note 2) is currently in a trust account (“Trust Account”) and is invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. Upon consummation of the Offering through March 27, 2008, the proceeds were invested in the Merrill Lynch Government Fund, an institutional money market mutual fund that invests all its assets in U.S. government securities, U.S. government agency securities and securities issued by U.S. government sponsored enterprises and repurchase agreements involving such securities. Since March 28, 2008, such proceeds have been invested in the Merrill Lynch Treasury Fund (Symbol:MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury.

The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company is required to have all third parties (including any vendors or other entities the Company engages after this Offering) and any prospective target businesses enter into valid and enforceable agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Mark D. Ein, the Company’s Chief Executive Officer, has agreed that he will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of prospective target businesses or claims of vendors or other entities that are owed money by the company for services rendered or contracted for or products sold to the company. However, this agreement entered into by Mr. Ein specifically provides for two exceptions to the personal indemnity he has given: Mr. Ein will have no personal liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed a valid and enforceable agreement with the Company

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under the Company’s indemnity with the underwriters of this Offering against certain liabilities, including liabilities under the Securities Act. However, the Company cannot assure you that he will be able to satisfy his indemnification obligations.

The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest and dividend income that may be released to the Company of (i) up to $3,250,000 (net of tax, if any, payable by the Company with respect to such interest) to fund expenses related to investigating and selecting a prospective target business and the Company’s other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval.

Pursuant to the Company’s certificate of incorporation (“Certificate of Incorporation”), in the event that the stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers, directors and special advisors of the Company (“Initial Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of Offering. Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholder’s (minus one share) may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended prior to the Offering to increase the number of authorized shares from 50,000,000 to 75,000,000 and to provide that the Company will continue in existence only until 24 months (“Target Business Acquisition Period”) from the effective date of the registration statement relating to the Offering (“Effective Date”), or November 8, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the offering price per Unit in the Offering.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

The Initial Stockholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the Offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Offering.

Going Concern and Management’s Plan and Intentions:

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to consummate a Business Combination prior to November 8, 2009, the Company would have to liquidate and return the funds held in trust. There is no assurance that the Company will enter into a Business Combination prior to November 8, 2009. This condition raises substantial doubt about the Company’s ability to continue as a going concern. These audited financial statements do not include any adjustments that might result form the outcome of these uncertainties.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk:

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At December 31, 2008, financial instruments that potentially expose the Company to credit risk consist of cash and cash held in the Trust Account.

At December 31, 2008, the Company’s Trust Account is invested in the Merrill Lynch Treasury Fund (Symbol:MLTXX), an institutional money market mutual fund that invests all its assets in direct obligations of the U.S. Treasury. At December 31, 2008, the Company’s cash is held at one financial institution. At times, the Company’s cash and cash held in trust account may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit.

Fair Value of Financial Instruments:

The carrying value of cash and accrued expenses are reasonable estimates of the fair values due to their short-term maturity.

Cash Held in Trust Account – restricted:

The Company considers the restricted portion of the funds held in the Trust Account as being a non-current asset. A current asset is one that is reasonably expected to be used to pay current liabilities, such as accounts payable or short-term debt or to pay current operating expenses, or will be used to acquire other current assets. Since the acquisition of a business is principally considered to be a long-term purpose, with long-term assets such as property and intangibles, typically being a major part of the acquired assets, the Company has reported the funds anticipated to be used in the acquisition as a non-current asset.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Accretion of Trust Account Relating to Common Stock Subject to Possible Conversion

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “additional paid-in capital.” The portion of the excess earnings is also presented as a deduction from net income on the Statements of Income to appropriately reflect the amount of net income which would remain available to the common stockholders who did not elect to convert their shares to cash. The accretion of income earned in the Trust Account relating to the common stock subject to possible conversion was $235,706 for the year ended December 31, 2008.

Earnings Per Share:

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. In accordance with SFAS No. 128, earnings per common share amounts (“Basic EPS”) are computed by dividing earnings by the weighted average number of common shares outstanding for the period. Common shares subject to possible conversion of 7,874,699 have been excluded from the calculation of basic earnings per share since such shares, if redeemed, only participate in their pro rata shares of the trust earnings.

Earnings per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of income. In accordance with SFAS No. 128, the Company has not considered the effect of its outstanding warrants in the calculation of diluted earnings per share since the exercise of the warrants is contingent upon the occurrence of future events.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation:

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Offering Costs:

Offering costs consist of underwriters’ discount, legal fees, printing costs and travel expenses incurred through the balance sheet date that are related to the Offering and were charged to capital at the time of the closing of the Offering.

Recently Issued Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurements,” (“SFAS 157”) which is effective for fiscal years beginning after November 15, 2007. The Statement defines fair value, establishes a frame work for measuring fair value in accordance with Generally Accepted Accounting Principles, and expands disclosures about fair value measurements. The Statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The adoption of SFAS 157 did not have a material impact on the Company’s financial position and results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159 (“SFAS No. 159”) “The Fair Value Opinion for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The adoption of SFAS 159 did not have a material impact on the Company’s financial position and results of operations.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, In-process research & development and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141R promotes greater use of fair values in financial reporting. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. SFAS 141R will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Recently Issued Pronouncements:—(Continued)

noncontrolling interests (“NCI”) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. SFAS 160 would have an impact on the presentation and disclosure of the noncontrolling interests of any non-wholly owned business acquired in the future.

In February 2008, the FASB issued FSP No. 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Pronouncements that Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13” (“FSP 157-1”) and No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”), which remove leasing transactions from the scope of SFAS 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS 157 (as impacted by these two FSP’s) was effective for the Company beginning January 1, 2008 on a prospective basis with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the Company’s results of operations or financial condition.

The remaining aspects of SFAS 157 for which the effective date was deferred under FSP 157-2 are currently being evaluated by the company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of these remaining aspects of SFAS 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition. In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS 157, which the Company adopted as of January 1, 2008, in cases where a market is not active. The Company has considered FSP 157-3 in its determination of estimated fair values as of December 31, 2008, and the impact was not material.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected. Management is evaluating the potential effect this guidance may have on the Company’s financial condition and results of operations.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Recently Issued Pronouncements:—(Continued)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). The statement is intended to improve financial reporting by identifying a consistent hierarchy for selecting accounting principles to be used in preparing financial statements that are prepared in conformance with generally accepted accounting principles. Unlike Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With GAAP” (“SAS 69”), SFAS 162 is directed to the entity rather than the auditor. The statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with GAAP,” and is not expected to have any impact on the Company’s results of operations, financial condition or liquidity.

In June 2008, FASB issued FSP Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“EITF 03-6-1”). Under the FSP, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two- class method of computing EPS. The FSP is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the Company’s results of operations, financial condition or liquidity.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 2—INITIAL PUBLIC OFFERING

On November 14, 2007, the Company sold 25,000,000 Units at the offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination or November 8, 2008 and expiring November 8, 2012. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 2—INITIAL PUBLIC OFFERING—(Continued)

On December 12, 2007, the Company completed the sale of an additional 1,249,000 units that were granted to the underwriters as an over allotment option at a price of $10.00 per unit. An additional amount of $12,021,625 (net of a portion of the underwriters’ discount of $468,375) was placed in the Company’s Trust Account.

The Offering, including the exercise of the over-allotment option, generated total gross proceeds of $262,490,000, excluding the proceeds from the Offering of the 7,000,000 warrants on a private basis to the existing stockholders.

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement requires the Company to pay 3.75% of the gross proceeds of the Offering as an underwriting discount plus an additional 3.25% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of 3.75% of the gross proceeds ($9,843,375) in connection with the consummation of the Offering and has placed 3.25% of the gross proceeds ($8,530,925) in the Trust Account. The Company did not pay any discount related to the warrants sold in the private placement. The underwriters have waived their right to receive payment of the 3.25% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination. These deferred amounts will be held in trust and not released until the earlier of (i) the completion of an initial Business Combination or (ii) liquidation, in which case such proceeds will be distributed to the Public Stockholders together with all other funds held in the Trust Account.

Pursuant to a Sponsors’ Warrants Securities Purchase dated November 14, 2007, certain of the Initial Stockholders have purchased from the Company, in the aggregate, 7,000,000 warrants for $7,000,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants occurred simultaneously with the consummation of the Offering on a private placement basis. All of the proceeds the Company received from these purchases were placed in the Trust Account.

NOTE 3—NOTE PAYABLE, STOCKHOLDER

On July 13, 2007, the Company issued a $75,000 unsecured promissory note to Leland Investments, an entity controlled by Mark Ein, the Company’s Chief Executive Officer. Leland Investments Inc. loaned the Company an additional $20,000 and on September 10, 2007 the Company replaced the July 13, 2007 note with a $95,000 unsecured promissory note to Leland Investments Inc. The note was non-interest bearing and was payable on the earlier of July 13, 2008 or the consummation of the Offering. The note was repaid during November 2007 from the proceeds of the Offering.

NOTE 4—COMMITMENTS AND CONTINGENCIES

The Company utilizes office space provided by Venturehouse Group LLC (“Venturehouse”), an affiliate of Mark D. Ein, the Company’s Chief Executive Officer. Venturehouse will make available, until the Company consummates a Business Combination, such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. These services will be provided at no cost to the Company.

The Company has a commitment to pay a total underwriting discount of 7% of the public offering price. The payment to the underwriters representing 3.25% of the gross proceeds from the Offering will be deferred until the Company consummates a Business Combination.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 4—COMMITMENTS AND CONTINGENCIES—(Continued)

Pursuant to letter agreements with the Company, effective upon consummation of the Offering, the Initial Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following the Company’s Offering.

Pursuant to the Sponsors’ Warrants Securities Purchase agreement to be effective on October 12, 2007, the Company’s officers, directors and special advisors agreed to purchase from the Company, in the aggregate, 7,000,000 Sponsors’ Warrants for $7,000,000. The purchase and issuance of the Sponsors’ Warrants occurred simultaneously with the consummation of the Offering but was sold on a private placement basis. Management believes the purchase price of these warrants approximates the fair value of such warrants at the time of issuance. The proceeds the Company received from these purchases was placed in the Trust Account.

The Sponsors’ Warrants are identical to the warrants included in the units sold in the offering, except the Sponsors’ Warrants will not be transferable or salable by the purchasers of these warrants (subject to certain limited circumstances) until the Company completes a Business Combination, and will be exercisable on a cashless basis and will be non-redeemable by the Company, in each case, so long as they are held by the purchasers or their permitted transferees. If the Company does not complete such a Business Combination then the $7,000,000 will be part of the liquidation distribution to the Public Stockholders and the warrants will expire worthless.

The Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) are entitled to registration rights with respect to the Founders’ Common Stock or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement signed on the effective date of the Offering. The holders of the majority of the Founders’ Common Stock are entitled to elect to exercise these registration rights at any time commencing nine months after the consummation of our Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time 30 days after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

On February 7, 2008, the Company entered into two full-time consulting arrangements for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring, and documentation for a Business Combination. The agreements provide for maximum aggregate fees of $350,000 per year and success fees upon the closing of a Business Combination (the “Closing Date”) of $400,000, plus the issuance of 5-year options to purchase a total of 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, in all cases subject to adjustment in the event the agreements are terminated pursuant to their terms. Effective March 1, 2009 these consulting arrangements were amended to provide for aggregate monthly fees of $43,750 ($361,667 in total if the consulting fees are paid up to the Company’s termination date of November 8, 2009).

On March 9, 2009, the Company entered into a full-time consulting arrangement for services to help identify and introduce the Company to potential targets and provide assistance with due diligence transaction structuring and documentation for a Business Combination. The agreement provides for monthly fees of $25,000 ($200,215 in total if the consulting fee is paid up to the Company’s termination date of November 8, 2009) and a success fee upon the closing of a Business Combination (the “Closing Date”) of $250,000 plus the issuance of

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 4—COMMITMENTS AND CONTINGENCIES—(Continued)

5-year options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, subject to adjustment in the event the agreement is terminated pursuant to its terms.

NOTE 5—PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Certificate of Incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the common stock on a Business Combination.

NOTE 6—COMMON STOCK

The Company was authorized to issue 50,000,000 shares of common stock with a par value of $.0001 per share. The Company’s Certificate of Incorporation was amended prior to the completion of the public offering to increase the number of authorized shares of common stock from 50,000,000 to 75,000,000.

On July 26, 2007, the Company issued 5,750,000 shares of our common stock to its Initial Stockholders, for $25,000 in cash. Effective October 12, 2007, the Company’s Board of Directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, leaving the Company with 7,187,500 shares of common stock outstanding. All references in the accompanying financial statements to the number of shares of common stock and per share amounts have been retroactively restated to reflect this transaction.

On November 14, 2007, the Company issued 25,000,000 units at the offering price of $10.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant.

On December 7, 2007, the underwriters exercised a portion of its over-allotment option (1,249,000 units) at a price of $10.00 per Unit.

As a result of the partial exercise of the over-allotment option and the expiration of the remaining over-allotment option, the Initial Stockholders forfeited a total of 625,243 shares collectively. The purpose of this contribution was to maintain the equity ownership interest of the Initial Stockholders at 20% of the total outstanding shares of common stock after issuance of the over-allotment option.

As of December 31, 2008, there were 33,249,000 shares of common stock outstanding for issuance upon exercise of Warrants and the Sponsors’ Warrants.

NOTE 7—INCOME TAXES

On June 26, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 7—INCOME TAXES—(Continued)

enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified only its federal tax return as a “major” tax jurisdiction, as defined. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 26, 2007 the evaluation was performed for the tax years 2008 and 2007. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 26, 2007 (inception) through December 31, 2007 and for the year ended December 31, 2008. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Corporate taxes payable as of December 31, 2008 and 2007, consisted of the following:

	2008	2007
Federal income tax (prepaid) payable	$(48,269)	$618,648

	$(48,269)	$618,648

The provision for income tax consists of the following:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Current:
Federal	$1,088,083	$618,648
State and local	—	—
Deferred
Federal	—	—
State and local	—	—

Total provision for income taxes	$1,088,083	$618,648

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 7—INCOME TAXES—(Continued)

The provision for income tax consists of the following:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Current:
Federal	$1,088,083	$618,648
State and local	—	—
Deferred
Federal	—	—
State and local	—	—

Total provision for income taxes	$1,088,083	$618,648

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. There are no deferred tax assets or liabilities as of December 31, 2008.

A reconciliation of the provision for income taxes with the amounts computed by applying the statutory Federal income tax rate to income from continuing operations before provision for income taxes is as follows:

	For the year ended December 31, 2008	For the period from June 26, 2007 (inception) through December 31, 2007
Tax provision at statutory rate	34%	34%
State and local taxes (net of federal tax benefit)	—	—
Other	(2)%	2%
Additional federal tax due to personal holding company status	—	10%

Effective tax rate	32%	46%

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 8—SUMMARIZED QUARTERLY DATA (UNAUDITED)

Following is a summary of the quarterly results of income for the year ended December 31, 2008.

	For the three months ended March 31, 2008	For the three months ended June 30, 2008	For the three months ended September 30, 2008	For the three months ended December 31, 2008
Revenue	$—	$—	$—	$—
Loss from operations	(284,012)	(266,757)	(225,564)	(283,273)
Interest income	2,234,809	869,053	956,751	381,609
Income before provision for income Taxes	1,950,797	602,296	731,187	98,336
Provision for income taxes	(663,271)	(207,027)	(182,556)	(35,229)
Net income	1,287,526	395,269	548,631	63,107
Accretion of trust account income relating to common stock subject to possible conversion	—	—	(143,217)	(92,489)
Net income (loss) available (attributable) to common stockholders	1,287,526	395,269	405,414	(29,382)
Weighted average number of common shares outstanding, excluding shares subjected to possible conversion—basic and diluted	24,936,558	24,936,558	24,936,558	24,936,558
Basic and diluted net income (loss) per Share	$.05	$.02	$.02	$(.00)

Following is a summary of the quarterly results of operations for the period from June 26, 2007 (inception) through December 31, 2007.

	For the Period from June 26, 2007 (inception) through June 30, 2007	For the three months ended September 30, 2007	For the three months ended December 31, 2007
Revenue	$—	$—	$—
Loss from operations	(1,000)	(12)	(139,987)
Interest income	—	—	1,474,220
Income before provision for income Taxes	(1,000)	(12)	1,334,233
Provision for income taxes	—	—	(618,648)
Net income (loss)	(1,000)	(12)	715,585
Accretion of trust account income relating to common stock subject to possible conversion	—	—	—
Net income (loss) available (attributable) to common stockholders	(1,000)	(12)	715,585
Weighted average number of common shares outstanding, excluding shares subjected to possible conversion—basic and diluted	7,187,500	7,187,500	16,258,039
Basic and diluted net income (loss) per Share	$(.00)	$(.00)	$.04

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO FINANCIAL STATEMENTS—(Continued)

NOTE 9—SUBSEQUENT EVENT

On February 10, 2009, the Company received notice from the NYSE Alternext US, LLC indicating that it was below certain additional continued listing standards of the exchange, specifically that the Company has not held an annual meeting of stockholders in 2008, as set forth in Section 704 of the Company Guide.

The notification from the exchange indicated that the Company had until March 10, 2009 to submit a plan advising the exchange of action it would take to bring it into compliance with all continued listing standards by August 11, 2009. The Company submitted its plan on February 13, 2009. The exchange is now evaluating the Company’s plan and will make a determination as to whether it has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards. If the plan is accepted, the Company will be able to continue its listing, during which time the Company will be subject to continued periodic review by the exchange’s staff. If the plan is not accepted, the exchange could initiate delisting procedures against the Company.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash	$1,911,174	$2,778,143
Cash held in Trust Account, interest and dividend income available for taxes	14,223	134,385
Other current assets	83,161	50,290

Total current assets	2,008,558	2,962,818

Trust Account, restricted
Cash held in Trust Account, restricted	259,064,422	259,084,043
Prepaid income taxes	295,054	48,269

	259,359,476	259,132,312

Total assets	$261,368,034	$262,095,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$870,351	$193,555

Total current liabilities	870,351	193,555

Common stock, subject to possible conversion, 7,874,699 shares at conversion value	77,807,833	77,739,684

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued or outstanding	—	—
Common stock, $0.0001 par value; authorized 75,000,000 shares; issued and outstanding 32,811,257 (less 7,874,699 subject to possible conversion)	2,494	2,494
Additional paid-in capital	181,082,142	181,150,291
Income accumulated during development stage	1,605,214	3,009,106

Total stockholders’ equity	182,689,850	184,161,891

Total liabilities and stockholders’ equity	$261,368,034	$262,095,130

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended June 30, 2009	For the three months ended June 30, 2008	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the period from June 26, 2007 (inception) through June 30, 2009
Revenue	$—	$—	$—	$—	$—
General and administrative expenses	1,385,707	266,757	1,706,109	550,769	2,906,714

Loss from operations	(1,385,707)	(266,757)	(1,706,109)	(550,769)	(2,906,714)
Interest and dividend income	7,185	869,053	55,432	3,103,862	5,971,874

(Loss) income before benefit from (provision for) income taxes	(1,378,522)	602,296	(1,650,677)	2,553,093	3,065,160
Benefit from (provision for) income taxes	154,798	(207,027)	246,785	(870,298)	(1,459,946)

Net (loss) income	(1,223,724)	395,269	(1,403,892)	1,682,795	1,605,214
Accretion of Trust Account income relating to common stock subject to possible conversion	(37,312)	—	(68,149)	—	(303,855)

Net (loss) income attributable to other common stockholders	$(1,261,036)	$395,269	$(1,472,041)	$1,682,795	$1,301,359

Weighted average number of common shares outstanding, excluding shares subject to possible conversion — basic and diluted	24,936,558	24,936,558	24,936,558	24,936,558

Basic and diluted net (loss) income per share attributable to other common stockholders	$(0.05)	$0.02	$(0.06)	$0.07

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD JUNE 26, 2007 (INCEPTION) THROUGH JUNE 30, 2009

(UNAUDITED)

	Common Stock		Additional paid-in capital	Income accumulated during development stage	Total stockholders’ equity
	Shares	Amount
Balance, June 26, 2007 (inception)	—	$—	$—	$—	$—
Common shares issued at inception at $0.003 per share	7,187,500	719	24,281	—	25,000
Sale of 25,000,000 units, net of Underwriters’ discount and offering expenses (includes 7,499,999 shares subject to possible conversion)	25,000,000	2,500	239,843,344	—	239,845,844
Exercise of Underwriters’ over-allotment, net of Underwriters’ discount and offering expenses (includes 374,700 shares subject to possible conversion)	1,249,000	125	12,021,500	—	12,021,625
Forfeiture of initial stockholders’ shares pursuant to partial exercise of underwriters’ over-allotment	(625,243)	(62)	62	—	—
Proceeds subject to possible conversion of 7,874,699 shares	—	(788)	(77,503,190)	—	(77,503,978)
Proceeds from issuance of sponsors’ warrants, at $1 per warrant	—	—	7,000,000	—	7,000,000
Net income for the period from June 26, 2007 (inception) through December 31, 2007	—	—	—	714,573	714,573

Balance, December 31, 2007	32,811,257	2,494	181,385,997	714,573	182,103,064

Accretion of Trust Account income relating to common stock subject to possible conversion	—	—	(235,706)	—	(235,706)
Net income for the year ended December 31, 2008	—	—	—	2,294,533	2,294,533

Balance, December 31, 2008	32,811,257	2,494	181,150,291	3,009,106	184,161,891

Accretion of Trust Account income relating to common stock subject to possible conversion	—	—	(68,149)	—	(68,149)

Net loss for the six months ended June 30, 2009	—	—	—	(1,403,892)	(1,403,892)

Balance, June 30, 2009 (Unaudited)	32,811,257	$2,494	$181,082,142	$1,605,214	$182,689,850

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30, 2009	For the six months ended June 30, 2008	For the period from June 26, 2007 (inception) through June 30, 2009
Cash Flows from Operating Activities
Net (loss) income	$(1,403,892)	$1,682,795	$1,605,214
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Changes in operating assets and liabilities:
Increase in other current assets	(32,871)	—	(83,161)
Increase in prepaid expenses	—	(76,175)	—
Increase in prepaid corporate taxes	—	(51,054)	—
(Decrease) in corporate taxes payable	—	(618,648)	—
Increase in accounts payable and accrued expenses	676,796	58,963	870,351

Net cash (used in) provided by operating activities	(759,967)	995,881	2,392,404

Cash Flows from Investing Activities
Trust Account, restricted	(227,164)	—	(259,359,476)
Cash held in Trust Account, interest and dividend income available for working capital and taxes	120,162	196,584	(14,223)

Net cash (used in) provided by investing activities	(107,002)	196,584	(259,373,699)

Cash Flows from Financing Activities
Gross proceeds from initial public offering	—	—	250,000,000
Gross proceeds from exercise of underwriters’ over-allotment	—	—	12,490,000
Proceeds from notes payable, stockholders	—	—	95,000
Repayment of notes payable, stockholders	—	—	(95,000)
Proceeds from issuance of stock to initial stockholders	—	—	25,000
Proceeds from issuance of sponsors’ warrants	—	—	7,000,000
Payment of underwriting discount and offering expenses	—	—	(10,622,531)

Net cash provided by financing activities	—	—	258,892,469

Net (decrease) increase in cash	(866,969)	1,192,465	1,911,174

Cash at beginning of the period	2,778,143	461,475	—

Cash at end of the period	$1,911,174	$1,653,940	$1,911,174

Supplemental Disclosure of cash flow information:
Cash paid for taxes	$—	$1,540,000	$1,755,000

Supplemental Disclosure of Non-cash transactions:
Accrual for offering costs charged to additional paid in capital	$—	$—	$511

Accretion of trust account income relating to common stock subject to possible conversion	$68,149	$—	$303,855

The accompanying notes are an integral part of these condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION

These unaudited, condensed interim financial statements of Capitol Acquisition Corp. (the “Company”) (a development stage company) as of June 30, 2009, and for the three and six months ended June 30, 2009 and 2008, and for the period from June 26, 2007 (inception) through June 30, 2009, have been prepared in accordance with accounting principles generally accepted in the United States of America, for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for any other interim period or for the full year.

These unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto as of December 31, 2008, and for the period ended December 31, 2008 included in the Company’s Form 10-K filed on March 16, 2009. The accounting policies used in preparing these unaudited condensed interim financial statements are consistent with those described in the December 31, 2008 financial statements.

The Company was incorporated in Delaware on June 26, 2007 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses or assets (a “Business Combination”).

The Company has selected December 31 as its fiscal year end.

On October 12, 2007, the Company declared a stock dividend of 0.25 shares of common stock for each share of outstanding common stock. All references in the accompanying unaudited condensed interim financial statements to the common shares and per share amounts have been retroactively restated to reflect the stock dividend. There was no net effect on stockholders’ equity.

All of the Company’s activity from June 26, 2007 (inception) through November 14, 2007 relates to the Company’s formation and its public offering (“Offering”). All activity from November 14, 2007 through June 30, 2009 relates to the Company’s search for an acquisition target.

Management has evaluated subsequent events to determine if events or transactions occurring through August 10, 2009 require potential adjustment or disclosure in the unaudited condensed financial statements.

Going Concern and Management’s Plan and Intentions:

Pursuant to the Company’s Certificate of Incorporation, if the Company is unable to consummate a timely Business Combination, it would have to liquidate and return the funds held in the Trust Account to the holders of shares issued in the Offering. The Company has entered into an Agreement and Plan of Merger for a Business Combination with Two Harbors Investment Corp. (Note 2). There can be no assurance that the Company will complete this Business Combination prior to November 8, 2009. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The unaudited condensed interim financial statements do not include any adjustment that might result from the outcome of this uncertainty.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Reclassifications:

Certain amounts in the prior quarters’ condensed financial statements have been reclassified to conform with the presentation in the current year condensed financial statements. These reclassifications have no effect on previously reported income.

Accretion of Trust Account relating to common stock subject to possible conversion:

The Company records accretion of the income earned in the Trust Account relating to the common stock subject to possible conversion based on the excess of the earnings for the period over the amount which is available to be used for working capital and taxes. Since 30% (less one share) of the shares issued in the Offering are subject to possible conversion, the portion of the excess earnings related to those shares are reflected on the balance sheet as part of “Common stock subject to possible conversion” and is deducted from “Additional paid-in capital.” This portion of the excess earnings is also presented as a deduction from net (loss) income on the Statements of Operations to appropriately reflect the amount of net (loss) income which would remain available to the common stockholders who did not elect to convert their shares to cash.

Earnings (Loss) Per Share:

The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share.” In accordance with SFAS No. 128, earnings (loss) per common share (“Basic EPS”) is computed by dividing earnings (loss) by the weighted average number of common shares outstanding for the period.

Common shares subject to possible conversion of 7,874,699 have been excluded from the calculation of basic and diluted earnings per share since such shares, if converted, only participate in their pro rata shares of the trust earnings.

Earnings (loss) per common share amounts, assuming dilution (“Diluted EPS”), gives effect to dilutive options, warrants, and other potential common stock outstanding during the period. SFAS No. 128 requires the presentation of both Basic EPS and Diluted EPS on the face of the statements of operations. In accordance with SFAS No. 128, the Company has not considered the effect of its outstanding Warrants in the calculation of diluted earnings per share since the exercise of the Warrants is contingent upon the occurrence of future events.

Fair Value of Financial Instruments:

The Company’s financial instruments are cash, cash held in trusts and accounts payable. The recorded values of cash, cash held in trust and accounts payable approximate their fair values based on their short term maturities.

Concentration of Credit Risk:

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk”, requires disclosure of significant concentrations of credit risk regardless of the degree of risk. At June 30, 2009, financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents held in the trust account. The Company maintains its

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 1—ORGANIZATION, BUSINESS OPERATIONS, SIGNIFICANT ACCOUNTING POLICIES AND GOING CONCERN CONSIDERATION—(Continued)

Trust Account cash balances in a US Treasury only money market fund at one financial institution and its working capital cash balance at another financial institution. As of June 30, 2009 the Federal Deposit Insurance Corporation insured balances in bank accounts up to $250,000 and the Securities Investor Protection Corporation insured balances up to $500,000 in brokerage accounts.

Recently Issued And Adopted Pronouncements:

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 107-1 (“FSP FAS 107-1”) and APB 28-1 (“APB 28-1”), which amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments and APB Opinion No. 28, Interim Financial Reporting, to require disclosures about the fair value of financial instruments for interim reporting periods. FSP FAS 107-1 and APB 28-1 will be effective for interim reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s condensed financial position or results of operations.

In April 2009, the FASB issued FASB Staff Position No. 157-4 (“FSP FAS 157-4”), which provides additional guidance in accordance with FASB No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability has significantly decreased. FSP FAS 157-4 shall be effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this staff position did not have a material impact on the Company’s condensed financial position or results of operations.

In April 2009, the FASB issued FASB Staff Position No. 141(R)-1 (“FSP FAS 141(R)-1) which provides additional clarification on the initial recognition and measurement of assets acquired and liabilities assumed in a business combination that arise from contingencies. FSP FAS 141(R)-1 is effective for all fiscal years beginning on or after December 15, 2008. FSP FAS 141(R)-1 is effective for contingent assets and liabilities acquired in evaluating the impact of SFAS 141(R).

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS No. 165”). The statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. SFAS No. 165 shall become effective June 15, 2009 for all subsequent reporting periods. The adoption of SFAS No. 165 did not have a material impact on the Company’s condensed financial position or results of operations.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 168”). This statement will become the source of authoritative U.S. generally accepted accounting principles recognized by the FASB to be applied by nongovernmental entities. On the effective date of this statement, the codification will supersede all then-existing non SEC accounting and reporting standards. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this statement is not expected to have a material impact on the Company’s condensed financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed financial statements.

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 2—POTENTIAL ACQUISITION

On June 11, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Two Harbors Investment Corp., a Maryland corporation (“Two Harbors”), Two Harbors Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Two Harbors (“Merger Sub”), and Pine River Capital Management L.P., the sole stockholder of Two Harbors (“Pine River”). Upon the consummation of the transactions contemplated by the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger and becoming a wholly-owned subsidiary of Two Harbors. Under the terms of the Merger Agreement, the Company’s outstanding common stock and warrants will be converted into common stock and warrants of Two Harbors, on a one-to-one basis. The Company’s initial officers, directors and security holders (the “Capitol Founders”) have agreed to surrender for cancellation 100%, or 6,562,257, of the shares of the Company’s common stock acquired by them prior to the Offering. As a condition of the transaction, the Company’s stockholders will be asked to approve an amendment to the Company’s amended and restated certificate of incorporation to permit the transaction, and the Company’s warrantholders will be asked to amend the exercise price of their warrants to $11.00 per share in exchange for extending the warrant expiration by one year to November 7, 2013. Two Harbors is a newly organized real estate investment trust that intends to focus on residential mortgage-backed securities and will be externally managed by PRCM Advisers LLC, a subsidiary of Pine River. Two Harbors was formed solely to complete the Business Combination with the Company and has no material assets or liabilities. Two Harbors’ only assets following the Business Combination will be the funds released to it from Trust Account upon consummation of the Business Combination and the stock of the Company.

On August 17, 2009, the Company entered into Amendment No. 1 to the Agreement and Plan of Merger dated June 11, 2009 to extend the date after which either Two Harbors or the Company could terminate the Merger Agreement from September 8, 2009 (or October 8, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement filed in connection with the transaction) to September 30, 2009 (or October 15, 2009 if the only obligation of the parties to effect the merger was the effectiveness of the registration statement filed in connection with the transaction). On September 20, 2009, the Company entered into Amendment No. 2 to the Agreement and Plan of Merger to extend the date after which either Two Harbors or the Company could terminate the Merger Agreement to November 8, 2009.

If approved, the transaction is expected to be consummated by the end of the third quarter of 2009, after the required approval by the Company’s stockholders and warrantholders and the fulfillment of certain other closing conditions, as described in the Merger Agreement.

NOTE 3—INCOME TAXES

For the three and six months ended June 30, 2009, the Company had federal tax benefits of $154,798 and $246,785, respectively, resulting from the available carryback of net losses of $455,287 and $725,837, respectively. The effective tax rates were (11.2%) and (15.0%), respectively for the three and six months ended June 30, 2009 as compared to the statutory rate of (34%). The difference between the effective and statutory tax rates was mainly due to the non-deductibility, for tax purposes, of $919,701 of acquisition related costs for both the three and six months ended June 30, 2009.

NOTE 4—COMMITMENTS AND CONTINGENCIES

The Company entered into an agreement with the underwriters of the Offering (the “Underwriting Agreement”). The Underwriting Agreement required the Company to pay 3.75% of the gross proceeds of the Offering as an underwriting discount upon consummation of the Offering plus an additional 3.25% of the gross proceeds only upon consummation of a Business Combination. The Company paid an underwriting discount of

CAPITOL ACQUISITION CORP.

(a development stage company)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS—(Continued)

NOTE 4—COMMITMENTS AND CONTINGENCIES—(Continued)

3.75% of the gross proceeds ($9,843,375) in connection with the consummation of the Offering and has placed 3.25% of the gross proceeds ($8,530,925) in the Trust Account. The underwriters have waived their right to receive payment of the 3.25% of the gross proceeds upon the Company’s liquidation if it is unable to complete a Business Combination. In connection with the proposed transaction with Two Harbors, the underwriters have agreed to reduce the fees they are entitled to receive upon consummation of a Business Combination to between an aggregate of approximately $4.5 to $5.9 million (based on the number of stockholders seeking conversion of their shares upon consummation of the Business Combination) in exchange for certain rights to participate in future securities offerings by Two Harbors following consummation of the Business Combination.

On February 7, 2008, the Company entered into two full-time consulting arrangements for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring, and documentation for a Business Combination. The agreements provide for maximum aggregate fees of $350,000 per year and success fees upon the closing of a Business Combination (the “Closing Date”) of $400,000, plus the issuance of 5-year options to purchase a total of 75,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, in all cases subject to adjustment in the event the agreements are terminated pursuant to their terms. Effective March 1, 2009, these consulting arrangements were amended to provide for aggregate monthly fees of $43,750 ($361,667 in total if the consulting fees are paid up to the Company’s termination date of November 8, 2009). In connection with the proposed transaction with Two Harbors, the consultants agreed to waive their right to receive the 5-year options if the transaction was consummated.

On March 9, 2009, the Company entered into a full-time consulting arrangement for services to help identify and introduce the Company to potential targets and provide assistance with due diligence, transaction structuring and documentation for a Business Combination. The agreement provides for monthly fees of $25,000 ($200,215 in total if the consulting fee is paid up to the Company’s termination date of November 8, 2009) and a success fee upon the Closing Date of $250,000 plus the issuance of 5-year options to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing price of the stock on the Closing Date, subject to adjustment in the event the agreement is terminated pursuant to its terms. In connection with the proposed transaction with Two Harbors, the consultant agreed to waive his right to receive the 5-year options if the transaction was consummated.

On April 2, 2009, the Company entered into an agreement to utilize certain administrative, technological and secretarial services, as well as certain limited office space as needed, and if available, in New York City for the period from April 6, 2009 through November 30, 2009. The agreement calls for monthly service fees of $3,250 as well as a service retainer fee of $6,500. The amount paid under this agreement for the three and six months ended June 30, 2009 was $10,118.

Annex A-1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

PINE RIVER CAPITAL MANAGEMENT L.P.,

TWO HARBORS INVESTMENT CORP.,

TWO HARBORS MERGER CORP.,

and

CAPITOL ACQUISITION CORP.

Dated as of June 11, 2009

- ii -

EXHIBITS:

EXHIBIT A	Advisor Agreements
EXHIBIT B	Form of Amended and Restated Certificate of Incorporation
EXHIBIT C	Investment Criteria for Asset Acquisitions
EXHIBIT D	Form of Management Agreement
EXHIBIT E	Sponsors Voting and Support Agreements
EXHIBIT F	Form of Warrant Amendment Agreement
EXHIBIT G	Form of Affiliates Letter
EXHIBIT H	Escrow Termination Agreement
EXHIBIT I	Directors and Officers of Parent
EXHIBIT J	Letter Amendment Agreements
EXHIBIT K	Form of Sub-Management Agreement
EXHIBIT L	Voting Agreement

- iii -

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 11, 2009, among Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”), Two Harbors Investment Corp., a Maryland corporation (“Parent”), Two Harbors Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Capitol Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously determined that the Merger is fair to and in the best interests of their respective stockholders;

WHEREAS, the board of directors of the Company has unanimously approved the Amended and Restated Certificate of Incorporation (the “Proposed Charter Amendment”);

WHEREAS, prior to or simultaneously with the execution of this Agreement, and as a condition and inducement to Parent and Pine River to enter into this Agreement, the Company and the officers, directors and stockholders of the Company set forth on Attachment A hereto (each a “Sponsor” and collectively the “Sponsors”) are entering into the Sponsors Voting and Support Agreements pursuant to which the Sponsors have, among other things, agreed, upon the terms and subject to the conditions thereof, to vote their Shares, if any, acquired after the IPO in favor of adopting this Agreement;

WHEREAS, prior to or simultaneously with the execution of this Agreement, CLA Founders LLC (the “Sponsor Vehicle”) and Parent are entering into a Sub-Management Agreement, pursuant to which, the Sponsor Vehicle shall be engaged as a sub-advisor to the Manager, to assist the Manager in providing advisory services to the REIT pursuant to the Management Agreement; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a contribution governed by Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, the parties hereby agree as follows

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Acquisition Proposal” means any inquiry, proposal, offer or expression of interest by any Person (other than Parent and its Affiliates) relating to a merger, consolidation, share exchange, reorganization, recapitalization, liquidation, dissolution or other similar transaction or business combination involving the Company, or the issuance of any securities (or rights to acquire securities) of the Company, or any similar transaction, or any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Transactions.

“Advisor Agreements” means the economic agreements entered into among the Company and its financial advisors and attached hereto as Exhibit A.

A-1-1

“Affiliates” shall mean any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means the sale, transfer or other disposition, directly or indirectly, including through an asset sale, stock sale or issuance, merger, amalgamation or other similar transaction, of all or a substantial portion of the Company, in a transaction or a series of transactions with one or more Persons (other than Parent and its Affiliates), excluding in each case, (i) any liquidation of the Company or similar transaction or (ii) any one or more transactions pursuant to arrangements contemplated by Section 6.17.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company substantially in the form attached hereto as Exhibit B.

“Ancillary Agreements” means the Warrant Amendment Agreement, the Sponsors Voting and Support Agreements, the Advisor Agreements, the Management Agreement, the Escrow Termination Agreement, the Registration Rights Agreement, the Sub-Management Agreement, the Voting Agreement and the Letter Amendment Agreements.

“Balance Sheet” has the meaning set forth in Section 4.6.

“Business Combination” shall mean the Business Combination (as defined in the Proposed Charter Amendment) between the Company, Parent and Merger Sub contemplated by this Agreement.

“Business Day” means a day on which the banks are opened for business (Saturdays, Sundays, statutory and civic holidays excluded) in New York, New York, United States.

“Bylaws” has the meaning set forth in Section 2.3(b).

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Change in Recommendation” means (i) the withdrawal of, or modification in a manner adverse to Parent of, the Company Recommendation or (ii) the recommendation by the Company’s board of directors or any committee thereof to the Company’s Stockholders to vote in favor of any Acquisition Proposal.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Contracts” means: (a) any “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC; (b) all Contracts to which the Company is a party or by which any of the Company’s assets may be bound, subjected or affected, which either (i) creates or imposes a liability greater than $100,000 and (ii) may not be cancelled by the Company on 30 days’ or less prior notice; (c) all Contracts concerning a partnership, joint venture, joint development or other cooperation arrangement; (d) all material Contracts with any Governmental Authority; (e) all material Contracts relating to or evidencing Indebtedness of the Company (or the creation, incurrence, assumption, securing or guarantee thereof); (f) all material Contracts for the purchase

A-1-2

of any business, corporation, partnership, joint venture, association or other business organization or any division, material assets, material operating unit or material product line thereof; (g) all material Contracts relating to employment, change of control, retention, severance or material consulting or advising arrangements; (h) all Contracts relating to securities of the Company; and (i) all Contracts which are otherwise material to the Company taken as a whole (other than the Transaction Documents and other contracts contemplated by this Agreement) which are not described in any of the categories specified above.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company Recommendation” means the recommendation of the Company’s board of directors to the Company Stockholders to grant the Company Stockholder Approval.

“Company Stockholder Approval” means (i) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to approve the Proposed Charter Amendment, (ii) the affirmative vote of a majority of the outstanding Shares entitled to vote thereon at the Company Stockholders Meeting in person or by proxy to adopt this Agreement, (iii) the affirmative vote of a majority of the outstanding IPO Shares voted at the Company Stockholders Meeting in Person or by proxy to approve the Business Combination and (iv) any other approvals of the Company Stockholders necessary to approve this Agreement and the Transactions.

“Company Stockholders” means holders of Shares.

“Company Stockholders Meeting” has the meaning set forth in Section 6.4(a).

“Company Warrantholder Approval” means the approval by proxy or written consent of a majority of the Company Warrantholders to the Warrant Amendment Agreement.

“Company Warrantholders” means holders of Warrants.

“Company Warrantholders Meeting” has the meaning set forth in Section 6.4(a).

“Confidentiality Agreement” has the meaning set forth in Section 6.12.

“Contract” has the meaning set forth in Section 4.4(b).

“Conversion Consideration” has the meaning set forth in Section 3.2.

“Conversion Price” has the meaning set forth in Section 3.2.

“Converting Shares” has the meaning set forth in Section 3.2.

“Converting Stockholder” has the meaning set forth in Section 3.2.

“Costs” has the meaning set forth in Section 6.9(a).

“DGCL” has the meaning set forth in Section 2.1.

“D&O Insurance” has the meaning set forth in Section 6.9(b).

“Effective Time” has the meaning set forth in Section 2.2.

A-1-3

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Termination Agreement” means the termination agreement entered into among the Company, Continental Stock Transfer & Trust Company and Citigroup Global Markets Inc. and attached hereto as Exhibit H.

“Exchange Act” has the meaning set forth in Section 4.4(a).

“Exchange Ratio” has the meaning set forth in Section 3.1(a).

“Expenses” means the out-of-pocket fees and expenses of a party, including related to its advisors, counsel and accountants, incurred by the party or on its behalf in connection with the Transactions, including the out-of-pocket expenses related to the preparation, printing, filing and mailing of the S-4 Registration Statement and the Proxy Statement/Prospectus and the solicitation of Company Stockholder Approval.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” has the meaning set forth in Section 4.4(a).

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (a) the principal of, interest on and premium (if any) in respect of indebtedness of such Person for borrowed money; (b) the principal of, interest on and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 90 days of incurrence); (d) capitalized lease obligations of such Person; (e) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables); and (f) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person.

“Indemnified Parties” has the meaning set forth in Section 6.9(a).

“Investment Criteria” means the investment criteria set forth on Exhibit C, pursuant to which Parent will acquire mortgages and mortgage-backed securities.

“IPO” means the initial public offering of the Company, effected on November 14, 2007.

“IPO Shares” means the Shares issued in the IPO (excluding, for the avoidance of doubt, Shares issued to the Sponsors prior to the IPO).

“Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

“Letter Agreements” means each of the letter agreements dated November 1, 2007 between the Company, Citigroup Global Markets Inc. and each of the Sponsors, respectively.

A-1-4

“Letter Amendment Agreement” means each of the amendments to the Letter Agreements attached hereto as Exhibit J.

“Liability” means any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether known or unknown, asserted or unasserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) and whether or not the same would be required by GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

“Lien” means any lien, charge, pledge, security interest, claim or other encumbrance.

“Management Agreement” means the management agreement to be entered into between Parent and an Affiliate of Pine River substantially in the form attached hereto as Exhibit D.

“Manager” means PRCM Advisers LLC, a Delaware limited liability company.

“Material Adverse Effect” means, with respect to any Person, an event, circumstance, change or effect that has had, or is reasonably likely to have, (a) a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such Person and its subsidiaries taken as a whole other than any event, circumstance, change or effect resulting from (i) general economic, market or political conditions, (ii) matters generally affecting the industries or market sectors in which such Person operates, (iii) the announcement or expectation of the Transactions, (iv) any of the requirements or limitations imposed on such Person pursuant to this Agreement or the other Transaction Documents, (v) changes in Law, (vi) changes in GAAP, (vii) acts of war or terrorism, (viii) fluctuations in the share price of such Person’s common stock, except, in the case of the foregoing clauses (i), (ii) and (vii) only, to the extent such changes do not have a materially disproportionate impact on such Person and its subsidiaries, taken as a whole, relative to other companies in the industries in which such Person and its subsidiaries conduct their business or (b) a material adverse effect on the ability of such Person to perform its obligations under this Agreement or any of the other Transaction Documents, or that would prevent or materially delay the consummation of the Transactions.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“NYSE” means the New York Stock Exchange.

“NYSE Amex” means NYSE Amex Equities.

“Parent” has the meaning set forth in the Preamble.

“Parent Shares” has the meaning forth in Section 3.1(a).

“Permits” has the meaning set forth in Section 4.10.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings (if then appropriate), (ii) mechanics’, carriers’, workers’ and other similar Liens arising or incurred in the ordinary course of business, and (iii) other Liens that individually or in the aggregate with other title defects, do not materially impair the value of the property subject to such Liens or other such title defect or the use of such property in the conduct of the business.

“Person” means any individual, sole proprietorship, firm, corporation (including any non-profit corporation and public benefit corporation), general or limited partnership, limited liability partnership, joint venture, limited

A-1-5

liability company, estate, trust, association, organization, labor union, institution, entity or Governmental Authority, including any successor (by merger or otherwise) of such Person.

“Pine River” has the meaning set forth in the Preamble.

“Proposed Charter Amendment” has the meaning set forth in the Recitals.

“Proxy Statement/Prospectus” has the meaning set forth in Section 6.3(a).

“Public Stockholders” means the holders of the IPO Shares.

“Registration Rights Agreement” means the registration rights agreement containing customary terms and conditions to be entered into between the Parent, the Sponsors and Pine River.

“REIT” has the meaning set forth in Section 6.19.

“S-4 Registration Statement” has the meaning set forth in Section 6.3(a).

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.5(a).

“Securities Act” has the meaning set forth in Section 3.3.

“Shares” has the meaning set forth in Section 3.1(a).

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Vehicle” has the meaning set forth in the Recitals.

“Sponsor Voting and Support Agreements” means the agreements entered into between the Company and the Sponsors and attached hereto as Exhibit E.

“Sub-Management Agreement” means the Sub-Management Agreement to be entered into between the Manager, Pine River and the Sponsor Vehicle substantially in the form attached hereto as Exhibit K.

“Superior Proposal” means any bona fide written Acquisition Proposal pursuant to which a third party would own 50% or more of the assets, revenue or net income of the Company, or in the case of the issuance of securities (or rights to acquire securities) of the Company, such third party would represent 50% or more of the voting power in the Company, on terms that the board of directors of the Company determines in its good faith judgment are more favorable to the Company’s stockholders than the Transactions (taking into account the various legal, financial and regulatory aspects of the proposal and the Person making the proposal and any changes to the Transactions proposed by Parent or Pine River in response to the receipt by the Company of such proposal) and that is not subject to any material contingency unless, in the good faith judgment of the board of directors of the Company, such contingency is reasonably capable of being satisfied.

“Surviving Company” has the meaning set forth in Section 2.1.

“Tax” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority

A-1-6

or any obligation to pay taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other Contractual obligation.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” has the meaning set forth in Section 8.1(b)(ii).

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, including the Company Disclosure Schedules, and the Ancillary Agreements.

“Termination Fee” has the meaning set forth in Section 8.3 (a).

“Transactions” means the transactions contemplated by the Transaction Documents.

“Trust Account” means the trust account established by the Company in connection with the consummation of the IPO and into which the Company deposited a designated portion of the net proceeds from the IPO.

“Trust Agreement” means the Investment Management Trust Agreement dated November 8, 2007 between Continental Stock Transfer & Trust Company and the Company.

“Voting Agreement” means the Voting Agreement between the Company and Pine River attached hereto as Exhibit L.

“Warrant” has the meaning set forth in Section 4.2.

“Warrant Amendment Agreement” means the warrant amendment agreement to be entered into between the Company and Continental Stock Transfer & Trust Company substantially in the form attached hereto as Exhibit F.

Section 1.2. Interpretation.

(a) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.

(b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(d) The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(e) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f) All terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

A-1-7

(g) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h) If any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day.

(i) References to a Person are also to its permitted successors and assigns.

(j) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(k) “Reasonable best efforts” or similar terms shall not require the waiver of any rights under this Agreement.

(l) A “subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

(m) The term “ordinary course of business” (or similar terms) shall be deemed to be followed by the words “consistent with past practice.

ARTICLE II

THE MERGER

Section 2.1. The Merger. Upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation (the “Surviving Company”) and a wholly owned subsidiary of Parent. The Merger shall have the effects set forth in the DGCL.

Section 2.2. Effective Time; Closing. As promptly as practicable (but in no event more than two Business Days) after the satisfaction or waiver of the conditions to the Merger set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to such conditions), the Surviving Company shall (i) file in the office of the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) meeting the requirements of the DGCL and (ii) execute, acknowledge, deliver, file and/or record all such other instruments, and take all such other actions, as may be required in order to cause the Merger to become effective in accordance with the provisions of the DGCL. The date and time on which the Merger becomes effective in accordance with the applicable provisions of the DGCL is hereinafter referred to as the “Effective Time.” Prior to such filing, a closing (the “Closing”) shall be held at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York. The date of the Closing is referred to as the “Closing Date.”

Section 2.3. Articles of Incorporation and Bylaws.

(a) The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company until amended in accordance with the DGCL.

(b) The bylaws of Merger Sub as in effect immediately prior to the Effective Time (“Bylaws”) shall be the bylaws of the Surviving Company until amended in accordance with the DGCL.

Section 2.4. Directors and Officers.

(a) The board of directors of Parent will take all action necessary to increase the size of the board of directors to seven directors and shall elect to the board of directors of Parent the persons listed on Exhibit I and

A-1-8

the remaining directors of Parent not designated to remain on Parent’s board of directors after the Effective Time shall resign from Parent’s board of directors, in each case effective as of the Effective Time.

(b) The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company, in each case until duly removed or replaced in accordance with the Bylaws of the Surviving Company and the DGCL.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT

CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 3.1. Effect on Capital Stock and Warrants. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

(a) each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (the “Shares”) (other than Converting Shares and any Shares to be cancelled in accordance with Section 3.1(c) hereof) shall be converted into the right to receive one (the “Exchange Ratio”) fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent (the “Parent Shares”) (the “Merger Consideration”);

(b) all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or the Conversion Consideration, as applicable;

(c) (i) each Share that is owned by the Company (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties), (ii) each Share that is owned by Parent or Merger Sub (other than Shares held either in a fiduciary or agency capacity that are beneficially owned by third parties), and (iii) each Share that is owned by a Sponsor and that was acquired by such Sponsor prior to the IPO shall be transferred to the Company and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(d) each issued and outstanding share of common stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Company; and

(e) subject to the Warrant Amendment Agreement, each unexercised and unexpired Warrant to purchase Shares of the Company which is outstanding immediately prior to the Effective Time shall automatically become exercisable for the kind and amount of securities which the holder of a Warrant would have owned immediately after the Effective Time if such holder had exercised the Warrant immediately before the Effective Time.

Section 3.2. Converting Shares. Each Company Stockholder who at the Company Stockholder Meeting votes against the Business Combination (each, a “Converting Stockholder”) may, contemporaneously with such vote, demand that the Company convert its Shares (the “Converting Shares”) into cash. To perfect such conversion, each Converting Stockholder must deliver its certificate to Continental Stock Transfer & Trust Company, as trustee for the Trust Account, physically or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System at any time up to the Company Stockholders Meeting. If so demanded and properly perfected, the Company shall, promptly after the Closing, convert such Converting Shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two Business Days prior to the Closing, equal to the quotient determined by dividing (A) the amount then held in the Trust Account,

A-1-9

by (B) the total number of IPO Shares then outstanding (the “Conversion Consideration”). The Converting Shares shall thereafter be cancelled.

Section 3.3. No Further Ownership Rights in Shares. All Conversion Consideration delivered upon the surrender of certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates. Until surrendered as contemplated by this Section 3.3, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Conversion Consideration. No interest will be paid or will accrue on the cash or any other amounts payable upon the surrender of any certificate.

Section 3.4. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares that were outstanding immediately prior to the Effective Time.

Section 3.5. Affiliates. Notwithstanding anything to the contrary herein, no Parent Shares or Warrants shall be delivered to a Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act of 1933 (together with the rules and regulations thereunder, the “Securities Act”) until such Person has executed and delivered an agreement, substantially in the form of Exhibit G, to Parent.

Section 3.6. Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding Shares or Parent Shares shall be changed by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur, the Exchange Ratio shall be appropriately adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the SEC Reports filed with the SEC and publicly available not later than two Business Days prior to the date of this Agreement or in the disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (it being agreed that any disclosure set forth on any particular section of the Company Disclosure Schedule shall be deemed disclosed in another section of the Company Disclosure Schedule if the relevance of such disclosure to such other section is reasonably apparent)(the “Company Disclosure Schedule”):

Section 4.1. Organization; Qualification.

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b) The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the assets or property owned, licensed, used, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.2. Capitalization. The authorized capital stock of the Company consists of 75,000,000 Shares and 1,000,000 shares of preferred stock. At the close of business on the date of this Agreement, (i) 32,811,257 Shares were issued and outstanding, (ii) no shares of preferred stock were issued and outstanding and (iii) 33,249,000 warrants entitling the holder to purchase one Company Share per warrant (each, a “Warrant”) were issued and

A-1-10

outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 4.2, there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stock appreciation rights, stock-based performance units, agreements, understandings, claims or other commitments or rights of any type granted or entered into by the Company relating to the issuance, sale, repurchase or transfer of any securities of the Company or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of the Company. Except with respect to the right of Converting Stockholders to be paid the Conversion Price, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to vote or to dispose of any shares of the capital stock of the Company.

Section 4.3. Authority; Approval.

(a) The Company has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions. The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no corporate or other proceedings on the part of the Company are necessary to authorize this Agreement, the Transaction Documents to which it is a party or to consummate the Transactions, other than (i) the Company Stockholder Approval and Company Warrantholder Approval and (ii) the filing of the Proposed Charter Amendment with the Secretary of State of Delaware. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent, Merger Sub and Pine River, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b) The board of directors of the Company, by resolution duly adopted at a meeting duly called and held has (i) determined that this Agreement and the Transactions are fair and in the best interest of the Company and the Company Stockholders, (ii) adopted a resolution approving this Agreement, setting forth the Proposed Charter Amendment and declaring the advisability of this Agreement and the Proposed Charter Amendment, (iii) directed that this Agreement, the Proposed Charter Amendment and the Business Combination be submitted to the Company Stockholders for consideration at the Company Stockholders Meeting and (iv) resolved to make the Company Recommendation.

Section 4.4. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company, of this Agreement, the Transaction Documents to which it is a party and the consummation by the Company of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any foreign or domestic governmental body, self-regulatory organization, court or arbiter, agency, commission, official or regulatory or other authority (collectively, “Governmental Authority”) other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities and Exchange Act of 1934 (together with the rules and regulations thereunder, the “Exchange Act”), (iii) compliance with any applicable requirements of the NYSE Amex and (iv) the filing of the Amended and Restated Certificate of Incorporation as contemplated by Section 6.18 hereof.

(b) The execution, delivery and performance by the Company, of this Agreement, the Transaction Documents to which it is a party and the consummation by the Company, of the Transactions do not and will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the

A-1-11

properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral (a “Contract”), to which the Company is a party or by which any of its properties or assets may be bound or (ii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its properties or assets, except in the case of clauses (i) or (ii) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company. The consummation by the Company of the Transactions do not and will not conflict with or result in any breach of any provision of the Amended and Restated Certificate of Incorporation.

Section 4.5. SEC Reports; Financial Statements and Sarbanes-Oxley Act.

(a) The Company has timely filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since July 24, 2007 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To the Company’s knowledge, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(c) The Company has established and maintained a system of internal controls. To the Company’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(d) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.6. Absence of Undisclosed Liabilities. The Company has no Liabilities of any kind or character except for Liabilities (i) in the amounts set forth or reserved on the December 31, 2008 Company balance sheet or the notes thereto, as included in the Form 10-K the Company filed with the SEC on March 16, 2009 (the “Balance Sheet”), (ii) arising after December 31, 2008 in the ordinary course of business, (iii) incurred in connection with the Transactions or (iv) which are not, individually or in the aggregate, material. Section 4.6 of the Company Disclosure Schedule lists all Liabilities incurred by the Company since March 31, 2009.

A-1-12

Section 4.7. Absence of Certain Changes or Events.

(a) Since December 31, 2008, the Company has conducted its business only in the ordinary course in all material respects and there has not been a Material Adverse Effect on the Company.

(b) Since December 31, 2008, the Company has not taken any action which, if taken after the date hereof and prior to the Closing without the prior written consent of Parent, would violate Section 6.1(a) hereof.

Section 4.8. Contracts. Each Company Contract is valid, binding and enforceable against the Company and, to the knowledge of the Company, against each other party thereto in accordance with its terms, and is in full force and effect. The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, any Company Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder. To the knowledge of the Company, no other party to any Company Contract is in material default in respect thereof, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.9. Litigation. There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened, before any Governmental Authority of any nature, brought by or against any of the Company or, to the knowledge of the Company, any of its respective officers or directors involving or relating to the Company or the assets, properties or rights of the Company or the Transactions. There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of the Company, threatened against the Company.

Section 4.10. Permits; Compliance with Applicable Law. The Company holds all permits, licenses, authorizations, certificates, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of its business as presently conducted and to own its assets and properties (the “Permits”), except for failures to hold such Permits that would not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in compliance with the terms of each Permit, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company has not been and is not being conducted in violation of any Law except for violations that would not reasonably be expected to have a Material Adverse Effect on the Company. No investigation or review by any Governmental Authority with respect to the Company is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review, other than, in each case, where the outcome would not reasonably be expected to have a Material Adverse Effect on the Company.

Section 4.11. Tax Matters.

(a) All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to the Company have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects. The Company has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due. The Company has made provision for all material Taxes payable by it for which no Tax Return has yet been filed. The Balance Sheet reflects an adequate reserve for all material Taxes payable by the Company for all taxable periods and portions thereof through the date of such Balance Sheet.

(b) There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of the Company, threatened against or with respect to the Company in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other

A-1-13

third party. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of the Company due for any taxable period.

(e) The Company has not received written notice of any claim, and, to the knowledge of the Company, no claim has ever been made, by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

(f) The Company has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g) The Company has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

(h) The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c) at any time since its inception.

Section 4.12. Assets and Properties. The Company has valid title to or a valid leasehold interest in all of its material assets and properties (whether real, personal or mixed, or tangible) (including all assets and properties recorded on the Balance Sheet, other than assets and properties disposed of in the ordinary course of business since December 31, 2008), in each case free and clear of any Liens other than Permitted Liens.

Section 4.13. Transactions with Affiliates. Except as contemplated by the Transaction Documents, there are no Contracts or transactions between the Company and any of its Affiliates including the Sponsors and any of its employees, officers or directors.

Section 4.14. Employee Matters.

(a) The Company does not and is not required to, and has not and has never been required to, maintain, sponsor, contribute to, or administer any pension, retirement, savings, money purchase, profit sharing, deferred compensation, medical, vision, dental, hospitalization, prescription drug and other health plan, cafeteria, flexible benefits, short-term and long-term disability, accident and life insurance plan, bonus, stock option, stock purchase, stock appreciation, phantom stock, incentive and special compensation plan or any other employee or fringe benefit plan, program or contract and does not have any liability of any kind with respect to any of the foregoing (under ERISA or otherwise). The Company does not have any contract, plan or commitment, whether or not legally binding, to create any of the foregoing other than as contemplated by this Agreement. Neither the Company nor any of its ERISA Affiliates has, during any time in the six-year period preceding the Closing Date, contributed to, sponsored, maintained or administered any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code.

(b) The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions will not (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

A-1-14

Section 4.15. Required Votes of the Company’s Stockholders and Warrantholders. Other than the Company Stockholder Approval and Company Warrantholder Approval, no approval of the Company Stockholders or Company Warrantholders is required in connection with the Transactions.

Section 4.16. Trust Account.

(a) As of May 31, 2009, the Company has $259,078,472.17, including interest thereon, held in the Trust Account. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. The Company has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since May 31, 2009, the Company has not released any money from the Trust Account.

(b) As of the Effective Time, the obligations of the Company to dissolve or liquidate shall terminate, and as of the Effective Time, the Company shall have no obligation whatsoever to dissolve and liquidate the assets of the Company by reason of the consummation of the Transactions, and following the Effective Time, no Company Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Company Stockholder is a Converting Stockholder.

Section 4.17. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.18. Disclosure. No representation or warranty contained in this Agreement or any other Transaction Document, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished by the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 4.19. Section 203 of the DGCL. Prior to the date of this Agreement, the Company’s board of directors has taken all action necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Sponsors Voting and Support Agreements or the transactions contemplated hereby (including without limitation the Merger) and thereby.

Section 4.20. No Additional Representations. Except for the representations and warranties made by the Company in this Article IV or pursuant to the certificate to be delivered pursuant to Section 7.3(d), neither the Company nor any other person makes any representation or warranty with respect to the Company (or its business, operations, assets, liabilities, condition (financial or otherwise) or prospects).

A-1-15

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND PINE RIVER

Parent, Merger Sub and Pine River jointly and severally represent and warrant to the Company as follows:

Section 5.1. Organization. Each of Parent, Merger Sub and Pine River is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Merger.

Section 5.2. Capitalization.

(a) The authorized capital stock of Parent consists of 450,000,000 Parent Shares and 50,000,000 shares of preferred stock. At the close of business on the date of this Agreement, (i) 1,000 Parent Shares were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 5.2(a) there are no outstanding (x) shares of capital stock or other voting securities of Parent, (y) securities of Parent convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stable appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Parent relating to the issuance, sale, repurchase or transfer of any securities of Parent or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any securities of Parent or to vote or to dispose of any shares of the capital stock of Parent.

(b) The Parent Shares to be issued in the Merger will, upon such issuance, be validly issued, fully paid and non-assessable.

(c) The authorized capital stock of Merger Sub consists of 100 shares of common stock and no shares of preferred stock. At the close of business on the date of this Agreement, (i) 100 shares of common stock were issued and outstanding and (ii) no shares of preferred stock were issued and outstanding. All outstanding shares of capital stock of Merger Sub are owned beneficially and of record by Parent, have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Except as set forth above in this Section 5.2(c) there are no outstanding (x) shares of capital stock or other voting securities of Merger Sub, (y) securities of Merger Sub convertible into or exchangeable for shares of capital stock or other securities of the Company or (z) subscriptions, options, warrants, puts, calls, phantom stock rights, stable appreciation rights, stock based performance units, agreements, understanding, claims or other commitments or rights of any type granted or entered into by Merger Sub relating to the issuance, sale, repurchase or transfer of any securities of Merger Sub or that give any Person or entity the right to receive any economic benefit or right similar to or derived from the economic benefits and rights of securities of Merger Sub. There are no outstanding obligations of Merger Sub to repurchase, redeem or otherwise acquire any securities of Merger Sub or to vote or to dispose of any shares of the capital stock of Merger Sub.

Section 5.3. Authority; Approval. Each of Parent, Merger Sub and Pine River has all requisite power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and to perform and consummate the Transactions. The execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the consummation of the Transactions have been duly authorized by all necessary corporate or other action on the part of Parent, Merger Sub and Pine River and no corporate or other proceedings on the part of Parent, Merger Sub or Pine River are necessary to authorize this Agreement, the Transaction Documents to which it is a party or to consummate the Transactions. No vote of Parent’s

A-1-16

stockholders is required to approve this Agreement or the Transactions. This Agreement has been duly executed and delivered by Parent, Merger Sub and Pine River, as the case may be, and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent, Merger Sub and Pine River enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.4. Consents and Approvals; No Violations.

(a) The execution, delivery and performance by Parent and Merger Sub of this Agreement, the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority other than (i) the filing of the Certificate of Merger as contemplated by Article II hereof, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable requirements of the NYSE Amex and (iv) compliance with any state securities, takeover and “blue sky” laws.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement the Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the Transactions do not and will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent and Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to Parent or Merger Sub, or any of their respective properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 5.5. New Company/No Operations of Parent and Merger Sub. Parent was incorporated on May 21, 2009. Merger Sub was incorporated on May 22, 2009. Neither Parent (other than Merger Sub) nor Merger Sub have any subsidiaries or otherwise own any equity interests in any Person. Since their respective inceptions, neither Parent nor Merger Sub has engaged in any activity or entered into any Contract, other than such actions incident to (i) its organization and (ii) the preparation, negotiation and execution of this Agreement, the Ancillary Agreements, and the Transactions. Neither Parent nor Merger Sub has had any operations or generated any revenues or has any liabilities other than those incurred in connection with the foregoing and in association with the Transactions as provided in this Agreement.

Section 5.6. Litigation. There are no material suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent or Pine River, threatened, before any Governmental Authority of any nature, brought by or against any of Parent, Merger Sub or Pine River or, to the knowledge of Parent or Pine River, any of its respective officers or directors involving or relating to Parent or the assets, properties or rights of Parent, Merger Sub or the Transactions. There is no material judgment, decree, injunction, rule or order of any Governmental Authority of any nature outstanding or, to the knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub.

Section 5.7. Brokers. Other than the fees to be paid to Credit Suisse in connection with the Transaction pursuant to an engagement letter dated April 22, 2009, a complete and correct copy of which has been provided to the Company prior to the date hereof, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or Pine River.

A-1-17

Section 5.8. REIT.

(a) Parent’s taxable year will be the calendar year. As of June 30, 2009, Parent’s only asset will consist of (i) 100% of the outstanding shares of Merger Sub, and (ii) $1,000 held in a bank checking account of Parent. Prior to the Effective Time, Merger Sub has held no assets.

(b) Commencing with its taxable year ending December 31, 2009, Parent has been organized in a manner consistent with the requirements for qualification and taxation as a REIT under the Code and Parent intends to operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Section 5.9. Tax Matters.

(a) All U.S. federal and state income Tax Returns and all other material Tax Returns required to be filed with any taxing authority by, or with respect to Parent and Merger Sub have been filed in accordance with all applicable law, and such Tax Returns are true, correct and complete in all material respects. Parent or Merger Sub has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due. Each of Parent and Merger Sub has made provision for all material Taxes payable by it for which no Tax Return has yet been filed.

(b) There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Parent, threatened against or with respect to Parent or Merger Sub in respect of any Tax and no taxing authority has given written notice of the commencement of any audit, examination or deficiency action with respect to any such Taxes.

(c) Each of Parent and Merger Sub has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of Parent and Merger Sub has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 162(m) or 280G of the Code.

(d) There are no outstanding Contracts or waivers extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, material Taxes of Parent or Merger Sub due for any taxable period.

(e) Each of Parent and Merger Sub has not received written notice of any claim, and, to the knowledge of Parent, no claim has ever been made, by any taxing authority in a jurisdiction where Parent or Merger Sub does not file Tax Returns that Parent or Merger Sub is or may be subject to taxation by that jurisdiction.

(f) Each of Parent and Merger Sub has not requested, nor is the subject of or bound by, any private letter ruling, technical advise memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(g) Each of Parent and Merger Sub has not participated in a “listed transaction,” as defined in Treasury Regulation § 1.6011-4(b)(2).

(h) Each of Parent and Merger Sub is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c) at any time since its inception.

Section 5.10. No Additional Representations. Except for the representations and warranties made by Parent, Merger Sub and Pine River in this Article V or pursuant to the certificate to be delivered pursuant to Section 7.2(d), neither the Parent, Merger Sub, Pine River nor any other Person makes any representation or warranty with respect to Parent or Merger Sub.

A-1-18

ARTICLE VI

COVENANTS

Section 6.1. Conduct of the Parties.

(a) From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Parent (which consent shall not be unreasonably withheld), or required by applicable Law or the rules and regulations of the NYSE Amex, the Company (i) shall conduct its business in the ordinary course, (ii) shall use commercially reasonable efforts to (x) preserve intact its present business organization and relationships with third parties, (y) maintain in effect all of its Permits and (z) keep available the services of its present directors, officers and employees and (iii) shall not:

(i) except in connection with the Proposed Charter Amendment, amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii) split, combine or reclassify any shares of capital stock or other equity securities of the Company or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of the Company;

(iii) (x) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of the Company, or (y) amend any term of any capital stock or other equity securities of the Company (in each case, whether by merger, consolidation or otherwise);

(iv) except as set forth in Section 6.17, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material assets, securities, properties, or businesses, other than in the ordinary course of business;

(v) sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of the Company, other than in the ordinary course of business;

(vi) make any material loans, advances or capital contributions to, or investments in, any other Person;

(vii) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii) enter into any hedging arrangements;

(ix) enter into or amend any Company Contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company, or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent or the Company, from engaging or competing in any line of business, in any location or with any Person or, except in the ordinary course of business, otherwise waive, release or assign any material rights, claims or benefits of the Company;

(x) increase compensation, bonus or other benefits payable to any director, officer or employee of the Company;

(xi) change the Company’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xii) settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against the Company, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

A-1-19

(xiii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, or take any action (or fail to take any action) that could prevent Parent from qualifying as a REIT;

(xiv) take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xv) take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of Section 203 of the DGCL or any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or its subsidiaries), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvi) agree, resolve or commit to do any of the foregoing.

(b) From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, except as expressly permitted by this Agreement, consented to in writing by the Company (which consent shall not be unreasonably withheld), or required by applicable Law, each of Parent and Merger Sub shall not:

(i) amend its certificate of incorporation or bylaws (whether by merger, consolidation or otherwise);

(ii) split, combine or reclassify any shares of capital stock or other equity securities of Parent or Merger Sub or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock or other equity securities of Parent or Merger Sub, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock or other equity securities of Parent or Merger Sub;

(iii) issue, deliver or sell, or authorize the issuance, delivery or sale of, any capital stock, warrant or other equity securities of Parent or Merger Sub, or amend any term of any capital stock or other equity securities of Parent or Merger Sub (in each case, whether by merger, consolidation or otherwise);

(iv) except as contemplated by this Agreement, acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, or businesses;

(v) sell, lease or otherwise transfer, or create or incur any Lien on, any assets, securities, properties, or businesses of Parent or Merger Sub;

(vi) make any loans, advances or capital contributions to, or investments in, any other Person;

(vii) create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof;

(viii) enter into any hedging arrangements;

(ix) enter into or amend any material contract or enter into any agreement or arrangement that limits or otherwise restricts in any respect the Company, or any successor thereto or that could, after the Closing Date, limit or restrict in any respect Parent, Merger Sub or the Surviving Company, from engaging or competing in any line of business, in any location or with any Person or otherwise waive, release or assign any material rights, claims or benefits of Parent or Merger Sub;

A-1-20

(x) increase compensation, bonus or other benefits payable to any director, officer or employee of Parent;

(xi) change Parent’s or Merger Sub’s methods of accounting, except as required by concurrent changes in Law or GAAP;

(xii) settle, or offer or propose to settle, any material litigation, investigation, arbitration, proceeding or other claim involving or against Parent or Merger Sub, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

(xiii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, materially amend any Tax Returns or file claims for material Tax refunds, enter any material closing agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability;

(xiv) take any action or omit to take any action that is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied;

(xv) take any action to exempt or make not subject to or to otherwise waive or cause to be inapplicable the provisions of any state takeover law or state law (including without limitation the Maryland General Corporation Law) that purports to limit or restrict business combinations or the ability to acquire or vote shares, in each case to any individual or entity (other than Parent or Merger Sub), or any action taken thereby, which individual, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

(xvi) agree, resolve or commit to do any of the foregoing.

Section 6.2. No Solicitation. From the date hereof until the Effective Time:

(a) The Company shall, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, to, immediately cease any activities, discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal, and request the return or destruction of all confidential information regarding the Company provided to any such persons on or prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise. The Company shall not, and shall cause its officers, directors, employees, representatives and agents, including the Sponsors, not to, directly or indirectly, (i) solicit, participate in, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate or encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations (including by way of furnishing information) regarding any Acquisition Proposal; provided, however, that, at any time prior to the Company Stockholder Approval, in response to an Acquisition Proposal received by the Company (other than as a result of a material breach by the Company of this Section 6.2) after the date hereof that the board of directors of the Company determines in good faith, after consultation with its legal and financial advisors, may reasonably be expected to lead to a Superior Proposal, and subject to compliance with the following provisions of this Section 6.2, (x) furnish information with respect to the Company to the person making such Superior Proposal pursuant to a confidentiality agreement no less restrictive on the other party than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Acquisition Proposal.

(b) Except as set forth in this Section 6.2, neither the board of directors of the Company nor any committee thereof shall (i) make or publicly propose to make a Change in Recommendation, (ii) approve or recommend or take no position with respect to, or publicly propose to approve or recommend or take no position with respect to, an Acquisition Proposal or (iii) cause the Company to enter into any agreement related to any

A-1-21

Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)). Notwithstanding the foregoing, if prior to the Company Stockholder Approval the board of directors of the Company determines in good faith, after consultation with outside counsel that it is required to do so to comply with its fiduciary duties to the Company Stockholders under applicable law, the board of directors of the Company may, provided that the Company has complied in all material respects with its obligations under this Section 6.2(b), in response to a Superior Proposal that was received by the Company after the date hereof, (x) make a Change in Recommendation or (y) in the event the Company enters into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to (iii) above, terminate this Agreement, but in each such case only at a time that is after the third business day following Parent’s receipt of written notice advising Parent that the board of directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and with regard to (y), only if the Company is in compliance in all material respects with Sections 6.2, 8.1(d) and 8.3 and simultaneously with taking such action it terminates this Agreement and also executes a definitive agreement to implement such Superior Proposal.

(c) The Company shall promptly advise Parent orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal. The Company will keep Parent reasonably informed on a reasonably current basis of any material change in the details (including amendments) of any such request or Acquisition Proposal. The Company will promptly provide Parent with any documents received from any such person and promptly provide Parent such information as it may reasonably request.

(d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders if, in the good faith judgment of the board of directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided, however, that any Change in Recommendation included in such public disclosure shall be subject to Section 8.1(c).

(e) The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 6.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 6.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, specific performance being the sole remedy with respect to this Section 6.2 if it is available. Without limiting the foregoing, it is understood that any violation of the restriction set forth above by any officer, director, employee, investment banker, attorney, accountant, consultant or other agent or advisor of the Company or any Sponsor shall be deemed to be a breach of this Agreement by the Company.

Section 6.3. Proxy Statement/Prospectus; S-4 Registration Statement; Information Supplied.

(a) The Company and Parent shall prepare the Proxy Statement/Prospectus (as defined below), and Parent shall prepare and file with the SEC a Registration Statement on Form S-4 in connection with the Company Stockholder Meeting and Company Warrantholder Meeting and the issuance of Parent Shares and the conversion of the Warrants pursuant to the Merger (including the joint proxy statement and prospectus (the “Proxy Statement/Prospectus”) constituting a part thereof) (the “S-4 Registration Statement”) in each case as promptly as practicable following the date of this Agreement. The Company and Parent shall use their respective reasonable best efforts to respond to any comments made by the SEC, and Parent shall use its reasonable best efforts to have the S-4 Registration Statement declared effective by the SEC, in each case as promptly as practicable after such filing, and promptly thereafter the Company shall mail the Proxy Statement/Prospectus to the shareholders and warrantholders of the Company.

A-1-22

(b) The Company and Parent each agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the meeting of shareholders of the Company to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

Section 6.4. Stockholders and Warrantholders Meeting.

(a) The Company will take, in accordance with applicable Law and its Certificate of Incorporation and Bylaws, all action necessary to convene a meeting of holders of Shares (the “Company Stockholders Meeting”) and Warrants (the “Company Warrantholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to obtain the Company Stockholder Approval and Company Warrantholder Approval. Subject to Section 6.2 hereof, the Company Recommendation shall be included in the Proxy Statement/Prospectus and the Company’s board of directors shall otherwise recommend in favor of granting the Company Stockholder Approval and shall take all lawful action to solicit such approval.

(b) If on the date of the Company Stockholders Meeting and Company Warrantholders Meeting the Company has not received proxies representing a sufficient number of Shares to obtain the Company Stockholder Approval and Company Warrantholder Approval, respectively, then the Company shall, if requested by Parent, adjourn the Company Stockholders Meeting and Company Warrantholders Meeting until such date or dates as shall be specified by Parent, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from stockholders with a view towards obtaining the Company Stockholders Approval and Company Warrantholder Approval.

Section 6.5. Filings; Other Actions; Notification.

(a) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its officers, directors and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent or the Company to any third party and/or any Governmental Authority in connection with the Transactions. Parent shall use commercially reasonable efforts to deliver audited financial statements of Parent as soon as practicable to the Company and to incorporate such audited financial statements into the S-4 Registration Statement.

(b) Subject to applicable Law, the Company and Parent each shall (i) keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, from any third party and/or any Governmental Authority with respect to the Transactions and (ii) provide each other, if reasonable under the circumstances, with an opportunity to review and comment on any written communication (and participate in any meetings) with any such third party and/or any Governmental Authority. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on the Company, Parent or Pine River or a material delay in any party’s ability to consummate the transactions contemplated hereby, as applicable, or of any failure to the other party’s conditions set out in Article VII.

Section 6.6. Access to Information. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, stockholders and

A-1-23

partners and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other statement, filing, notice or application made by or on behalf of the Company and Parent to any third party and/or any Governmental Authority in connection with the Transactions.

Section 6.7. Further Assurances. Subject to the terms and conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Transactions contemplated hereby.

Section 6.8. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement and except where a different standard is expressly applicable, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied; (ii) the obtaining of all consents, approvals or waivers from third parties required to consummate the Transactions; (iii) the defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the Transactions, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of this Agreement, including, without limitation, providing certificates as to factual matters in connection with legal opinions.

Section 6.9. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Company agrees that it will (i) indemnify and hold harmless, to the extent the Company is obligated to indemnify and hold harmless such Persons as of the date of this Agreement (and Parent and the Surviving Company shall also advance expenses as incurred to the extent the Company is obligated to advance such expenses as of the date of this Agreement, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, settlements, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including the Transactions and (ii) include and cause to be maintained in effect in the Surviving Company’s (or any successor’s) constitutional documents after the Effective Time provisions regarding the elimination of liability of directors and officers and the indemnification of the Indemnified Parties that are no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current certificate of incorporation and bylaws of the Company.

(b) Prior to the Effective Time, the Company shall, and if the Company is unable to, Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay for “tail” insurance policies with a claims period of six years from and after the Effective Time from one or more insurance carriers with the same or better credit rating as the Company’s current insurance carriers with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company and the Surviving Company for any reason fail to obtain such “tail” insurance policies

A-1-24

as of the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, continue to maintain in effect for a period of six years from and after the Effective Time the D&O Insurance in place as of the date hereof with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof, or the Surviving Company shall, and Parent shall cause the Surviving Company to, purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) If Parent or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 6.9.

(d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.

(e) The rights of the Indemnified Parties under this Section 6.9 shall be in addition to any rights such Indemnified Parties may have under the Amendment and Restated Certificate of Incorporation or Bylaws of the Company, or under any applicable Contracts or Laws.

Section 6.10. Affiliates. At least 45 days prior to the Company Stockholders Meeting (with updates thereafter as appropriate), the Company shall deliver to Parent a letter identifying each Person who may be deemed an “affiliate” of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Company Stockholders Meeting, substantially in the form of Exhibit G hereto.

Section 6.11. Certain Litigation. The Company shall give the Parent a reasonable opportunity to consult in the defense of any stockholder litigation against the Company and its directors relating to the Transactions. In addition, the Company shall not voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Sponsors Voting and Support Agreements, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions and Parent and the Company shall cooperate to resist any such effort to restrain or prohibit or otherwise oppose the Sponsors Voting and Support Agreements, the Proposed Charter Amendment, the Business Combination, the Merger, this Agreement or the Transactions.

Section 6.12. Confidentiality. Subject to Section 6.13 below, each of the parties hereto agrees that all information exchanged in connection with the Merger (and not required to be filed with the SEC pursuant to applicable Law) shall be subject to the Non-Disclosure Agreement, dated as of April 30, 2009, between Pine River and the Company (the “Confidentiality Agreement”), which shall remain in full force and effect after the date hereof pursuant to its terms.

Section 6.13. Public Disclosure. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the Transactions, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the Transactions without the prior consent of Parent (in the case of the Company) or the Company

A-1-25

(in the case of Parent), except as required by any Laws or by the rules and regulations of, pursuant to any agreement with the NYSE Amex, or to the extent such information was previously disclosed in a public announcement or communication permitted under this Section 6.13. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines that it is required by any Laws or by the rules and regulations of, or pursuant to any agreement with, the NYSE Amex, to make this Agreement and the terms of the Transactions public or otherwise issue a press release or make public disclosure with respect thereto, it shall, to the extent permitted by Law, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure and give the other party reasonable time to comment on such release or announcement in advance of such issuance. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

Section 6.14. Listing. Prior to the Effective Time, Parent shall use its reasonable best efforts to cause the Parent Shares to be issued in connection with the Merger to be listed on the NYSE or NYSE Amex, subject to official notice of issuance, as of or prior to the Effective Time.

Section 6.15. Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all reasonable steps as may be required or permitted to cause any dispositions of the Shares and Warrants that occur or are deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

Section 6.16. Trust Account.

(a) Immediately upon the Effective Time, the Company shall cause the Trust Account to be disbursed to pay (i) Company Stockholders with whom the Company may enter into forward or other contracts to purchase their Shares, (ii) the deferred underwriters’ compensation owed by the Company in connection with the IPO, (iii) expenses of the Sponsors incurred on behalf of the Company, and (iv) third parties (e.g., professionals, printers, etc.) who have rendered and/or will render services to the Company in connection with its operations and efforts to effect a business combination, including the Merger, (v) on account of any Company Tax Liabilities, (vi) any Expenses incurred by Pine River or its Affiliates in connection with the Transactions and the Transaction Documents, (vii) up to $1,450,000 of committed expenses and obligations of the Company and (viii) the cost of D&O Insurance obtained in accordance with Section 6.9 hereof.

(b) Immediately upon the Effective Time, the Company shall disburse of the balance of the funds held in the Trust Account as directed by Parent in writing, to pay Converting Shareholders and to be used by Parent and the Company for working capital requirements.

(c) Notwithstanding anything in this Agreement to the contrary, each of Parent, Pine River and Merger Sub acknowledges that it has read the Company’s final prospectus dated November 8, 2007 and understands that the Company has established the Trust Account for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (a) to the Public Stockholders in the event they elect to convert their shares for the Conversion Price and/or the liquidation of the Company, (b) to the Company after, or concurrently with, the consummation of a business combination, and (c) to the Company in limited amounts for its working capital requirements and tax obligations. Each of Parent, Pine River and Merger Sub further acknowledge that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 8, 2009, the Company will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, except (subject to the occurrence of the Effective Time) as set forth in Section 6.16(a) and Section 8.3, each of Parent, Pine River and Merger Sub, for itself and its subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind against the Company to collect from the Trust Account any monies that may be owed to them by the

A-1-26

Company for any reason whatsoever, including but not limited to a breach of this Agreement by the Company or any negotiations, agreements or understandings with the Company (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever. This paragraph will survive this Agreement and will not expire and will not be altered in any way without the express written consent of the Company.

Section 6.17. Share Purchases. The parties agree and acknowledge that, following the initial filing of the Proxy Statement/Prospectus with the SEC, the Company and Pine River may seek to purchase, or enter into binding contracts to purchase, Shares either in the open market or in privately negotiated transactions. Any such purchases or contracts would be entered into and effected either (i) pursuant to a 10b(5)-1 plan, (ii) at a time when the Company, Pine River, the Sponsors and their respective Affiliates are not aware of any material nonpublic information regarding the Company or its securities or (iii) pursuant to agreements between the buyer and seller of such Shares in a form that would not violate the insider trading rules; provided, that any such purchases or contracts entered into by the Company, the Sponsors and their representative Affiliates shall require the prior approval of Parent.

Section 6.18. Amended and Restated Certificate of Incorporation. Immediately prior to the Closing, the Company shall file the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware such that the Amended and Restated Certificate of Incorporation shall be in full force and effect on the Closing.

Section 6.19. REIT Election. The Parent shall make a timely election to qualify as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) in connection with the filing of its initial Tax Return and the Surviving Company and Parent, if requested by Parent, shall make an election to treat the Surviving Company as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code, effective as of the Closing Date.

Section 6.20. Ancillary Agreements. The Company shall enforce and perform all of its rights and obligations under the Ancillary Agreements and shall not agree to amend, waive or modify such rights or such agreements without the prior written consent of Parent.

Section 6.21. Asset Acquisition. Promptly following the Effective Time, Parent shall begin acquiring mortgages and mortgage-backed securities meeting the requirements set forth in the Investment Criteria.

Section 6.22. Resignation Letters. Parent shall use commercially reasonable efforts to have the present directors of the Company deliver resignation letters, effective as of the Effective Time, no less than three Business Days prior to the Effective Time.

Section 6.23. Public Offerings. Except as contemplated by this Agreement, Pine River shall not engage in any other public offering of securities of it or of those of a newly formed company until the Closing Date.

Section 6.24. Parent Share Contribution. Immediately after the Effective Time, Pine River shall contribute the 1,000 Parent Shares it owns to Parent and such Parent Shares shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 6.25. Registration Statement. Promptly after the SEC has declared the S-4 Registration Statement effective, Pine River shall, at the Company’s expense, file a registration statement with the SEC registering for resale the Warrants (and underlying Shares) held by the Sponsors and Pine River and use commercially reasonable efforts to have such registration statement declared effective at, or soon as reasonably practicable after, the Closing Date.

Section 6.26. Restrictions. From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, except for the transaction contemplated by this Agreement, Pine River shall

A-1-27

not, and shall cause its Affiliates not to, (i) take any action to form a mortgage-backed securities REIT or engage in any transaction substantially similar in structure or nature thereto, whether or not through the acquisition of a special purpose acquisition company, an offering of securities or otherwise or (ii) enter into any discussions, negotiations or agreement with respect to any transaction contemplated in clause (i). Pine River shall use commercially reasonable efforts to cause its officers, directors, employees, representatives and agents not to take any of the actions contemplated by the immediately preceding sentence.

ARTICLE VII

CONDITIONS

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Warrantholder Approval. The Company Warrantholder shall have been obtained.

(c) Amended and Restated Certificate of Incorporation. The Company shall have received an opinion of Richards, Layton & Finger, P.A. in form and substance reasonably satisfactory to both Parent and the Company, that the Proposed Charter Amendment is permissible under the DGCL and the Amended and Restated Certificate of Incorporation shall have been filed with the Secretary of State of Delaware and shall be in full force and effect.

(d) Converting Stockholders. Public Stockholders holding thirty percent or more of the IPO Shares shall not have voted against approval of the Business Combination and elected to convert their IPO Shares.

(e) Registration Statement. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened. All necessary state securities or blue sky authorizations shall have been received.

(f) Legal Action. No statute, rule, ruling, regulation, judgment, decision, order, injunction, writ or decree shall have been enacted, entered, ordered, promulgated, issued or enforced by any court or other Governmental Authority that is in effect and prohibits, enjoins or restricts the consummation of the Transactions.

(g) Tax Legal Opinion. Each of the Company and Parent shall have received an opinion of its respective counsel, in form and substance reasonably satisfactory to such party, dated as of the Closing Date, and based upon customary assumptions, qualifications and representations, warranties and covenants contained in an officer’s certificate, to the effect that for federal income tax purposes (A) the Merger will be treated as a contribution governed by Section 351 of the Code or a reorganization under Section 368(a) of the Code and (B) the holders of Shares will recognize no gain or loss on the exchange of those Shares for Parent Shares (except to the extent that a holder of Shares receives cash in exchange for any portion of its Shares), and such opinion shall not have been withdrawn. The parties to this Agreement agree to make representations to each other in an agreed upon form, and the receipt of such representation letters by such counsel shall be a condition to the issuance of its opinion.

(h) Trust Account. The Trust Account shall contain no less than $100,000,000, after taking into account all payments described in Section 6.16(a).

Section 7.2. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a) Representations Accurate. Each of the representations and warranties made by Parent and Merger Sub in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and

A-1-28

correct, and each of the other representations and warranties made by the Parent and Merger Sub in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) Performance. Each of Parent and Merger Sub shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing Date.

(c) Material Adverse Effect. Since the date of this Agreement there has not been a Material Adverse Effect on Parent.

(d) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of Parent, in form and substance reasonably satisfactory to the Company, to the effect of (a) - (c) of this Section 7.2.

(e) Ancillary Agreements. Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms, and shall be in full force and effect, except as a result of the failure of Citigroup Global Markets Inc., the Company or any of the Sponsors to duly execute any such Ancillary Agreement.

(f) REIT Legal Opinion. The Company shall have received the opinion of Clifford Chance US LLP, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, and based upon customary assumptions, qualifications, and representations, warranties and covenants contained in an officer’s certificate, regarding the qualification of Parent as a REIT under the Code.

Section 7.3. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a) Representations Accurate. Each of the representations and warranties made by the Company in this Agreement that is qualified by reference to Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Company in this Agreement shall be true and correct except as would not reasonably be expected to have a Material Adverse Effect, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligations required by this Agreement so performed or complied with by it at or before the Closing Date.

(c) Material Adverse Effect. Since the date of this Agreement there has not been a Material Adverse Effect on the Company.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date and duly executed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to Parent, to the effect of (a) - (c) of this Section 7.3.

(e) Ancillary Agreements. Each of the Ancillary Agreements shall be valid, binding and enforceable against each party that executed such Ancillary Agreement in accordance with its terms, and shall be in full force and effect, except as a result of the failure of Citigroup Global Markets Inc., Pine River, the Manager or any of their respective Affiliates to duly execute any such Ancillary Agreement.

A-1-29

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting or any adjournment or postponement thereof (but not later than the Termination Date);

(ii) if the Effective Time shall not have occurred by September 8, 2009 or, if the only condition to obligation of the parties to effect the Merger set forth in Article VII (other than conditions which by their nature are satisfied at Closing) that is unsatisfied and unwaived as of September 8, 2009, is Section 7.1(e), October 8, 2009 (the “Termination Date”);

(iii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such order, decree or ruling or other action shall have become final and nonappealable; or

(iv) if the other party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that (i) would give rise to the failure of a condition set forth in Article VII and (ii) cannot be or has not been cured within 30 calendar days after receipt of written notice thereof;

(c) by Parent:

(i) if the Company’s board of directors or any committee thereof makes or publicly proposes to make a Change in Recommendation pursuant to Section 6.2(b)(i); or

(ii) if the Company’s board of directors or any committee thereof approves or recommends or, after two Business Days following receipt of an Acquisition Proposal, takes no position with respect to, or publicly proposes to approve or recommend or, after five Business Days following receipt of an Acquisition Proposal, take no position with respect to, an Acquisition Proposal pursuant to Section 6.2(b)(ii).

(d) by the Company if the Company’s board of directors or any committee thereof causes the Company to enter into any agreement related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 6.2(a)) pursuant to Section 6.2(b)(iii), provided that (i) the Company has complied with all provisions thereof, including the notice provisions therein and (ii) has paid the Termination Fee to Pine River pursuant to Section 8.3; and

(e) notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.1(b), (c) or (d) shall not be available to any party (i) that is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of Parent or the Company hereunder.

Section 8.2. Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void except as specifically provided herein and, except as provided in this Section 8.2, Section 6.12 [Confidentiality], Section 6.16 [Trust Account],

A-1-30

Section 8.3 [Termination Fee] and Article IX [Miscellaneous], each of which will survive termination and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors; provided, however, that nothing herein shall relieve any party for liability for any willful breach hereof.

Section 8.3. Termination Fee.

(a) In the event that Parent elects to terminate this Agreement pursuant to Section 8.1(c) and an Alternative Transaction is consummated within twelve months following such termination, then the Company shall pay to Pine River an amount in cash equal to $5,000,000 (the “Termination Fee”). The Termination Fee shall be paid by wire transfer or other means reasonably acceptable to Pine River immediately upon the consummation of the Alternative Transaction.

(b) In the event that the Company elects to terminate this Agreement pursuant to Section 8.1(d), the Company shall pay or cause to be paid an amount in cash equal to the Termination Fee to Pine River by wire transfer or other means reasonably acceptable to Pine River immediately upon the termination of this Agreement.

(c) The Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub and Pine River against the Company and any of its current, former or future directors, officers, representatives or affiliates for any loss or damage suffered in connection with this Agreement or the Transactions. In the event that the Company fails to pay the Termination Fee pursuant to this Section 8.3 when the payment thereof is not the subject of a bona fide dispute, Parent, Merger Sub and Pine River shall be entitled to seek and receive, in addition to the Termination Fee pursuant to this Section 8.3, interest thereon and Parent, Merger Sub and Pine River’s costs and expenses of collection thereof (including reasonable attorneys’ fees and expenses).

ARTICLE IX

MISCELLANEOUS

Section 9.1. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

Section 9.2. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Company:

Capitol Acquisition Corporation

509 7th Street, NW

Washington, DC 20004

Attention: Mark Ein

Facsimile: (202) 654-7063

With copies (which shall not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-1901

Attention: David Alan Miller

Facsimile: (212) 818-8881

A-1-31

and

Latham & Watkins LLP

555 Eleventh Street, N.W., Suite 1000

Washington, DC 20003

Attention: Paul Sheridan and David Brown

Facsimile: (202) 637-2201

If to Parent, Merger Sub or Pine River:

Pine River Capital Management LP

601 Carlson Parkway, Suite 330

Minnetonka, MN 55305

Attention: Tim O’Brien

Facsimile: (612) 238-3301

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention: Brian Hoffmann and Jay Bernstein

Facsimile: (212) 878-8375

Section 9.3. Entire Agreement. This Agreement and the other Transaction Documents supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement and the other Transaction Documents.

Section 9.4. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 9.5. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement at any time before or after obtaining the Company Stockholder Approval, but, after the Company Stockholder Approval, no amendment shall be made that by Law or in accordance with the rules of NYSE Amex requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.6. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person except as provided in Section 6.9 [Indemnification; Directors’ and Officers’ Insurance] and Section 9.14 [Enforcement].

Section 9.7. Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

A-1-32

Section 9.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY STATE COURT LOCATED IN THE STATE OF DELAWARE IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 9.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF DELAWARE OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.2. Such service of process shall have the same effect as if the party being served were a resident in the State of Delaware and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

Section 9.9. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.10. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 9.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument.

Section 9.13. Expenses. The Surviving Company shall pay all Expenses of Parent, Merger Sub and Pine River in connection with the transactions contemplated in Article III. Whether or not the Merger is consummated, all costs and Expenses incurred in connection with this Agreement and the other Transaction Documents shall be paid by the party incurring such expense, except as contemplated by this Agreement, including Sections 6.16 [Trust Account] and 6.25 [Registration Statement] and any other Transaction Documents; provided, however, that the Company shall be responsible for all costs and Expenses of the financial printer and any SEC filing fees.

Section 9.14. Enforcement. In addition to any other right it may have under this Agreement, Pine River shall be entitled to all of the rights of Parent and Merger Sub under this Agreement, including the right to enforce the terms and conditions of this Agreement on behalf of Parent and Merger Sub.

[Signature Page Follows]

A-1-33

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAPITOL ACQUISITION CORP.

By:	/s/ Mark D. Ein
Name:	Mark D. Ein
Title:	CEO

PINE RIVER CAPITAL MANAGEMENT L.P.

By:	/s/ Jeff Stolt
Name:	Jeff Stolt
Title:	CFO

TWO HARBORS INVESTMENT CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

TWO HARBORS MERGER CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

[Signature Page to Agreement and Plan of Merger]

A-1-34

Annex A-2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER is entered into as of August 17, 2009 among Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”), Two Harbors Investment Corp., a Maryland corporation (“Parent”), Two Harbors Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Capitol Acquisition Corp., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the parties entered into that certain Agreement and Plan of Merger dated as of June 11, 2009 (the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have authorized this Amendment No. 1; and

WHEREAS, in accordance with Section 9.5 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Clause (b)(ii) of Section 8.1 of the Merger Agreement is hereby amended in its entirety to read as follows:

“if the Effective Time shall not have occurred by September 30, 2009 or, if the only condition to obligation of the parties to effect the Merger set forth in Article VII (other than conditions which by their nature are satisfied at Closing) that is unsatisfied and unwaived as of September 30, 2009, is Section 7.1(e), October 15, 2009 (the “Termination Date”).”

2. Except as specifically provided in this Amendment No. 1, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment No. 1 constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Remainder of Page Left Blank Intentionally]

A-2-1

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

CAPITOL ACQUISITION CORP.

By:	/s/ Mark D. Ein
Name:	Mark D. Ein
Title:	CEO

PINE RIVER CAPITAL MANAGEMENT L.P.

By:	/s/ Jeff Stolt
Name:	Jeff Stolt
Title:	CFO

TWO HARBORS INVESTMENT CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

TWO HARBORS MERGER CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

A-2-2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER is entered into as of September 20, 2009 among Pine River Capital Management L.P., a Delaware limited partnership (“Pine River”), Two Harbors Investment Corp., a Maryland corporation (“Parent”), Two Harbors Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Capitol Acquisition Corp., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement (as defined below).

WHEREAS, the parties entered into that certain Agreement and Plan of Merger dated as of June 11, 2009, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of August 17, 2009 (collectively, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company;

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have authorized this Amendment No. 2; and

WHEREAS, in accordance with Section 9.5 of the Merger Agreement, the parties wish to amend certain terms and provisions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Clause (b)(ii) of Section 8.1 of the Merger Agreement is hereby amended in its entirety to read as follows:

“if the Effective Time shall not have occurred by November 8, 2009 (the “Termination Date”).”

2. Except as specifically provided in this Amendment No. 2, no provision of the Merger Agreement is modified, changed, waived, discharged or otherwise terminated and the Merger Agreement shall continue to be in full force and effect. This Amendment No. 2 constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

[Remainder of Page Left Blank Intentionally]

A-3-1

IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

CAPITOL ACQUISITION CORP.

By:	/s/ Mark D. Ein
Name:	Mark D. Ein
Title:	CEO

PINE RIVER CAPITAL MANAGEMENT L.P.

By:	/s/ Jeff Stolt
Name:	Jeff Stolt
Title:	CFO

TWO HARBORS INVESTMENT CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

TWO HARBORS MERGER CORP.

By:	/s/ Thomas Siering
Name:	Thomas Siering
Title:	President

A-3-2

Annex B

TWO HARBORS INVESTMENT CORP.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Two Harbors Investment Corp., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Tim O’Brien, whose address is c/o Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305, USA, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on May 21, 2009.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

Two Harbors Investment Corp.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be two, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

Brian Taylor

Thomas Siering

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

Section 5.2 Extraordinary Actions. Except for amendments to Article VII and except as specifically provided in Section 5.8 (relating to removal of directors) and in the last sentence of Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter of the Corporation (the “Charter”) or the Bylaws.

Section 5.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7 REIT Qualification. If the Corporation elects to qualify for U.S. federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.

Section 5.8 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock (as hereinafter defined) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Section 5.9 Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the

Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Corporation has authority to issue 500,000,000 shares of stock, consisting of 450,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the Bylaws.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date upon which the Articles of Amendment and Restatement containing this Article VII are accepted for record by the SDAT.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price”

on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2 Capital Stock.

Section 7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant could cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 7.2.2 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

Section 7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

Section 7.2.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

Section 7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b) Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.1 (a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate

Stock Ownership Limit, as applicable, until such time as such Person’s percentage of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9 Legend. Each certificate for shares of Capital Stock, if certificated, or the written statement of information in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent (in value or number of shares) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer or ownership provided in (i), (ii) or (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or written statement of information in lieu of a certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3 Transfer of Capital Stock in Trust.

Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as set forth below and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8, Article VII or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 1,000 shares, $.01 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $10.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 500,000,000, consisting of 450,000,000 shares of Common Stock, $.01 par value per share, and 50,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $5,000,000.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this          day of [                     ], 2009.

ATTEST:	Two Harbors Investment Corp.

By: (SEAL)
Tim O’Brien Secretary	Thomas Siering President

Annex C

TWO HARBORS INVESTMENT CORP.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4) In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’ s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder;

(ii) as to any business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company), and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any

affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (a)(3) of this Section 11, shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

Section 12. TELEPHONE MEETINGS. The Board of Directors or chairman of the meeting may permit one or more stockholders to participate in meetings of the stockholders by means of a conference telephone or other communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 14. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15. CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director who is not also an officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 16 . EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio, and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 9. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election)

shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.

Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors.

Section 14. COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors or any manager of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when executed by an authorized person and duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned to a date more than 120 days or postponed to a date more than 90 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or the Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

Annex D

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT is made as of                     , 2009 by and among TWO HARBORS INVESTMENT CORP., a Maryland corporation (the “Company”), TWO HARBORS OPERATING COMPANY LLC, a Delaware limited liability company (the “Operating Company”) and PRCM ADVISERS LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).

WHEREAS, the Company is a newly organized corporation that intends to elect to be taxed as a REIT for federal income tax purposes;

WHEREAS, Pine River Capital (as defined below) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Manager is a wholly-owned subsidiary of Pine River Capital; and

WHEREAS, the Company and each of the Subsidiaries desire to retain the Manager to provide investment advisory services to them on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions. The following terms have the following meanings assigned to them:

(a) “Agreement” means this Management Agreement, as amended from time to time.

(b) “Bankruptcy” means, with respect to any Person, (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal, state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors, (c) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period or (d) the entry against it of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.

(c) “Base Management Fee” means a base management fee equal to 1.5% per annum, calculated and paid (in cash) quarterly in arrears, of the Stockholders’ Equity. The Base Management Fee will be reduced, but not below zero, by the Company’s proportionate share of any securitization base management fees that Pine River receives in connection with any securitizations in which the Company invests, based on the percentage of equity the Company holds in such securitizations.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “CLA Founders LLC” means CLA Founders LLC, a Delaware limited liability company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company” has the meaning set forth in the first paragraph of this Agreement.

(h) “Company Account” has the meaning set forth in Section 5 of this Agreement.

(i) “Company Indemnified Party” has the meaning set forth in Section 11(b) of this Agreement.

(j) “Effective Termination Date” has the meaning set forth in Section 13(a) of this Agreement.

(k) “Excess Funds” has the meaning set forth in Section 2(m) of this Agreement.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Expenses” has the meaning set forth in Section 9 of this Agreement.

(n) “GAAP” means generally accepted accounting principles, as applied in the United States.

(o) “Governing Instruments” means, with regard to any entity, the articles or certificate of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles or certificate of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

(p) “Guidelines” has the meaning set forth in Section 2(b)(i) of this Agreement.

(q) “Indemnitee” has the meaning set forth in Section 11(b) of this Agreement.

(r) “Indemnitor” has the meaning set forth in Section 11(c) of this Agreement.

(s) “Independent Directors” means the members of the Board of Directors who are not officers or employees of the Manager or any Person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” in accordance with the Company’s Governing Instruments and policies and, if applicable, the rules of any national securities exchange on which the Company’s common stock is listed.

(t) “Initial Term” has the meaning set forth in Section 13(a) of this Agreement.

(u) “Investment Company Act” means the Investment Company Act of 1940, as amended.

(v) “Investments” means the investments of the Company and the Subsidiaries.

(w) “Manager” has the meaning set forth in the first paragraph of this Agreement.

(x) “Manager Indemnified Party” has the meaning set forth in Section 11(a) of this Agreement.

(y) “MBS” means mortgage-backed securities.

(z) “Monitoring Services” has the meaning set forth in Section 2(b) of this Agreement.

(aa) “Notice of Proposal to Negotiate” has the meaning set forth in Section 13(a) of this Agreement.

(bb) “NYSE” means the New York Stock Exchange, Inc.

(cc) “Operating Company” has the meaning set forth in the first paragraph of this Agreement.

(dd) “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(ee) “Pine River” means, separately and collectively, Pine River Capital and its direct and indirect subsidiaries; provided, however, that the term “Pine River” shall not include the Company or any of the Subsidiaries.

(ff) “Pine River Capital” means Pine River Capital Management L.P., a Delaware limited partnership.

(gg) “Portfolio Management Services” has the meaning set forth in Section 2(b) of this Agreement.

(hh) “REIT” means a “real estate investment trust” as defined under the Code.

(ii) “Renewal Term” has the meaning set forth in Section 13(a) of this Agreement.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Shared Services Agreement” means the Shared Facilities and Services Agreement, dated the date hereof, between the Manager and Pine River Capital.

(ll) “Stockholders’ Equity” means:

(i) the sum of the net proceeds from any issuances of the Company’s equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus

(ii) the Company’s retained earnings at the end of the most recently completed quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less

(iii) any amount that the Company pays for repurchases of its common stock since inception, any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income), as adjusted to exclude

(iv) one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Manager and the Company’s Independent Directors and approved by a majority of the Company’s Independent Directors.

For purposes of calculating Stockholders’ Equity, outstanding limited liability company interests in the Operating Company (other than limited liability company interests held by the Company) shall be treated as outstanding shares of capital stock of the Company.

(mm) “Subsidiary” means any subsidiary of the Company; any partnership, the general partner of which is the Company or any subsidiary of the Company; any limited liability company, the managing member of which is the Company or any subsidiary of the Company; and any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by the Company or any subsidiary of the Company.

(nn) “Sub-Management Agreement” has the meaning set forth in Section 2(e) of this Agreement.

(oo) “Termination Fee” has the meaning set forth in Section 13(b) of this Agreement.

(pp) “Termination Notice” has the meaning set forth in Section 13(a) of this Agreement.

(qq) “Treasury Regulations” means the regulations promulgated under the Code as amended from time to time.

Section 2. Appointment and Duties of the Manager.

(a) The Company and each of the Subsidiaries hereby appoints the Manager to manage the assets of the Company and the Subsidiaries subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.

(b) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company and the Subsidiaries, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company may delegate to it including the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and the Subsidiaries and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company and the Subsidiaries as may be appropriate, including:

(i) serving as the Company’s and the Subsidiaries’ consultant with respect to the periodic review of the investment guidelines and other parameters for the Investments, financing activities and operations, any modifications to which shall be approved by a majority of the Independent Directors (such guidelines as initially approved and attached hereto as Exhibit A, as the same may be modified with such approval, the “Guidelines”), and other policies for approval by the Board of Directors;

(ii) investigating, analyzing and selecting possible investment opportunities and acquiring, financing, retaining, selling, restructuring or disposing of Investments consistent with the Guidelines;

(iii) with respect to prospective purchases, sales or exchanges of Investments, conducting negotiations on behalf of the Company and the Subsidiaries with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv) negotiating and entering into, on behalf of the Company and the Subsidiaries, repurchase agreements, credit finance agreements, securitizations, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, custodial agreements, warehouse facilities and all other agreements and engagements required for the Company and the Subsidiaries to conduct their business;

(v) engaging and supervising, on behalf of the Company and the Subsidiaries and at the Company’s expense, independent contractors which provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to Investments;

(vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and the Subsidiaries and conducting all matters with the joint venture or co-investment partners;

(vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company and the Subsidiaries;

(viii) administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the management of the Company and the Subsidiaries as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the debts and obligations of the Company and the Subsidiaries and maintenance of appropriate computer and technological services to perform such administrative functions;

(ix) communicating on behalf of the Company and the Subsidiaries with the holders of any of their equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x) counseling the Company in connection with policy decisions to be made by the Board of Directors;

(xi) evaluating and recommending to the Board of Directors hedging strategies and engaging in hedging activities on behalf of the Company and the Subsidiaries, consistent with such strategies as so modified from time to time, with the Company’s qualification as a REIT and with the Guidelines;

(xii) counseling the Company regarding the maintenance of its qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;

(xiii) counseling the Company and the Subsidiaries regarding the maintenance of their exemptions from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemptions and using commercially reasonable efforts to cause them to maintain such exemptions from such status;

(xiv) assisting the Company and the Subsidiaries in developing criteria for asset purchase commitments that are specifically tailored to the Company’s investment objectives and making available to the Company and the Subsidiaries its knowledge and experience with respect to MBS, mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

(xv) furnishing reports and statistical and economic research to the Company and the Subsidiaries regarding their activities and services performed for the Company and the Subsidiaries by the Manager;

(xvi) monitoring the operating performance of Investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvii) investing and reinvesting any moneys and securities of the Company and the Subsidiaries (including investing in short-term Investments pending investment in other Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company and the Subsidiaries) and advising the Company and the Subsidiaries as to their capital structure and capital raising;

(xviii) causing the Company and the Subsidiaries to retain qualified accountants, auditors and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xix) assisting the Company and the Subsidiaries in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xx) assisting the Company and the Subsidiaries in complying with all regulatory requirements applicable to them in respect of their business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by the NYSE;

(xxi) assisting the Company and the Subsidiaries in taking all necessary action to enable them to make required tax filings and reports, including soliciting stockholders and partners for required information to the extent required by the provisions of the Code applicable to REITs;

(xxii) placing, or arranging for the placement of, all orders pursuant to the Manager’s investment determinations for the Company and the Subsidiaries, either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and/or the Subsidiaries may be involved or to which they may be subject arising out of their day-to-day operations (other than with the Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xxiv) using commercially reasonable efforts to cause expenses incurred by the Company and the Subsidiaries or on their behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xxv) representing and making recommendations to the Company and the Subsidiaries in connection with the purchase and financing of, and commitment to purchase and finance, MBS, mortgage loans (including on a portfolio basis), real estate, real estate-related securities and loans, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

(xxvi) advising the Company and the Subsidiaries with respect to obtaining appropriate repurchase agreements, warehouse facilities or other secured and unsecured forms of borrowing for their assets;

(xxvii) advising the Company on preparing, negotiating and entering into, on the Company’s behalf, applications and agreements relating to programs established by the U.S. government;

(xxviii) advising the Company and the Subsidiaries with respect to and structuring long-term financing vehicles for their portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxix) performing such other services as may be required from time to time for management and other activities relating to the assets and business of the Company and the Subsidiaries as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxx) using commercially reasonable efforts to cause the Company and the Subsidiaries to comply with all applicable laws.

Without limiting the foregoing, the Manager will perform portfolio management services (the “Portfolio Management Services”) on behalf of the Company and the Subsidiaries with respect to the Investments. Such services will include consulting with the Company and the Subsidiaries on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and the Subsidiaries and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services (the “Monitoring Services”)

on behalf of the Company and the Subsidiaries with respect to any loan servicing activities provided by third parties. Such Monitoring Services will include negotiating servicing agreements; acting as a liaison between the servicers of the assets and the Company and the Subsidiaries; review of servicers’ delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to repurchase assets.

(c) For the period and on the terms and conditions set forth in this Agreement, the Company and each of the Subsidiaries hereby constitutes, appoints and authorizes the Manager as its true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into such credit finance agreements and arrangements and securities repurchase and reverse repurchase agreements and arrangements, brokerage agreements, interest rate swap agreements, custodial agreements and such other agreements, instruments and authorizations on their behalf, on such terms and conditions as the Manager, acting in its sole and absolute discretion, deems necessary or appropriate. This power of attorney is deemed to be coupled with an interest.

(d) The Manager may enter into agreements with other parties, including its affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company and the Subsidiaries to provide property management, asset management, leasing, development and/or other services to the Company and the Subsidiaries (including Portfolio Management Services and Monitoring Services) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the assets of the Company and the Subsidiaries; provided that (i) any such agreements entered into with affiliates of the Manager shall be (A) on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and (B) to the extent the same do not fall within the provisions of the Guidelines, approved by a majority of the Independent Directors, (ii) with respect to Portfolio Management Services, (A) any such agreements shall be subject to the Company’s prior written approval and (B) the Manager shall remain liable for the performance of such Portfolio Management Services, and (iii) with respect to Monitoring Services, any such agreements shall be subject to the Company’s prior written approval. Notwithstanding the foregoing, the Shared Services Agreement shall not be subject to further review or approval by the Independent Directors prior to the expiration of its initial term, unless such agreement shall be amended, in which case such amendment shall be subject to the foregoing limitations on agreements between the Manager and its affiliates.

(e) The Company and the Operating Company expressly acknowledge and agree that the Manager and Pine River Capital are, concurrent with this Agreement, entering into the Sub-Management Agreement, dated as of even date herewith, by and among the Manager, Pine River Capital and CLA Founders LLC (the “Sub-Management Agreement”), and nothing herein shall limit the ability of the Manager or Pine River Capital to enter into and perform their respective obligations under such Sub-Management Agreement or otherwise limit the effectiveness of such agreement. The Company represents and warrants that the Sub-Management Agreement has been duly authorized and approved by all necessary action of the Company. After the date of this Agreement, to the extent that the Manager deems necessary or advisable, the Manager may, from time to time, propose to retain one or more additional entities for the provision of sub-advisory services to the Manager in order to enable the Manager to provide the services to the Company and the Subsidiaries specified by this Agreement; provided that any such agreement (i) shall be on terms and conditions substantially identical to the terms and conditions of this Agreement or otherwise not adverse to the Company and the Subsidiaries, and (ii) shall be approved by the Independent Directors of the Company.

(f) The Manager may retain, for and on behalf and at the sole cost and expense of the Company and the Subsidiaries, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, due diligence firms, underwriting review firms, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and the Subsidiaries. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or affiliates. Except as otherwise provided herein, the Company and the Subsidiaries shall pay or reimburse the Manager or its affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(g) The Manager may effect transactions by or through the agency of another person with it or its affiliates which have an arrangement under which that party or its affiliates will from time to time provide to or procure for the Manager and/or its affiliates goods, services or other benefits (including research and advisory services; economic and political analysis, including valuation and performance measurement; market analysis, data and quotation services; computer hardware and software incidental to the above goods and services; clearing and custodian services and investment related publications), the nature of which is such that provision can reasonably be expected to benefit the Company and the Subsidiaries as a whole and may contribute to an improvement in the performance of the Company and the Subsidiaries or the Manager or its affiliates in providing services to the Company and the Subsidiaries on terms that no direct payment is made but instead the Manager and/or its affiliates undertake to place business with that party.

(h) In executing portfolio transactions and selecting brokers or dealers, the Manager will use its best efforts to seek on behalf of the Company and the Subsidiaries the best overall terms available. In assessing the best overall terms available for any transaction, the Manager shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Manager may also consider whether such broker or dealer furnishes research and other information or services to the Manager.

(i) The Manager has no duty or obligation to seek in advance competitive bidding for the most favorable commission rate applicable to any particular purchase, sale or other transaction, or to select any broker-dealer on the basis of its purported or “posted” commission rate, but will endeavor to be aware of the current level of charges of eligible broker-dealers and to minimize the expense incurred for effecting purchases, sales and other transactions to the extent consistent with the interests and policies of the Company and the Subsidiaries. Although the Manager will generally seek competitive commission rates, it is not required to pay the lowest commission or commission equivalent, provided that such decision is made to promote the best interests of the Company and the Subsidiaries.

(j) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company and the Subsidiaries, prepare, or cause to be prepared, with respect to any Investment, reports and other information with respect to such Investment as may be reasonably requested by the Company.

(k) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company and the Subsidiaries, all reports, financial or otherwise, with respect to the Company and the Subsidiaries reasonably required by the Board of Directors in order for the Company and the Subsidiaries to comply with their Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including an annual audit of the Company’s and the Subsidiaries’ books of account by a nationally recognized registered independent public accounting firm.

(l) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s and the Subsidiaries’ acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors.

(m) Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the payment of additional moneys is proven by the Company to have been required as a direct result of the

Manager’s acts or omissions which result in the right of the Company and the Subsidiaries to terminate this Agreement pursuant to Section 15 of this Agreement, the Manager shall not be required to expend money (“Excess Funds”) in connection with any expenses that are required to be paid for or reimbursed by the Company and the Subsidiaries pursuant to Section 9 in excess of that contained in any applicable Company Account (as herein defined) or otherwise made available by the Company and the Subsidiaries to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company and the Subsidiaries under Section 13(a) of this Agreement to terminate this Agreement due to the Manager’s unsatisfactory performance.

(n) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including accountants, legal counsel and other service providers) hired by the Manager at the Company’s and the Subsidiaries’ sole cost and expense.

Section 3. Devotion of Time; Additional Activities.

(a) The Manager and its affiliates will provide the Company and the Subsidiaries with a management team, including a Chief Executive Officer, President, Chief Financial Officer, Chief Investment Officer, and other support personnel, to provide the management services to be provided by the Manager to the Company and the Subsidiaries hereunder, the members of which team shall devote such portion of their time to the management of the Company and the Subsidiaries as is necessary to enable the Company and the Subsidiaries to operate their business.

(b) The Manager agrees to offer the Company and the Subsidiaries the right to participate in all investment opportunities that the Manager determines are appropriate for the Company and the Subsidiaries in view of their investment objectives, policies and strategies, and other relevant factors, subject to the exception that the Company and the Subsidiaries might not participate in each such opportunity but will on an overall basis equitably participate with the Manager’s other clients in relevant investment opportunities in accordance with the Manager’s then prevailing investment allocation policy. Nothing in this Agreement shall (i) prevent the Manager, Pine River or any of their affiliates, officers, directors, employees or personnel, from engaging in other businesses or from rendering services of any kind to any other Person, including investing in, or rendering advisory services to others investing in, any type of business (including investments that meet the principal investment objectives of the Company), whether or not the investment objectives or policies of any such other Person or entity are similar to those of the Company or (ii) in any way bind or restrict the Manager, Pine River or any of their affiliates, officers, directors, employees or personnel from buying, selling or trading any securities or investments for their own accounts or for the account of others for whom the Manager, Pine River or any of their affiliates, officers, directors, employees or personnel may be acting. When making decisions where a conflict of interest may arise, the Manager will endeavor to allocate investment and financing opportunities in a fair and equitable manner over time as between the Company and the Subsidiaries and the Manager’s other clients, in each case in accordance with the Manager’s then prevailing allocation policy.

(c) Managers, partners, officers, employees, personnel and agents of the Manager or affiliates of the Manager may serve as directors, officers, employees, personnel, agents, nominees or signatories for the Company and/or any Subsidiary, to the extent permitted by their Governing Instruments or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company or the Subsidiaries, such persons shall use their respective titles in the Company or the Subsidiaries.

Section 4. Agency. The Manager shall act as agent of the Company and the Subsidiaries in making, acquiring, financing and disposing of Investments, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board of Directors, holders of the Company’s securities or representatives or properties of the Company and the Subsidiaries.

Section 5. Bank Accounts. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

Section 6. Records; Confidentiality. The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon reasonable advance notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to unaffiliated third parties except (i) with the prior written consent of the Board of Directors; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company or any Subsidiary; (v) in connection with any governmental or regulatory filings of the Company or any Subsidiary or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Manager not resulting from the Manager’s violation of this Section 6. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

Section 7. Obligations of Manager; Restrictions.

(a) The Manager shall require each seller or transferor of investment assets to the Company and the Subsidiaries to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments.

(b) The Manager shall refrain from any action that, in its sole judgment, (i) is not in compliance with the Guidelines, (ii) would adversely and materially affect the status of the Company as a REIT under the Code, (iii) would adversely and materially affect the Company’s or any Subsidiary’s status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act or (iv) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by the Company’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its officers, stockholders, members, managers, personnel, directors, any Person controlling or controlled by the Manager and any Person providing sub-advisory services to the Manager shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s or any Subsidiary’s stockholders, members or partners, for any act or omission by any such Person except as provided in Section 11 of this Agreement.

(c) The Board of Directors shall periodically review the Guidelines and the Company’s portfolio of Investments but will not review each proposed investment, except as otherwise provided herein. If a majority of the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then a majority of the Independent Directors will consider what corrective action, if any, can be taken. The Manager shall be permitted to rely upon the direction of the Secretary of the Company to evidence the approval of the Board of Directors or the Independent Directors with respect to a proposed investment.

(d) Neither the Company nor the Subsidiaries shall invest in any security structured or issued by an entity managed by the Manager or any affiliate thereof, unless (i) the Investment is made in accordance with the Guidelines; (ii) such Investment is approved in advance by at least one of the Independent Directors; and (iii) the Investment is made in accordance with applicable laws.

(e) The Manager shall use its best efforts to at all times during the term of this Agreement maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company and the Subsidiaries, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.

Section 8. Compensation.

(a) During the Initial Term and any Renewal Term (each as defined below), the Company shall pay the Manager the Base Management Fee quarterly in arrears commencing with the quarter in which this Agreement was executed (with such initial payment pro-rated based on the number of days during such quarter that this Agreement was in effect).

(b) The Manager shall compute each installment of the Base Management Fee within 30 days after the end of the fiscal quarter with respect to which such installment is payable. A copy of the computations made by the Manager to calculate such installment shall thereafter, for informational purposes only and subject in any event to Section 13(a) of this Agreement, promptly be delivered to the Board of Directors and, upon such delivery, payment of such installment of the Base Management Fee shown therein shall be due and payable in cash no later than the date which is five business days after the date of delivery to the Board of Directors of such computations.

(c) The Base Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 13(a) of this Agreement.

Section 9. Expenses of the Company. The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf (collectively, the “Expenses”) excepting those expenses that are specifically the responsibility of the Manager as set forth herein. Such costs and reimbursements shall be in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

(i) expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of Investments;

(ii) costs of legal, tax, accounting, consulting, auditing, administrative, and other similar services rendered for the Company and the Subsidiaries by providers retained by the Manager or, if provided by the Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(iii) the compensation and expenses of the Company’s directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(iv) costs associated with the establishment and maintenance of any of the Company’s or any Subsidiary’s repurchase agreements, warehouse facilities and other secured and unsecured forms of borrowings (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of the Company’s or any Subsidiary’s securities offerings;

(v) expenses in connection with the application for, and participation in, programs established by the U.S. government;

(vi) expenses connected with communications to holders of the Company’s or any Subsidiary’s securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs payable by the Company to any transfer agent and registrar in connection with the listing and/or trading of the Company’s stock on any exchange, the fees payable by the Company to any such exchange in connection with its listing, and costs of preparing, printing and mailing the Company’s annual report to its stockholders and proxy materials with respect to any meeting of the Company’s stockholders;

(vii) costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Company and the Subsidiaries;

(viii) expenses incurred by managers, officers, personnel and agents of the Manager for travel or entertainment on the Company’s behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Manager in connection with the purchase, financing, refinancing, sale or other disposition of an Investment or establishment and maintenance of any repurchase agreements, warehouse facilities, borrowings under programs established by the U.S. government, other secured and unsecured forms of borrowings or any of the Company’s or any Subsidiary’s securities offerings;

(ix) costs and expenses incurred with respect to market information systems and publications, research publications and materials, including financial analytics and market data, and settlement, clearing and custodial fees and expenses;

(x) compensation and expenses of the Company’s custodian and transfer agent, if any;

(xi) the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(xii) all taxes and license fees;

(xiii) all insurance costs incurred in connection with the operation of the Company’s business, except for the costs attributable to the insurance that the Manager elects to carry for itself and its personnel; provided, however, that the Company will be responsible for its pro rata portion of the premiums related to the Manager’s “errors and omissions” insurance coverage, as provided below;

(xiv) costs and expenses incurred in contracting with third parties, including affiliates of the Manager, for the servicing and special servicing of the assets of the Company and the Subsidiaries;

(xv) all other costs and expenses relating to the business of the Company and the Subsidiaries and investment operations, including the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of Investments, including appraisal, valuation, reporting, audit and legal fees;

(xvi) expenses relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for the Company and the Subsidiaries or Investments separate from the office or offices of the Manager;

(xvii) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of holders of the Company’s or any Subsidiary’s securities, including in connection with any dividend reinvestment plan;

(xviii) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director or officer of the Company or of any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

(xix) all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement; and

(xx) any costs and expenses (including those described above) incurred by a sub-adviser engaged by the Manager pursuant to Section 2(e) in connection with the provision of sub-advisory services in respect of the Manager, including such costs and expenses of CLA Founders LLC; provided, however, that the reimbursement of any such costs and expenses shall be subject to the same limitations set forth in this Agreement on the reimbursement of the costs and expenses of the Manager.

The Company shall have no obligation to reimburse the Manager for the salary, bonus, benefit and other compensation costs of the personnel of the Manager and its affiliates who provide services to the Company under this Agreement, except that, the Company shall reimburse the Manager for, without duplication, (i) the Company’s allocable share of the compensation paid by the Manager to its personnel serving as the Company’s principal financial officer and general counsel and personnel employed by the Manager as in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development and back-office resources to the Company, and (ii) any amounts for personnel of the Manager’s affiliates arising under the Shared Services Agreement. The Company’s share of such out of pocket costs shall be based upon commercially reasonable estimates of the percentage of time devoted by such personnel of the Manager and its affiliates to the Company’s affairs. The Manager shall provide the Company with such information as the Company may reasonably request to support the determination of the Company’s share of such costs. The Manager shall be responsible for the compensation paid by the Manager to its personnel serving as the Company’s Chief Executive Officer, President, and Chief Investment Officer and the Manager’s investment professionals.

In addition, the Company will be required to pay the Company’s pro rata portion of (i) rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates required for the operations of the Company and the Subsidiaries and (ii) premiums related to the “errors and omissions” insurance coverage referred to in Section 7(e). These expenses will be allocated between the Manager and the Company based on the ratio of the Company’s proportion of net assets compared to all remaining net assets managed or held by Pine River or managed or held by the Manager as calculated at each quarter end. The Manager and the Company will modify this allocation methodology, subject to the Independent Directors’ approval, if the allocation becomes inequitable.

The Manager may, at its option, elect not to seek reimbursement for certain expenses during a given quarterly period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods. In the event that the Company’s business combination transaction (the “Business Combination Transaction”) with Capitol Acquisition Corp., a Delaware corporation, is consummated, the Company will reimburse the Manager for all organizational, formation and transaction costs it has incurred on behalf of the Company, but the Company shall not be responsible for such costs in the event the Business Combination Transaction is not consummated.

The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 10. Calculations of Expenses. The Manager shall prepare a statement documenting the Expenses of the Company and the Subsidiaries and the Expenses incurred by the Manager on behalf of the Company and the Subsidiaries during each fiscal quarter, and shall deliver such statement to the Company within 30 days after the end of each fiscal quarter. Expenses incurred by the Manager on behalf of the Company and the Subsidiaries shall be reimbursed by the Company to the Manager on the fifth business day immediately following the date of delivery of such statement; provided, however, that such reimbursements may be offset by the Manager against amounts due to the Company and the Subsidiaries. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

Section 11. Limits of Manager Responsibility; Indemnification.

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b) of this Agreement. The Manager, CLA Founders LLC, their respective officers, stockholders, members, managers, personnel and directors, any Person controlling or controlled by the Manager or CLA Founders LLC and any Person providing sub-advisory services to the Manager and the managers, officers, directors and personnel of the Manager, CLA Founders LLC and their respective officers, members, directors, managers and personnel will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders, members or partners for any acts or omissions by any such Person (including trade errors that may result from ordinary negligence, such as errors in the investment decision making process or in the trade process), pursuant to or in accordance with this Agreement, except by reason of acts constituting reckless disregard of the Manager’s duties under this Agreement which has a material adverse effect on the Company and the Subsidiaries, willful misconduct or gross negligence, as determined by a final non-appealable order of a court of competent jurisdiction. The Company and the Operating Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, CLA Founders LLC, their respective officers, stockholders, directors, members and personnel, any Person controlling or controlled by the Manager or CLA Founders LLC and any Person providing sub-advisory services to the Manager, together with the managers, officers, directors and personnel of the Manager, CLA Founders LLC and their respective officers, members, directors, managers and personnel (each a “Manager Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Manager Indemnified Party not constituting such Manager Indemnified Party’s reckless disregard of the Manager’s duties under this Agreement which has a material adverse effect on the Company and the Subsidiaries, willful misconduct or gross negligence.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company (or any Subsidiary) and its directors and officers (each, a “Company Indemnified Party” and together with a Manager Indemnified Party, the “Indemnitee”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s reckless disregard of the Manager’s duties under this Agreement which has a material adverse effect on the Company and the Subsidiaries, willful misconduct or gross negligence.

(c) The Indemnitee will promptly notify the party against whom indemnity is claimed (the “Indemnitor”) of any claim for which it seeks indemnification; provided, however, that the failure to so notify the Indemnitor will not relieve the Indemnitor from any liability which it may have hereunder, except to the extent such failure actually prejudices the Indemnitor. The Indemnitor shall have the right to assume the defense and settlement of such claim; provided, that the Indemnitor notifies the Indemnitee of its election to assume such defense and settlement within 30 days after the Indemnitee gives the Indemnitor notice of the claim. In such case, the Indemnitee will not settle or compromise such claim, and the Indemnitor will not be liable for any such settlement made without its prior written consent. If the Indemnitor is entitled to, and does, assume such defense by delivering the aforementioned notice to the Indemnitee, the Indemnitee will (i) have the right to approve the

Indemnitor’s counsel (which approval will not be unreasonably withheld, delayed or conditioned), (ii) be obligated to cooperate in furnishing evidence and testimony and in any other manner in which the Indemnitor may reasonably request and (iii) be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

Section 12. No Joint Venture. Nothing in this Agreement shall be construed to make the Company (or any Subsidiary) and the Manager partners or joint venturers or impose any liability as such on either of them.

Section 13. Term; Termination.

(a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until [            ], 2012 (the “Initial Term”) and shall be automatically renewed for a one-year term (a “Renewal Term”) upon the expiration of the Initial Term and on each anniversary date thereafter unless at least two-thirds of all of the Independent Directors or the holders of a majority of the outstanding shares of common stock (other than those shares held by Pine River or its affiliates) agree that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and the Subsidiaries or (ii) the compensation payable to the Manager hereunder is unfair; provided that the Company shall not have the right to terminate this Agreement under clause (ii) above if the Manager agrees to continue to provide the services under this Agreement at a reduced fee that at least two-thirds of all of the Independent Directors determines to be fair pursuant to the procedure set forth below. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any Renewal Term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a) not less than 180 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than 180 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement, and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Manager is unfair, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than 45 days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate the revised compensation payable to the Manager under this Agreement. In the event that the Manager and at least two-thirds of all of the Independent Directors agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised compensation promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45-day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) 10 days following the end of such 45-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

(b) In recognition of the level of the upfront effort required by the Manager to structure and acquire the assets of the Company and the Subsidiaries and the commitment of resources by the Manager, in the event that this Agreement is terminated in accordance with the provisions of Section 13(a) or Section 15(b) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to three times the sum of the average annual Base Management Fee earned by the Manager during the 24-month period immediately preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.

(c) No later than 180 days prior to the anniversary date of this Agreement of any year during the Initial Term or Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 13(c).

(d) If this Agreement is terminated pursuant to Section 13 or Section 15 of this Agreement, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 10, 13(b), 15(b), and 16 of this Agreement. In addition, Sections 11, 13(d) and 21 of this Agreement shall survive termination of this Agreement.

Section 14. Assignment.

(a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its “assignment” (as defined under the Advisers Act), in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors; provided, however, that no such consent shall be required in the case of an assignment by the Manager to Pine River or any of its affiliates. Any such permitted assignment to an affiliate shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all errors or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or similar transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

(b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Sections 2(b), 2(c) and 2(d) of this Agreement to any of its affiliates in accordance with the terms of this Agreement applicable to any such subcontract or assignment, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement. In addition, the Manager may assign this Agreement to any of its affiliates without the approval of the Independent Directors.

Section 15. Termination for Cause.

(a) The Company may terminate this Agreement effective upon 30 days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if (i) the Manager, its agents or its assignees materially breaches any provision of this Agreement and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 90 days after written notice of such breach if the Manager takes steps to cure such breach within 30 days of the written notice), (ii) the Manager engages in any act of fraud, misappropriation of funds, or embezzlement against the Company or any Subsidiary, (iii) there is an event of any gross negligence on the part of the Manager in the performance of its duties under this Agreement, (iv) there is a commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, (v) there is a dissolution of the Manager or (vi) the Manager is convicted of (including a plea of nolo contendere) a felony.

(b) The Manager may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 15(b).

(c) The Manager may terminate this Agreement, without payment of any Termination Fee, in the event the Company becomes regulated as an “investment company” under the Investment Company Act, with such termination deemed to have occurred immediately prior to such event.

Section 16. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Sections 13 or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13(a) or Section 15(b), the applicable Termination Fee. Upon such termination, the Manager shall forthwith:

(i) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(ii) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary; and

(iii) deliver to the Board of Directors all property and documents of the Company or any Subsidiary then in the custody of the Manager.

Section 17. Release of Money or Other Property Upon Written Request. The Manager agrees that any money or other property of the Company or any Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 30 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Directors, or the Company’s or a Subsidiary’s stockholders, members or partners for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the second sentence of this Section 17. The Company and any Subsidiary shall indemnify the Manager and the other Manager Indemnified Parties against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section 17. Indemnification pursuant to this provision shall be in addition to any right of the Manager or any such other Manager Indemnified Party to indemnification under Section 11 of this Agreement.

Section 18. Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)	If to the Company:

Two Harbors Investment Corp.

601 Carlson Parkway

Suite 330

Minnetonka, MN 55305

Attention: [            ]

(b)	If to the Manager:

PRCM Advisers LLC

601 Carlson Parkway

Suite 330

Minnetonka, MN 55305

Attention: [            ]

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice.

Section 19. Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

Section 20. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

Section 21. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

Section 22. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 23. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 25. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 26. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

TWO HARBORS OPERATING COMPANY LLC

By:
Name:
Title:

PRCM ADVISERS LLC

By:
Name:
Title:

Exhibit A

•	No investment shall be made that would cause the Company to fail to qualify as a REIT for U.S. federal income tax purposes; and

•	No investment shall be made that would cause the Company to be required to register as an investment company under the Investment Company Act.

•

The Company will primarily invest within the Company’s target assets, consisting primarily of Agency RMBS and non-Agency RMBS; approximately 5% to 10% of the Company’s portfolio may include financial assets other than Agency RMBS and non-Agency RMBS.

•

Until appropriate investments can be identified, the Company may invest available cash in interest-bearing and short-term investments, that are consistent with (i) the Company’s intention to qualify as a REIT, and (ii) the Company’s and each Subsidiary’s exemption from “investment company” status under the Investment Company Act.

For purposes of the above, “Agency RMBS” means residential mortgage-backed securities (“RMBS”) for which a U.S. government agency (including the Government National Mortgage Association) or a federally chartered corporation (including the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation) guarantees payments of principal and interest on the securities and “non-Agency RMBS” means RMBS that are not issued or guaranteed by a U.S. government agency or a federally chartered corporation.

Annex F

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CAPITOL ACQUISITION CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

CAPITOL ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is “Capitol Acquisition Corp.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 26, 2007.

3. The Company’s Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 8, 2007.

4. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

5. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors of the Corporation and the vote of the holders of a majority of the outstanding shares of common stock of the Corporation in accordance with Section 242, Section 245 and other applicable provisions of the General Corporation Law of the State of Delaware (“GCL”).

6. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Capitol Acquisition Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 76,000,000 of which 75,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

A. Preferred Stock. Subject to paragraph J of Article Seventh, the Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock

Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH: The Corporation’s existence shall terminate on November 8, 2009 (the “Termination Date”), except for the purposes of winding up the Corporation’s affairs and of liquidating the Corporation pursuant to Section 278 of the GCL. This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination (defined below). A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to paragraph A of Article Seventh below.

SEVENTH: The introduction and Paragraphs A through J of this Article Seventh shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.”

A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

The “Trust Account” shall mean the trust account established by the Corporation in connection with the consummation of the IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO, as well as the proceeds of the Corporation’s issuance of sponsors’ warrants in a private placement prior to the IPO.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares voted at a duly held stockholders meeting in person or by proxy to approve the Business Combination are voted

F-2

for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

B. Upon consummation of the IPO, the Corporation shall deliver, or cause to be delivered, for deposit into the Trust Account at least $246.3 million (or $282.4 million if the underwriters’ over-allotment option is exercised in full), comprising (i) $239.3 million of the net proceeds of the IPO, including $8.1 million in Deferred Underwriting Compensation (or $275.4 million of the net proceeds, including $9.3 million in Deferred Underwriting Compensation, if the over-allotment option is exercised in full) and (ii) $7.0 million of the proceeds from the Corporation’s issuance and sale in a private placement of 7,000,000 warrants (the “Sponsors’ Warrants”) issued to its initial stockholders.

C. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, each holder of IPO Shares (each, a “Public Stockholder”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two business days prior to the proposed consummation of the Business Combination, equal to the quotient determined by dividing (A) the amount in the Trust Account, inclusive of (i) the proceeds from the IPO held in the Trust Account and the proceeds from the sale of the Sponsors’ Warrants, (ii) the amount held in the Trust Account representing the Deferred Underwriting Compensation, and (iii) any interest income earned on the funds held in the Trust Account, net of taxes payable, that are not released to the Corporation to cover its operating expenses in accordance with the Underwriting Agreement, by (B) the total number of IPO Shares outstanding on the date of calculation (including shares sold pursuant to the exercise of the over-allotment option, if any). If a majority of the shares voted by the Public Stockholders are voted to approve the Business Combination, and if Public Stockholders owning up to 30% of the total IPO Shares (minus one share) vote against such approval of the proposed Business Combination and elect to convert their shares, the Corporation will proceed with such Business Combination. If the Corporation so proceeds, subject to the availability of lawful funds therefor, it will convert IPO Shares held by those Public Stockholders who have affirmatively elected to convert their IPO Shares and who voted against the Business Combination into cash at the Conversion Price on the closing date of such Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of a Business Combination, and the Corporation shall pay no distributions with respect to any other holders or shares of capital stock of the Corporation. If Public Stockholders holding 30% or more of the IPO Shares voted against approval of the proposed Business Combination and elect to convert their IPO Shares, the Corporation will not proceed with such Business Combination and will not convert any IPO Shares.

D. In the event that the Corporation does not consummate a Business Combination by the Termination Date, all amounts in the Trust Account plus any other net assets of the Corporation not used for or reserved to pay obligations and claims or such other corporate expenses relating to or arising from the Corporation’s plan of dissolution and distribution, including costs of dissolving and liquidating the Corporation, shall be distributed on a pro rata basis to holders of the IPO Shares. The Corporation shall pay no liquidating distributions with respect to any shares of capital stock of the Corporation other than the IPO Shares.

E. A holder of IPO Shares shall be entitled to receive distributions from the Trust Account only in the event that the Corporation does not consummate a Business Combination by the Termination Date or in the event such holder demands conversion of its shares in accordance with paragraph C above. Except as may be required under applicable law, in no other circumstances shall any holder of shares of Common Stock have any right or interest of any kind in or to the Trust Account or any amount or other property held therein.

F. Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger,

F-3

capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise.

G. The corporation shall not, and no employee of the Corporation shall, disburse or cause to be disbursed, any of the proceeds held in the Trust Account, except (i) for the payment of the Corporation’s income or franchise tax liability associated with the interest income earned on the proceeds held in the Trust Account, (ii) for the release of interest income of up to $3.25 million to the Corporation to cover the expenses related to investigating and selecting a target business and to fund the Corporation’s other working capital requirements, (iii) in connection with a Business Combination or thereafter, including the payment of any Deferred Underwriting Compensation in accordance with the terms of the Underwriting Agreement, (iv) upon the Corporation’s liquidation or (v) as otherwise set forth herein.

H. The Audit Committee of the Corporation’s Board of Directors will review and approve all payments made by the Corporation to its officers, directors, founders, special advisors and their or the Corporation’s affiliates. Any payment made to a member of the Audit Committee will be reviewed and approved by the Board of Directors, with any member of the Board of Directors that has a financial interest in such payment abstaining from such review and approval. In no event will the Corporation pay any of its officers or directors or any entity with which they or it are affiliated, any finder’s fee or other compensation for services rendered to it prior to or in connection with the consummation of a Business Combination; provided that the Corporation’s officers, directors, founders, special advisors and its and their affiliates shall be entitled to reimbursement from the Corporation for their out-of-pocket expenses incurred in connection with investigating and consummating a Business Combination from the amounts not held in the Trust Account and interest income of up to $3.25 million which may be released to the Corporation from the Trust Account. Repayments of advances of up to $95,000 made to the Corporation by Mark D. Ein to cover IPO related and organizational expenses shall not be subject to the provisions of this paragraph H.

I. The members of the Audit Committee shall review the requirements of this Article Seventh at each quarterly meeting of the Audit Committee to determine compliance by the Corporation with the requirements hereof. In addition, the members of the Corporation’s Audit Committee shall review the terms of all agreements (the “IPO Agreements”) between the Corporation and any of its officers, directors, founders and special advisors included as exhibits to the Registration Statement at each quarterly meeting of the Audit Committee to determine whether the parties to each IPO Agreement are in compliance. If any noncompliance is identified, then the Audit Committee shall immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the requirements of this Article Seventh or the terms and provisions of each IPO Agreement.

J. The Board of Directors may not in any event issue any securities convertible into Common Stock, shares of Common Stock or Preferred Stock prior to a Business Combination that participates in or is otherwise entitled in any manner to any of the proceeds in the Trust Account or votes as a class with the Common Stock on a Business Combination.

K. The Board of Directors shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and

F-4

any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

NINTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

F-5

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Mark D. Ein, its Chief Executive Officer, as of the              day of                     , 2009.

/s/ Mark D. Ein

Mark D. Ein, Chief Executive Officer

F-6

Annex G

SUPPLEMENT AND AMENDMENT TO WARRANT AGREEMENT

This Supplement and Amendment to the Warrant Agreement dated as of             , 2009 (the “Amendment”), is executed by Capitol Acquisition Corp., a Delaware corporation (the “Company”), Two Harbors Investment Corp. (“Two Harbors”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and Warrant Agent are parties to that certain Warrant Agreement dated as of November 8, 2007 (the “Warrant Agreement”); and

WHEREAS, the parties desire to supplement and amend the Warrant Agreement upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms use herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrant Agreement.

2. Amendment to Warrant Agreement.

(a) Section 3.1 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.1. Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at a Warrant Price of $11.00, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than 10 business days; provided, however, that any such reduction shall be identical in percentage terms among all of the Warrants.”

(b) Section 3.2 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.2 Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the consummation by the Company of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (“Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) November 7, 2013 or (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide notice to registered holders of the Warrants of such extension of not less than 20 days.”

(c) Section 3.3.5 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“3.3.5 Limitations on Exercise. Notwithstanding anything to the contrary contained herein, no Warrant may be exercised if it would cause the holder to Beneficially Own or Constructively Own, within the meaning of Two Harbor’s Articles of Amendment and Restatement, outstanding Common Stock in excess of the Common Stock Ownership Limit or Excepted Holder Limit, as defined in Two Harbor’s Articles of Amendment and Restatement, as applicable.”

(d) Section 4.12 of the Warrant Agreement is hereby amended and restated in its entirety as follows:

“4.12 Reorganization of Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. Immediately upon the consummation of a business combination between the Company and Two Harbors Investment Corp. (“Two Harbors”), (i) each holder of a Warrant shall be entitled to receive a new Warrant representing the right to purchase one share of Two Harbors common stock, (ii) all references to the “Company” in this Agreement shall mean Two Harbors and (iii) Two Harbors shall assume all of the rights and all of the obligations of the Company under this Agreement. If Two Harbors subsequently consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, concurrently with the consummation of such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 4. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

If this Section 4.12 applies, Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 do not apply.”

3. Amendment. All references in the Warrant Agreement (and in the other agreements, documents and instruments entered into in connection therewith) to the “Warrant Agreement” shall be deemed for all purposes to refer to the Warrant Agreement, as amended by this Amendment.

4. Remaining Provisions of Warrant Agreement. Except as expressly provided herein, the provisions of the Warrant Agreement shall remain in full force and effect in accordance with their terms and shall be unaffected by this Amendment.

5. Counterparts. This Amendment may be executed in counterparts, each of which when executed shall be deemed an original and both of which when executed shall be deemed one and the same instrument.

6. Headings. The headings to this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

8. Effective Time. This Amendment shall be effective immediately prior to the consummation of a business combination between the Company and Two Harbors.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the authorized officers of each of the undersigned as of the date first above written.

CAPITOL ACQUISITION CORP.

By:
Name:
Title:

TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Annex H

[RICHARDS, LAYTON & FINGER LETTERHEAD]

June 12, 2009

Capitol Acquisition Corp.

509 7th Street N.W.

Washington, D.C. 20004

Ladies and Gentlemen:

We have acted as special Delaware counsel to Capitol Acquisition Corp., a Delaware corporation (the “Company”), in connection with the proposed amendments to the certificate of incorporation of the Company. In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 8, 2007 (the “Certificate of Incorporation”);

(ii) the Bylaws of the Company, as amended on March 12, 2009 (the “Bylaws”);

(iii) a form of the Second Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) (attached hereto as Exhibit A);

(iv) the Form S-1/A of the Company (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2007 in connection with the Company’s initial public offering (“IPO”);

(v) the Proxy Statement proposed to be filed with the SEC in connection with the Restated Certificate (the “Proxy Statement”); and

(vi) the Agreement and Plan of Merger, dated as of June 11, 2009, among Pine River Capital Management L.P. (“Pine River”), Two Harbors Investment Corp. (“Two Harbors”), Two Harbors Merger Corp. (“MergerSub”) and the Company.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (c) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For the purpose of rendering our opinion as expressed herein, we have not reviewed any document other than the documents set forth above, and, except as set forth in this opinion, we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied as to factual matters solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

BACKGROUND

We have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company has entered into an Agreement and Plan of Merger, dated as of June 11, 2009, among the Company, Two Harbors, MergerSub, a wholly owned subsidiary of Two Harbors, and Pine River, the sole stockholder of Two Harbors, which, among other things, provides for the merger of MergerSub with and into the Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Two Harbors (the “Proposed Merger”); (ii) the Proposed Merger does not constitute a “Business Combination” within the meaning of Article Seventh of the Certificate of Incorporation because (a) the Company will ultimately be acquired by Two Harbors, (b) neither Two Harbors nor MergerSub is an operating business, and (c) the fair market value of Two Harbors and MergerSub on the date of the Proposed Merger is less than 80% of the balance in the Company’s Trust Account (as defined in Article Seventh of the Certificate of Incorporation set forth below); (iii) because the Company’s officers, directors and stockholders prior to its IPO (the “Company Founders”), through an affiliate, will be providing services to PR Advisers LLC, the manager of Two Harbors and an affiliate of Pine River (“Two Harbors Manager”), in consideration of receiving a portion of the revenues earned by Two Harbors Manager pursuant to the management agreement with Two Harbors, they may be deemed to be affiliated with Two Harbors; and (iv) the Proposed Merger will not be approved by disinterested directors (because there are no disinterested directors) and the Company will not be receiving a fairness opinion from an independent investment banking firm that the Proposed Merger is fair to the holders of shares of common stock issued in the IPO (the “IPO Shares” and the holders thereof, the “Public Stockholders”) from a financial point of view.

We have also been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) the Company considered and analyzed numerous companies and acquisition opportunities in its search for an attractive business combination candidate, none of which were believed to be as attractive to the Public Stockholders as the Proposed Merger, and (ii) under Article Sixth of the Certificate of Incorporation, a failure to consummate a Business Combination (as defined in Article Seventh of the Certificate of Incorporation set forth below) by November 8, 2009 (the “Termination Date”) will result in the dissolution and liquidation of the Company.

Article Seventh, Section F of the Certificate of Incorporation provides that unless and until the Company has consummated a Business Combination as permitted under Article Seventh, the Company may not consummate any other business combination. In addition, Article Seventh, Section F precludes the Company from entering into a business combination with an entity that is affiliated with any of the Company’s officers, directors, or founders unless the business combination is approved by a majority of disinterested independent directors and the Company obtains an opinion from an independent investment banking firm that the business combination is fair to the Public Stockholders from a financial point of view. Accordingly, in order to consummate the Proposed Merger, the Company is proposing to amend the Certificate of Incorporation as provided in the Restated Certificate to (i) delete all references to “fair market value,” (ii) delete the second sentence of Section F of Article Seventh to remove the requirement that the Company obtain the approval of its disinterested directors and an opinion from an independent investment banking firm that the business combination is fair to the Company’s Public Stockholders from a financial point of view when the Company Founders are affiliated with the target business, and (iii) revise the definition of “Business Combination” to read in its entirety as follows:

A “Business Combination” shall mean the acquisition by the Corporation or its stockholders, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more entities or assets (“Target Business” or “Target Businesses”) and resulting in ownership by the Corporation or its stockholders of more than 50% of the voting securities of the Target Business or Businesses.

In addition, we have been advised, and accordingly assume for purposes of our opinion as expressed herein, that (i) any of the Public Stockholders who affirmatively vote their IPO Shares1 against the Proposed Merger and demand that such shares be converted into cash will be entitled to receive a pro rata portion of the Trust Account if the Proposed Merger is consummated (the “Conversion Rights”); (ii) the stockholders’ vote on any proposal other than the proposal to approve the Proposed Merger will have no impact on the stockholders’ Conversion Rights; and (iii) if the Proposed Merger is consummated, the Company Founders have agreed to cancel the 6,562,257 shares of common stock acquired by them prior to the IPO (“Founders’ Shares”).

Article Seventh of the Certificate of Incorporation provides in pertinent part:

The introduction and Paragraphs A through J of this Article Seventh shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination,” and may not be amended during the “Target Business Acquisition Period.”

A “Business Combination” shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination, of one or more operating businesses or assets (“Target Business” or “Target Businesses”) having, individually or collectively, a fair market value equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) at the time of such acquisition and resulting in ownership by the Corporation of more than 50% of the voting securities of the Target Business or Businesses and control by the Corporation of the majority of any governing body of the Target Business or Businesses. If the Corporation acquires less than 100% of a Target Business or Businesses in a Business Combination, the aggregate fair market value of the portion of the Target Business or Businesses acquired by the Corporation shall be equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.

“Fair market value” for purposes of this Article Seventh shall be determined by the Board of Directors of the Corporation based upon one or more financial standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value. If the Corporation’s Board of Directors is not able to determine independently that the Target Business or Businesses has a sufficient fair market value to meet the threshold criterion, it will obtain an opinion in that regard from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. The Corporation is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business or Businesses if its Board of Directors independently determines that the Target Business or Businesses have sufficient fair market value to meet the threshold criterion.

“IPO Shares” shall mean the shares of Common Stock issued in the IPO.

The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

[1]	We understand that the IPO Shares constitute all of the Company’s common stock except those shares of common stock acquired by the Company Founders prior to the IPO. We understand that the Company Founders do not have Conversion Rights with respect to their pre-IPO shares of the Company’s common stock (i.e., the Founders’ Shares).

The “Trust Account” shall mean the trust account established by the Corporation in connection with the consummation of the IPO and into which the Corporation will deposit a designated portion of the net proceeds from the IPO, including any amount that is or will be due and payable as deferred underwriting discounts and commissions (the “Deferred Underwriting Compensation”) pursuant to the terms and conditions of the underwriting agreement (the “Underwriting Agreement”) to be entered into with the underwriters of the IPO, as well as the proceeds of the Corporation’s issuance of sponsors’ warrants in a private placement prior to the IPO.

A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that a majority of the IPO Shares voted at a duly held stockholders meeting in person or by proxy to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination; provided that the Corporation shall not consummate any Business Combination if the holders of 30% or more of the IPO Shares vote against the Business Combination and exercise their conversion rights described in paragraph C below.

….

C. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, each holder of IPO Shares (each, a “Public Stockholder”) who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price (the “Conversion Price”), calculated as of two business days prior to the proposed consummation of the Business Combination … If a majority of the shares voted by the Public Stockholders are voted to approve the Business Combination, and if Public Stockholders owning up to 30% of the total IPO Shares (minus one share) vote against such approval of the proposed Business Combination and elect to convert their shares, the Corporation will proceed with such Business Combination. If the Corporation so proceeds, subject to the availability of lawful funds therefor, it will convert IPO Shares held by those Public Stockholders who have affirmatively elected to convert their IPO Shares and who voted against the Business Combination into cash at the Conversion Price on the closing date of such Business Combination. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of a Business Combination, and the Corporation shall pay no distributions with respect to any other holders or shares of capital stock of the Corporation. If Public Stockholders holding 30% or more of the IPO Shares voted against approval of the proposed Business Combination and elect to convert their IPO Shares, the Corporation will not proceed with such Business Combination and will not convert any IPO Shares.

….

F. Unless and until the Corporation has consummated a Business Combination as permitted under this Article Seventh, the Corporation may not consummate any other business combination, whether by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or transaction or otherwise. The Corporation shall not: (i) enter into a Business Combination with a Target Business that is, or has been within the past five years, affiliated with any of the Corporation’s officers, directors, founders, special advisors or their affiliates … unless, in either case, (x) such Business Combination is approved by a majority of the Corporation’s disinterested independent directors and (y) the Corporation obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Corporation’s Public Stockholders from a financial point of view.

Thus, the underlined language in the first sentence of Article Seventh of the Certificate of Incorporation purports to eliminate the Company’s (and, consequently, the Company’s directors and stockholders) power to amend the introduction and Paragraphs A through J of Article Seventh until the first to occur of a Business Combination or the Termination Date.

DISCUSSION

You have asked our opinion as to whether Article Seventh may be amended as provided in the Restated Certificate. For the reasons set forth below, in our opinion, the provision in Article Seventh of the Certificate of Incorporation which purports to eliminate the Company’s statutory power to amend Article Seventh is not a valid certificate of incorporation provision under the General Corporation Law. Thus, Article Seventh may be amended as provided in the Restated Certificate subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law.2

Section 242(a) of the General Corporation Law provides that:

[a]fter a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment … In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as … (2) To change, substitute, enlarge or diminish the nature of its business or its corporate powers and purposes … or (6) To change the period of its duration.

8 Del. C. § 242(a). In addition, Section 242(b) of the General Corporation Law provides that:

Every amendment [to the Certificate of Incorporation] … shall be made and effected in the following manner: (1) [i]f the corporation has capital stock, its board of directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders.… If a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class has been voted in favor of the amendment, a certificate setting forth the amendment and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with § 103 of this title.

[2]	Section 245(a) of the General Corporation Law provides that a corporation may, whenever desired, integrate into a single instrument all of the provisions of its certificate of incorporation which are then in effect, and it may at the same time also further amend its certificate of incorporation by adopting a restated certificate of corporation. Section 245(b) provides that if the restated certificate of incorporation restates and integrates and also further amends in any respect the certificate of incorporation, it shall be proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed by Section 242 of the General Corporation Law.

8 Del. C. § 242(b) (emphasis added). Thus, Section 242(a) grants Delaware corporations broad statutory power to amend their certificates of incorporation to the extent permitted under Delaware law, including to the extent contemplated by the Restated Certificate, subject to compliance with the amendatory procedures set forth in Section 242(b). Implicit in the language of Section 242 is that the power to amend the certificate of incorporation is a fundamental power of Delaware corporations vested in directors and stockholders of a corporation. Nothing in Section 242 suggests that this statutory power may be entirely eliminated by a provision of the certificate of incorporation with respect to certain provisions thereof. Indeed, the mandatory language in Section 242(b) supports the proposition that the corporation’s broad power to amend the certificate of incorporation cannot be eliminated. Section 242(b) mandates that, absent a provision permitting the board to abandon a proposed amendment, “a certificate setting forth the amendment … shall be executed, acknowledged and filed and shall become effective” upon obtaining the requisite board and stockholder approvals. 8 Del. C. § 242(b)(1) (emphasis added).

In our opinion, the provision in Article Seventh of the Certificate of Incorporation that purports to eliminate the statutory power of the Company (and, consequently, of the directors and stockholders) to amend the Certificate of Incorporation, or particular provisions thereof, is contrary to the laws of the State of Delaware and, therefore, is invalid pursuant to Section 102(b)(1) of the General Corporation Law. Section 102(b)(1) provides that a certificate of incorporation may contain:

Any provision for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting and regulating the powers of the corporation, the directors, and the stockholders, or any class of the stockholders . . . ; if such provisions are not contrary to the laws of [the State of Delaware].

8 Del. C. § 102(b)(1) (emphasis added). Thus, the ability to curtail the powers of the corporation, the directors and the stockholders through the certificate of incorporation is not without limitation. Any provision in the certificate of incorporation that is contrary to Delaware law is invalid. See Lions Gate Entm’t Corp. v. Image Entm’t Inc., 2006 WL 1668051, at *7 (Del. Ch. June 5, 2006) (footnote omitted) (noting that a charter provision “purport[ing] to give the Image board the power to amend the charter unilaterally without a shareholder vote” after the corporation had received payment for its stock “contravenes Delaware law [i.e., Section 242 of the General Corporation Law] and is invalid.”). In Sterling v. Mayflower Hotel Corp., 93 A.2d 107, 118 (Del. 1952), the Court found that a charter provision is “contrary to the laws of [Delaware]” if it transgresses “a statutory enactment or a public policy settled by the common law or implicit in the General Corporation Law itself.” The Court in Loew’s Theatres, Inc. v. Commercial Credit Co., 243 A.2d 78, 81 (Del. Ch. 1968), adopted this view, noting that “a charter provision which seeks to waive a statutory right or requirement is unenforceable.”3

[3]	We note that Section 102(b)(4) of the General Corporation Law expressly permits a Delaware corporation to include in its certificate of incorporation provisions that modify the voting rights of directors and stockholders set forth in other provisions of the General Corporation Law. 8 Del. C. § 102(b)(4) (“the certificate of incorporation may also contain … [p]rovisions requiring for corporate action, the vote of a larger portion of the stock …or a larger number of the directors, than is required by this chapter.”). While Section 102(b)(4) permits certificate of incorporation provisions to require a greater vote of directors or stockholders than is otherwise required by the General Corporation Law, in our view, nothing in Section 102(b)(4) purports to authorize a certificate of incorporation provision that entirely eliminates the power of directors and stockholders to amend the certificate of incorporation, with respect to certain provisions thereof or otherwise, as expressly permitted by Section 242. See also Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (where the Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

That the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations is supported by Delaware case law. Delaware courts have repeatedly held that a reservation of the right to amend the certificate of incorporation is a part of any certificate of incorporation, whether or not such reservation is expressly included therein.4 See, e.g., Maddock v. Vorclone Corp.¸147 A. 255 (Del. Ch. 1929); Coyne v. Park & Tilford Distillers Corp., 154 A.2d 893 (Del. 1959); Weinberg v. Baltimore Brick Co., 114 A.2d 812, 814 (Del. 1955); Morris v. American Public Utilities Co., 122 A. 696, 701 (Del. Ch. 1923). See also 2 David A. Drexler, Lewis S. Block, Jr. & A. Gilchrist Sparks, III, Delaware Corporation Law and Practice, § 32.02 (2005) (“No case has ever questioned the fundamental right of corporations to amend their certificates of incorporation in accordance with statutory procedures. From the earliest decisions, it has been held that every corporate charter implicitly contains as a constituent part thereof every pertinent provision of the corporation law, including the provisions authorizing charter amendments.”); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations & Business Organizations § 8.1 (2007 Supp.) (“The power of a corporation to amend its certificate of incorporation was granted by the original General Corporation Law and has continued to this day.”) (footnotes omitted); 1 Edward P. Welch, Andrew J. Turezyn & Robert S. Saunders, Folk on the Delaware General Corporation Law § 242.2.2, GCL-VIII-13 (2007-1 Supp.) (“A corporation may … do anything that section 242 authorizes because the grant of amendment power contained in section 242 and its predecessors is itself a part of the charter.”) (citing Goldman v. Postal Tel., Inc., 52 F.Supp. 763, 769 (D. Del. 1943); Davis v. Louisville Gas & Electric Co., 142 A. 654, 656-58 (Del. Ch. 1928); Morris, 122 A. at 701; Peters v. United States Mortgage Co., 114 A. 598, 600 (Del. Ch. 1921)); Peters, 114 A. at 600 (“There is impliedly written into every corporate charter in this state, as a constituent part thereof, every pertinent provision of our Constitution and statutes. The corporation in this case was created under the General Corporation Law … That law clearly reserves to this corporation the right to amend its certificate in the manner proposed.”).

In Davis v. Louisville Gas & Electric Co., 142 A. 654 (Del. Ch. 1928), the Court of Chancery interpreted this reserved right to amend the certificate of incorporation broadly and observed that the legislature, by granting broad powers to the stockholders to amend the certificate of incorporation, “recognized the unwisdom of casting in an unchanging mould the corporate powers which it conferred touching these questions so as to leave them fixed for all time.” Id. at 657. Indeed, the Court queried, “[m]ay it not be assumed that the Legislature foresaw that the interests of the corporations created by it might, as experience supplied the material for judgment, be best subserved by an alteration of their intracorporate and in a sense private powers,” i.e., by an alteration of the terms of the certificate of incorporation? Id. The Court further confirmed the important public policy underlying the reservation of the right to amend the certificate of incorporation:

The very fact that the [General Corporation Law]…deals in great detail with innumerable aspects of the [certificate of incorporation] in what upon a glance would be regarded as relating to its private as distinguished from its public character, has some force to suggest that the state, by dealing with such subjects in the statute rather than by leaving them to be arranged by the corporate membership, has impliedly impressed upon such matters the quality of public interest and concern.

Id.

While there is no definitive case law addressing the enforceability or validity, under Delaware law or otherwise, of a certificate of incorporation provision that attempts to place a blanket prohibition on amendments to certain provisions of the certificate of incorporation, in our view, such a provision would be invalid. Indeed, in confirming the fundamental importance of a corporation’s power to amend the certificate of incorporation, Delaware courts have suggested, in dicta, that such provision might be unenforceable. See, e.g., Jones Apparel Group, Inc. v. Maxwell Shoe Co., 883 A.2d 837 (Del. Ch. 2004) (The Court suggested that the statutory power to recommend to stockholders amendments to the certificate of incorporation is a core duty of directors and noted that a certificate of incorporation provision purporting to eliminate a core duty of the directors would likely

[4]	This principle is also codified in Section 394 of the General Corporation Law. See 8 Del. C. § 394.

contravene Delaware public policy.); Triplex Shoe Co. v. Rice & Hutchins, Inc., 152 A. 342, 347, 351 (Del. 1930) (Despite the absence of common stockholders who held the “sole” power to vote on amendments to the certificate of incorporation, the Court assumed that an amendment to the certificate of incorporation nonetheless had been validly approved by the preferred stockholders noting that, by “the very necessities of the case,” the holders of preferred stock had the power to vote where no common stock had been validly issued because otherwise the corporation would be “unable to function.”); Sellers v. Joseph Bancroft & Sons Co., 2 A.2d 108, 114 (Del. Ch. 1938) (The Court questioned the validity of a certificate of incorporation provision requiring the vote or consent of 100% of the preferred stockholders to amend the certificate of incorporation in any manner which reduced the pecuniary rights of the preferred stock because the 100% vote requirement made such provision “practically irrepealable.”).

More recently, the Court in Jones Apparel suggested that the right of directors to recommend to stockholders amendments to the certificate of incorporation is a “core” right of fundamental importance under the General Corporation Law. In Jones Apparel, the Delaware Court of Chancery examined whether a certificate of incorporation provision eliminating the power of a board of directors to fix record dates was permitted under Section 102(b)(1) of the General Corporation Law. While the Court upheld the validity of the record date provision, it was quick to point out that not all provisions in a certificate of incorporation purporting to eliminate director rights would be enforceable. Jones Apparel, 883 A.2d at 848. Rather, the Court suggested that certain statutory rights involving “core” director duties may not be modified or eliminated through the certificate of incorporation. The Jones Apparel Court observed:

[Sections] 242(b)(1) and 251 do not contain the magic words [“unless otherwise provided in the certificate of incorporation”] and they deal respectively with the fundamental subjects of certificate amendments and mergers. Can a certificate provision divest a board of its statutory power to approve a merger? Or to approve a certificate amendment? Without answering those questions, I think it fair to say that those questions inarguably involve far more serious intrusions on core director duties than does [the record date provision at issue]. I also think that the use by our judiciary of a more context- and statute-specific approach to police “horribles” is preferable to a sweeping rule that denudes § 102(b)(1) of its utility and thereby greatly restricts the room for private ordering under the DGCL.

Id. at 852. While the Court in Jones Apparel recognized that certain provisions for the regulation of the internal affairs of the corporation may be made subject to modification or elimination through the private ordering system of the certificate of incorporation and bylaws, it suggested that other powers vested in directors — such as the power to amend the certificate of incorporation — are so fundamental to the proper functioning of the corporation that they cannot be so modified or eliminated. Id.

As set forth above, the statutory language of Section 242 and Delaware case law confirm that the statutory power to amend the certificate of incorporation is a fundamental power of Delaware corporations as a matter of Delaware public policy. Moreover, Delaware case law also suggests that the fundamental power to amend the certificate of incorporation is a core right of the directors of a Delaware corporation. Because the provision in Article Seventh of the Certificate of Incorporation purports to eliminate the fundamental power of the Company (and the “core” right of the Company’s directors) to amend the Certificate of Incorporation, or particular provisions thereof, such provision is contrary to the laws of the State of Delaware and, therefore, is invalid.

Given our conclusion that Article Seventh may be amended as provided in the Restated Certificate subject to compliance with the amendatory procedures set forth in Section 242(b) of the General Corporation Law, you have asked our opinion as to the vote required for approval of the Restated Certificate. Section 242(b) of the General Corporation Law provides the default voting requirements for an amendment to the certificate of incorporation. Under Section 242(b)(1), the Board of Directors of the Company (the “Board”) would be required to adopt a resolution setting forth the amendment proposed (i.e., the Restated Certificate) and declaring its advisability prior to submitting the Restated Certificate to the stockholders entitled to vote on amendments to the Certificate of Incorporation. The Board may adopt such resolution by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or, alternatively, by unanimous written consent of all directors. See 8 Del. C. §§ 141(b), 141(f). After the Restated Certificate has been duly approved by the Board, it must then be submitted to the stockholders of the Company for a vote thereon. The affirmative vote (or written consent) of a majority of the outstanding stock entitled to vote thereon would be required for approval of the Restated Certificate. See 8 Del. C. §§ 242(b)(1), 228(a). The default voting requirements set forth above may be increased to require a greater vote of the directors or stockholders by a provision in the certificate of incorporation or the bylaws (in the case of the Board). See 8 Del. C. §§ 102(b)(4), 141(b), 216, 242(b)(4). However, any certificate of incorporation or bylaw provision purporting to impose a supermajority or unanimous voting requirement must be “clear and unambiguous.” Centaur Partners, IV v. Nat’l Intergroup, Inc., 582 A.2d 923, 927 (Del. 1990). Moreover, a charter or bylaw provision which purports to alter the statutory default voting requirements must be “positive, explicit, clear and readily understandable” because such provisions give a minority the power to veto the will of the majority, thus effectively disenfranchising the majority. Id. (quoting Standard Power & Light Corp. v. Inv. Assocs., Inc., 51 A.2d 572, 576 (Del. 1947). Because there is no provision in the Certificate of Incorporation or Bylaws purporting to impose a different or greater vote of the directors or stockholders for the approval of an amendment to the Certificate of Incorporation, in our view, the statutory default voting requirements would apply to the approval of the Restated Certificate by the directors and stockholders of the Company.

In addition, in our view, a Delaware court would not interpret the provision in Article Seventh of the Certificate of Incorporation that purports to eliminate the power of the Company (and, consequently, the directors and stockholders) to amend Article Seventh as requiring a supermajority or unanimous vote of the directors and/or stockholders to approve the amendments purportedly prohibited thereby. Nothing in the language of Article Seventh suggests that the drafter’s intent was to impose a supermajority or unanimous voting requirement on amendments thereto. Rather, the language in Article Seventh purports to entirely eliminate any vote by prohibiting any amendment to Article Seventh prior to the first to occur of a Business Combination or the Termination Date. Moreover, in our view, a Delaware court would not reform the provisions of Article Seventh to provide for a voting requirement not intended by the drafters. See Lions Gate, 2006 WL 1668051, at *8 (holding that reformation of a certificate of incorporation is unavailable where the proponent fails to demonstrate that all present and past shareholders intended the reformed provision to be included within the certificate) (citing Waggoner v. Laster, 581 A.2d 1127,1135 (Del. 1990)).

CONCLUSION

Based upon and subject to the foregoing, and subject to the limitations stated herein, it is our opinion that the Restated Certificate, if duly adopted by the Board of Directors of the Company (by vote of the majority of the directors present at a meeting at which a quorum is present or, alternatively, by unanimous written consent) and duly approved by the holders of a majority of the outstanding stock of the Company entitled to vote thereon, all in accordance with Section 242(b) of the General Corporation Law, would be valid and effective when filed with the Secretary of State in accordance with Sections 103, 242 and 245 of the General Corporation Law.

The foregoing opinion is limited to the General Corporation Law. We have not considered and express no opinion on any other laws or the laws of any other state or jurisdiction, including federal laws regulating securities or any other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.

We understand that you may furnish a copy of this opinion letter to the SEC in connection with the matters addressed herein. We further understand that you may include this opinion letter as an annex to your proxy statement for the special meeting of stockholders of the Company to consider and vote upon the Restated

Certificate, and we consent to your doing so. Except as stated in this paragraph, this opinion letter may not be furnished or quoted to, nor may the foregoing opinion be relied upon by, any other person or entity for any purpose without our prior written consent.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

CSB/TNP

Annex I

The information in this Annex I shows summary information concerning the prior performance of funds managed by Pine River, the parent of PRCM Advisers LLC. For the period from February 2008 through July 2008, Pine River’s RMBS strategy was conducted as a component of the Nisswa Master Fund, a multi-strategy private hedge fund that during such period focused on four investment strategies: global convertible arbitrage, capital structure arbitrage, SPAC warrant arbitrage and the RMBS strategy (also referred to as fixed income arbitrage). During the month of August 2008, the RMBS strategy was conducted in both the Nisswa Master Fund and the Nisswa Fixed Income Fund. For purposes of investor reporting during the transition month of August 2008, returns for the RMBS strategy are attributed to the Nisswa Master Fund because until September 2008 the Nisswa Master Fund owned 100% of the equity interests in the Nisswa Fixed Income Fund. For the period beginning September 2008 through June 2009, the Pine River RMBS strategy was conducted exclusively through the Nisswa Fixed Income Fund.

The Prior Performance Tables set forth information for the Nisswa Fixed Income Fund for August 1, 2008 (inception) through December 31, 2008 and for the six-months ended June 30, 2009 regarding (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of prior programs (Table III); sales or disposals of bonds and investments (Table IV); and acquisitions of bonds and investments (Table V).

In addition, the Prior Performance Tables set forth information for the Nisswa Master Fund for all four strategies as of and for the 12-months ended December 31, 2008 and the six-months ended June 30, 2009 regarding (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of Prior Programs (Table III); sales and disposals of bonds and investments (Table IV); and acquisitions of bonds and investments (Table V). At all times since the date of commencement of the Nisswa Fixed Income Fund in August 2008, the Nisswa Master Fund (or its feeder funds) have owned an equity investment in the Nisswa Fixed Income Fund, and that ownership is reflected in the Performance Tables for the Nisswa Master Fund.

PRCM Advisers LLC will draw upon the expertise of Pine River’s Fixed Income investment team, which pursues the RMBS strategy on behalf of the Nisswa Fixed Income Fund (and before September 2008 as a component strategy of the Nisswa Master Fund) that includes the target asset classes proposed for Two Harbors. Accordingly, Two Harbors has presented this information because it believes that it will assist investors in assessing PRCM Advisers LLC’s capabilities.

The investment strategy of each of the Nisswa Fixed Income Fund and the RMBS strategy component of the Nisswa Master Fund is different from the investment strategy that Two Harbors intends to employ in several important respects. The Nisswa Fixed Income Fund (and before September 2008 the RMBS strategy component of the Nisswa Master Fund) traded actively in fixed-rate, adjustable and interest-only RMBS, including CMOs and TBAs, and equity investments in REITs, and actively hedged its trading positions. By contrast, Two Harbors will initially seek to invest primarily in Agency and non-Agency RMBS with a buy-and-hold emphasis, and does not currently anticipate actively trading its assets. In addition, whereas the Nisswa Master Fund and the Nisswa Fixed Income Fund charge a 1.5% management fee as well as a 20% incentive fee, Two Harbors will only pay a 1.5% management fee. Two Harbors’ investment strategy may further differ from that of the Nisswa Fixed Income Fund, in that it may use greater leverage with regard to its investments in Agency RMBS. In addition, unlike the Nisswa Fixed Income Fund, Two Harbors is constrained by limitations on its investment strategies that are necessary in order to qualify as a REIT which is exempt from registration under the 1940 Act. In this regard, Two Harbors may place a greater emphasis than the Nisswa Fixed Income Fund on owning whole pool Agency RMBS for purposes of maintaining its 1940 Act exemption. In addition, the global convertible, capital structure and SPAC warrant arbitrage components of the Nisswa Master Fund’s investment strategy relate to different categories of assets and are significantly different from Two Harbors’ investment strategy. Accordingly, past performance is not indicative of future results. Two Harbors is not expected to experience performance that is comparable to the performance of the Nisswa Fixed Income Fund or the Nisswa Master Fund. Indeed, Pine River’s RMBS strategy has achieved financial returns since its inception in February 2008 that are not likely to be sustained going forward by either the Nisswa Fixed Income Fund or Two Harbors.

During the year ended December 31, 2008, the Nisswa Master Fund had a net loss of $177,175,000, as a result of losses in each of its investment strategies other than the RMBS strategy. During this period, these losses were partially offset by gains in the RMBS strategy of approximately $62,200,000 (excluding adjustments for management fees and certain other costs and expenses). From January 1, 2009 through June 30, 2009, the Nisswa Master Fund had net income of $157,050,000, as a result of gains in each of its investment strategies. During this period, approximately $68,600,000 of these gains were attributable to gains in the RMBS strategy (excluding adjustments for management fees and certain other costs and expenses).

From its inception in August 2008 through December 31, 2008, the Nisswa Fixed Income Fund had net income of $41,310,000. From January 1, 2009 through June 30, 2009, the Nisswa Fixed Income Fund had net income of $72,153,000. All of the activity in the Nisswa Fixed Income Fund throughout these periods was attributable to the RMBS strategy.

All dollar amounts included in the following Prior Performance Tables and the notes thereto are presented in thousands of dollars.

Table I below provides a summary of the experience of Pine River in raising and investing funds in the Nisswa Fixed Income Fund for August 1, 2008 (inception) through December 31, 2008 and for the six-months ended June 30, 2009.

Table I

Nisswa Fixed Income Fund

Experience in Raising and Investing Funds

	August 1, 2008 to December 31, 2008		Six months ended
June 30, 2009
	(dollars in thousands)		(unaudited)
Dollar amount raised	$140,250	(1)	$35,350	(2)
Less offering expenses:
Selling commissions and discounts retained by affiliates	—		—
Organizational expenses	—		—
Other	—		—
Reserves	—		—
Percent available for investment	100%		100%
Acquisition costs	—		—
Percent leverage	5.1	(3)	1.8	(3)
Date fund commenced	August 1, 2008

(1)	Amount includes $140,000 from intercompany investment. This intercompany investment represents amounts originally raised from third parties as part of the Nisswa Master Fund and subsequently invested by the Nisswa Master Fund in the Nisswa Fixed Income Fund.
(2)	Amount includes $2,000 from intercompany investment.
(3)	Represents long market value over net equity.

Table II below summarizes the amount and type of compensation paid to Pine River for August 1, 2008 (inception) through June 30, 2009, in connection with the ongoing operations of the Nisswa Fixed Income Fund.

Table II

Nisswa Fixed Income Fund

Compensation to Sponsor

	August 1, 2008 to June 30, 2009

	(dollars in thousands) (unaudited)
Date fund commenced	August 1, 2008
Dollar amount raised	$175,600	(1)
Amount paid to sponsor from proceeds of offering	—
Realized net investment income before deducting payments to sponsor	70,489
Amount paid to sponsor from operations:
Management Fees	59.3
Reimbursements	204.9
Dollar amount of sales of notes and investments before deducting payments to sponsor	9,985,042
Amount paid to sponsor from sales of notes and investments	—
Incentive Fees	847.3

(1)	Amount includes $142,000 from intercompany investment.

Table III below summarizes the operating results of the Nisswa Fixed Income Fund for August 1, 2008 (inception) through December 31, 2008 and for the six-months ended June 30, 2009.

Table III

Nisswa Fixed Income Fund

Operating Results(1)

	August 1, 2008 to December 31, 2008		Six months ended
			June 30, 2009
	(dollars in thousands)		(unaudited)
Investment income	$22,967		$47,522
Expenses
Interest expense	—		—
Management fee expense	1.4		57.9
Other expenses	14.0	(1)	1,038	(1)

Total expenses	15.4		1,096
Other income (loss):
Net realized gain (loss) on investments	50,573		21,139
Unrealized net gain (loss) on investments	(32,214)		4,588

Total other income (loss)	18,359	(2)	25,727	(2)

Net income (loss)	$41,310		$72,153

Incentive Fees	$13		$834

Cash generated from (used in):
Operating activities	$(100,248)		$(7,350)
Subscriptions	140,250		35,350
Financing	—		—

Total cash generated (used):	40,002		28,000
Less:
Redemptions	(40,002)		(28,000)
Special Items	—		—

Cash generated (deficiency) after cash distributions and special items	$0	(3)	$0	(3)

(1)	Represents the operating results for the Nisswa Fixed Income Fund for the periods indicated. This information is meant to supplement the return information under “Business of Two Harbors — Historical Performance of Pine River’s RMBS Strategy,” which shows the monthly and aggregate returns of an investor who was in the fund since inception, calculated after incentive fees (even if such fees were not paid), management fees and fund expenses, and based on net income (loss) in an investor’s capital account, excluding further subscriptions or redemptions by an investor.
(2)	The sources of other income (loss) include income from investments in Agency, non-Agency and other fixed-rate, adjustable and interest only RMBs, including CMOs and TBAs, equity investments in REITs and related strategies.
(3)	All cash generated is used as collateral in a prime brokerage account.

Table IV below presents summary information on the results of sales or disposals of bonds and investments by the Nisswa Fixed Income Fund for August 1, 2008 (inception) through December 31, 2008 and for the six-months ended June 30, 2009.

Table IV

Nisswa Fixed Income Fund

Sales or Disposals of Bonds and Investments

	August 1, 2008 to December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Proceeds from sales of bonds and investments	$9,330,931	$654,111

Table V below presents summary information on the results of acquisitions of bonds and investments by the Nisswa Fixed Income Fund for August 1, 2008 (inception) through December 31, 2008 and for the six-months ended June 30, 2009.

Table V

Nisswa Fixed Income Fund

Acquisitions of Bonds and Investments

	August 1, 2008 to December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Purchases of bonds and investments	$9,734,250	$831,607

Table I below provides a summary of the experience of Pine River in raising and investing funds in the Nisswa Master Fund for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008.

Table I

Nisswa Master Fund

Experience in Raising and Investing Funds

	As of and for the year ended December 31, 2008		Six months ended
June 30, 2009
	(dollars in thousands)		(unaudited)
Dollar amount raised	$202,645		$49,400
Less offering expenses:
Selling commissions and discounts retained by affiliates	—		—
Organizational expenses	—		—
Other	—		—
Reserves	—		—
Percent available for investment	100%		100%
Acquisition costs	—		—
Percent leverage	1.34	(1)	2.09	(1)
Date fund commenced	June 5, 2002

(1)	Represents long market value over net equity.

Table II below summarizes the amount and type of compensation paid to Pine River for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008, in connection with the ongoing operations of the Nisswa Master Fund.

Table II

Nisswa Master Fund

Compensation to Sponsor

	As of and for the year ended December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Date fund commenced	June 5, 2002
Dollar amount raised	$202,645	$49,400
Amount paid to sponsor from proceeds of offering	—	—
Realized net investment income before deducting payments to sponsor	56,026	48,000
Amount paid to sponsor from operations:
Management Fees	9,165	2,840
Reimbursements	4,179	1,314
Dollar amount of sales of notes and investments before deducting payments to sponsor
Amount paid to sponsor from sales of notes and investments	—	—
Incentive Fees	409	10,184.8

Table III below summarizes the operating results of the Nisswa Master Fund for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008.

Table III

Nisswa Master Fund

Operating Results

	As of and for the year ended December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Investment income	$56,026	$48,000
Expenses
Interest expense	—	—
Management fee expense	9,165	2,840
Other expenses	4,588 (1)	11,499	(1)

Total expenses	13,753	14,339
Other income (loss):
Net realized gain (loss) on investments	63,537	41,081
Unrealized net gain (loss) on investments	(282,985)	82,308

Total other income (loss)	(219,448)	123,389

Net income (loss)	$(177,175)	$157,050

Incentive Fees	$409	$10,185

Cash generated from (used in):
Operating activities	$(67,022)	$37,166
Subscriptions	202,645	49,400
Financing	—	—

Total cash generated (used):	135,623	86,566
Less:
Redemptions	(135,623)	(89,566)
Special Items	—	—

Cash generated (deficiency) after cash distributions and special items	$0.6 (2)	$0.0	(2)

(1)	Includes Incentive Fee.
(2)	All cash generated is used as collateral in a prime brokerage account.

Table IV below presents summary information on the results of sales or disposals of bonds and investments by the Nisswa Master Fund for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008.

Table IV

Nisswa Master Fund

Sales or Disposals of Bonds and Investments

	As of and for the year ended December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Proceeds from sales of bonds and investments	$11,143,701	$886,899

Table V below presents summary information on the results of acquisitions of bonds and investments by the Nisswa Master Fund for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008.

Table V

Nisswa Master Fund

Acquisitions of Bonds and Investments

	As of and for the year ended December 31, 2008	Six months ended
		June 30, 2009
	(dollars in thousands)	(unaudited)
Purchases of bonds and investments	$11,250,213	$922,060

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Two Harbors’ charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by Two Harbors or in Two Harbors’ right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Two Harbors’ charter authorizes Two Harbors to obligate itself and Two Harbors’ bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer of Two Harbors who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of Two Harbors and at Two Harbors’ request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Two Harbors’ charter and bylaws also permit Two Harbors to indemnify and advance expenses to any person who served a predecessor of Two Harbors in any of the capacities described above and to any employee or agent of Two Harbors or a predecessor of Two Harbors.

Two Harbors expects to enter into indemnification agreements with each of Two Harbors’ directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. In addition, the operating agreement of the Subsidiary LLC provides that Two Harbors, as managing member, employees and other persons are indemnified to the extent companies may indemnify persons under the Delaware General Corporation Law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling Two Harbors for liability arising under the Securities Act, Two Harbors has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-1 to the proxy statement/prospectus).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 17, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-2 to the proxy statement/prospectus).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of September 20, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-3 to the proxy statement/prospectus).

3.1	Second Amended and Restated Certificate of Incorporation of Capitol Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.2	By-laws of Capitol.(1)

3.3	Articles of Amendment and Restatement of Two Harbors Investment Corp. (included as Annex B to the proxy statement/prospectus).

3.3	Bylaws of Two Harbors Investment Corp. (included as Annex C to the proxy statement/prospectus).

4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of Two Harbors Investment Corp.***

4.3	Specimen Warrant Certificate of Two Harbors Investment Corp.***

4.4	Supplement and Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. and Two Harbors Investment Corp. (included as Annex G to the proxy statement/prospectus).

5.1	Form of Opinion of Clifford Chance US LLP.**

8.1	Tax opinion of Graubard Miller (included as Annex E to the proxy statement/prospectus).**

8.2	Form of tax opinion of Clifford Chance US LLP.**

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp.(2)

10.2	Form of Stock Escrow Agreement between Capitol Acquisition Corp., Continental Stock Transfer & Trust Company and the Capitol Founders.(2)

Exhibit No.	Description
10.3	Form of Stock Escrow Termination Agreement between Capitol Acquisition Corp., Continental Stock Transfer & Trust Company, Citigroup Global Markets Inc. and the Capitol Founders.**

10.4	Form of Subscription Agreement among Capitol Acquisition Corp., Graubard Miller and each of Capitol Founders.(2)

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Form of Voting and Support Agreement(3)

10.7	Form of Sub-Management Agreement(3)

10.8	Form of Shared Facilities and Services Agreement***

10.9	Form of Equity Incentive Plan**

10.10	Form of Restricted Common Stock Award**

10.11	Agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Citigroup Global Markets Inc.(4)

10.12	Agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Ladenburg Thalmann & Co. Inc.(4)

21.1	Subsidiaries of Two Harbors Investment Corp.***

23.1	Consent of Marcum, LLP.*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.1)**

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8.2)**

23.5	Consent of Graubard Miller (included in Exhibit 8.1)**

24.1	Power of Attorney (contained on signature page)***

99.1	Consent of Mark Ein (Director nominee)***

99.2	Consent of Stephen G. Kasnet (Director nominee)***

99.3	Consent of William W. Johnson (Director nominee)***

99.4	Consent of W. Reid Sanders (Director nominee)*

99.5	Consent of (Director nominee)**

99.6	Form of Stockholder Proxy Card of Capitol Acquisition Corp.***

99.7	Form of Warrantholder Proxy Card of Capitol Acquisition Corp.***

*	Filed herewith
**	To be filed by amendment
***	Previously filed.
(1)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on March 16, 2009.
(2)	Incorporated by reference to Capitol Acquisition Corp.’s Registration Statement on Form S-1 or amendments thereto (SEC File No. 333-144834).
(3)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the SEC on June 12, 2009.
(4)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the SEC on August 21, 2009.

Item 22.	Undertakings.

Two Harbors hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5) That for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, as of September 22, 2009.

TWO HARBORS INVESTMENT CORP.

By:	/S/ THOMAS SIERING
Thomas Siering
President
(Principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Name	Position	Date

* Thomas Siering	Director and President (Principal executive officer)	September 22, 2009

* Jeffrey Stolt	Treasurer (Principal accounting and financial officer)	September 22, 2009

* Brian Taylor	Director	September 22, 2009

* By:	/S/ THOMAS SIERING
Thomas Siering, individually and as an attorney-in-fact for each such other person pursuant to the power of attorney previously filed as a part of this Registration Statement

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 11, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-1 to the proxy statement/prospectus).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 17, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-2 to the proxy statement/prospectus).

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of September 20, 2009, by and among Capitol Acquisition Corp., Two Harbors Investment Corp., Two Harbors Merger Corp. and Pine River Capital Management L.P. (included as Annex A-3 to the proxy statement/prospectus).

3.1	Second Amended and Restated Certificate of Incorporation of Capitol Acquisition Corp. (included as Annex F to the proxy statement/prospectus).

3.2	By-laws of Capitol.(1)

3.3	Articles of Amendment and Restatement of Two Harbors Investment Corp. (included as Annex B to the proxy statement/prospectus).

3.3	Bylaws of Two Harbors Investment Corp. (included as Annex C to the proxy statement/prospectus).

4.1	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp.(2)

4.2	Specimen Common Stock Certificate of Two Harbors Investment Corp.***

4.3	Specimen Warrant Certificate of Two Harbors Investment Corp.***

4.4	Supplement and Amendment to Warrant Agreement between Continental Stock Transfer & Trust Company, Capitol Acquisition Corp. and Two Harbors Investment Corp. (included as Annex G to the proxy statement/prospectus)

5.1	Form of Opinion of Clifford Chance US LLP.**

8.1	Tax opinion of Graubard Miller (included as Annex E to the proxy statement/prospectus).**

8.2	Form of tax opinion of Clifford Chance US LLP.**

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Capitol Acquisition Corp.(2)

10.2	Form of Stock Escrow Agreement between Capitol Acquisition Corp., Continental Stock Transfer & Trust Company and the Capitol Founders.(2)

10.3	Form of Stock Escrow Termination Agreement between Capitol Acquisition Corp., Continental Stock Transfer & Trust Company, Citigroup Global Markets Inc. and the Capitol Founders.**

10.4	Form of Subscription Agreement among Capitol Acquisition Corp., Graubard Miller and each of Capitol Founders.(2)

10.5	Form of Management Agreement (included as Annex D to the proxy statement/prospectus).

10.6	Form of Voting and Support Agreement(3)

10.7	Form of Sub-Management Agreement(3)

10.8	Form of Shared Facilities and Services Agreement***

10.9	Form of Equity Incentive Plan**

10.10	Form of Restricted Common Stock Award**

10.11	Agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Citigroup Global Markets Inc.(4)

Exhibit No.	Description

10.12	Agreement, dated June 10, 2009, between Capitol Acquisition Corp. and Ladenburg Thalmann & Co. Inc.(4)

21.1	Subsidiaries of Two Harbors Investment Corp.***

23.1	Consent of Marcum, LLP.*
23.2	Consent of Ernst & Young LLP.*

23.3	Consent of Clifford Chance US LLP (included in Exhibit 5.1)**

23.4	Consent of Clifford Chance US LLP (included in Exhibit 8.2)**

23.5	Consent of Graubard Miller (included in Exhibit 8.1.)**

24.1	Power of Attorney (contained on signature page)***

99.1	Consent of Mark Ein (Director nominee)***

99.2	Consent of Stephen G. Kasnet (Director nominee)***

99.3	Consent of William W. Johnson (Director nominee)***

99.4	Consent of W. Reid Sanders (Director nominee)*

99.5	Consent of (Director nominee)**

99.6	Form of Stockholder Proxy Card of Capitol Acquisition Corp.***

99.7	Form of Warrantholder Proxy Card of Capitol Acquisition Corp.***

*	Filed herewith
**	To be filed by amendment
***	Previously filed.
(1)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on March 16, 2009.
(2)	Incorporated by reference to Capitol Acquisition Corp.’s Registration Statement on Form S-1 or amendments thereto (SEC File No. 333-144834).
(3)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the SEC on June 12, 2009.
(4)	Incorporated by reference to Capitol Acquisition Corp.’s Current Report on Form 8-K/A filed with the SEC on August 21, 2009.